UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☐	Definitive information statement.

American Pharmaceutical Partners, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $0.001 par value per share, of American Pharmaceutical Partners, Inc.

(2)	Aggregate number of securities to which transaction applies:

Up to 134,080,683 shares of common stock of American Pharmaceutical Partners, Inc. to be issued in connection with the merger described in this information statement.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$33.26. In accordance with Rule 0-11(a)(4) of the Exchange Act, the per share price is based on the average of the high and low price per share of American Pharmaceutical Partners, Inc.’s common stock on The Nasdaq National Market on February 8, 2006.

(4)	Proposed maximum aggregate value of transaction:

$4,459,523,516.58.

(5)	Total fee paid:

$477,169.02. In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying 0.000107 by the amount of the maximum aggregate value of the transaction.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

AMERICAN PHARMACEUTICAL PARTNERS, INC.

1501 East Woodfield Road, Suite 300 East

Schaumburg, Illinois 60173

NOTICE OF ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

To the Stockholders of American Pharmaceutical Partners, Inc.:

On November 27, 2005, we, American Pharmaceutical Partners, Inc., or APP, entered into an agreement and plan of merger with American BioScience, Inc., or ABI, under which ABI will merge with and into APP, with APP continuing as the surviving corporation. In the merger, holders of shares of ABI common stock will receive 86,096,523 shares of our common stock, plus the number of shares of our common stock held by ABI at the effective time of the merger (which was 47,984,160 shares as of December 31, 2005), less the number of shares of our common stock issuable after the effective time of the merger with respect to restricted stock units issued under the ABI restricted unit plan contemplated to be adopted by ABI under the merger agreement (with this number of shares of our common stock to be issued as part of the merger consideration, but to be issued to holders of ABI restricted stock units in cancellation of such units). The 47,984,160 shares of our common stock held by ABI prior to the merger and acquired by our company in connection with the merger will be cancelled without payment of any additional merger consideration. Upon completion of the merger, the former holders of ABI common stock, together with the holders of ABI restricted stock units, will be issued shares of our common stock representing approximately 83.5% of our common stock outstanding on a fully-diluted basis immediately after the merger. This percentage reflects only the shares to be issued in the merger but does not include any shares of our common stock held by individual ABI shareholders prior to the merger. In connection with the merger, our certificate of incorporation will be amended to (a) increase the authorized number of shares of our common stock to 350,000,000 and (b) change our name to “Abraxis BioScience, Inc.” We refer in this notice and the accompanying information statement to the amendments to our certificate of incorporation as the “charter amendments.” Following the merger, our common stock will be traded and quoted on The Nasdaq National Market under the symbol “ABRX.”

Our board of directors (other than Dr. Soon-Shiong, who recused himself from voting), after its independent evaluation and acting upon the unanimous recommendation of a special committee of our independent directors, approved the merger of ABI with and into APP, the related merger agreement and the transactions contemplated by the merger agreement. A copy of the merger agreement is attached to the accompanying information statement as Annex A.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement and to approve the charter amendments. In addition, under Nasdaq Marketplace Rules, listed companies such as APP are required to obtain stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if either (a) any director, officer or substantial shareholder of the listed company has a 5% or greater interest in the company to be acquired and the number of shares to be issued in the transaction exceeds 5% of the shares outstanding prior to the transaction or (b) the number of shares to be issued in the transaction exceeds 20% of the shares outstanding prior to the transaction.

On November 27, 2005, ABI and certain other APP stockholders affiliated with Dr. Soon-Shiong, who collectively held approximately 67.2% of our outstanding common stock as of that date, approved by written consent the (a) adoption of the merger agreement, (b) issuance of shares of our common stock in the merger and (c) charter amendments. The action by written consent was sufficient to adopt the merger agreement, issue shares of our common stock in the merger and approve the charter amendments without the affirmative vote of any other APP stockholder. Accordingly, no other votes are necessary to adopt the merger agreement, issue shares in the merger or amend our certificate of incorporation and your approval is neither required nor requested.

Completion of the merger also is subject to, among other things, the approval of the holders of a majority of the outstanding shares of ABI’s common stock. Holders of approximately 98.9% of the outstanding shares of ABI common stock have agreed to deliver the requisite ABI shareholder approval by written consent within two business days after the accompanying information statement is mailed to our stockholders.

Neither APP nor ABI is soliciting proxies from APP stockholders. This notice and the accompanying information statement shall constitute notice to you of the action by written consent contemplated by Section 228 of the Delaware General Corporation Law.

Sincerely,

Dr. Patrick Soon-Shiong
Chief Executive Officer and Executive Chairman

This notice and the accompanying information statement are dated                     , 2006 and are first being mailed to our stockholders on or about                     , 2006.

AMERICAN PHARMACEUTICAL PARTNERS, INC.

1501 East Woodfield Road, Suite 300 East

Schaumburg, Illinois 60173

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

To the Stockholders of American Pharmaceutical Partners, Inc.:

This information statement is being furnished to the stockholders of American Pharmaceutical Partners, Inc., or APP, to provide information about our pending merger with our parent company, American BioScience, Inc., or ABI.

On November 27, 2005, APP entered into an agreement and plan of merger with ABI under which ABI will merge with and into APP, with APP continuing as the surviving corporation. In the merger, holders of shares of ABI common stock will receive 86,096,523 shares of our common stock, plus the number of shares of our common stock held by ABI at the effective time of the merger (which was 47,984,160 shares as of December 31, 2005), less the number of shares of our common stock issuable after the effective time of the merger with respect to restricted stock units issued under the ABI restricted unit plan contemplated to be adopted by ABI under the merger agreement (with this number of shares of our common stock to be issued as part of the merger consideration, but to be issued to holders of ABI restricted stock units in cancellation of such units). The 47,984,160 shares of our common stock held by ABI prior to the merger and acquired by our company in connection with the merger will be cancelled without payment of any additional merger consideration. Upon completion of the merger, the former holders of ABI common stock, together with the holders of ABI restricted stock units, will be issued shares of our common stock representing approximately 83.5% of our common stock outstanding on a fully-diluted basis immediately after the merger. This percentage reflects only the shares to be issued in the merger but does not include any shares of our common stock held by individual ABI shareholders prior to the merger. In connection with the merger, our certificate of incorporation will be amended to (a) increase the authorized number of shares of our common stock to 350,000,000 and (b) change our name to “Abraxis BioScience, Inc.” We refer in this information statement to the amendments to our certificate of incorporation as the “charter amendments.” Following the merger, our common stock will be traded and quoted on The Nasdaq National Market under the symbol “ABRX.”

Our board of directors (other than Dr. Patrick Soon-Shiong, who recused himself from voting), after its independent evaluation and acting upon the unanimous recommendation of a special committee of our independent directors, approved the merger of ABI with and into APP, the related merger agreement and the transactions contemplated by the merger agreement. A copy of the merger agreement is attached to this information statement as Annex A.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement and to approve the charter amendments. In addition, under Nasdaq Marketplace Rules, listed companies such as APP are required to obtain stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if either (a) any director, officer or substantial shareholder of the listed company has a 5% or greater interest in the company to be acquired and the number of shares to be issued in the transaction exceeds 5% of the shares outstanding prior to the transaction or (b) the number of shares to be issued in the transaction exceeds 20% of the shares outstanding prior to the transaction.

On November 27, 2005, ABI and certain other APP stockholders affiliated with Dr. Soon-Shiong, who collectively held approximately 67.2% of our outstanding common stock as of that date, approved by written consent the (a) adoption of the merger agreement, (b) issuance of shares of our common stock in the merger and (c) charter amendments. The action by written consent was sufficient to adopt the merger agreement, issue shares of our common stock in the merger and approve the charter amendments without the affirmative vote of any other APP stockholder. Accordingly, your approval is neither required nor requested.

Completion of the merger also is subject to, among other things, the approval of the holders of a majority of the outstanding shares of ABI’s common stock. Holders of approximately 98.9% of the outstanding shares of ABI common stock have agreed to deliver the requisite ABI shareholder approval by written consent within two business days after this information statement is mailed to our stockholders.

Notwithstanding the execution and delivery of the written consents described above, under applicable securities regulations, the merger may not be completed until 20 business days after the date this information statement is mailed to our stockholders. Therefore, the earliest possible date on which the merger can be consummated is                     , 2006.

Please read this information statement carefully and in its entirety as it contains important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, passed upon the merits or fairness of the merger or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

Sincerely,

Dr. Patrick Soon-Shiong
Chief Executive Officer and Executive Chairman

This information statement is dated                     , 2006 and is first being mailed to our stockholders on or about                     , 2006.

ADDITIONAL INFORMATION

This information statement incorporates important business and financial information about APP that is not included in or delivered with this information statement. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

American Pharmaceutical Partners, Inc.

1501 East Woodfield Road, Suite 300 East

Schaumburg, Illinois 60173

Attention: Investor Relations

Phone: (847) 969-2700

See “Where You Can Find More Information” on page 126 of this information statement for more information.

Unless the context otherwise requires, references in this information statement to “we,” “our,” “us” and similar pronouns refer to APP prior to the merger and the combined company Abraxis BioScience after the merger.

We have provided all information contained in or incorporated by reference into this information statement with respect to APP. ABI has provided all information contained in this information statement with respect to ABI. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in or incorporated by reference into this information statement. We have not authorized any person to provide you with any information that is different from what is contained in or incorporated by reference into this information statement.

Registration Rights Agreement	123
Experts	126
Where You Can Find More Information	126
Index to Consolidated Financial Statements of American BioScience, Inc.	F-1

ANNEXES

Agreement and Plan of Merger	A-1
Form of Escrow Agreement	B-1
Form of Corporate Governance and Voting Agreement	C-1
Form of Registration Rights Agreement	D-1
Goldman, Sachs & Co. Fairness Opinion	E-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Following are questions and related answers that address some of the questions you may have regarding the pending merger of APP and ABI and related matters. These questions and answers may not contain all of the information relevant to you, do not purport to summarize all material information relating to the merger agreement, the merger and the other matters discussed in this information statement, and are subject to, and are qualified in their entirety by, the more detailed information contained in or attached to this information statement. Therefore, please read carefully this information statement, including the attached annexes, in its entirety.

Q:	What is the merger transaction?

A:	In general terms, the merger transaction involves the merger of American BioScience, Inc., or ABI, with and into American Pharmaceutical Partners, Inc., or APP. APP will be the corporation surviving the merger. Pursuant to the merger, holders of ABI common stock will receive in exchange for their shares of ABI common stock:

•	86,096,523 shares of APP common stock, plus

•	the number of shares of APP common stock held by ABI at the effective time of the merger (which was 47,984,160 shares as of December 31, 2005), less

•	the number of shares of APP common stock issuable after the effective time of the merger with respect to restricted stock units issued under the ABI restricted unit plan contemplated to be adopted by ABI under the merger agreement. This number of shares of APP common stock will be issued as part of the merger consideration, but will be issued to holders of ABI restricted stock units in cancellation of such units.

The 47,984,160 shares of our common stock held by ABI prior to the merger and acquired by our company in connection with the merger will be cancelled without payment of any additional merger consideration. Upon completion of the merger, the former holders of ABI common stock, together with the holders of ABI restricted stock units, will be issued shares of our common stock representing approximately 83.5% of our outstanding common stock on a fully-diluted basis immediately after the merger. This percentage reflects only the shares to be issued in the merger but does not include any shares of our common stock held by individual ABI shareholders prior to the merger.

In connection with the merger, our certificate of incorporation will be amended to (a) increase the authorized number of shares of our common stock to 350,000,000 and (b) change our name to “Abraxis BioScience, Inc.” We refer in this information statement to the amendments to our certificate of incorporation as the “charter amendments.” Following the merger, our common stock will be traded and quoted on The Nasdaq National Market under the symbol “ABRX.”

Q:	How will the merger affect my APP common stock?

A:	Your rights as an APP stockholder will not be affected by the merger, and you will not receive any additional shares by virtue of the APP common stock you own at the time of the merger. However, your current percentage ownership of our company will be reduced as a result of the issuance of additional shares of our common stock in the merger.

Q:	Why is APP proposing to amend its certificate of incorporation to increase the authorized number of shares of its common stock?

A:	APP currently does not have enough authorized shares available for issuance in connection with the merger. A portion of the additional APP shares to be authorized will be issued in the merger and the remainder in excess of those necessary to complete the merger may be used for other corporate purposes that may arise from time to time.

Q:	Do I have dissenters’ or appraisal rights with respect to the merger?

A:	No. APP stockholders will not have dissenters’ or appraisal rights under Delaware law as a result of the merger because their shares of our common stock will remain outstanding and unchanged after the merger.

Q:	What are the other material conditions to complete the merger?

A:	The merger is subject to The Nasdaq Stock Market, Inc. approving the listing of the shares of our common stock to be issued pursuant to the merger agreement and upon settlement of the ABI restricted stock units issued prior to the merger. The merger also is subject to other customary closing conditions.

Q:	When do you expect the merger to be completed?

A:	We currently expect the merger to be completed on or shortly after , 2006, which is 20 business days following the date on which this information statement was first sent to our stockholders.

Q:	What are the material United States federal income tax consequences of the merger?

A:	Assuming the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, neither APP nor ABI will recognize any gain or loss as a result of the merger and APP’s stockholders will not recognize any gain or loss as a result of the merger.

Q:	Did the special committee make a determination as to the fairness of the merger?

A:	Yes. A special committee of our board of directors, comprised solely of independent directors, has determined that the merger is fair to, and is in the best interests of, our company and unanimously recommended approval of the terms and conditions of the merger agreement to Dr. David S. Chen, Ph.D., the only other member of the full board who was not on the special committee other than Dr. Soon-Shiong. Our board of directors (other than Dr. Soon-Shiong, who recused himself from voting), after its independent evaluation and acting upon the unanimous recommendation of the special committee, approved the merger and the merger agreement and also approved the charter amendments.

To review the factors considered by the special committee, see “The Merger and Related Transactions—Factors Considered by the Special Committee.”

Q:	Why did our board of directors constitute a special committee?

A:	A special committee was constituted because of potential conflicts of interest, as Dr. Soon-Shiong, our Chief Executive Officer and Executive Chairman, is the majority shareholder, president, chief financial officer and a director of ABI, the controlling stockholder of APP.

Q:	Why am I not being asked to vote on the merger and related transactions?

A:	Adoption of the merger agreement, the issuance of shares in the merger and the charter amendments each required the affirmative vote or consent of the holders of a majority of our outstanding common stock. These approvals were obtained on November 27, 2005 when ABI and certain other APP stockholders affiliated with Dr. Soon-Shiong, who together held approximately 67.2% of our outstanding common stock as of that date, executed written consents to adopt the merger agreement, approve the issuance of shares in the merger and approve the charter amendments. Accordingly, your approval of these matters is neither required nor requested.

Q:	Why did APP send me this information statement?

A:	Under Delaware law and applicable securities regulations, we are required to provide you with information regarding the written consents approving the merger and certain related matters as well as the completion of the merger itself, even though your vote or consent is neither required nor requested to complete the merger.

Q:	Do the ABI shareholders have to approve the merger?

A:	Yes, in accordance with the California Corporations Code, ABI shareholders holding a majority of the outstanding shares of ABI common stock must approve the principal terms of the merger agreement and the merger in order to complete the merger. ABI shareholders who collectively hold approximately 98.9% of the outstanding shares of ABI common stock have agreed to deliver the requisite shareholder approval by written consent within two business days after this information statement is mailed to our stockholders.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or if you need additional copies of this information statement, you should contact:

American Pharmaceutical Partners, Inc.

Attention: Investor Relations

1501 East Woodfield Road, Suite 300 East

Schaumburg, Illinois 60173

Phone: (847) 969-2700

SUMMARY OF THE INFORMATION STATEMENT

The summary highlights selected information contained elsewhere in this information statement and the attached Annexes. This summary does not purport to contain a complete statement of all material information relating to the merger agreement, the merger and the other matters discussed herein and is subject to, and is qualified in its entirety by, the more detailed information contained in or attached to this information statement. Where appropriate, items in this summary contain a cross reference directing you to a more complete description included elsewhere in this information statement. You should carefully read this information statement in its entirety, as well as all annexes attached to this information statement. As your approval of the merger or the other matters described in this information statement is neither required nor requested, we are not asking you for a proxy and you are requested not to send us a proxy.

The Companies

American Pharmaceutical Partners, Inc.

American Pharmaceutical Partners, Inc. is a pharmaceutical company that develops, manufactures and markets injectable pharmaceutical products. We believe that we are the only independent U.S. public company with a primary focus on the injectable oncology, anti-infective and critical care markets, and we further believe that we offer one of the most comprehensive injectable product portfolios in the pharmaceutical industry. We manufacture products in each of the three basic forms in which injectable products are sold: liquid, powder and lyophilized, or freeze-dried. Under an intercompany agreement with American BioScience, Inc., or ABI, we hold the exclusive North American rights to market and sell Abraxane®, a proprietary nanoparticle injectable oncology product. As of September 2005, seven months after launch, IMS data showed Abraxane® had 13.1% of the dollar share of the U.S. taxane market. In addition, net sales of Abraxane® in 2005 exceeded $125.0 million.

We are a Delaware corporation that was formed in 2001 as successor to a California corporation formed in 1996. We are a majority owned subsidiary of ABI. At December 31, 2005, ABI owned 47,984,160 shares, or approximately 66.2%, of our outstanding common stock.

Our principal executive offices are located at 1501 East Woodfield Road, Suite 300 East, Schaumburg, Illinois 60173. APP’s telephone number is (847) 969-2700.

Additional information concerning our company is included in the reports that we periodically file with the Securities and Exchange Commission, or the SEC, copies of which may be obtained as described in “Where You Can Find More Information.”

American BioScience, Inc. (page 60)

ABI is a privately held biotechnology company focused on the discovery, development and delivery of next-generation therapeutics, including biologically active molecules already existing within the human biological system, for the treatment of life-threatening diseases. ABI currently has three wholly owned subsidiaries, VivoRx AutoImmune, Inc., Chicago BioScience, LLC and Transplant Research Institute, and two majority owned subsidiaries, Resuscitation Technologies, LLC and APP. VivoRx AutoImmune licenses and sublicenses intellectual property relating to third-party manufacturing of scientific assay kits. Chicago BioScience was formed to acquire a pharmaceutical manufacturing facility that is intended to be modified and used for the manufacture and development of existing and future products, including the manufacture of clinical supplies, and to provide additional research and development capabilities. Transplant Research Institute holds various intellectual property and other rights. Resuscitation Technologies is a research and development collaboration for a licensed drug. At September 30, 2005, ABI owned 83% of Resuscitation Technologies.

ABI owns the worldwide rights to Abraxane®, a next generation taxane oncology product that was approved by the U.S. Food and Drug Administration, or the FDA, in January 2005 as the first in a new class of albumin-

bound nanoparticle drugs for its initial indication in the treatment of metastatic breast cancer and launched in February 2005. Effective January 1, 2006, ABI received a unique reimbursement “J” code for Abraxane®, which will facilitate reimbursement from Medicare and Medicaid as well as private payors. ABI has embarked upon an aggressive and comprehensive clinical development plan to maximize the commercial potential of Abraxane®. As of December 31, 2005, approximately 77 Abraxane® clinical studies (including investigator-initiated studies) were planned or underway, of which 23 clinical trials had active patient enrollment. ABI currently anticipates that it will initiate or plan Phase III registrational trials for Abraxane®, including in lung, melanoma, ovarian, prostate and pancreatic cancers by the end of 2006. With regard to the global commercialization of Abraxane®, ABI anticipates filing for regulatory approval for various indications in multiple foreign countries, including countries in the European Union, China and Australia in 2006.

ABI believes the successful launch of Abraxane® validates its nanoparticle albumin-bound, or nab™, tumor targeting technology, a novel mechanism to deliver chemotherapy agents in high concentrations preferentially to all tumors secreting a protein called SPARC, which attracts and binds to albumin. ABI’s research and development approach is based on the integration of ABI’s protein nanoparticle technology platform (ProtoSphere™), ABI’s natural product library, ABI’s reverse peptide technology, ABI’s multi-functional chemistry capabilities with ABI’s in-house clinical trial and regulatory strengths. ABI’s intellectual property portfolio includes 130 issued U.S. and foreign patents and 126 pending U.S. and foreign patent applications.

ABI’s product pipeline includes numerous clinical oncology and cardiovascular product candidates in various stages of testing and development, including 48 Phase II Abraxane® clinical studies, four Phase II Coroxane™ (Abraxane® under the trade name Coroxane™) clinical studies for cardiovascular indications and six clinical product candidates in the Pre-IND stage. ABI also has numerous discovery product candidates for various indications such as anesthesia, oncology and transplantation. ABI believes the application of its nab™ technology will serve as the platform for the development of numerous drugs for the treatment of life-threatening diseases.

ABI’s principal executive offices are located at 2730 Wilshire Boulevard, Suite 110, Santa Monica, California 90403. ABI’s telephone number is (310) 883-1300.

The Combined Company’s Operations Following the Merger (page 36)

In the merger, ABI will merge with and into APP. APP will be the corporation surviving the merger, and APP’s name will change to Abraxis BioScience, Inc. Following the merger, APP common stock will be traded and quoted on The Nasdaq National Market under the symbol “ABRX.” In addition, Abraxis BioScience currently is expected to be organized into four key operating divisions following the merger, with Dr. Soon-Shiong, APP’s current Chief Executive Officer and Executive Chairman, continuing to serve as Chief Executive Officer and Executive Chairman of Abraxis BioScience:

•	American Pharmaceutical Partners. APP’s current injectable operations will be under American Pharmaceutical Partners. Following completion of the merger, Nicole Williams, APP’s current Chief Financial Officer, is expected to serve as President of the American Pharmaceutical Partners division as well as Chief Financial Officer of Abraxis BioScience.

•	Abraxis Oncology. APP’s current Abraxis Oncology division will continue as a separate division after the merger. The Abraxis Oncology division will market and sell our proprietary oncology product Abraxane® globally as well as any future oncology products Abraxis BioScience develops. Following completion of the merger, Carlo Montagner is expected to serve as President of Abraxis Oncology.

•	Abraxis Research. Discovery, research and development and regulatory operations will be under Abraxis Research. The Abraxis Research division will be responsible both for the advancement of the technology platform and the discovery and development of the product pipeline for both the American Pharmaceutical Partners and Abraxis Oncology divisions, leveraging ABI’s clinical trial competencies and the regulatory expertise of both ABI and APP. Dr. Soon-Shiong will serve as the initial President of Abraxis Research.

•	Abraxis BioCapital. External corporate opportunities will be under Abraxis BioCapital. Abraxis BioCapital will be responsible for supplementing internal discovery efforts by pursuing strategic collaborations of early-stage technologies from academia and start-up biotechnology companies by in-licensing or acquisitions to leverage the manufacturing, clinical trial and regulatory capabilities of Abraxis BioScience. Following completion of the merger, Anthony E. Maida, III is expected to serve as President of Abraxis BioCapital.

Please see “Business of American BioScience, Inc.—Executive Officers and Senior Management” for more information regarding Dr. Soon-Shiong and Messrs. Montagner and Maida.

We anticipate that our board of directors after the merger will consist of a majority of independent directors and will include our current board members Dr. Soon-Shiong, Dr. David S. Chen, Ph.D., Dr. Stephen D. Nimer, M.D., Leonard Shapiro and Kirk K. Calhoun. In addition, Sir Richard Sykes, former chairman and chief executive officer of Glaxo Wellcome plc and chairman of GlaxoSmithKline plc, has agreed to join our board of directors following completion of the merger. Additional independent board members are expected to be announced prior to the closing of the merger. See “Agreements Related to the Merger—Corporate Governance and Voting Agreement.”

Escrow Agreement (page 121)

As a condition to closing the merger, APP, Dr. Soon-Shiong, solely in his capacity as the ABI shareholders’ representative, and an escrow agent will enter into an escrow agreement. Pursuant to the escrow agreement, 8,609,652 shares of our common stock, representing 10% of the total number of shares otherwise issuable in connection with the merger, will be deposited in escrow in order to secure the indemnification obligations of the former ABI shareholders under the merger agreement. The escrow will terminate on the first business day 24 months following the closing of the merger. Upon termination of the escrow, all shares of our common stock then remaining in escrow will be disbursed to the former ABI shareholders, subject to the escrow agent’s obligation to retain a certain number of shares to satisfy unresolved indemnification claims made prior to the termination of the escrow.

A copy of the form of escrow agreement is attached as Annex B to this information statement.

Corporate Governance and Voting Agreement (page 121)

As a condition to closing the merger, Dr. Soon-Shiong and certain other ABI shareholders affiliated with Dr. Soon-Shiong, referred to in this information statement collectively as the PSS parties, will execute a corporate governance and voting agreement with APP, the terms of which are summarized generally below and in greater detail in “Agreements Related to the Merger—Corporate Governance and Voting Agreement.” A copy of the form of corporate governance and voting agreement is attached as Annex C to this information statement.

Acquisitions of Our Common Stock

Under the corporate governance and voting agreement, the PSS parties will agree not to acquire beneficial ownership of any shares of our common stock, except for acquisitions of shares:

•	pursuant to the merger;

•	approved in advance by a majority of our outside independent directors then in office;

•	upon exercise of stock options held as of November 27, 2005;

•	as a result of the grant of stock options after November 27, 2005 approved by our board of directors and the outside independent directors or upon the exercise of such options;

•	that would not cause the PSS parties and their respective affiliates collectively to beneficially own more than 83.5% of the shares of our common stock then outstanding; or

•	pursuant to, or after the consummation of, a tender or exchange offer by one or more of the PSS parties that:

•	is for all of the outstanding shares of our common stock;

•	is subject to a non-waiveable condition that a majority of the outstanding shares be validly tendered and accepted for purchase by the offeror; and

•	includes a commitment by the offeror to promptly consummate a merger following completion of the tender or exchange offer in which all remaining shares not held by the offeror would be acquired for the same amount and type of consideration as was paid pursuant to the tender or exchange offer. We refer in this information statement to a tender or exchange offer complying with these conditions as a “qualifying tender offer.”

Outside Independent Directors

At each meeting of our stockholders, or in connection with any action by written consent, occurring prior to (but not including) our 2007 annual stockholders’ meeting at which at least three outside independent director candidates have been nominated for election, each PSS party will vote or cause to be voted all shares over which such party has voting control in favor of the election of the three outside independent directors. Prior to (but not including) our 2007 annual stockholders’ meeting, no PSS party may permit any shares over which such party has voting control (or permit any written consent to be executed with respect to such shares) in favor of the removal of any outside independent directors, unless after giving effect to the removal of such outside independent directors and any simultaneous or nearly simultaneous election or appointment of any directors, our board of directors will include at least three outside independent directors.

Proxy Solicitation

No PSS party may directly or indirectly solicit, or be a participant in the solicitation of, proxies from our stockholders for the purpose of opposing a solicitation conducted by or on behalf of our company or our board of directors. The foregoing will not (a) prevent any PSS party, in its capacity as a stockholder, from nominating candidates for election as directors or presenting proposals for a vote or consent of our stockholders or (b) subject to the obligation to vote for outside independent directors described above, restrict the ability of any PSS party from voting or executing consents in respect of shares beneficially owned by it in its discretion on all matters submitted for a vote or consent of our stockholders.

Business Combinations

No PSS party may, or may permit any of its affiliates to, (a) merge or consolidate with or into our company or our majority-owned subsidiaries or (b) acquire from our company or our majority-owned subsidiaries, except proportionately as a stockholder of our company, assets of our company or our majority-owned subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of our company determined on a consolidated basis or the aggregate market value of all of our outstanding shares, in each case unless the transaction is approved in advance by a majority of our outside independent directors and, to the extent required by applicable law, by our other directors. The foregoing will not apply to prevent any PSS party or its affiliates from merging with the company after consummating a qualifying tender offer.

Termination

The corporate governance and voting agreement automatically terminates upon the earliest to occur of:

•	the date of our 2007 annual stockholders’ meeting;

•	the first date upon which the PSS parties and their affiliates collectively beneficially own less than 65% of the then outstanding shares of our common stock; and

•	the date a qualifying tender offer and the related back-end merger are completed and all outstanding shares of our common stock are owned by Dr. Soon-Shiong or his affiliates.

Registration Rights Agreement (page 123)

As a condition to closing the merger, we will enter into a registration rights agreement with Dr. Soon-Shiong and the other ABI shareholders. Under the registration rights agreement, the ABI shareholders will have the right to require us to register all or a portion of the shares of our common stock they receive in the merger. In addition, the ABI shareholders may require us to include their shares in future registration statements that we file and may require us to register their shares for resale on a Form S-3 registration statement. Upon registration, the registered shares generally will be freely tradeable in the public market without restriction. However, in connection with any underwritten offering, the holders of registrable securities have agreed to lock up any other shares for up to 90 days and have agreed to a limit on the maximum number of shares that can be registered for the account of the holders of registrable securities under so-called “shelf” registration statements.

Except for underwriters’ discounts and commissions and certain marketing expenses, we will be obligated to pay all expenses for the first eight registration statements filed upon the request of a holder of registrable securities, and any other or additional expenses of registration are to be borne by the holders of registrable securities on a pro rata basis. These registration rights are subject to some conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in registration. We will be obligated to indemnify the holders of these registration rights, and each selling holder will be obligated to indemnify us, against specified liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934 and other applicable federal or state law.

A copy of the form of registration rights agreement is attached as Annex D to this information statement.

Record Date; Written Consent (page 55)

Under Delaware corporate law and our bylaws, our stockholders may adopt the merger agreement and approve both the issuance of shares in the merger and the charter amendments by written consent of the stockholders holding a majority of our outstanding common stock. On November 27, 2005, ABI and certain other APP stockholders affiliated with Dr. Soon-Shiong, who together held approximately 67.2% of our then outstanding common stock, executed written consents to adopt the merger agreement, approve the issuance of shares in the merger and approve the charter amendments. November 27, 2005 was the record date fixed for determining the APP stockholders entitled to receive notice of stockholder action by written consent and receive this information statement. This was also the record date fixed for determining the number of shares of our common stock outstanding and therefore the number of votes necessary to adopt the merger agreement and approve both the share issuance and the charter amendments. On November 27, 2005, there were 72,474,821 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote.

Notwithstanding the execution and delivery of the written consents, federal securities laws provide that the merger may not be completed until 20 business days after the date this information statement is mailed to our stockholders. Therefore, the merger cannot be completed until that time has elapsed. We currently expect the merger to be completed at or shortly after the expiration of that 20 business day period.

Section 228(e) of the Delaware General Corporation Law requires that notice of any actions taken by written consent of less than all of the stockholders entitled to vote on a matter be sent to those stockholders who did not vote. This information statement and the notice attached hereto shall constitute notice to you of the action by written consent as required by Section 228(e) of the Delaware General Corporation Law.

Approval of the Special Committee and Our Board of Directors

A special committee of our board of directors, comprised solely of independent directors, has determined that the merger is fair to, and is in the best interests of, our company and unanimously recommended approval of the terms and conditions of the merger agreement to Dr. David S. Chen, Ph.D., the only other member of the full board who was not on the special committee other than Dr. Soon-Shiong. Our board of directors (other than Dr. Soon-Shiong, who recused himself from voting), after its independent evaluation and acting upon the unanimous recommendation of the special committee, approved the merger and the merger agreement and also approved the charter amendments. To review the factors considered by the special committee, see “The Merger and Related Transactions—Factors Considered by the Special Committee.”

Indemnification (page 118)

ABI shareholders have agreed to indemnify APP, as the corporation surviving the merger, its subsidiaries and affiliates and their respective representatives, successors and assigns from and against any and all losses sustained or suffered by reason of:

•	any breach of or inaccuracy in certain specified representations and warranties made by ABI in the merger agreement;

•	any failure by ABI, Dr. Soon-Shiong or certain ABI shareholders to comply with certain specified covenants in the merger agreement; or

•	certain other specified matters.

The ABI shareholders will not be liable for any indemnification claims (a) that arise out of any excluded loss events, defined as specific facts, circumstances or events that form the basis of or give rise to losses of $3 million or less and for which indemnification otherwise would be available to the indemnified parties were it not for the concept of excluded loss events, or (b) unless and until the aggregate amount of indemnifiable losses (excluding losses arising out of excluded loss events) exceeds an $80 million deductible amount, in which case the indemnifying parties will be liable only for the amount in excess of the deductible amount. In addition, the maximum aggregate amount of indemnifiable losses that may be recovered by the indemnified parties may not exceed an indemnity cap amount equal to the aggregate value of the shares held in escrow and indemnification claims of APP may be satisfied solely from the shares held in escrow. Notwithstanding the foregoing, losses arising out of certain specified matters (i) will not constitute excluded loss events regardless of the value of the loss, (ii) will not be subject to, or count towards, the indemnity cap amount and (iii) may be asserted pursuant to indemnification claims made at any time prior to the 30th day after the expiration of the statute of limitations with respect to the claim relating to the applicable specified matter to which the losses suffered by the indemnified party or parties relate. See “The Merger Agreement—Indemnification.”

In order to secure the indemnification obligations of the ABI shareholders, 8,609,652 shares of our common stock, representing 10% of the shares otherwise issuable in connection with the merger, will be deposited in escrow pursuant to the form of escrow agreement attached as Annex B to this information statement. See “Agreements Related to the Merger—Escrow Agreement.” The shares will be held in escrow until the first business day 24 months following the closing of the merger, and thereafter may be retained in the escrow to the extent necessary to satisfy unresolved indemnification claims made prior to such date.

Closing Conditions (page 115)

A number of conditions must be satisfied or waived before the merger may be completed. These include, among others:

•	no governmental entity or arbitrator shall have enacted or issued any statute, rule, judgment or order that prevents or prohibits consummation of the merger;

•	the approval of APP stockholders and ABI shareholders of the merger agreement and the merger must be in full force and effect, and all material consents and approvals of any governmental entity legally required to be obtained to consummate the merger must have been obtained;

•	20 business days must have elapsed after this information statement is sent or given to APP stockholders;

•	the shares of APP common stock to be issued in the merger must be listed on The Nasdaq National Market, subject to official notice of issuance; and

•	APP and ABI each must receive an opinion of its tax counsel dated as of the closing date of the merger to the effect that for United States federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Regulatory Approvals

The merger is subject to Nasdaq approval of the listing of the shares of our common stock to be issued pursuant to the merger agreement and upon settlement of the ABI restricted stock units issued prior to the merger.

Termination (page 117)

The merger agreement may be terminated at any time prior to completion of the merger, whether prior to or after receipt of APP stockholder approval or ABI shareholder approval, by:

•	the mutual written consent of APP and ABI;

•	either APP or ABI if the merger is not completed prior to June 29, 2006, the outside date for the merger, unless the failure of the merger to occur by the outside date is principally due to the failure of the party seeking to terminate the merger agreement on that basis to perform or observe the agreements of the terminating party set forth in the merger agreement;

•	either APP or ABI if any court or other governmental entity has issued an order, decree or ruling or taken any other action permanently restraining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order decree, ruling or other action has become final and non-appealable;

•	written notice of ABI if there has been a material breach by APP of any representation, warranty, covenant or agreement contained in the merger agreement that (i) would result in a failure of specified closing conditions and (ii) cannot reasonably be cured prior to the outside date for the merger; or

•	written notice of APP if there has been a material breach by ABI of any representation, warranty, covenant or agreement contained in the merger agreement that (i) would result in a failure of specified closing conditions and (ii) cannot reasonably be cured prior to the outside date for the merger.

Accounting Treatment

The pending merger between APP and ABI is referred to as a downstream merger and, for accounting purposes, ABI is viewed as the surviving entity rather than APP (which is the surviving entity for legal purposes). As such, the merger will be accounted for in ABI’s consolidated financial statements as an implied acquisition of the minority interest of APP that it does not already own using the purchase method of accounting. Under this accounting method, the accounts of APP, including goodwill, will be adjusted to reflect the minority interests’ share of any differences between their fair values and book values as of the merger closing date. The total fair value of APP will be based on the average market price of APP’s common stock over a period of a few days before and after the date the merger agreement for the transaction was executed and announced.

Furthermore, because ABI is treated as the continuing reporting entity for accounting purposes, the reports filed by APP, as the surviving corporation in the merger, after the date of the merger will parallel the financial reporting required under generally accepted accounting principles in the United States, or GAAP, and SEC reporting rules as if ABI were the legal successor to its reporting obligation as of the date of the merger.

Dissenters’ Rights

APP stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of APP common stock under the Delaware General Corporation Law in connection with the merger because their shares of our common stock will remain outstanding and unchanged after the merger.

Material United States Federal Income Tax Consequences of the Merger (page 57)

Assuming the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, neither APP nor ABI will recognize any gain or loss as a result of the merger and APP’s stockholders will not recognize any gain or loss as a result of the merger. It is a condition to completion of the merger that APP receive an opinion of its tax counsel, Gibson, Dunn & Crutcher LLP, and that ABI receive an opinion of its tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, in each case, dated as of the closing date of the merger, to the effect that for United States federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Please see “The Merger and Related Transactions—Material United States Federal Income Tax Consequences of the Merger” beginning on page      of this information statement.

Opinion of the Special Committee’s Financial Advisor (page 47)

Goldman, Sachs & Co. orally delivered its opinion to the special committee, subsequently confirmed in writing, that, as of November 27, 2005 and based upon and subject to the factors and assumptions set forth in the written opinion, the share exchange ratio pursuant to the merger agreement was fair from a financial point of view to APP.

The full text of the written opinion of Goldman Sachs, dated November 27, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this information statement. Goldman Sachs provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger. Goldman Sachs’ opinion does not address the underlying business decision of APP to engage in the merger, and it is not a recommendation as to any action that a holder of our common stock should take with respect to the merger. Pursuant to an engagement letter between the special committee and Goldman Sachs, we have agreed to pay Goldman Sachs a transaction fee of up to $7,000,000, $5,000,000 of which was paid prior to the execution of the merger agreement. Furthermore, pursuant to the terms of this engagement letter, an additional fee may be paid to Goldman Sachs at the sole discretion of the special committee. None of the fees to be paid to Goldman Sachs is subject to completion of the merger.

Interests of Certain APP Directors and Officers in the Merger

You should be aware that certain of our directors and officers have interests in the merger that differ from, or are in addition to, the interest of APP stockholders. In particular, Dr. Soon-Shiong, our Chief Executive Officer and Executive Chairman, is also the president, chief financial officer and a director of ABI, the controlling stockholder of APP. As of December 31, 2005, Dr. Soon-Shiong and his affiliated entities beneficially owned approximately 98.9% of the outstanding shares of ABI common stock and will receive approximately the same percentage of the shares of our common stock to be issued to former ABI shareholders in the merger. See “Security Ownership of Certain Beneficial Owners and Management of ABI.” Following the merger, Dr. Soon-Shiong and his affiliated entities will beneficially own approximately 83.3% of the shares of our company outstanding on a fully diluted basis immediately after the merger. The shares to be issued to Dr. Soon-Shiong and his affiliated entities in the merger, and their percentage ownership immediately after the merger, will be reduced to the extent ABI issues restricted stock units under its restricted unit plan as contemplated by the merger agreement. The special committee was aware of these interests and considered them, among other matters, in determining that the merger is fair to, and is in the best interests of, our company and in unanimously recommending that our board of directors approve the terms and conditions of the merger agreement. Our board of directors (other than Dr. Soon-Shiong, who recused himself from voting) also was aware of these interests and considered them, among other matters, in approving the merger agreement.

APP SELECTED FINANCIAL INFORMATION

You should read the following table in conjunction with APP’s consolidated financial statements and related notes and APP’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this information statement and contained in APP’s annual reports, quarterly reports and other information on file with the SEC.

The consolidated statement of operations data and the consolidated balance sheet data as of and for the fiscal years ended December 31, 2004, 2003, 2002, 2001 and 2000 have been derived from information included in APP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The consolidated statement of operations data for the nine months ended September 30, 2005 and 2004 and the consolidated balance sheet data as of September 30, 2005 and 2004 have been derived from information included in APP’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2005 and 2004. See “Where You Can Find More Information” beginning on page 126. Historical results are not necessarily indicative of the results to be expected in the future.

American Pharmaceutical Partners, Inc.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in thousands, except per share data)
Consolidated statement of operations data:
Net sales	$373,984	$282,456	$405,010	$351,315	$277,474	$192,029	$165,495
Cost of sales	164,185	133,229	189,301	159,938	140,512	121,619	105,587

Gross profit	209,799	149,227	215,709	191,377	136,962	70,410	59,908
Operating expenses:
Research and development (exclusive of stock-based compensation)	22,446	21,346	25,797	22,507	14,474	13,790	13,016
Selling, general and administrative (exclusive of stock-based compensation)	92,243	65,583	92,034	52,719	44,285	30,911	30,048
Milestone payment	—	10,000	10,000	—	—	—	—
Stock-based compensation(1)	1,009	650	1,077	1,215	2,347	2,491	615
(Gain) loss on litigation settlements, net	—	—	—	—	—	(750)	28,353
Equity in net (income) loss of Drug Source Co., LLC	(1,808)	(1,991)	(2,084)	(1,837)	(1,666)	(1,414)	122

Total operating expenses	113,890	95,588	126,824	74,604	59,440	45,028	72,154

Operating income (loss)	95,909	53,639	88,885	116,773	77,522	25,382	(12,246)
Interest income	1,646	1,284	1,790	1,758	2,135	1,204	200
Interest and other income (expense)	102	50	144	537	(1,358)	(4,419)	(1,751)
Loss on early extinguishment of credit facility	—	(1,986)	(1,986)	—	—	—	—

Income (loss) before income taxes	97,657	52,987	88,833	119,068	78,299	22,167	(13,797)

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in thousands, except per share data)
Provision (benefit) for income taxes	34,668	18,160	32,140	47,375	33,100	9,539	(5,038)

Net income (loss)	62,989	34,827	56,693	71,693	45,199	12,628	(8,759)
Less imputed preferred stock dividends	—	—	—	—	—	(951)	(1,000)

Income (loss) applicable to common stock	$62,989	$34,827	$56,693	$71,693	$45,199	$11,677	$(9,759)

Income (loss) per common share:
Basic	$0.88	$0.50	$0.81	$1.03	$0.62	$0.31	$(0.29)
Diluted	$0.85	$0.48	$0.78	$0.99	$0.60	$0.20	$(0.29)
Weighted-average common shares outstanding:
Basic	71,636	70,234	70,305	69,673	72,711	37,077	33,792
Diluted	74,041	73,127	73,147	72,745	75,479	58,422	33,792

Other data:
Cash flow provided by operating activities	$39,341	$31,317	$47,231	$57,525	$37,863	$11,605	$18,580
Purchases of property, plant and equipment, product license rights and other	(57,828)	(31,506)	(41,481)	(24,432)	(19,166)	(9,146)	(11,851)
Cash flow provided by (used in) financing activities	11,801	3,368	3,723	(14,390)	75,610	93,722	(11,661)

Consolidated balance sheet data:
Working capital	$242,291	$179,814	$195,629	$160,019	$107,825	$76,421	$25,249
Total assets	460,888	342,526	373,333	303,785	220,976	239,787	122,823
Long-term debt, including current portion	—	—	—	—	—	—	18,939
Series A redeemable convertible preferred stock	—	—	—	—	—	—	12,583
Total stockholders’ equity	402,639	289,603	312,691	246,061	180,708	130,070	38,699
(1) We recorded stock-based compensation related to certain stock option grants. Stock-based compensation relates to the following:

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in thousands)
Research and development	$(4)	$37	$41	$70	$195	$182	$73
Selling, general and administrative	1,013	613	1,036	1,145	2,152	2,309	542

	$1,009	$650	$1,077	$1,215	$2,347	$2,491	$615

ABI SELECTED FINANCIAL INFORMATION

You should read the following table in conjunction with ABI’s consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for American BioScience, Inc.” included elsewhere in this information statement. Because ABI owns a majority of the outstanding capital stock of APP, ABI’s consolidated financial statements include the assets, liabilities and results of operations of APP. The selected financial information of ABI below includes the assets, liabilities and results of operations of APP.

The consolidated statement of operations data for the fiscal years ended December 31, 2004, 2003 and 2002 and the consolidated balance sheet data as of December 2004 and 2003 have been derived from ABI’s consolidated audited financial statements included elsewhere in this information statement. The consolidated statement of operations data for the fiscal years ended December 31, 2001 and 2000 and the consolidated balance sheet data as of December 2002, 2001 and 2000 have been derived from ABI’s consolidated audited financial statements not included in this information statement.

The consolidated statement of operations data for the nine months ended September 30, 2005 and 2004 and the consolidated balance sheet data as of September 30, 2005 and 2004 have been derived from ABI’s unaudited consolidated financial statements included elsewhere in this information statement. Historical results are not necessarily indicative of the results to be expected in the future.

American BioScience, Inc.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in thousands, except per share data)
Consolidated statement of operations data:
Net sales	$375,153	$282,631	$405,247	$351,744	$283,616	$202,307	$170,562
Cost of sales	164,368	133,509	189,641	160,056	140,785	121,619	105,587

Gross profit	210,785	149,122	215,606	191,688	142,831	80,688	64,975
Operating expenses:
Research and development
(exclusive of stock-based compensation)	41,456	32,204	41,621	38,921	35,119	22,157	17,973
Selling, general and administrative
(exclusive of stock-based compensation)	98,769	72,474	101,319	59,539	52,063	36,081	33,626
Stock-based compensation (1)	1,009	650	1,077	1,215	2,347	2,491	615
(Gain) loss on litigation settlements, net	—	—	—	1,006	2,784	(750)	33,353
Equity in net (income) loss of Drug Source Co., LLC	(1,808)	(1,991)	(2,084)	(1,837)	(1,666)	(1,414)	122

Total operating expenses	139,426	103,337	141,933	98,844	90,647	58,565	85,689

Operating income (loss)	71,359	45,785	73,673	92,844	52,184	22,123	(20,714)
Interest income	970	502	763	667	1,313	227	520
Interest expense	(3,712)	(667)	(1,002)	(490)	(1,377)	(4,746)	(2,066)
Other (expense) income, net	102	49	143	540	(64)	(305)	613
Loss on early extinguishment of credit facility	—	(1,986)	(1,986)	—	—	—	—
Minority interests (2)	(20,738)	(11,035)	(18,018)	(22,299)	(15,166)	(2,649)	(867)

Income (loss) before income taxes	47,981	32,648	53,573	71,262	36,890	14,650	(22,514)
Provision (benefit) for income taxes	29,028	17,907	31,671	42,868	17,555	6,978	(8,263)

Net income (loss)	18,953	14,741	21,902	28,394	19,335	7,672	(14,251)
Less imputed preferred stock dividends	—	—	—	—	—	(951)	(1,000)

Income (loss) applicable to common stock	$18,953	$14,741	$21,902	$28,394	$19,335	$6,721	$(15,251)

Other data:
Cash flow provided by (used in) operating activities	$32,388	$30,871	$43,600	$38,694	$(25,173)	$(6,311)	$30,391
Purchases of property, plant and equipment, product license rights and other	(43,832)	(41,260)	(49,485)	(25,801)	(19,850)	(9,454)	(16,947)
Cash flow provided by (used in) financing activities	16,710	15,829	16,094	4,625	(8,185)	106,574	(15,057)

Consolidated balance sheet data:
Working capital	$232,092	$140,928	$151,260	$138,713	$111,780	$132,995	$13,983
Total assets	479,366	367,958	392,623	323,777	254,332	245,311	143,118
Total debt	190,000	42,750	42,750	30,850	8,000	—	18,939
Total shareholders’ equity	55,496	158,381	166,126	138,787	116,086	120,765	22,929
(1) APP recorded stock-based compensation related to certain stock option grants. Stock-based compensation relates to the following:

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in thousands)
Research and development	$(4)	$37	$41	$70	$195	$182	$73
Selling, general and administrative	1,013	613	1,036	1,145	2,152	2,309	542

	$1,009	$650	$1,077	$1,215	$2,347	$2,491	$615

(2) Minority interests represents the minority shareholders’ share of the net income in ABI’s majority-owned APP subsidiary.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed consolidated financial information gives effect to proposed business combination of APP and ABI as if the business combination had been completed as of September 30, 2005 for balance sheet purposes and as of January 1, 2004 with respect to the statement of operations data and is derived from the unaudited pro forma condensed consolidated financial statements included elsewhere in this information statement. The pro forma financial information should be read in conjunction with the unaudited pro forma condensed consolidated financial statements and related notes and the separate financial statements and related notes of APP and ABI, which also are included in or incorporated by reference into this information statement. See “Unaudited Pro Forma Condensed Consolidated Financial Statements” for additional information.

As a result of the implied acquisition of the APP minority interest in the merger and effective with the merger’s closing, purchase accounting will apply to APP to the extent of APP’s minority ownership interest. Accordingly, the book value of APP’s net assets will be adjusted to reflect the excess of the minority interest’s estimated fair value of APP over their related share of APP’s historical book value. Therefore, the pro forma financial information includes adjustments, which are based upon preliminary estimates, to reflect the excess of the minority interest’s estimated fair value of APP over the related historical book value. The final allocation of the purchase price will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of APP’s in-process research and development, tangible assets acquired, liabilities assumed, identifiable intangible assets and goodwill at the time of the merger. The final determination of tangible and intangible assets may result in in-process research and development, depreciation and amortization expense that is substantially different from the preliminary estimates.

Additionally, the pro forma condensed consolidated balance sheet reflects the impact of ABI’s issuance of restricted stock units under ABI’s restricted unit plan as contemplated by the merger agreement. ABI currently estimates a one-time, non-cash charge associated with the restricted stock units will be approximately $50 million. The non-cash charge will be recorded as stock compensation expense at the time the restricted stock units vest with a corresponding credit, net of applicable income taxes, to stockholders’ equity.

The selected unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to represent what the actual consolidated results of operation or the consolidated financial position of APP would have been had the merger occurred on the dates assumed, does not reflect any benefits or synergies that may result from the merger, nor is it indicative of future operating results or financial position. Accounting policies used in the preparation of the pro forma condensed consolidated financial statements are in accordance with those used in ABI’s consolidated financial statements.

	Pro Forma Nine Months Ended September 30, 2005	Pro Forma Year Ended December 31, 2004
	(in thousands, except per share data)
Consolidated statement of operations data:
Net sales	$375,153	$405,247
Income (loss) before income taxes	12,943	(2,777)
Net income (loss)	3,994	(7,676)

Basic income (loss) per common share	$0.03	$(0.05)
Diluted income (loss) per common share	$0.02	$(0.05)
Shares used in calculation of basic income (loss) per common share	157,733	156,402
Shares used in calculation of diluted income (loss) per common share	160,138	156,402

	Pro Forma as of September 30, 2005
	(in thousands)
Consolidated balance sheet data:
Total assets	$1,519,145
Total liabilities, including debt	507,684
Total stockholders’ equity	1,011,461

COMPARATIVE PER SHARE INFORMATION

The following table presents certain unaudited historical per share information of APP and combined pro forma per share information after giving effect to the proposed business combination. As a result of the implied acquisition of the APP minority interest in the merger and effective with the merger’s closing, purchase accounting will apply to APP to the extent of APP’s minority ownership interest. Accordingly, the book value of APP’s net assets will be adjusted to reflect the excess of the minority interest’s estimated fair value of APP over their related share of APP’s historical book value. The pro forma information is presented on this basis for informational purposes only and is not intended to be indicative of the results of future operations or the results that would have occurred had the business combination been consummated at the beginning of the periods presented. The information set forth below has been derived from and should be read in conjunction with the financial statements and related notes of APP and ABI included elsewhere in or incorporated by reference into this information statement and the unaudited pro forma condensed consolidated financial statements included elsewhere in this information statement.

	Nine Months Ended September 30, 2005
	Historical APP		Pro Forma
Income per common share:
Basic	$0.88		$0.03
Diluted	$0.85		$0.02
Book value per common share: (1)	$5.09	(1)	$6.12 (2)

	Year Ended December 31, 2004
	Historical APP		Pro Forma
Income (loss) per common share:
Basic	$0.81		$(0.05)
Diluted	$0.78		$(0.05)

(1)	The historical book value per common share is calculated by dividing APP’s stockholders’ equity of $402,639,000 by the number of APP shares outstanding of 79,044,015 at September 30, 2005
(2)	The pro forma combined book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares outstanding as of September 30, 2005 (consisting of APP historical shares outstanding as of September 30, 2005 and the additional shares to be issued in the merger)

MARKET PRICE AND DIVIDEND INFORMATION

Our common stock has been listed and traded on The Nasdaq National Market under the symbol “APPX” since December 14, 2001. There has never been a public market for the shares of ABI. The table below sets forth, for the periods indicated, the high and low daily split-adjusted sales prices for our common stock as reported on The Nasdaq National Market:

	High	Low
Year Ended December 31, 2004
Quarter ended March 31	$43.25	$32.73
Quarter ended June 30	$49.19	$30.20
Quarter ended September 30	$33.23	$24.38
Quarter ended December 31	$40.62	$21.28

Year Ended December 31, 2005
Quarter ended March 31	$57.00	$31.02
Quarter ended June 30	$58.73	$39.30
Quarter ended September 30	$48.70	$38.30
Quarter ended December 31	$49.70	$32.25

Year Ended December 31, 2006
Quarter ended March 31 (through February 10, 2006)	$40.52	$32.85

As of December 31, 2005, there were approximately 63 holders of record of our common stock. As of December 31, 2005, there were approximately six holders of record of ABI’s common stock.

On                      , 2006, the latest practicable date before the mailing of this information statement, the last sale price of our common stock as reported on The Nasdaq National Market was $       per share. On November 25, 2005, the last trading day prior to the public announcement of the merger, the last sale price of our common stock as reported on The Nasdaq National Market was $47.61 per share.

Following the merger, our common stock will be quoted and traded on The Nasdaq National Market under the symbol “ABRX.”

We have not paid or declared cash dividends on our capital stock during the periods indicated in the table set forth above. ABI has never paid or declared any cash dividends on its capital stock. We currently intend to retain any future earnings of the combined company to fund the development and growth of the combined company’s business and therefore do not anticipate paying any cash dividends for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains and incorporates by reference certain forward-looking statements regarding the anticipated financial condition, results of operations and businesses of APP and ABI in the future, including management’s beliefs, projections and assumptions concerning future results and events. These forward-looking statements generally are in the future tense and may, but do not necessarily, include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue” or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The future results of APP following completion of the merger may differ materially from those expressed in these forward-looking statements. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those identified under “Risk Factors” in this information statement and in the annual and quarterly reports filed by APP with the SEC, as well as the following:

•	Abraxane® does not achieve strong market acceptance in the treatment of metastatic breast cancer or for future approved indications other than metastatic breast cancer or in foreign countries;

•	completion of the merger is delayed or the merger cannot be completed;

•	integrating the businesses of APP and ABI is more difficult than expected;

•	the combined company is unable to execute its business strategy; and

•	general economic and business conditions change.

Given these risks and uncertainties, APP stockholders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this information statement. Neither APP nor ABI undertakes any obligation (and each company expressly disclaims any such obligation) to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events.

RISK FACTORS

An investment in the combined company will include different risks than an investment in APP on a stand-alone basis. Moreover, by reason of the pending merger, and the resulting change in the business of the combined company as compared to APP’s business as currently conducted, the nature of the investment by each APP stockholder will change significantly. In addition to the other information contained in or incorporated by reference into this information statement, you should carefully review the risks described below together with all of the other information included in this information statement.

Risks Related to the Merger

The issuance of shares of our common stock to ABI shareholders in the merger will substantially dilute the percentage ownership interests of current APP stockholders.

If the merger is completed, we expect that we will issue to ABI shareholders approximately 134,080,683 shares of our common stock, with the 47,984,160 shares of our common stock held by ABI prior to the merger and acquired by our company in connection with the merger to be cancelled without payment of any additional merger consideration. Upon completion of the merger, the former holders of ABI common stock, together with the holders of ABI restricted stock units, will be issued shares of our common stock representing approximately 83.5% of our common stock outstanding on a fully-diluted basis immediately following the merger. This percentage reflects only the shares to be issued in the merger but does not include any shares of our common stock held by individual ABI shareholders prior to the merger. The issuance of our common stock to ABI shareholders in excess of what they currently own will cause a significant reduction in the relative percentage interest of current APP stockholders in APP’s earnings, voting, liquidation book values and market capitalization.

Our Chief Executive Officer and Executive Chairman will beneficially own approximately 83.3% of the outstanding shares of our company on a fully-diluted basis immediately after the merger.

You should be aware that Dr. Soon-Shiong, our Chief Executive Officer and Executive Chairman, is also the president, chief financial officer and a director of ABI, the controlling stockholder of APP. As of December 31, 2005, Dr. Soon-Shiong and his affiliated entities beneficially owned approximately 98.9% of the outstanding shares of ABI common stock and will receive approximately the same percentage of the shares of our common stock to be issued in the merger. See “Security Ownership of Certain Beneficial Owners and Management of ABI.” Following the merger, Dr. Soon-Shiong and his affiliated entities will beneficially own approximately 83.3% of the outstanding shares of our company on a fully-diluted basis immediately after the merger. The shares to be issued to Dr. Soon-Shiong and his affiliated entities in the merger, and their percentage ownership immediately after the merger, will be reduced to the extent ABI issues restricted stock units under its restricted unit plan as contemplated by the merger agreement. The special committee was aware of these interests and considered them, among other matters, in determining that the merger is fair to, and is in the best interests of, our company and in unanimously recommending that our board of directors approve the terms and conditions of the merger agreement. Our board of directors (other than Dr. Soon-Shiong, who recused himself from voting) also was aware of these interests and considered them, among other matters, in approving the merger agreement.

The combined company’s earnings per share may decline as a result of the merger, which may adversely affect the market price of its common stock.

The merger is expected to be dilutive to the combined company’s earnings per share over the next five years due to the number of APP shares to be issued in the merger and the limited amount of current ABI revenue, ABI expenses and the amortization of the purchase price step-up and other acquisition-related charges.

In addition, the merger agreement contemplates ABI will issue prior to the merger restricted stock units under a restricted unit plan. The vesting of these restricted stock units will result in a one-time, non-cash compensation charge that will negatively impact the reported earnings of the combined company following the merger. ABI currently estimates a one-time, non-cash charge associated with the ABI restricted stock units will be approximately $50 million. The non-cash charge will be recorded as stock compensation expense at the time the restricted stock units vest with a corresponding credit, net of applicable income taxes, to stockholders’ equity.

As a result of these expected reductions in the combined company’s earnings per share, the market price of the combined company’s common stock may be negatively affected.

The merger is expected to result in benefits to the combined company, but the combined company may not realize those benefits due to challenges associated with integrating the companies or other factors.

The success of the merger will depend in part on the success of management of the combined company in integrating the operations, technologies and personnel of the two companies following the effective time of the merger. The inability of the combined company to meet the challenges involved in integrating successfully the operations of APP and ABI or otherwise to realize any of the anticipated benefits of the merger could seriously harm the combined company’s results of operations. In addition, the overall integration of the two companies may result in unanticipated operations problems, expenses, liabilities and diversion of management’s attention. The challenges involved in integration include:

•	integrating the two company’s operations, technologies and products;

•	coordinating and integrating sales and marketing, research and development and manufacturing functions;

•	demonstrating to our customers that the merger will not result in adverse changes in business focus;

•	assimilating the personnel of both companies and integrating the business cultures of both companies;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

•	maintaining employee morale and motivation.

APP and ABI may not be able to successfully integrate their operations in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger, including synergies or sales or growth opportunities, to the extent or in the time frame anticipated. The anticipated benefits and synergies of the merger are based on assumptions and current expectations, not actual experience, and assume a successful integration. In addition to the potential integration challenges discussed above, the combined company’s ability to realize the benefits and synergies of the business combination could be adversely impacted to the extent that APP’s or ABI’s relationships with existing or potential customers, suppliers or strategic partners is adversely affected as a consequence of the merger, or by practical or legal constraints on its ability to combine operations. Furthermore, financial projections based on these assumptions relating to integration may not be correct if the underlying assumptions prove to be incorrect.

If the merger is not completed, we will have nonetheless incurred substantial costs and our financial results and operations and the market price of our common stock may be adversely affected.

We have incurred and expect to continue to incur substantial costs in connection with the pending merger. These costs are primarily associated with the fees of financial advisors, attorneys, accountants and consultants. In addition, we have diverted significant management resources in an effort to complete the merger and are subject to restrictions contained in the merger agreement on the conduct of our business. If the merger is not completed, we will receive little or no benefit from these costs.

In addition, if the merger is not completed, we may experience negative reactions from the financial markets and our customers, suppliers and employees. Each of these factors may adversely affect the trading price of our common stock and our financial results and operations.

The indemnification obligations of the ABI shareholders may not be sufficient to protect the combined company from losses it may suffer after completion of the merger.

The ABI shareholders have agreed to indemnify the combined company for losses resulting from breaches of specified representations and warranties and certain other matters specified in the merger agreement. These indemnification obligations will be secured by an escrow funded with 10% of the shares of our common stock otherwise issuable in connection with the merger. However, the ABI shareholders generally will not be liable for any indemnification claim of less than $3 million and will not be liable for any other indemnification claim unless and until the aggregate amount of indemnifiable losses exceeds $80 million, in which case the ABI shareholders will be liable only for the amount in excess of $80 million. In addition, APP’s indemnification claims may be satisfied solely from the APP shares held in escrow. As a result, these indemnification obligations may not be sufficient in duration or value to protect the combined company from losses it may suffer after completing the merger. See “The Merger Agreement—Indemnification” for additional information regarding the indemnification obligations of the ABI shareholders.

To be successful, the combined company must attract, retain and motivate key employees, and the inability to do so could seriously harm the combined company.

To be successful, the combined company must attract, retain and motivate executives and other key employees. Employees of APP and ABI may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed. These circumstances may adversely affect the combined company’s ability to attract and retain key personnel. The combined company also must continue to attract and motivate employees and keep them focused on the strategies and goals of the combined company, which effort may be adversely affected as a result of the uncertainty and difficulties with integrating APP and ABI.

If the combined company is unable to manage its growth, its business and financial results could suffer.

The combined company’s future financial results will depend in part on its ability to profitably manage its core businesses, including any growth that the combined company may be able to achieve. In order to achieve those goals, the combined company will need to maintain existing customers and attract new customers, recruit, train, retain and effectively manage employees, as well as expand operations, customer support and financial control systems. If the combined company is unable to manage its businesses profitably, any growth that the combined company may be able to achieve, as well as its business and financial results, could suffer.

Future sales of substantial amounts of our common stock may adversely affect our market price.

In connection with the merger, we will issue a significant number of additional shares of our common stock to a small number of ABI shareholders. Although the APP shares to be issued in the merger will not be immediately freely tradeable, we have granted registration rights to the ABI shareholders to permit the resale of the shares of our common stock they will receive in the merger. See “Agreements Related to the Merger—Registration Rights Agreement.” Future sales of substantial amounts of our common stock into the public market, or perceptions in the market that such sales could occur, may adversely affect the prevailing market price of our common stock.

The pro forma financial statements presented for illustrative purposes may not be an indication of the combined company’s financial condition or results of operations following the merger.

The pro forma financial statements contained in this information statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. The pro forma financial statements have been derived from the financial statements of APP and ABI and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations could cause the stock price of the combined company to decline.

The completion of the merger is subject to the satisfaction or waiver of conditions.

The merger is subject to the satisfaction or waiver of a number of closing conditions set forth in the merger agreement. If these conditions are not satisfied or waived, the merger will not be completed. Also, even if all of these conditions are satisfied, the merger may not be completed, as each of APP and ABI has the right to terminate the merger agreement under certain circumstances specified in the merger agreement and described in greater detail in “The Merger Agreement—Termination.”

Prior to the closing of the merger, we will need to either replace existing credit facilities with a combined expanded credit facility or otherwise refinance the outstanding balance under the ABI credit facility.

ABI currently has a $200 million credit facility, under which $190 million was outstanding as of December 31, 2005. The ABI credit facility is secured by all of ABI’s assets, including most of the shares of our common stock held by ABI and ABI’s intellectual property. Any amounts outstanding under the ABI credit facility will be assumed by the combined company in connection with the merger. In connection with the consummation of the merger, the combined company expects to enter into an expanded combined credit facility to increase the total credit available to the combined company and, to the extent necessary, to refinance preexisting debt, including ABI’s debt under its credit facility. Although APP and ABI believe that they will be able to negotiate an expanded combined credit facility or otherwise refinance ABI’s existing debt on terms acceptable to the combined company, the combined company may be unable to do so. In such event, the combined company may be required to pay off the outstanding balance under the ABI credit facility by using our available cash and/or other borrowings.

If the combined company is unable to refinance the outstanding balance under the ABI credit facility or the balance is not paid off prior to the closing of the merger, then the combined company would be in default under the ABI credit facility and the lenders would be entitled to proceed against the assets securing ABI’s obligations, including ABI’s shares of our common stock which are securing such obligations. For a discussion of the ABI credit facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations for American BioScience, Inc.—Liquidity and Capital Resources—Sources of Financing.”

Under the terms of our existing $150 million credit facility, we also are required to obtain the consent of our lenders to the merger. We had no outstanding balance under our credit facility as of December 31, 2005. If we do not obtain the consent of our lenders, then we would be in default and not be able to borrow under our credit facility.

The assumption or refinancing of ABI’s debt under its credit facility may impose operating and financial restrictions on the combined company, which may prevent the combined company from capitalizing on business opportunities and taking some actions.

The assumption or refinancing of ABI’s debt under the ABI credit facility may impose operating and financial restrictions on the combined company. These restrictions may limit the combined company’s ability to, among other things, incur additional indebtedness, make investments, sell assets, incur certain liens or acquire, merge or consolidate with other businesses. In addition, APP’s existing revolving credit facility requires us to maintain specified financial ratios and we expect that any expanded combined credit facility would have similar requirements. We cannot assure you that these financial and operational covenants will not hinder the combined company’s ability to finance future operations or capital needs or to pursue available business opportunities, including the purchase of additional facilities. A breach of any of these covenants or the combined company’s inability to maintain the required financial ratios could result in a default under this credit facility. If a default occurs, the relevant lenders could elect to declare the outstanding indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Further, the combined company may require additional capital in the future to expand business operations, acquire businesses or facilities, or replenish cash expended sooner than anticipated. The assumption of debt under ABI’s credit facility may limit the combined company’s ability to obtain additional capital or such additional capital may not otherwise be available on satisfactory terms.

Several stockholder lawsuits have been filed challenging the merger.

Beginning on or about December 7, 2005, several stockholder derivative and class actions lawsuits were filed against APP, its current and former directors and ABI in the Delaware Court of Chancery. APP is a nominal defendant in the stockholder derivative lawsuits. The current complaints in these lawsuits allege that APP’s directors breached their fiduciary duties in connection with approving the merger between APP and ABI. Among other relief, the lawsuits seek to enjoin the merger between APP and ABI and unspecified damages. APP intends to respond appropriately to these lawsuits. However, these lawsuits could cause the closing of the merger to be delayed or abandoned.

Risks Related to the Combined Company

The use of the terms “we,” “us,” “our” and similar pronouns below in this section with respect to actions or events following the merger refers to the combined business of APP and ABI and assumes that the merger will be completed.

If Abraxane® does not achieve strong market acceptance, our future profitability could be adversely affected and the combined company would be unable to recoup the investments made to commercialize this product.

We have invested significantly in the development and launch of Abraxane® and have expanded our marketing, sales and manufacturing staff, invested in paclitaxel raw material and manufactured Abraxane® finished product. The inability to successfully manufacture, market and commercialize Abraxane® after the merger could cause the combined company to lose some or all of the investment we have made to commercialize this product.

The results from pre-clinical studies and early clinical trials conducted to date may not be predictive of results the combined company may obtain in later clinical trials, including those ongoing at present. Further, the commencement and completion of clinical trials may be delayed by many factors that are beyond our control, including:

•	slower than anticipated patient enrollment;

•	difficulty in finding and retaining patients fitting the trial profile; and

•	adverse events occurring during the clinical trials.

Although approved by the FDA for metastatic breast cancer, Abraxane® may not generate sales sufficient to recoup the investments made to commercialize the product. Additionally, the success of Abraxane® in the Phase III trial for metastatic breast cancer may not be representative of future clinical trial results for Abraxane®

with respect to other clinical indications. Further, a number of pharmaceutical companies are working to develop alternative formulations of paclitaxel and other cancer drugs and therapies, any of which may compete directly or indirectly with Abraxane® and which might adversely affect the commercial success of Abraxane®.

Unsuccessful or delayed regulatory approvals required to expand the commercial potential of Abraxane® could increase our future development costs or impair our future sales.

Abraxane® was approved by the FDA for sales in the United States for its initial indication in the treatment of metastatic breast cancer, but it currently is not approved for other indications in the United States or for sale in foreign countries. To expand the commercial potential of Abraxane®, ABI is conducting and planning to conduct additional pre-clinical studies and clinical trials for additional indications as well as filing for regulatory approval in various foreign countries. This process is expensive and can require a significant amount of time. Failure can occur at any stage of testing, even if the results are favorable. Failure to adequately demonstrate safety and efficacy in clinical trials would prevent regulatory approval and restrict our ability to commercialize Abraxane® for additional indications or in foreign countries. Any such failure may severely harm the business of the combined company. In addition, any approvals obtained may not cover all of the clinical indications for which approval is sought, or may contain significant limitations in the form of narrow indications, warnings, precautions or contraindications with respect to conditions of use, or in the form of onerous risk management plans, restrictions on distribution, or post-approval study requirements.

If the combined company is unable to develop and commercialize new injectable products, our financial condition may deteriorate.

Profit margins for a multi-source pharmaceutical product generally decline as new competitors enter the market. As a result, the future success of the combined company will depend on the ability to commercialize the injectable product candidates that are currently under development, as well as develop new injectable products in a timely and cost-effective manner. Over 60 new injectable product candidates currently are under development with more than 25 ANDAs for new injectable products currently pending at the FDA. Successful development and commercialization of injectable product candidates will require significant investment in many areas, including research and development and sales and marketing, and the combined company may not realize a return on those investments. In addition, development and commercialization of new injectable products are subject to inherent risks, including:

•	failure to receive necessary regulatory approvals;

•	difficulty or impossibility of manufacture on a large scale;

•	prohibitive or uneconomical costs of marketing products;

•	inability to secure raw material or components from third-party vendors in sufficient quantity or quality or at a reasonable cost;

•	failure to be developed or commercialized prior to the successful marketing of similar or superior products by third parties;

•	lack of acceptance by customers;

•	impact of authorized injectable pharmaceutical competition;

•	infringement on the proprietary rights of third parties;

•	new patents for existing products may be granted, which could prevent the introduction of newly-developed products for additional periods of time; and

•	grant to another manufacturer by the FDA of a 180-day period of marketing exclusivity under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Act, as patents or other exclusivity periods for brand name products expire.

The timely and continuous introduction of new injectable products is expected to be critical to the business of the combined company. If new injectable products are not successfully developed and commercialized, the financial condition of the combined company will deteriorate.

Proprietary product development efforts may not result in commercial products.

The combined company intends to maintain an aggressive research and development program for its proprietary pharmaceutical products. Successful product development in the biotechnology industry is highly uncertain, and statistically very few research and development projects produce a commercial product. Product candidates that appear promising in the early phases of development, such as in early stage human clinical trials, may fail to reach the market for a number of reasons, including:

•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive pre-clinical trial results;

•	the product candidate was not effective in treating a specified condition or illness;

•	the product candidate had harmful side effects in humans or animals;

•	the necessary regulatory bodies, such as the FDA, did not approve a product candidate for an intended use;

•	the product candidate was not economical to manufacture and commercialize;

•	other companies or people have or may have proprietary rights to a product candidate, such as patent rights, and will not let the product candidate be sold on reasonable terms, or at all; or

•	the product candidate is not cost effective in light of existing therapeutics.

The combined company may be required to perform additional clinical trials or change the labeling of its products if side effects or manufacturing problems are identified after the products are on the market.

If side effects are identified after any of the combined company’s products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and reformulation of products, additional clinical trials, changes in labeling of products, and changes to or re-approvals of our manufacturing facilities may be required, any of which could have a material adverse effect on sales of the affected products and on the combined company’s business and results of operations.

After any of our products are approved for commercial use, we or regulatory bodies could decide that changes to our product labeling are required. Label changes may be necessary for a number of reasons, including: the identification of actual or theoretical safety or efficacy concerns by regulatory agencies or the discovery of significant problems with a similar product that implicates an entire class of products. Any significant concerns raised about the safety or efficacy of our products could also result in the need to reformulate those products, to conduct additional clinical trials, to make changes to our manufacturing processes, or to seek re-approval of our manufacturing facilities. Significant concerns about the safety and effectiveness of a product could ultimately lead to the revocation of its marketing approval. The revision of product labeling or the regulatory actions described above could be required even if there is no clearly established connection between the product and the safety or efficacy concerns that have been raised. The revision of product labeling or the regulatory actions described above could have a material adverse effect on sales of the affected products and on our business and results of operations.

The combined company’s business may be adversely affected by a decline in key products.

Our top ten injectable products, excluding Abraxane®, comprised approximately 51% of our 2004 net sales and 55% of our net sales for the nine months ended September 30, 2005. These key products could lose market share or revenue due to numerous factors, many of which are beyond our control, including:

•	lower prices or better terms offered on similar products by other manufacturers;

•	substitute or alternative products or therapies;

•	development by others of new pharmaceutical products or treatments that are more effective than these products;

•	introduction of other generic equivalents or products which may be therapeutically interchanged with these products;

•	interruptions in manufacturing or supply;

•	changes in the prescribing practices of physicians;

•	changes in third-party reimbursement practices; and

•	migration of key customers to other manufacturers or sellers.

Any factor adversely affecting the sale of these or the combined company’s other key products may cause the combined company’s revenues to decline.

If the combined company or its suppliers are unable to comply with ongoing and changing regulatory standards, product sales could be delayed or prevented.

Virtually all aspects of the combined company’s business, including the development, testing, manufacturing, processing, quality, safety, efficacy, packaging, labeling, record-keeping, distribution, storage and advertising of our products and disposal of waste products arising from these activities, are subject to extensive regulation by federal, state and local governmental authorities in the United States, including the FDA, and are increasingly subject to regulation in foreign countries. Compliance with these regulations is costly and time-consuming.

Manufacturing facilities and procedures of the combined company and those of its suppliers are subject to ongoing regulation, including periodic inspection by the FDA and foreign regulatory agencies. For example, manufacturers of pharmaceutical products must comply with detailed regulations governing current good manufacturing practices, including requirements relating to quality control and quality assurance. Funds, time and effort must be spent in the areas of production, safety, quality control and quality assurance to ensure compliance with these regulations. Notwithstanding our efforts to ensure compliance with all laws, rules and regulations, there can be no assurance that the combined company’s manufacturing facilities or those of its suppliers will not be subject to regulatory action in the future.

Products to be sold by the combined company generally must receive appropriate regulatory clearance before they can be sold in a particular country, including the United States. Delays in the introduction of a product may result from, among other things, insufficient or incomplete submissions to the FDA or similar regulatory authorities in foreign countries for approval of a product, objections by another company with respect to our submissions for approval, new patents by other companies, patent challenges by other companies which result in a 180-day exclusivity period, and changes in regulatory policy during the period of product development or during the regulatory approval process. The FDA and foreign regulatory authorities have the authority to revoke drug approvals previously granted and remove from the market previously approved products for various reasons, including issues related to current good manufacturing practices for that particular product or in general. The combined company may be subject from time to time to product recalls initiated by the combined company or by the FDA and foreign regulatory authorities. Delays in obtaining regulatory approvals, the revocation of a prior approval, or product recalls could impose significant costs on the combined company and adversely affect its ability to generate revenue.

The combined company’s inability or the inability of its suppliers to comply with applicable FDA and other regulatory requirements could result in, among other things, warning letters, fines, consent decrees restricting or suspending our manufacturing operations, delay of approvals for new products, injunctions, civil penalties, recall or seizure of products, total or partial suspension of sales and potential criminal prosecution. Any of these or other regulatory actions could materially adversely affect the business and financial condition of the combined company.

The manufacture of the combined company’s products will be highly exacting and complex, and if it or its suppliers encounter production problems, the combined company’s business may suffer.

Substantially all of the products to be made by the combined company will be sterile, injectable drugs. The combined company also is expected to purchase some such products from other companies. Additionally, the process for manufacturing the nano-particle product Abraxane® is relatively new and unique. The manufacture of all of these products will be highly exacting and complex, due in part to strict regulatory requirements and standards which govern both the manufacture of a particular product and the manufacture of these types of products in general. Problems may arise during their manufacture due to a variety of reasons including equipment malfunction, failure to follow specific protocols and procedures and environmental factors. If problems arise during the production of a batch of product, that batch of product may have to be discarded. This could, among other things, lead to loss of the cost of raw materials and components used, lost revenue, time and expense spent in investigating the cause and, depending on the cause, similar losses with respect to other batches or products. If such problems are not discovered before the product is released to the market, recall costs may also be incurred. Any problems in the production of pharmaceutical products may be detrimental to the business, operating results and reputation of the combined company.

State pharmaceutical marketing compliance and reporting requirements may expose the combined company to regulatory and legal action by state governments or other government authorities.

In recent years, several states, including California, Vermont, Maine, Minnesota, New Mexico and West Virginia, have enacted legislation requiring pharmaceutical companies to establish marketing compliance programs and file periodic reports on sales, marketing, pricing and other activities. Similar legislation is being considered in other states. Many of these requirements are new and uncertain, and available guidance is limited. Unless the combined company is in full compliance with these laws, it could face enforcement action and fines and other penalties and could receive adverse publicity, all of which could harm the combined company’s business.

The combined company may be subject to new federal and state legislation to submit information on our open and completed clinical trials to public registries and databases.

In 1997, a public registry of open clinical trials involving drugs intended to treat serious or life-threatening diseases or conditions was established under the Food and Drug Administration Modernization Act, or the FDMA, in order to promote public awareness of and access to these clinical trials. Under the FDMA, pharmaceutical manufacturers and other trial sponsors are required to post the general purpose of these trials, as well as the eligibility criteria, location and contact information of the trials. Since the establishment of this registry, there has been significant public debate focused on broadening the types of trials included in this or other registries, as well as providing for public access to clinical trial results. A voluntary coalition of medical journal editors has adopted a resolution to publish results only from those trials that have been registered with a no-cost, publicly accessible database, such as www.clinicaltrials.gov. Federal legislation was introduced in the fall of 2004 to expand www.clinicaltrials.gov and to require the inclusion of study results in this registry. The Pharmaceutical Research and Manufacturers of America has also issued voluntary principles for its members to make results from certain clinical studies publicly available and has established a website for this purpose. Other groups have adopted or are considering similar proposals for clinical trial registration and the posting of clinical trial results. Failure to comply with any clinical trial posting requirements could expose the combined company to negative publicity, fines and other penalties, all of which could materially harm the business of the combined company.

The injectable pharmaceutical products markets are highly competitive and, if the combined company is unable to compete successfully, its revenue may decline and its business may be harmed.

The markets for injectable pharmaceutical products are highly competitive, rapidly changing and undergoing consolidation. Most of our products are generic injectable versions of brand name products that are still being marketed by proprietary pharmaceutical companies. The first company to market a generic product is often initially able to achieve high sales, profitability and market share with respect to that product. Prices, revenue and market size for a product typically decline, however, as additional generic manufacturers enter the market.

Proprietary products’ and product candidates’ competitive position among other pharmaceutical products may be based on, among other things, patent position, product efficacy, safety, reliability, availability, patient convenience/delivery devices and price, as well as, the development and marketing of new competitive products. Certain of the combined company’s products and product candidates may face substantial competition from products marketed by large pharmaceutical companies, which have greater clinical, research, regulatory, manufacturing, marketing, financial experience and human resources than the combined company will. In addition, the introduction of new products or the development of new processes by competitors or new information about existing products may result in product replacements or price reductions, even for products protected by patents.

Some of the combined company’s competitors are actively engaged in research and development in areas where the combined company will be also developing proprietary product candidates. The competitive marketplace for proprietary product candidates is significantly dependent upon the timing of entry into the market. Early entry may have important advantages in gaining product acceptance and market share contributing to the product’s eventual success and profitability. Accordingly, in some cases, the relative speed with which the combined company can develop products, complete the testing, receive approval, and supply commercial quantities of the product to the market is expected to be important to our proprietary competitive position.

The combined company will face competition for injectable pharmaceutical products from major, brand name pharmaceutical companies as well as injectable manufacturers such as Hospira, Bedford Laboratories, Baxter Laboratories (including Elkin-Sinn), Sicor Inc. (recently acquired by Teva) and Mayne Pharma (Faulding Pharmaceuticals) and, in the future, increased competition from new, foreign competitors. Smaller and foreign companies may also prove to be significant competitors, particularly through collaboration arrangements with large and established companies. Many of these competitors have significantly greater research and development, financial, sales and marketing, manufacturing, regulatory and other resources than the combined company will have. As a result, they may be able to devote greater resources to the development, manufacture, marketing or sale of their products, receive greater resources and support for their products, initiate or withstand substantial price competition, more readily take advantage of acquisition or other opportunities, or otherwise more successfully market their products.

Abraxane® competes, directly or indirectly, with the primary taxanes in the market place, including Bristol Myers’ Taxol® and its generic equivalents, Aventis’ Taxotere® and other cancer therapies. Many pharmaceutical companies have developed and are marketing, or are developing, alternative formulations of paclitaxel and other cancer therapies that may compete directly or indirectly with Abraxane®.

Any reduction in demand for the combined company’s products could lead to a decrease in prices, fewer customer orders, reduced revenues, reduced margins, reduced levels of profitability, or loss of market share. These competitive pressures could adversely affect business and operating results of the combined company.

The combined company will face uncertainty related to pricing and reimbursement, particularly as it relates to Abraxane®, and health care reform.

In both domestic and foreign markets, sales of the combined company’s products, particularly Abraxane®, will depend in part on the availability of reimbursement from third-party payers such as government health administration authorities, private health insurers, health maintenance organizations and other health care-related organizations. Reimbursement by such payors is presently undergoing reform and there is significant uncertainty at this time how this will affect sales of certain pharmaceutical products, including Abraxane®.

Medicare, Medicaid and other governmental healthcare programs govern drug coverage and reimbursement levels in the United States. Federal law requires all pharmaceutical manufacturers to rebate a percentage of their revenue arising from Medicaid-reimbursed drug sales to individual states. Generic drug manufacturers’ agreements with federal and state governments provide that the manufacturer will remit to each state Medicaid agency, on a quarterly basis, 11% of the average manufacturer price for generic products marketed and sold under abbreviated new drug applications covered by the state’s Medicaid program. For proprietary products, which are marketed and sold under new drug applications, manufacturers are required to rebate the greater of (a) 15.1% of the average manufacturer price or (b) the difference between the average manufacturer price and the lowest manufacturer price for products sold during a specified period.

Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation, rules and regulations designed to contain or reduce the cost of health care. Existing regulations that affect the price of pharmaceutical and other medical products may also change before any products are approved for marketing. Cost control initiatives could decrease the price that the combined company receives for any product developed in the future. In addition, third-party payers are increasingly challenging the price and cost-effectiveness of medical products and services and litigation has been filed against a number of pharmaceutical companies in relation to these issues. Additionally, some uncertainty may exist as to the reimbursement status of newly approved injectable pharmaceutical products, including Abraxane®. The combined company’s products may not be considered cost effective or adequate third-party reimbursement may not be available to enable the combined company to maintain price levels sufficient to realize an adequate return on its investment.

If the combined company is unable to maintain key customer arrangements, sales of its products and revenue may decline.

Almost all injectable pharmaceutical products are sold to customers through arrangements with group purchasing organizations, or GPOs, and distributors. The majority of hospitals contract with the GPO of their choice for their purchasing needs. We currently derive, and the combined company expects to continue to derive, a large percentage of revenue from customers that are members of a small number of GPOs. Currently, fewer than ten GPOs control a large majority of sales to hospital customers. We have purchasing arrangements with the major GPOs in the United States, including AmeriNet, Inc., Broadlane Healthcare Corporation, Consorta, Inc., MedAssets Inc., Novation, LLC, Owen Healthcare, Inc., PACT, LLC, Premier Purchasing Partners, LP, International Oncology Network, or ION, National Oncology Alliance, or NOA, and U.S. Oncology, Inc. In order to maintain these relationships, we believe the combined company will need to be a reliable supplier, offer a broad product line, remain price competitive, comply with governmental regulations and provide high-quality products. The GPOs through which we sell, and the combined company expects to continue to sell, injectable pharmaceutical products also have purchasing agreements with other manufacturers that sell competing products and the bid process for generic pharmaceutical products is highly competitive. Most of our GPO agreements may be terminated on short notice. If the combined company is unable to maintain these arrangements with GPOs and key customers, sales of its products and revenue would decline.

The strategy to license rights to or acquire and commercialize proprietary, biological injectable or other specialty injectable products may not be successful, and we may never receive any return on our investment in these product candidates.

The combined company may license rights to or acquire products from third parties. Additionally, we are in the process of establishing our capabilities in biologic generic products so that the combined company may be able to offer such products when regulatory approvals and patents allow for such products. Other companies, including those with substantially greater financial and sales and marketing resources, will compete with the combined company to license rights to or acquire these products. The combined company may not be able to license rights to or acquire these proprietary, or other, products on acceptable terms, if at all. Even if the combined company obtains rights to a pharmaceutical product and commit to payment terms, including, in some cases, significant up-front license payments, the combined company may not be able to generate product sales sufficient to create a profit or otherwise avoid a loss.

A product candidate may fail to result in a commercially successful drug for other reasons, including the possibility that the product candidate may:

•	be found during clinical trials to be unsafe or ineffective;

•	fail to receive necessary regulatory approvals;

•	be difficult or uneconomical to produce in commercial quantities;

•	be precluded from commercialization by proprietary rights of third parties; or

•	fail to achieve market acceptance.

The marketing strategy, distribution channels and levels of competition with respect to any licensed or acquired product may be different from those of our current products, and the combined company may not be able to compete favorably in any new product category.

The former shareholders of ABI after the merger will own a significant percentage of our common stock and could exercise significant influence over matters requiring stockholder approval, regardless of the wishes of other stockholders.

ABI owned approximately 66.2% of our common stock as of December 31, 2005. Upon completion of the merger, the former holders of ABI common stock, together with the holders of ABI restricted stock units, will be issued shares of our common stock representing approximately 83.5% of our common stock outstanding on a fully-diluted basis immediately after the merger. This percentage reflects only the shares to be issued in the merger but does not include any shares of our common stock held by individual ABI shareholders prior to the merger. Accordingly, they will have the ability to significantly influence all matters requiring stockholder approval, including the election and removal of directors and approval of significant corporate transactions such as mergers, consolidations and sales of assets. Although as described elsewhere in this information statement certain ABI shareholders will execute a corporate governance and voting agreement in connection with the merger, that agreement will terminate by its terms no later than the 2007 annual stockholders’ meeting. See “Agreements Related to the Merger—Corporate Governance and Voting Agreement.” Our Chief Executive Officer and Executive Chairman, Dr. Soon-Shiong, is also the president, chief financial officer and a director of ABI. As of December 31, 2005, Dr. Soon-Shiong also beneficially owned approximately 98.9% of the outstanding capital stock of ABI and together with his affiliated entities will beneficially own approximately 83.3% of the outstanding capital stock of the combined company on a fully-diluted basis after the merger. The shares to be issued to Dr. Soon-Shiong and his affiliated entities in the merger, and their percentage ownership immediately after the merger, will be reduced to the extent ABI issues restricted stock units under its restricted unit plan as contemplated by the merger agreement. See “Security Ownership of Certain Beneficial Owners and Management of ABI.” This concentration of ownership could have the effect of delaying, deferring or preventing a change in control or impeding a merger or consolidation, takeover or other business combination, which could cause the market price of the combined company’s common stock to fall or prevent stockholders of the combined company from receiving a premium in such a transaction. This significant concentration of stock ownership may adversely affect the market for and trading price of the combined company’s common stock if investors perceive that conflicts of interest may exist or arise.

The combined company will depend heavily on the principal members of management and research and development teams of the combined company, the loss of whom could harm its business.

The combined company will depend heavily on the principal members of the management and research and development teams of the combined company. Each of the members of the executive management team is employed “at will.” None of these individuals currently has an employment agreement with either APP or ABI. The loss of the services of any member of the executive management team may significantly delay or prevent the achievement of product development or business objectives.

See “Business of American BioScience, Inc.—Executive Officers and Senior Management” and APP’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this information statement, for more information about the executive officers and senior management of ABI and APP.

The combined company will depend on third parties to supply raw materials and other components and may not be able to obtain sufficient quantities of these materials, which will limit the combined company’s ability to manufacture products on a timely basis and harm its operating results.

The manufacture of the combined company’s products will require raw materials and other components that must meet stringent FDA requirements. Some of these raw materials and other components are available only from a limited number of sources. Additionally, regulatory approvals for each particular product denote the raw materials and components, and the suppliers for such materials, the combined company may use for that product. Obtaining approval to change, substitute or add a raw material or component, or the supplier of a raw material or component, can be time consuming and expensive, as testing and regulatory approval is necessary. In the past, we have experienced shortages in some of the raw materials and components we purchase. If the combined company’s suppliers are unable to deliver sufficient quantities of these materials on a timely basis or the combined company encounters difficulties in its relationships with these suppliers, the manufacture and sale of the combined company’s products may be disrupted, and the business, operating results and reputation of the combined company could be adversely affected.

Other companies may claim that the combined company infringes their intellectual property or proprietary rights, which could cause the combined company to incur significant expenses or prevent it from selling products.

The combined company’s success will depend in part on its ability to operate without infringing the patents and proprietary rights of third parties. The manufacture, use and sale of new products have been subject to substantial patent rights litigation in the pharmaceutical industry. These lawsuits generally relate to the validity and infringement of patents or proprietary rights of third parties. Infringement litigation is prevalent with respect to generic versions of products for which the patent covering the brand name product is expiring, particularly since many companies which market generic products focus their development efforts on products with expiring patents. Other pharmaceutical companies, biotechnology companies, universities and research institutions may have filed patent applications or may have been granted patents that cover aspects of the combined company’s products or its licensors’ products, product candidates or other technologies.

Future or existing patents issued to third parties may contain patent claims that conflict with the combined company’s products. The combined company is expected to be subject to infringement claims from time to time in the ordinary course of business, and third parties could assert infringement claims against the combined company in the future with respect to our current products or with respect to products that the combined company may develop or license. Litigation or interference proceedings could force the combined company to:

•	stop or delay selling, manufacturing or using products that incorporate or are made using the challenged intellectual property;

•	pay damages; or

•	enter into licensing or royalty agreements that may not be available on acceptable terms, if at all.

Any litigation or interference proceedings, regardless of their outcome, would likely delay the regulatory approval process, be costly and require significant time and attention of key management and technical personnel.

Any inability to protect intellectual property rights in the United States and foreign countries could limit the combined company’s ability to manufacture or sell products.

The combined company will rely on trade secrets, unpatented proprietary know-how, continuing technological innovation and, in some cases, patent protection to preserve a competitive position. The combined company’s patents and licensed patent rights may be challenged, invalidated, infringed or circumvented, and the rights granted in those patents may not provide proprietary protection or competitive advantages to the combined company. The combined company and its licensors may not be able to develop patentable products. Even if patent claims are allowed, the claims may not issue, or in the event of issuance, may not be sufficient to protect the technology owned by or licensed to the combined company. Third party patents could reduce the coverage of the patent’s license, or that may be licensed to or owned by the combined company. If patents containing competitive or conflicting claims are issued to third parties, the combined company may be prevented from commercializing the products covered by such patents, or may be required to obtain or develop alternate technology. In addition, other parties may duplicate, design around or independently develop similar or alternative technologies.

The combined company may not be able to prevent third parties from infringing or using our intellectual property, and the parties from whom the combined company may license intellectual property may not be able to prevent third parties from infringing or using the licensed intellectual property. The combined company generally will control and limit access to, and the distribution of, its product documentation and other proprietary information. Despite efforts to protect this proprietary information, however, unauthorized parties may obtain and use information that the combined company may regard as proprietary. Other parties may independently develop similar know-how or may even obtain access to these technologies.

The laws of some foreign countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these foreign countries.

The U.S. Patent and Trademark Office and the courts have not established a consistent policy regarding the breadth of claims allowed in pharmaceutical patents. The allowance of broader claims may increase the incidence and cost of patent interference proceedings and the risk of infringement litigation. On the other hand, the allowance of narrower claims may limit the value of the combined company’s proprietary rights.

The combined company may need to change its business practices to comply with changes to, or may be subject to charges under, the fraud and abuse laws.

The combined company will be subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback, marketing and pricing laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs such as Medicare and Medicaid. The combined company may have to change its business practices, or existing business practices could be challenged as unlawful due to changes in laws, regulations or rules or due to administrative or judicial findings, which could materially adversely affect the combined company’s business.

The combined company may become subject to federal false claims or other similar litigation brought by private individuals and the government.

The Federal False Claims Act allows persons meeting specified requirements to bring suit alleging false or fraudulent Medicare or Medicaid claims and to share in any amounts paid to the government in fines or settlement. These suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that a health care company will have to defend a false claim action, pay fines and/or be excluded from Medicare and Medicaid programs. Federal false claims litigation can lead to civil monetary penalties, criminal fines and imprisonment and/or exclusion from participation in Medicare, Medicaid and other federally funded health programs. Other alternate theories of liability may also be available to private parties seeking redress for such claims. A number of parties have brought claims against numerous pharmaceutical manufacturers, and there can be no assurance that such claims will not be brought against the combined company, or if they are brought, that such claims might not be successful.

The combined company may be required to defend lawsuits or pay damages for product liability claims.

Product liability is a major risk in testing and marketing biotechnology and pharmaceutical products. The combined company may face substantial product liability exposure in human clinical trials and for products that it sells after regulatory approval. Historically, both APP and ABI have carried product liability insurance and the combined company is expected to continue such policies. Product liability claims, regardless of their merits, could exceed policy limits and divert management’s attention, and adversely affect our reputation and the demand for the combined company’s products.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in the combined company’s financial statements and negatively impact its stock price.

Pursuant to Section 404 of Sarbanes-Oxley, the combined company will be required to include in each Annual Report on Form 10-K, management’s assessment of the effectiveness of the combined company’s internal control over financial reporting. Furthermore, the combined company’s independent registered public accounting firm is required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes the combined company maintained, in all material respects, effective internal control over financial reporting. APP’s management assessed that APP’s internal controls of its operations were effective as of December 31, 2004 and believes its internal controls still are effective. ABI, as a privately held company, has not been required to review or assess its internal control procedures. Following the merger, the combined company will be required to modify and apply the disclosure controls and procedures, internal controls and related corporate governance policies to include the current operations of ABI. If the combined company fails to timely complete the development of the combined company’s internal controls and management is unable to make this assessment, or if the independent registered public accounting firm cannot timely attest to this assessment, the combined company could be subject to regulatory sanctions and a loss of public confidence in its internal control and the reliability of its financial statements, which ultimately could negatively impact the combined company’s stock price.

Any future acquisitions and other material changes in the combined company’s operations likely will require the combined company to expand and possibly revise its disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If the combined company’s efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, the combined company could be subject to regulatory sanctions, its reputation may be harmed and the combined company’s stock price may be adversely affected.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on the combined company’s reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect the combined company’s reported financial results or the way it conducts business. For example, on December 16, 2004, FASB issued SFAS No. 123(R). SFAS No. 123(R) requires that employee stock-based compensation be measured based on its fair-value on the grant date and treated as an expense that is reflected in the financial statements over the related service period. In April 2005, the SEC adopted an amendment to Rule 4-01(a) of Regulation S-X that delays the implementation of SFAS No. 123(R) until the first interim or annual period of the registrant’s first fiscal year beginning on or after June 15, 2005. As a result, the combined company currently will adopt SFAS No. 123(R) effective as of January 1, 2006. SFAS No. 123(R) permits the combined company to adopt its requirements using one of two methods. We have not yet completed our evaluation of the adoption methods permitted by SFAS 123(R) and, as such, have not determined which method will be adopted. Under either method, the adoption of SFAS 123(R) is expected to have a material adverse effect on the combined company’s results of operations for 2006 and subsequent periods. However, we do not believe the application of SFAS 123(R) will have a direct impact on the combined company’s overall financial position or liquidity.

Our stock price has been volatile in response to market and other factors.

The market price for our common stock has been, and the market price for the combined company’s stock after the merger may continue to be, volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

•	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the merger may limit interest in the combined company’s securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of technological innovations or new products or services by us or our competitors;

•	reductions in the market share of our products;

•	the inability to increase the market share of Abraxane® at a sufficient rate;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry; and

•	additions or departures of key personnel.

THE MERGER AND RELATED TRANSACTIONS

This section of this information statement describes the pending merger. While APP believes that the description in this section covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this information statement, including the Annexes, and the other documents referred to or incorporated by reference into this information statement for a more complete understanding of the merger.

General

The merger agreement provides for the merger of ABI with and into APP. APP will be the corporation surviving the merger, and ABI will not exist as a separate entity when the merger becomes effective. After the merger, APP will continue its corporate existence as a Delaware corporation.

In connection with the merger, our certificate of incorporation will be amended to (a) increase the authorized number of shares of our common stock to 350,000,000 and (b) change our name to “Abraxis BioScience, Inc.” We refer in this information statement to the amendments to our certificate of incorporation as the “charter amendments.” Following the merger, our common stock will be traded and quoted on The Nasdaq National Market under the symbol “ABRX.”

The Combined Company’s Operations Following the Merger

Abraxis BioScience currently is expected to be organized into four key operating divisions following the merger, with Dr. Soon-Shiong, APP’s current Chief Executive Officer and Executive Chairman, continuing to serve as Chief Executive Officer and Executive Chairman of Abraxis BioScience:

•	APP’s current injectable operations will be under American Pharmaceutical Partners;

•	Sales and marketing of proprietary pharmaceuticals products will be under Abraxis Oncology;

•	Discovery, research and development and regulatory operations will be under Abraxis Research; and

•	External corporate opportunities will be under Abraxis BioCapital.

American Pharmaceutical Partners. The American Pharmaceutical Partners division will consist of APP’s current injectable pharmaceutical business. Following completion of the merger, Nicole Williams, APP’s current Chief Financial Officer, is expected to serve as President of the American Pharmaceutical Partners division as well as Chief Financial Officer of Abraxis BioScience. For more information about APP’s current injectable pharmaceutical business, see APP’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this information statement.

Abraxis Oncology. APP’s current Abraxis Oncology division will continue as a separate division after the merger. The Abraxis Oncology division will market and sell our proprietary oncology product Abraxane® globally as well as any future oncology products Abraxis BioScience develops. The dedicated Abraxis Oncology sales and marketing group is specifically targeted on key segments of the oncology market, specifically, leading oncologists, cancer centers and the oncology distribution channel. As of December 31, 2005, the Abraxis Oncology division was comprised of approximately 108 individuals, including an 80 member sales force and marketing and medical support staff. Following completion of the merger, Carlo Montagner is expected to serve as President of Abraxis Oncology.

Abraxis Research. The Abraxis Research division will be responsible both for the advancement of the technology platform and the discovery and development of the product pipeline for both the American Pharmaceutical Partners and the Abraxis Oncology divisions, leveraging ABI’s clinical trial competencies and the regulatory expertise of both ABI and APP. Dr. Soon-Shiong will serve as the initial President of Abraxis Research.

Abraxis BioCapital. The Abraxis BioCapital division will be responsible for supplementing internal discovery efforts by pursuing strategic collaborations of early-stage technologies from academia and start-up biotechnology companies by in-licensing or acquisitions to leverage the manufacturing, clinical trial and regulatory capabilities of Abraxis BioScience. Anthony E. Maida, III is expected to serve as President of Abraxis BioCapital.

Board of Directors. We anticipate that our board of directors after the merger will consist of a majority of independent directors and will include our current board members Dr. Soon-Shiong, Dr. David S. Chen, Ph.D., Dr. Stephen D. Nimer, M.D., Leonard Shapiro and Kirk K. Calhoun. In addition, Sir Richard Sykes, former chairman and chief executive officer of Glaxo Wellcome plc and chairman of GlaxoSmithKline plc, has agreed to join our board of directors following completion of the merger. Additional independent board members are expected to be announced prior to the closing of the merger. See “Agreements Related to the Merger—Corporate Governance and Voting Agreement.”

Employees. All employees of ABI are expected to be offered employment with Abraxis BioScience. In addition, no merger-related workforce reduction is expected at APP following the merger. For more information about the executive officers and senior management of ABI, see “Business of American BioScience, Inc.—Executive Officers and Senior Management.”

Background of the Merger

In January 2005, the FDA approved Abraxane® for its initial indication for the treatment of metastatic breast cancer. In February 2005, APP launched the product in the United States. In March 2005, ABI received initial interest from pharmaceutical companies regarding the sales and marketing rights to Abraxane® for Europe and the rest of the world. Concurrently, APP management approached ABI for the rest of the world rights for Abraxane® in conjunction with APP management’s interest in an opportunity to acquire a European sales and marketing force. Around April 2005, APP commenced due diligence on the acquisition of this European sales and marketing force but after review determined the acquisition price of the European sales force would only be economically justified if APP possessed the European rights to Abraxane®. ABI then initiated preliminary discussions through its financial advisors with several pharmaceutical companies, including APP, regarding their potential acquisition of rights with respect to Abraxane®, including by means of a license or the acquisition of ABI. Since ABI initiated these discussions, several pharmaceutical companies have performed preliminary due diligence and submitted expressions of interest with regard to a possible acquisition of ABI and/or the licensing of Abraxane®. After the preliminary expressions of interest were submitted, acquisition discussions were discontinued. However, ABI is continuing to explore potential licensing and co-promotion arrangements. Interested parties are currently continuing to conduct due diligence and engage in discussions with ABI regarding a potential licensing and co-promotion arrangement with respect to Abraxane®.

On July 5, 2005, at a special meeting of the board of directors of APP, Dr. Soon-Shiong, the Executive Chairman of the board of directors of APP and the majority shareholder, president, chief financial officer and director of ABI, the parent and majority shareholder of APP, presented to the board of directors of APP a proposal for a business combination transaction involving APP and ABI. This business combination transaction is sometimes referred to in this information statement as the “merger” or the “proposed transaction.” The economic terms of the proposed transaction would have resulted in the shareholders of ABI owning 87% of the fully diluted equity of APP. The board of directors then discussed with APP’s legal counsel its fiduciary duties in considering and responding to the proposal. At the same board meeting, the board of directors of APP (with Dr. Soon-Shiong abstaining) constituted a special committee of three independent directors, Kirk Calhoun, Leonard Shapiro and Dr. Stephen Nimer, and delegated to the special committee the power and authority to (i) review and evaluate, and determine the advisability of, the proposed transaction; (ii) communicate and negotiate with ABI; (iii) determine whether the proposed transaction is fair to, and in the best interests of, APP and its stockholders; and (iv) if appropriate, approve the execution and delivery of documents setting forth the proposed transaction and, to the extent required by law, make a recommendation to the full board of directors with respect to the proposed transaction.

The special committee interviewed potential legal advisors and, at a meeting held on July 11, 2005, selected Gibson, Dunn & Crutcher LLP as the special committee’s legal advisors.

On July 13, 2005, the special committee met with and interviewed four investment banking firms as potential financial advisors to the special committee. On July 14, 2005, the special committee held a meeting at which the special committee determined to engage Goldman, Sachs & Co. as the special committee’s financial advisor with respect to the proposed transaction.

On July 21, 2005, the special committee held a meeting at which the members discussed with their legal and financial advisors the timeline and initial strategies and considerations involved in analyzing the terms of the proposed transaction and whether it might be a transaction worth pursuing.

At the July 21st meeting the engagement letter of Goldman Sachs was approved and the terms of a proposed non-disclosure agreement between APP and ABI were reviewed. The special committee also reviewed with its legal counsel its fiduciary duties under the circumstances. Goldman Sachs discussed its preliminary view of the proposed transaction and discussed a schedule for assisting in the performance of financial due diligence. In addition, representatives of ABI, including Dr. Soon-Shiong and representatives of Merrill Lynch & Co. and Lazard Freres & Co., ABI’s financial advisors, discussed with the members of the special committee and their financial and legal advisors the methodology they used to analyze the proposed transaction from a financial point of view.

On July 27, 2005, various members of APP management, representatives of the special committee’s financial advisors and representatives of ABI and its legal and financial advisors met in Chicago to discuss the proposed transaction. Also on July 27th, members of the special committee, the special committee’s legal and financial advisors, and certain members of APP management discussed the engagement of additional outside consultants to assist the special committee in valuing and conducting due diligence on ABI, its proprietary drugs and its drug development pipeline.

On August 2, 2005, management of APP and ABI, members of the special committee and the legal and financial advisors to both the special committee and ABI held a meeting at which both companies’ managements made presentations about their respective businesses.

Also, on August 2nd, the special committee held a meeting at which the special committee approved the retention of Strategic Decisions Group, or SDG, to assist the special committee in valuing ABI by developing independent financial projections for ABI for review by the special committee. SDG was asked to include a comprehensive set of projections of ABI’s drug portfolio including a revenue range over time based on key uncertainties such as timing of approvals for additional indications of Abraxane® and pipeline drugs, competitive impacts on share price over time in the United States and Europe and enforcement of patent protection.

At the August 2nd meeting, the special committee also approved the retention of the law firm of Swanson & Bratschun, L.L.C. to assist the special committee with intellectual property due diligence matters and the retention of KPMG LLP to conduct a due diligence investigation of tax and financial matters relating to ABI. The special committee also approved entering into a nondisclosure agreement with ABI to facilitate the exchange of information for the respective companies’ due diligence reviews on a confidential basis.

On August 4, 2005, members of the special committee and its advisors held a telephonic meeting to discuss the status of due diligence investigations of ABI.

On August 5, 2005, Kirk Calhoun, the Chairman of the special committee, and the general counsel of ABI held a conference call to discuss the due diligence process and procedures.

On August 9, 2005, a conference call was convened in which the advisors to APP and ABI provided status updates to, and set forth a timeline for, various meetings by and among the respective parties’ outside advisors.

On August 15, 2005, the special committee’s advisors held a conference call to discuss proposed structures for the proposed transaction and potential transaction terms, other than price.

On August 16, 2005, representatives of Goldman Sachs, SDG, KPMG and APP met in Chicago to discuss various matters relating to an analysis of the proposed transaction from a financial point of view.

On August 17, 2005, members of the special committee and the special committee’s outside advisors held a conference call to discuss the status of the analyses of ABI and APP from a financial point of view and timelines for completing these analyses and, if appropriate, commencing negotiations for definitive documents for the proposed transaction.

On August 18, 2005, a conference call was conducted with Mr. Calhoun and representatives of KPMG to discuss the results of KPMG’s due diligence review.

On August 19, 2005, representatives of SDG, Goldman Sachs and APP met to discuss assumptions and financial projections being developed by SDG.

On August 22, 2005, the special committee held a meeting at which SDG presented the assumptions and projections it developed based upon the information provided by ABI, APP and secondary sources, as well as the views of experts within SDG and those that were part of SDG’s external network of medical, technical, regulatory and pricing experts. At this meeting, members of the special committee and the special committee’s outside advisors discussed the status of due diligence investigations and relevant matters that had arisen in the course of the due diligence investigation.

The financial analyses and forecasts regarding ABI prepared by SDG, and reviewed, approved and adopted by the special committee, are referred to as the “SDG forecasts” in this information statement. The SDG forecasts were based on a variety of analyses, including the market potential of Abraxane® for currently marketed and additional indications; the timing of revenue for Abraxane® by indication; the market potential and timing of revenue for ABI’s pipeline drugs in the United States, Europe and rest of the world; market share assessments (which accounted for existing competitors of Abraxane® as well as taxane and non-taxane therapies currently in pre-clinical and clinical trials for indications similar to those of Abraxane®), the development of pricing assumptions for Abraxane® over time for the United States, Europe and rest of the world based on analogue data from secondary sources; and the patent protection assumptions for ABI’s key assets based upon assessments by intellectual property legal advisors. Furthermore, the analyses included the clinical trials required to support the approval of Abraxane® by indication and of ABI’s pipeline products in the United States, Europe and rest of the world and their timing, as well as the commercial infrastructure required to support the launch and commercialization of these products in the United States, Europe and rest of the world. In addition, in preparing the SDG forecasts, SDG considered the probability of approval of additional indications for Abraxane® and ABI’s pipeline products and accordingly adjusted the financials to reflect this risk.

On August 23, 2005, representatives of Goldman Sachs met with representatives of Merrill Lynch and Lazard, ABI’s financial advisors, to discuss assumptions relevant to an analysis of the proposed transaction from a financial point of view.

On August 24, 2005, Dr. Soon-Shiong, ABI’s outside intellectual property attorney, and ABI’s general counsel, held a conference call with the special committee’s intellectual property legal advisors to discuss due diligence matters pertaining to ABI’s intellectual property.

On August 25, 2005, the special committee discussed with Goldman Sachs their preliminary analysis of the financial terms of the proposed transaction. Afterwards, the special committee discussed the preliminary analysis and potential next steps.

On August 31, 2005, the special committee held a meeting with Goldman Sachs to discuss further the financial terms of the proposed transaction and the information provided by ABI and Merrill Lynch and Lazard, ABI’s financial advisors, as well as potential next steps.

In late August 2005, ABI and its advisors indicated that ABI would consider a transaction in which the ABI shareholders would receive 85% of the fully-diluted equity of the combined company.

On September 2, 2005, representatives of Goldman Sachs, SDG, Merrill Lynch and Lazard held a teleconference to discuss analyses and the material and information exchanged in the financial due diligence investigations the respective firms had conducted in connection with their ongoing analyses of the proposed transaction from a financial point of view. On that same day, the special committee held a meeting to receive an update from the special committee’s legal and financial advisors and to discuss the matters discussed in the teleconference among APP’s and ABI’s financial advisors held earlier in the day.

On September 7, 2005, special committee members Mr. Calhoun and Mr. Shapiro met with Dr. Soon-Shiong to discuss hypothetical post-transaction operational and due diligence matters.

On September 14, 2005, the special committee’s and ABI’s legal and financial advisors, Dr. Soon-Shiong and ABI’s general counsel held a teleconference to discuss due diligence matters pertaining to ABI.

On September 16, 2005, the special committee held a meeting to discuss matters pertaining to the potential negotiation of terms for the proposed transaction.

On September 17, 2005, SDG delivered to the special committee a financial model based on additional information regarding ABI’s intellectual property that had been determined through the due diligence process and discussions with ABI management.

On September 19, 2005, Goldman Sachs held a conference call with representatives of Merrill Lynch, Lazard and APP management to discuss APP’s generic drug business.

On September 20, 2005, Goldman Sachs, Merrill Lynch and Lazard met to discuss the potential financial impact on APP of a business combination with ABI and to discuss views on the strategic perception of a potential business combination transaction involving the two companies.

On September 21, 2005, Barry Swanson of Swanson & Bratschun, L.L.C., the special committee’s intellectual property legal advisor, representatives of Gibson, Dunn & Crutcher and Goldman Sachs discussed information regarding ABI’s patents provided to the special committee’s advisors at the September 14, 2005 meeting, Mr. Swanson’s findings and conclusions based on his additional due diligence investigation of such matters and his discussions with APP’s outside intellectual property attorneys, as well as Goldman Sachs’ preliminary analyses of the proposed transaction from a financial point of view.

On September 22, 2005, the special committee held a meeting at which the special committee was updated on intellectual property and other due diligence matters and the status of negotiations for the proposed transaction. In addition, Goldman Sachs updated the special committee on its analysis of the proposed transaction from a financial point of view.

On September 23, 2005, Goldman Sachs held a conference call with representatives of Merrill Lynch and Lazard to discuss the status of transaction discussions and intellectual property information and due diligence developments.

On October 12, 2005, the special committee met to discuss with its legal and financial advisors the status of negotiations and specific financial and non-financial transaction terms. In addition, Goldman Sachs updated the special committee on its analysis of the proposed transaction from a financial point of view.

On October 14, 2005, the special committee met to discuss valuation matters and potential valuations for the proposed transaction as well as other transaction terms, and reviewed a preliminary term sheet proposed to be sent to ABI’s legal advisors reflecting such matters. In addition, Goldman Sachs updated the special committee on its analysis of the proposed transaction from a financial point of view.

On October 19, 2005, the special committee held a meeting to further discuss potential valuations for the proposed transaction and other transaction terms, as well as ABI’s capitalization structure. The special committee discussed a valuation whereby, as a result of the proposed transaction, the shareholders of ABI would own a percentage of the fully diluted equity of APP in the low 80s. The special committee then directed Goldman Sachs to convey to ABI’s financial advisors that the 87% post-transaction equity ownership proposed by ABI was significantly above the valuations the special committee was considering, based upon preliminary information and analysis to date. Following the meeting Goldman Sachs informed Merrill Lynch and Lazard of the special committee’s position on valuation. In addition, during the latter part of October 2005, members of the special committee conveyed to ABI that the 85% post-transaction equity percentage suggested by ABI and its advisors was too high based on the special committee’s views on valuation.

On October 20, 2005, the special committee’s legal advisors delivered a proposed term sheet to ABI’s legal advisors, reflecting the current status of discussions and certain proposed non-economic terms for the proposed transaction.

On October 24, 2005, ABI’s legal advisors delivered to the special committee’s legal advisors a response to the proposed term sheet sent by the special committee’s legal advisors on October 20, 2005.

On October 25, 2005, at a meeting of the board of directors, the special committee’s financial advisor presented a preliminary analysis of the proposed transaction from a financial point of view to the full board of directors except for Dr. Soon-Shiong. On that same day, ABI’s legal advisors delivered to the special committee’s legal advisors a proposed draft merger agreement and the special committee met to discuss the proposed transaction with ABI.

On October 26, 2005, Mr. Calhoun and the special committee’s legal and financial advisors held a conference call to discuss and review the status of negotiations between APP and ABI.

On October 31, 2005, the special committee held a meeting to discuss the proposed transaction structure and the timing of the proposed transaction, should definitive terms be negotiated and agreed upon.

On or about November 1, 2005, ABI’s legal advisors proposed to the special committee’s legal advisors a proposed transaction whereby the merger would be completed concurrently with its public announcement.

On November 3, 2005, the special committee held a meeting to discuss the merger structure described by ABI’s legal advisors. In addition, Goldman Sachs updated the special committee on its analysis of the proposed transaction from a financial point of view.

On November 9, 2005, the special committee met to discuss with its legal and financial advisors the status of negotiations regarding the proposed transaction and further discussed the merger structure discussed at the November 3, 2005 meeting. The special committee, after discussions with its legal and financial advisors, determined that the merger structure proposal was not acceptable to APP, and therefore directed its legal and financial advisors to communicate that fact to ABI’s legal and financial advisors.

On November 15, 2005, representatives of Goldman Sachs met with management of APP to discuss due diligence materials.

During the week of November 14 through 18, 2005, the special committee’s legal advisors and ABI’s legal advisors negotiated the terms of the primary documents for the transaction, based on a merger of the two companies, with APP surviving the merger.

On November 18, 2005, representatives of Goldman Sachs and SDG met to review due diligence materials.

On November 21, 2005, the special committee’s legal advisors held a conference call with APP’s legal advisors and members of APP management to obtain APP management’s input regarding the proposed draft merger agreement and other issues for the special committee to consider in negotiating and evaluating the terms of the proposed transaction. On that same day, the special committee held a separate meeting to discuss the status of negotiations and various unresolved issues and terms that remained to be negotiated. Also on that date, members of the special committee, ABI management and the special committee’s and ABI’s legal advisors met to discuss and negotiate specific business points for the proposed transaction.

On November 22 and 23, 2005, the special committee’s and ABI’s legal advisors continued negotiating and drafting the definitive transaction documents.

On November 23, 2005, members of the special committee discussed telephonically their views on specific unresolved business issues, which views Mr. Calhoun, the Chairman of the special committee, subsequently communicated to the special committee’s legal advisors for purposes of the ongoing negotiations.

On November 26, 2005, the special committee held a meeting to discuss and review in detail the negotiated terms of the merger agreement and other documents governing the proposed transaction whereby, among other terms, the shareholders of ABI would receive in the transaction shares representing 83.5% of the fully diluted equity of APP.

At the November 26, 2005 meeting, Goldman Sachs delivered a financial presentation to the special committee relating to the proposed transaction and then delivered its oral opinion to the special committee, subsequently confirmed in writing, that, as of the date of the written opinion and based upon and subject to the factors, limitations and assumptions set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to APP. The full text of this written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with this opinion, is attached as Annex E to this information statement. Further discussion of this opinion is contained in “Opinion of the Special Committee’s Financial Advisor.”

The special committee next determined that the merger agreement, reflecting an 83.5% post-transaction equity percentage for the ABI shareholders, and the other definitive transaction documents were advisable and fair to and in the best interests of APP and determined to both recommend that the board of directors of APP adopt a resolution approving the merger agreement and other definitive transaction documents and declaring the advisability thereof and recommend that the board of directors of APP adopt, approve, certify, execute and acknowledge the merger agreement and other definitive transaction documents.

The special committee meeting was then adjourned and Dr. David Chen, Ph.D., the only other member of the full board other than Dr. Soon-Shiong, joined the meeting of special committee for a meeting of the full board (other than Dr. Soon-Shiong who did not participate in the meeting). At the board meeting, the members of the special committee delivered the special committee’s unanimous recommendation of the proposed transaction to Dr. Chen. After further discussion, the members of the board of directors of APP, other than Dr. Soon-Shiong, unanimously determined that the merger agreement and other definitive transaction documents were fair to and in the best interest of APP and declared them advisable. Additionally, the board approved and adopted the merger agreement and other definitive transaction documents and authorized and directed APP’s executive officers to execute and deliver them as appropriate.

After the meeting was adjourned, ABI was notified that the special committee had approved the transaction based on an 83.5% equity ownership interest for the ABI shareholders. ABI’s financial advisors indicated ABI was interested in negotiating a percentage above that level and was advised that the APP board approval did not authorize any increase, and any counter-proposal at a higher price would have to be considered at separate meetings of the special committee and the board. ABI, in consultation with its financial and legal advisors, at that point agreed to accept the 83.5% equity percentage approved by the APP board.

On November 27, 2005, APP and ABI executed and delivered the merger agreement. The execution of the merger agreement was publicly announced on November 28, 2005.

Factors Considered by the Special Committee

On November 26, 2005, the special committee, after a thorough discussion of the facts and issues regarding the proposed acquisition of ABI considered by the members of the special committee to be relevant, unanimously determined that that the proposed transaction was advisable, fair to and in the best interests of APP, and further unanimously determined to recommend that the full board of directors (other than Dr. Soon-Shiong, who recused himself from voting) approve the merger agreement and declare it advisable, fair to and in the best interest of APP.

In making this determination and recommendation, the members of the special committee relied on their personal knowledge of APP and its business and the industry in which APP is involved and consulted with company management with respect to strategic and operational matters pertaining to APP. The special committee also consulted with Gibson, Dunn & Crutcher LLP, the special committee’s legal advisors, with respect to legal aspects of the merger agreement and the other definitive agreements, and the transactions contemplated thereby, and with representatives of Swanson & Bratschun, L.L.C., the special committee’s intellectual property legal advisors, with respect to intellectual property due diligence matters pertaining to ABI.

Additionally, the special committee consulted with Goldman, Sachs & Co., the special committee’s financial advisors, with respect to the financial aspects of the merger; consulted with SDG, the special committee’s advisors with respect to financial projections and other matters concerning ABI and its products; and consulted with KPMG, the special committee’s financial and accounting advisors, with respect to tax and financial due diligence matters relating to ABI.

The special committee considered numerous factors to be in favor of the proposed transaction, including, among other things, the following:

•	the current economic, industry and market trends affecting our company and ABI, including those which favor the consolidation of pharmaceutical businesses;

•	the opportunity for the combined company to compete more effectively in the increasingly competitive global pharmaceutical market by combining ABI’s discovery and scientific expertise with our generic drug revenues and our manufacturing and commercialization infrastructure;

•	the special committee’s belief that the combination of the businesses of our company and ABI would result in an organization with improved prospects for growth and revenue generation, both domestically and internationally;

•	the special committee’s view that the combined company would have greater financial, technical and other resources than we would have as a stand-alone entity, and in particular that the revenues generated by our generics business, which produces steady and predictable revenues but does not require significant research, could be used to further ABI’s proprietary drug research and development efforts, which would allow the more efficient development of ABI’s nanoparticle albumin-bound, or nab™, targeting technology to create additional categories of therapies that could generate significant revenues and increase the value of the ABI shareholders’ investment in the combined company;

•	the elimination of potential conflicts of interest between our company and ABI, which could include the potential for loss of sales under our current license to market Abraxane® in the United States for specified indications, if the rights to market Abraxane® in the United States for indications not licensed to APP are exploited by ABI or licensed to another party and if purchasers, such as hospitals, were to purchase Abraxane® for an indication not covered by our current Abraxane® license but used the drug to treat indications that are covered by our Abraxane® license;

•	the special committee’s view that eliminating the milestone payments that otherwise would be payable to ABI under the existing Abraxane® license arrangement and combining the net profit streams resulting from sales of Abraxane® in the North American market currently split between our company and ABI would provide for greater potential opportunities for operational synergies and worldwide licensing, marketing or co-promotion arrangements;

•	the special committee’s view based upon, among other things, the advice and input of its advisors, that there were not likely to be significant new competing products that would obtain significant market share against Abraxane® in the next five years;

•	the merger would allow APP to participate in any future revenues outside of North America from Abraxane® or revenues in North America and the rest of the world for the other ABI pipeline products;

•	the merger would allow our company to participate in sales of other products using ABI’s nab™ technology, including other taxane products and in sectors of the market other than those currently reached with our Abraxane® sales, including potential future sales of ABI’s nab™-Docetaxel product currently under development;

•	the significant intellectual property estate owned by ABI and the anticipated future commercial potential of such assets, including the potential benefits of expanding our proprietary drug business and reducing our dependence on our current primary product line of injectable generic pharmaceuticals;

•	the benefits to APP stockholders if the transition from a primarily generic drug-focused business (which began with the Abraxane® U.S. license arrangement) causes an increase in the APP stock trading price, due to:

•	higher valuation multiples typically accorded to proprietary drug and biotechnology businesses as compared to generic drug businesses; and

•	the expectation that the proprietary drug business might yield higher revenues and gross profit margins than our traditional generic drug business;

•	the ability of our stockholders to continue to participate in any growth of the business of the combined company after the merger and to benefit from any future appreciation in the value of the combined company’s stock after the merger;

•	the increased size and scale of the combined company may increase both the appeal of the combined company as a partner for in-licensing opportunities and its ability to engage in future acquisitions;

•	the special committee’s belief that the combined company would be more successful in attracting and retaining key personnel than our company as a stand-alone entity;

•	the fact that the corporate governance arrangements and minority stockholder protections in the corporate governance and voting agreement provide protections for our minority stockholders;

•	the fact that the proposed business combination was determined by the special committee to be strategically more beneficial than other potential alternatives, including remaining as an independent company in its present form;

•	the fact that no alternative transaction involving APP could be reasonably likely to be completed without the support of ABI, as APP’s controlling stockholder;

•	the fact that the terms of the merger agreement and the other definitive documents were carefully negotiated over a protracted period of time through extensive negotiations by the special committee and with the advice of its legal, financial and other advisors;

•	the special committee’s belief that the methodology employed by SDG to develop their projections was sound, including:

•	analyzing the timing of revenue for Abraxane®, its additional potential indications and the pipeline drugs in the United States and Europe based upon clinical plan information provided by ABI, which was tested against and adjusted based on input from experts retained by SDG regarding reasonable development timelines;

•	reflecting uptake and market share assessments developed through input from experts retained by SDG concerning the dynamics and needs of applicable disease areas, including accounting for existing competitors such as Taxol® and Taxotere® as well as the possibility of new competitors both within and outside the taxane class;

•	the development of pricing assumptions over time for the United States and Europe based on analogue data from secondary sources such as IMS Health, that illustrated prices of other oncology drugs over time in the United States and Europe; and

•	patent protection assumptions for ABI’s key assets based upon assessments by the special committee’s intellectual property legal advisors of the patent documents ABI has filed or expects to file in the United States and Europe; and

•	the oral opinion of Goldman Sachs, subsequently confirmed in writing, that, as of the date of the written opinion and based upon and subject to the factors, limitations and assumptions set forth in the written opinion, the share exchange ratio pursuant to the merger agreement was fair from a financial point of view to our company. The share exchange ratio was determined through arms’-length negotiations between the special committee and ABI and was approved by the full board of directors of APP (other than Dr. Soon-Shiong, who recused himself from voting). The full text of Goldman Sachs’ written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this information statement. Further discussion of Goldman Sachs’ opinion is contained in “—Opinion of the Special Committee’s Financial Advisor.”

The special committee also considered the structure of the proposed transaction and the terms of the merger agreement and related documents, including:

•	the fact that the parties intend that the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

•	the representations, warranties and covenants of ABI;

•	the fact that the merger agreement provides for indemnification by the selling ABI shareholders for losses resulting from breaches of specified representations and warranties and certain other matters specified in the merger agreement, with such indemnification obligations secured by the escrow of 10% of the number of shares issuable in the merger;

•	the fact that we have no indemnification obligations to the selling ABI shareholders;

•	the conditions to completion of the merger; and

•	the rights of our company or ABI to terminate the merger agreement in certain circumstances.

The special committee also considered a variety of potential risks and other potential negative factors, including the following:

•	the potential benefits of the merger might not be realized;

•	the challenges, costs, resource constraints and risks of integrating the businesses of our company and ABI may be greater than expected, or we may not be able to successfully integrate ABI’s business with our own;

•	we will incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether or not the merger is consummated or any benefits of a business combination are ever realized;

•	the combined company will have an increased amount of indebtedness by virtue of assuming or refinancing the amounts outstanding under ABI’s credit facility, and such indebtedness and related debt service expense could have a material adverse effect if the combined company were to experience a material downturn in its business;

•	moving away from a generics-focused business may negatively affect our stock price or increase the volatility of our stock due to potential changes in our stockholder base as a result of the change in our business from a significantly generic-focused drug business to a more proprietary biotech-focused company;

•	the fact that the merger is expected to be dilutive to our earnings per share over the next five years;

•	the uncertainties regarding governmental approvals for Abraxane® both within North American and worldwide;

•	if Abraxane® or any ABI proprietary pipeline products do not achieve strong market acceptance, or if other parties introduce products that are more accepted in the market, the combined company’s future profitability could be adversely affected which might compromise its ability to recoup or realize the anticipated benefits of the investment in ABI;

•	we may in the future become increasingly reliant on the revenues from Abraxane® or one or more other successful proprietary drugs, which could result in significant fluctuations in our results of operations to the extent that replacement proprietary drugs are not developed as patent and other exclusivity protections expire;

•	the higher concentration of our stock in the hands of the former ABI shareholders could adversely affect stockholder liquidity by reducing the ability of the combined company’s stockholders to easily trade APP shares in the public markets;

•	future sales of our shares by the controlling stockholders could be viewed as reflective of the anticipated success or shortcomings of the combined company, and could have a disproportionate negative impact on the selling decisions of our other stockholders, potentially resulting in significant periods of volatility and downward pressure on the stock;

•	ABI’s dependence upon certain key personnel may leave the combined company highly dependent upon a few individuals with respect to the combined company’s proprietary drug business and development pipeline;

•	the proposed issuance of restricted stock units by ABI and the resulting non-cash charge will negatively impact the reported GAAP earnings of the combined company;

•	our company and ABI management may be unable to appropriately focus on, and allocate appropriate resources to, other strategic opportunities and operational matters while working to complete the proposed transaction and integrate the two companies’ businesses following the merger;

•	the increased reliance on proprietary drugs may result in greater potential exposure to legal claims of intellectual property infringement or other legal liability if the safety or efficacy of the proprietary drugs are called into question;

•	ABI’s intellectual property rights may be challenged, invalidated, infringed or circumvented, and the rights granted in ABI’s patents may not provide proprietary protection or competitive advantage to the combined company;

•	third-party patent applications could reduce the scope or enforceability of ABI’s patents;

•	the combined company may incur substantial expenses on a recurring basis to fund litigation necessary to enforce ABI’s intellectual property rights;

•	uncertainty related to pricing and reimbursement of Abraxane® and ABI’s proprietary pipeline products, and the potential for significant governmental price negotiations or national or state mandated pricing, could result in the revenues and profits from the combined company’s proprietary products not meeting current expectations; and

•	the potential customer, supplier, and employee disruption at both our company and ABI that may be associated with the merger could prove more distracting or costly than currently anticipated.

The special committee weighed the potential benefits, advantages and opportunities of the proposed transaction against the potential risks and other negative factors described above, and determined that the proposed transaction was advisable, fair to and in the best interests of our company. The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive, but addresses the major information and factors considered by the special committee in its consideration and recommendation of the transaction. In reaching its conclusion, and in making its recommendation to the members of our board of directors (other than Dr. Soon-Shiong, who recused himself from voting), the special committee did not find it practicable to assign, and did not assign, any relative or specific weight to the different factors that were considered, and individual members of the special committee may have given different weight to different factors.

Opinion of the Special Committee’s Financial Advisor

Goldman Sachs delivered its opinion to the special committee that, as of November 27, 2005 and based upon and subject to the factors and assumptions set forth in the written opinion, the share exchange ratio pursuant to the merger agreement was fair from a financial point of view to our company.

The full text of the written opinion of Goldman Sachs, dated November 27, 2005, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this information statement. Goldman Sachs provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to any action that a holder of our common stock should take with respect to the merger.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the agreement and plan of merger;

•	the corporate governance and voting agreement;

•	the registration rights agreement;

•	annual reports to stockholders and annual reports on Form 10-K of APP for the four fiscal years ended December 31, 2004;

•	certain interim reports to stockholders and quarterly reports on Form 10-Q, of APP;

•	certain other communications from APP to its stockholders;

•	audited financial statements of ABI for the five fiscal years ended December 31, 2004 and unaudited financial statements of ABI for the five months ended May 31, 2005;

•	certain financial analyses and forecasts for APP and ABI prepared by the management of ABI;

•	certain financial analyses and forecasts for APP in the form of APP’s 2005-2010 strategic plan provided by APP management, and reviewed, approved and adopted by the special committee, or the APP forecasts; and

•	the SDG forecasts.

Goldman Sachs also held discussions with members of the senior managements of APP and ABI regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of APP and ABI. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of APP common stock, compared certain financial and stock market information for APP and certain financial information for ABI with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the biotechnology and specialty pharmaceuticals industries specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, legal, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed, with the consent of the special committee, that the SDG forecasts and APP forecasts were reasonably prepared on a basis reflecting the best currently available judgments and estimates of the special committee. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of APP or ABI or any of their respective subsidiaries, nor was any such evaluation or appraisal furnished to Goldman Sachs. Goldman Sachs’ opinion only addressed the fairness from a financial point of view of the share exchange ratio to be paid pursuant to the merger agreement, and Goldman Sachs did not opine on the indemnification, commercial or other contractual terms contained in the merger agreement, the corporate governance and voting agreement or the registration rights agreement. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on APP or ABI or on the expected benefits of the merger in any way meaningful to their analysis. Goldman Sachs’ opinion does not address the underlying business decision of APP to engage in the merger. In addition, Goldman Sachs did not express any opinion as to the prices at which shares of APP common stock will trade at any time.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the special committee in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 25, 2005 and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis. Goldman Sachs performed discounted cash flow analyses on APP’s generic drug business, APP’s Abraxane® U.S. business and ABI.

With respect to APP’s generic drug business, Goldman Sachs used financial information based on the APP forecasts. Goldman Sachs calculated indications of net present value of free cash flows for APP’s generic drug business from the beginning of December 2005 through the end of 2010 using discount rates ranging from 8.5%-9.5% based on the cost of capital of companies comparable to APP’s generic drug business.

With respect to both APP’s Abraxane® U.S. business and ABI, Goldman Sachs used the SDG forecasts. Goldman Sachs calculated indications of net present value of free cash flows for APP’s Abraxane® U.S. business as well as for ABI from the beginning of December 2005 through the end of 2030 using discount rates ranging from 11% to 14% based on the cost of capital of companies comparable to both APP’s branded drug business and ABI’s business.

Goldman Sachs calculated illustrative enterprise values of APP’s generic drug business based on indications of net present value of free cash flow for APP’s generic drug business from the beginning of December 2005 through the end of 2010 plus indications of net present value of terminal values for APP’s generic drug business. Indications of net present value of free cash flows for APP’s generic drug business used discount rates ranging from 8.5%-9.5%. Terminal values in the year 2010 were based on multiples ranging from 9.0x EBITDA to 13.0x EBITDA. These terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 8.5% to 9.5%.

Goldman Sachs calculated illustrative enterprise values of APP’s Abraxane® U.S. business based on indications of net present value of free cash flow from the beginning of December 2005 through the end of 2030 plus indications of net present value of terminal values for APP’s Abraxane® U.S. business. Indications of net present value of free cash flows for APP’s Abraxane® U.S. business used discount rates ranging from 11%-14%. Terminal values in the year 2030 were based on perpetuity growth rates ranging from 0% to 4%. These terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 11% to 14%.

Goldman Sachs calculated enterprise values of ABI based on indications of net present value of free cash flow from the beginning of December 2005 through the end of 2030 plus indications of net present value of terminal values for ABI. Indications of net present value of free cash flows for ABI used discount rates ranging from 11%-14%. Terminal values in the year 2030 were based on perpetuity growth rates ranging from 0% to 4%. These terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 11% to 14%.

In addition, Goldman Sachs calculated the value of free cash flow of APP’s corporate expenses, ABI’s milestone payments received from APP for ABI’s profit share in Abraxane® sold in the United States and ABI’s corporate research and development expenses. These items were used in conjunction with the enterprise value of APP’s generics and Abraxane® U.S. business and ABI for the Relative Value Contribution Analysis described below.

The following tables summarize the ranges of total illustrative enterprise values for both APP and ABI based on discounted cash flow analyses:

APP	Illustrative Value Indications*
Generic Business	$2,000 - $2,800
Abraxane® U.S.	$1,700 - $2,200
Milestone Payments	$(80) - $(100)
Corporate Expenses	$(180) - $(270)

Total Enterprise Value	$3,440 - $4,630

ABI	Illustrative Value Indications*
Abraxane® U.S.	$1,700 - $2,200
Abraxane® Europe and Rest of the World	$1,500 - $2,200
Milestone Payments	$80 - $ 100
Pipeline	$600 - $1,100
Corporate Research and Development	$(250) - $(300)

Total Enterprise Value	$3,630 - $5,300

*	Dollar amount figures in thousands of dollars.

Relative Value Contribution Analysis. Goldman Sachs performed a relative value contribution analysis based upon low, middle and high range valuations derived from projections for each of the APP generic drug business, the Abraxane® U.S. business and the ABI future drug pipeline and Abraxane® rights outside the United States. The projections for the APP generic drug business were based upon the APP forecasts, and the projections for ABI and APP’s share of Abraxane® U.S. business, ABI’s business outside the United States and ABI’s drug pipeline were based upon the SDG forecasts. Based upon these projections, Goldman conducted an analysis of the expected percentage ownership of ABI in the combined company, based on ABI’s fully diluted ownership stake of 64.4% in APP. The resulting range of implied ownership was 80.5% to 84.7%, relative to a final pro forma ownership of 83.5%, implying a total of 86.1 million new shares issued to ABI.

Pro Forma Growth Analysis. Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the merger using earnings estimates for 2006 through 2010 for APP as provided in the APP forecasts, which include estimates for ABI’s share of Abraxane® U.S. business, and earnings estimates for ABI (other than ABI’s share of Abraxane® U.S. business) based on estimates from the special committee. For each of the years 2006 through 2010, Goldman Sachs compared projected revenue, gross profit, EBIT and net income as well as gross profit margin, EBIT margin and net income margin on a stand-alone basis for APP to the pro forma projections of the combined company. In each case, the projected pro forma growth rates and margins for the combined company were higher than the growth and margin rates for APP on a standalone basis.

The table below presents a comparison of growth and margins for both the standalone and combined businesses:

	Comparison of Margins
	2006	2007	2008	2009	2010	Compound Annual Growth 06-10
APP Standalone
Gross Profit	51.4%	50.3%	50.7%	49.7%	48.4%	N/A
EBIT	27.0%	29.9%	33.2%	34.7%	37.3%	N/A
Net Income	17.1%	19.3%	21.4%	22.5%	24.5%	N/A
APP / ABI Pro Forma
Gross Profit	64.7%	72.1%	76.4%	77.2%	78.7%	N/A
EBIT	31.7%	48.1%	51.9%	56.0%	60.9%	N/A
Net Income	18.0%	29.3%	31.9%	34.8%	38.3%	N/A

	Comparison of Growth
	2006	2007	2008	2009	2010	Compound Annual Growth 06-10
APP Standalone
Revenue	N/A	41.8%	36.8%	29.8%	18.0%	31.3%
EBIT	N/A	56.8%	52.0%	35.7%	27.0%	42.4%
Net Income	N/A	59.8%	52.3%	36.4%	28.1%	43.6%
APP / ABI Pro Forma
Revenue	N/A	53.2%	38.1%	31.3%	25.9%	36.8%
EBIT	N/A	132.6%	49.0%	41.5%	36.9%	61.0%
Net Income	N/A	150.2%	50.5%	42.9%	38.5%	65.2%

Contribution Analysis. Goldman Sachs reviewed specific historical and estimated future operating and financial information including, among other things, revenues, gross profit, EBIT, and net income for APP, ABI and the combined entity resulting from the merger, using earnings estimates for 2006 through 2010 for APP as provided in the APP forecasts, which include estimates for ABI’s share of Abraxane® U.S. business, and earnings estimates for ABI (other than ABI’s share of Abraxane® U.S. business) based on estimates from the special committee. Goldman Sachs also analyzed the relative potential contributions of APP (excluding corporate expenses of APP) and ABI to the combined company following consummation of the merger before taking into account any of the costs of the merger or possible benefits that may be realized following the merger for years 2005 through 2010 based on the assumptions provided to Goldman Sachs by APP management incorporated in the APP forecasts. The following table presents the results of this analysis:

APP/ABI Combined Contributions
	Revenues	Gross Profit‡	EBIT	Net Income*
2006	78.8%/21.2%	79.5%/20.5%	87.8%/12.1%	96.1%/3.9%
2007	67.5%/32.5%	64.6%/35.4%	61.3%/38.7%	64.0%/36.0%
2008	62.9%/37.1%	60.8%/39.2%	61.3%/38.7%	63.5%/36.5%
2009	61.5%/38.5%	58.3%/41.7%	58.2%/41.8%	60.0%/40.0%
2010	56.4%/43.6%	52.2%/47.8%	53.8%/46.2%	55.0%/45.0%

*	For Net Income, profit sharing of Abraxane® U.S. is taxed at APP’s tax rate.
‡	Gross profit for ABI as per the license agreement between APP and ABI.

In addition, Goldman Sachs reviewed the contribution of APP’s generics business, APP’s Abraxane® in the United States and ABI to the pro forma combined entity. The results of such analysis are presented below (the percentages of APP’s generics business are presented on the left side of each column, APP’s Abraxane® in the United States in the center and ABI on the right):

APP Generics/APP Share of Abraxane® U.S./ABI Combined Contributions
	Revenues	Gross Profit‡	EBIT	Net Income*
2006	57.7%/21.2%/21.2%	44.1%/35.3%/20.5%	60.1%/27.7%/12.1%	65.3%/30.8%/3.9%
2007	42.5%/25.0%/32.5%	29.5%/35.1%/35.4%	33.5%/27.8%/38.7%	34.9%/29.1%/36.0%
2008	34.1%/28.8%/37.1%	21.7%/39.2%/39.2%	24.9%/36.3%/38.7%	25.9%/37.6%/36.5%
2009	32.4%/29.1%/38.5%	20.2%/38.1%/41.7%	23.0%/35.3%/41.8%	23.8%/36.2%/40.0%
2010	27.8%/28.6%/43.6%	16.0%/36.2%/47.8%	17.2%/36.6%/46.2%	17.7%/37.3%/45.0%

*	For Net Income, profit sharing of Abraxane® U.S. is taxed at APP’s tax rate.
**	ABI includes 50% of Abraxane® U.S. business, Abraxane® rights in the rest of the world and expected profits from drugs in the ABI pipeline.
‡	Gross profit for ABI as per the license agreement between APP and ABI.

Pro Forma Merger Analysis. Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the merger using earnings estimates for APP, as well as ABI’s share of Abraxane® U.S. business, based on the APP forecasts and earnings estimates for ABI (other than ABI’s share of Abraxane® U.S. business) based on the SDG forecasts. For each of the years 2006 through 2010, Goldman Sachs compared the projected earnings per share of APP common stock on a stand-alone basis to the projected earnings per share of the common stock of the combined company (excluding amortization of ABI merger value allocated to intangible assets). Goldman Sachs performed this analysis based on the closing price of APP on November 25, 2005. Based on such analyses, the merger would be dilutive to APP’s stockholders on an earnings per share basis in all of the above years.

In addition, Goldman Sachs reviewed the price-to-earnings multiple required to maintain APP’s share price of $47.61 (as of November 25, 2005). In performing this analysis, Goldman Sachs reviewed both the price-to-earnings multiple of APP as a standalone entity and the implied price-to-earnings multiple of APP combined with ABI. The results of this analysis are presented below:

	APP Standalone		APP / ABI Pro Forma
2006	26.4	x	54.0	x
2007	16.7	x	21.7	x
2008	11.1	x	14.5	x
2009	8.3	x	10.2	x
2010	6.5	x	7.4	x

Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for APP to corresponding financial information, ratios, and public market multiples for the following publicly traded corporations in the generic segment of the specialty pharmaceutical drug industry:

•	Barr Pharmaceuticals, Inc.

•	Mylan Pharmaceuticals, Inc.

•	Taro Pharmaceutical Industries Ltd.

•	Watson Pharmaceuticals, Inc.

Goldman Sachs reviewed and compared certain financial information for APP to corresponding financial information, ratios, and public market multiples for the following publicly traded corporations in the biotechnology industry:

Biotechnology (One Key Product)—

•	Actelion Ltd.

•	Celgene, Inc.

•	ICOS Corporation

•	ImClone Systems Incorporated

•	Millennium Pharmaceuticals, Inc.

•	OSI Pharmaceuticals, Inc.

•	Pharmion Corporation

•	Sepracor Inc.

Biotechnology (Profitable Biotech)—

•	Amgen Inc.

•	Biogen Idec Inc.

•	Genentech, Inc.

•	Genzyme Corporation

•	Gilead Sciences, Inc.

•	MedImmune, Inc.

•	MGI Pharma, Inc.

Although none of the selected companies is directly comparable to APP, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of APP.

Goldman Sachs calculated and compared various financial multiples and ratios and growth rates based on market data as of November 25, 2005 and FactSet estimates, including 2006 and 2007 price-to-earnings multiples, earnings per share long-term growth rates, 2006 price/earnings growth rates, and 2007 price/earnings growth rates. The multiples, ratios and growth rates of APP were calculated using the APP closing price on November 25, 2005, which was $47.61. The financial projections used to calculate APP’s implied multiples, ratios and growth rates were based on information in the APP forecasts. The multiples, ratios and growth rates for each of the selected companies were based on FactSet estimates and the most recent publicly available information on November 25, 2005. The following table presents the results of this analysis:

	Selected Companies				APP
	Range		Median (ex-APP)
Generics
2006 P/E	17.1x-22.5	x	18.0	x	26.4	x
2007 P/E	10.0x-21.3	x	15.1	x	16.7	x
EPS Long-Term Growth Rate	11.5%-35.0%		16.5%		31.2%
2006 P/E to Growth	0.5x-2.0	x	1.1	x	0.8	x
2007 P/E to Growth	0.3x-1.8	x	0.9	x	0.5	x
Biotechnology (One Key Product)
2006 P/E	17.5x-145.1	x	37.4	x	26.4	x
2007 P/E	16.8x-67.9	x	24.6	x	16.7	x
EPS Long-Term Growth Rate	10.0-51.0%		26.5%		31.2%
2006 P/E to Growth	0.6x-2.8	x	1.3	x	0.8	x
2007 P/E to Growth	0.5x-4.5	x	0.9	x	0.5	x
Biotechnology (Profitable Biotech)
2006 P/E	22.1x-78.8	x	27.2	x	26.4	x
2007 P/E	18.5x-39.9	x	23.3	x	16.7	x
EPS Long-Term Growth Rate	14.0-34.0%		19.5%		31.2%
2006 P/E to Growth	1.2x-3.2	x	1.5	x	0.8	x
2007 P/E to Growth	0.5x-1.4	x	1.3	x	0.5	x

Breakeven Analysis. Goldman Sachs computed an illustrative breakeven analysis to ascertain the price-to-earning and price-to-earnings growth multiples for the combined company that would be required to yield a value to APP’s stockholders equal to the expected value on a standalone basis, assuming pro forma ownership of ABI at 83.5% of the combined company. The analysis incorporates the following assumptions for APP as a standalone company: current share price of $47.61 (the share price at the close of business on November 25, 2005), current price-to-earnings multiple of 26.4x, and estimated long-term earnings per share growth rate of 41.8%, which implies a current price-to-earnings growth multiple of 0.6x. The projected financial information for APP, as well as ABI’s share of Abraxane® U.S. business, was based on the APP forecasts; financial information for ABI (excluding ABI’s share of Abraxane® U.S. business) was based on estimates from the special committee. For the year 2006, assuming a pro forma long-term growth rate of 64.2% and pro forma earnings per share of $0.88, the estimated breakeven share price for the combined company would be reached at a price-to-earnings growth multiple of 0.9x, which implies a price-to-earnings multiple of 57.8x. The implied price-to-earnings growth multiple of 0.9x was below the median for both the Biotech—One Key Product and Biotech—Profitable Biotech, and the price-to-earnings multiple in line with 2006 trading multiples of Celgene, MedImmune and Genentech. For the years 2007 through 2009, assuming a pro forma long-term growth rate of 64.2% and pro forma earnings per share of $2.19, $3.28 and $4.66, respectively, the estimated breakeven share price for the combined company would be reached at a price-to-earnings growth multiple of 0.6x, which implies a price-to-earnings multiple of 38.5x. The price-to-earnings growth multiple of 0.6x was also below the median for both the Biotech—One Key Product and Biotech—Profitable Biotech, and the price-to-earnings multiple in line with 2007 trading multiples of Celgene and Genentech. For the year 2010, assuming a pro forma long-term growth rate of 64.2% and pro forma earnings per share of $6.41, the estimated breakeven share price for the combined company would be reached at a price-to-earnings growth multiple of 0.5x, which implies a 32.1x price-to-earnings multiple.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to APP or ABI or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the special committee as to the fairness from a financial point of view of the share exchange ratio pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of APP, ABI, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

As described above, Goldman Sachs’ opinion to the special committee was one of many factors taken into consideration by the special committee in making its determination to recommend that the board approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex E to this information statement.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to the special committee in connection with, and has participated in certain of the negotiations leading to, the merger. Goldman Sachs also may provide investment banking services to APP, Dr. Soon-Shiong and their respective affiliates in the future. In connection with the above-described investment banking services we have received, and may receive in the future, compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to APP, Dr. Soon-Shiong and their respective affiliates, may actively trade the debt and equity securities of APP (or related derivative securities) for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

The special committee selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated July 21, 2005, APP engaged Goldman Sachs to act as its financial advisor in connection with the merger. Pursuant to the terms of this engagement letter, APP agreed to pay Goldman Sachs a fee of up to $7,000,000 for its services. Under the terms of the engagement letter, APP was to pay Goldman Sachs an initial fee of $500,000 upon the execution of the engagement letter plus an additional fee of $500,000 on August 5, 2005, if the merger was still under consideration on that date and Goldman Sachs’ services had not been terminated. After the initial fee, APP was to pay a subsequent fee of $4,000,000 upon the earlier of, (i) the date on which the special committee requested Goldman Sachs to render an opinion, (ii) the merger was consummated or (iii) October 15, 2005. Additionally, the special committee, in its sole discretion, may pay

Goldman Sachs an additional fee of $2,000,000 upon completion of Goldman Sachs’ services or the consummation of the merger. In addition, APP has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Approval of the Special Committee and Our Board of Directors

In July 2005, the APP board of directors formed a special committee of three of its independent members to evaluate the proposal to combine with ABI. After evaluating the negotiated terms of the merger agreement and consulting with outside legal counsel and financial advisors, the special committee determined that the merger is advisable, fair to, and in the best interests of, APP, and unanimously recommended approval of the merger agreement to Dr. David Chen, Ph.D., the only other member of the full board who was not on the special committee other than Dr. Soon-Shiong. After its independent evaluation and acting upon the recommendation of the special committee, our board of directors (other than Dr. Soon-Shiong, who recused himself from voting) declared the merger to be advisable, fair to, and in the best interests of, APP, and approved the merger agreement.

Required APP Stockholder Approval; Written Consent

Under Section 251 of the Delaware General Corporation Law, the approval of our board of directors and the affirmative vote of a majority of our outstanding common stock are required to approve and adopt the merger agreement and to approve the charter amendments. In addition, under Nasdaq Marketplace Rules, listed companies such as APP are required to obtain stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if either (a) any director, officer or substantial shareholder of the listed company has a 5% or greater interest in the company to be acquired and the number of shares to be issued in the transaction exceeds 5% of the shares outstanding prior to the transaction or (b) the number of shares to be issued in the transaction exceeds 20% of the shares outstanding prior to the transaction. As noted above, our board of directors has previously approved the merger agreement.

Under Delaware corporate law and our bylaws, our stockholders may adopt, without a meeting, the merger agreement and approve both the issuance of APP shares in the merger and the charter amendments pursuant to an action by written consent of our stockholders holding a majority of our outstanding common stock. On November 27, 2005, ABI and certain other APP stockholders affiliated with Dr. Soon-Shiong, who together held approximately 67.2% of our outstanding common stock as of that date, executed written consents to adopt the merger agreement, approve the issuance of shares in the merger and approve the charter amendments. Accordingly, the merger can occur without the vote of any additional APP stockholders and there will not be a special meeting of APP stockholders at which you will be asked to vote to adopt the merger agreement, the issuance of APP shares in the merger or the charter amendments.

Notwithstanding the execution and delivery of the written consents described above, federal securities laws provide that the merger may not be completed until 20 business days after the date this information statement is mailed to APP stockholders. Therefore, the merger cannot be completed until that time has elapsed. We currently expect the merger to be completed at or shortly after the expiration of that 20 business day period.

Section 228(e) of the Delaware General Corporation Law requires notice of any actions taken by written consent of less than all of the stockholders entitled to vote on a matter be sent to those stockholders who did not vote. This information statement and the notice attached hereto shall constitute notice to you of the action by written consent as required by Section 228(e) of the Delaware General Corporation Law.

Record Date

The written consents adopting the merger agreement and approving both the issuance of shares in the merger and the charter amendments were executed on November 27, 2005. This was the record date fixed for determining the APP stockholders entitled to receive notice of stockholder action by written consent and receive this information statement. This was also the record date fixed for determining the number of shares of our common stock outstanding and therefore the number of votes necessary to adopt the merger agreement and approve both the share issuance and charter amendments. On November 27, 2005, there were 72,474,821 shares of our common stock outstanding and entitled to vote, with each share of common stock entitled to one vote.

Required ABI Shareholder Approval

Under the California Corporations Code, ABI shareholders holding a majority of the outstanding shares of ABI common stock must approve the principal terms of the merger agreement and the merger in order to complete the merger. ABI shareholders who collectively hold approximately 98.9% of the outstanding shares of ABI common stock have agreed to deliver the requisite shareholder approval by written consent within two business days after this information statement is mailed to our stockholders.

Increase in Authorized Shares

General

In connection with the pending merger, our board of directors approved an amendment to our certificate of incorporation to increase the authorized number of shares of common stock to 350,000,000, $0.001 par value per share. This charter amendment also was approved by the requisite vote of our stockholders pursuant to an action by written consent. Before giving effect to this charter amendment, our certificate of incorporation authorized us to issue 100,000,000 shares of common stock, $0.001 par value per share, and 6,000,000 shares of preferred stock, $0.001 par value per share. The authorized number of shares of preferred stock will not be affected by the charter amendments.

As of the record date, APP had approximately 72,474,821 shares of common stock issued and outstanding and an additional 19,560,339 shares of common stock reserved for issuance upon the exercise of outstanding options. If the merger is completed, APP will be required to issue approximately 134,080,683 shares of its common stock in connection with the merger. This charter amendment will provide a sufficient number of authorized shares for issuance in connection with the merger and also will provide the combined company flexibility to issue common stock for proper corporate purposes that may be identified in the future, as described below.

Reasons for and Effects of the Increase in Authorized Shares

Our board of directors believes that it is desirable to increase the number of authorized shares of common stock in order to ensure that there is a sufficient number available to provide our company with adequate flexibility to issue common stock for proper corporate purposes that may be identified in the future. The additional shares could be used for, among other things, stock dividends, acquisitions of other companies, public or private financings to raise additional capital and for stock-based employee benefit plans. There currently are no commitments or agreements for the issuance of additional shares of common stock, other than with respect to shares issuable in the merger and under our stock incentive plans.

The newly authorized shares would be unreserved (other than the shares to be issued in connection with the merger and under our stock incentive plans) and available for issuance by our company without further stockholder action, except as provided by Delaware law or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. All of the additional shares of APP common stock resulting from the increase in our authorized common stock will be of the same class as the currently authorized APP common stock if and when they are issued, and holders would have the same rights and privileges as holders of the APP common stock presently issued and outstanding, including the same dividend, voting and liquidation rights.

The holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by our company, which means that current APP stockholders do not have a prior right to purchase any additional shares from time to time issued by our company, including the shares to be issued to ABI shareholders in connection with the merger. Accordingly, if the combined company’s board of directors elects to issue additional shares of common stock after the merger, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current APP stockholders. In addition, the holders of our common stock are not entitled to cumulative voting with respect to the election of directors or otherwise.

The proposed increase in the authorized number of shares of common stock could have an anti-takeover effect. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the combined company because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for our board of directors to delay or impede a merger, tender offer or proxy contest that it determines is not in the best interests of our company and our stockholders by causing such additional authorized shares to be issued to holders who might side with the board in opposing such a takeover or change in control. By potentially discouraging unsolicited takeover attempts, the availability of additional authorized shares may limit the opportunity for the combined company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and also may permit management or the then-current board of directors to retain their positions and resist changes that the combined company’s stockholders may favor.

Interests of Certain Directors and Officers in the Merger

You should be aware that certain of our directors and officers have interests in the merger that differ from, or are in addition to, the interest of APP stockholders. In particular, Dr. Soon-Shiong, our Chief Executive Officer and Executive Chairman, is also the president, chief financial officer and a director of ABI, the controlling stockholder of APP. As of December 31, 2005, Dr. Soon-Shiong and his affiliated entities beneficially owned approximately 98.9% of the outstanding shares of ABI common stock and will receive approximately the same percentage of the shares of our common stock to be issued in the merger. See “Security Ownership of Certain Beneficial Owners and Management of ABI.” Following the merger, Dr. Soon-Shiong and his affiliated entities will beneficially own approximately 83.3% of the outstanding shares of our company on a fully-diluted basis immediately after the merger. The shares to be issued to Dr. Soon-Shiong and his affiliated entities in the merger, and their percentage ownership immediately after the merger, will be reduced to the extent ABI issues restricted stock units under its restricted unit plan as contemplated by the merger agreement. The special committee was aware of these interests and considered them, among other matters, in determining that the merger is fair to, and is in the best interests of, our company and in unanimously recommending that our board of directors approve the terms and conditions of the merger agreement. Our board of directors (other than Dr. Soon-Shiong, who recused himself from voting due) was also aware of these interests and considered them, among other matters, in approving the merger agreement.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material United States federal income tax consequences of the merger to APP, ABI and APP’s stockholders. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable United States Treasury regulations, judicial authority and administrative rulings, all as in effect and available as of the date of this information statement and all of which are subject to change, possibly with retroactive effect. Any such changes could affect the validity of this discussion. This summary does not purport to be a complete discussion of all United States federal income tax consequences of the merger to APP, ABI and APP’s stockholders. The discussion below does not address any state, local or foreign tax consequences of the merger and does not address the tax consequences of the merger under United States federal tax law other than income tax law. In addition, this discussion does not address the tax consequences of the merger to holders of ABI common stock.

It is a condition to completion of the merger that APP receive an opinion of its tax counsel, Gibson, Dunn & Crutcher LLP, and that ABI receive an opinion of its tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, in each case, dated as of the closing date of the merger, to the effect that for United States federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The tax opinions will be based on facts and assumptions described in the opinions and, in rendering the tax opinions, Gibson, Dunn & Crutcher LLP and Fried, Frank, Harris, Shriver & Jacobson LLP may rely upon representations, warranties and covenants, including those contained in the merger agreement and in tax representation letters delivered by each of APP and ABI. Neither APP nor ABI has or will request a ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

Assuming the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and subject to the qualifications and assumptions described herein:

•	neither APP nor ABI will recognize any gain or loss as a result of the merger; and

•	APP’s stockholders will not recognize any gain or loss as a result of the merger.

Regulatory Approvals

The merger is subject to Nasdaq approval of the listing of the shares of APP common stock to be issued pursuant to the merger agreement and upon settlement of ABI restricted stock units issued prior to the merger.

Accounting Treatment

The pending merger between APP and ABI is referred to as a downstream merger and, for accounting purposes, ABI is viewed as the surviving entity rather than APP (which is the surviving entity for legal purposes). As such, the merger will be accounted for in ABI’s consolidated financial statements as an implied acquisition of the minority interest of APP that it does not already own using the purchase method of accounting. Under this accounting method, the accounts of APP, including goodwill, will be adjusted to reflect the minority interests’ share of any differences between their fair values and book values as of the merger closing date. The total fair value of APP will be based on the average market price of APP’s common stock over a period of a few days before and after the date the merger agreement for the transaction was executed and announced.

Furthermore, because ABI is treated as the continuing reporting entity for accounting purposes, the reports filed by APP, as the surviving corporation in the merger, after the date of the merger will parallel the financial reporting required under GAAP and SEC reporting rules as if ABI were the legal successor to its reporting obligation as of the date of the merger.

Listing of APP Common Stock

We will use our commercially reasonable best efforts to cause the shares of our common stock to be issued in the merger to be approved for listing on The Nasdaq National Market upon completion of the merger.

Dissenters’ Rights

APP stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of our common stock under the Delaware General Corporation Law in connection with the merger because their shares of our common stock will remain outstanding and unchanged after the merger.

Resales of APP Common Stock

The shares of our common stock to be issued to former ABI shareholders of ABI in the merger will not be registered under the Securities Act of 1933 and may not be resold or transferred unless the shares are registered for resale under the Securities Act or an exemption from such registration is available. However, pursuant to the merger agreement, we will enter into a registration rights agreement with each ABI shareholder under which we will agree, under certain circumstances, to register the shares of our common stock received by it in the merger. Upon registration, the registered shares will be freely tradeable in the public market without restriction. See “Agreements Related to the Merger—Registration Rights Agreement” for more information.

Lawsuits Relating to the Merger

Beginning on or about December 7, 2005, several stockholder derivative and class actions lawsuits were filed against APP, its current and former directors and ABI in the Delaware Court of Chancery. APP is a nominal defendant in the stockholder derivative lawsuits. The current complaints in these lawsuits allege that APP’s directors breached their fiduciary duties in connection with approving the merger between APP and ABI. Among other relief, the lawsuits seek to enjoin the merger between APP and ABI and unspecified damages. APP intends to respond appropriately to these lawsuits. However, these lawsuits could cause the closing of the merger to be delayed or abandoned.

BUSINESS OF AMERICAN BIOSCIENCE, INC.

Upon completion of the merger, APP will succeed to, and thereafter conduct, the business currently conducted by ABI. Accordingly, the following information regarding ABI’s current business and operations may be of interest to APP stockholders as it describes one aspect of the combined company’s business and operations as they will be conducted after the merger.

All information contained in or incorporated by reference into this information statement relating to APP has been provided by APP. All information contained in this information statement relating to ABI has been provided by ABI. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party.

Overview

American BioScience, Inc., or ABI, is a privately held biotechnology company focused on the discovery, development and delivery of next-generation therapeutics, including biologically active molecules already existing within the human biological system, for the treatment of life-threatening diseases. ABI currently has three wholly owned subsidiaries, VivoRx AutoImmune, Inc., Chicago BioScience, LLC and Transplant Research Institute, and two majority owned subsidiaries, Resuscitation Technologies, LLC and APP. VivoRx AutoImmune licenses and sublicenses intellectual property relating to third-party manufacturing of scientific assay kits. Chicago BioScience was formed to acquire a pharmaceutical manufacturing facility that is intended to be modified and used for the manufacture and development of existing and future products, including the manufacture of clinical supplies, and to provide additional research and development capabilities. Transplant Research Institute holds various intellectual property and other rights. Resuscitation Technologies is a research and development collaboration for a licensed drug. At September 30, 2005 and December 31, 2004, ABI owned 83% of Resuscitation Technologies.

ABI owns the worldwide rights to Abraxane®, a next generation taxane oncology product that was approved by the U.S. Food and Drug Administration, or the FDA, in January 2005 as the first in a new class of albumin-bound nanoparticle drugs for its initial indication in the treatment of metastatic breast cancer and launched in February 2005. As of September 2005, seven months after launch, IMS data showed Abraxane® had 13.1% of the dollar share of the U.S. taxane market. ABI has embarked upon an aggressive and comprehensive clinical development plan to maximize the commercial potential of Abraxane®. As of December 31, 2005, approximately 77 Abraxane® clinical studies (including investigator-initiated studies) were planned or underway, of which 23 clinical trials had active patient enrollment. ABI currently anticipates that it will initiate or plan Phase III registrational trials for Abraxane®, including in lung, melanoma, ovarian, prostate and pancreatic cancers by the end of 2006. With regard to the global commercialization of Abraxane®, ABI anticipates filing for regulatory approval for various indications in multiple foreign countries, including countries in the European Union, China and Australia in 2006.

ABI believes the successful launch of Abraxane® validates its nanoparticle albumin-bound, or nab™, tumor targeting technology, a novel mechanism to deliver chemotherapy agents in high concentrations preferentially to all tumors secreting a protein called SPARC, which attracts and binds to albumin. ABI’s research and development approach is based on the integration of ABI’s protein nanoparticle technology platform (ProtoSphere™), ABI’s natural product library, ABI’s reverse peptide technology, ABI’s multi-functional chemistry capabilities with ABI’s in-house clinical trial and regulatory strengths. ABI’s intellectual property portfolio includes 130 issued U.S. and foreign patents and 126 pending U.S. and foreign patent applications.

ABI’s product pipeline includes numerous clinical oncology and cardiovascular product candidates in various stages of testing and development, including 48 Phase II Abraxane® clinical studies, four Phase II Coroxane™ (Abraxane® under the trade name Coroxane™) clinical studies for cardiovascular indications and six clinical product candidates in the Pre-IND stage. ABI also has numerous discovery product candidates for various indications such as anesthesia, oncology and transplantation. ABI believes the application of its nab™ technology will serve as the platform for the development of numerous drugs for the treatment of life-threatening diseases.

To leverage in-house manufacturing, clinical trial and regulatory expertise, the discovery efforts of Abraxis BioScience will be supplemented by external collaborations with academia and start-up biotechnology companies through Abraxis BioCapital following the merger.

Abraxane®, a Next Generation Taxane Oncology Product

Overview

Abraxane® is a next generation, nanometer-sized, solvent-free taxane that was approved by the FDA in January 2005 for its initial indication in the treatment of metastatic breast cancer and launched in February 2005. ABI believes the successful launch of Abraxane®, with net sales in excess of $125.0 million in 2005, validates ABI’s nab™ tumor targeting technology described below. Taxanes are one of the most widely used chemotherapy agents, with an estimated current use by approximately 325,000 patients in the United States alone and an estimated current worldwide market size approaching $2.0 billion. ABI licensed the exclusive North American marketing rights and worldwide manufacturing rights for Abraxane® to APP. Effective January 1, 2006, ABI received a unique reimbursement “J” code for Abraxane®, which will facilitate reimbursement from Medicare and Medicaid as well as private payors.

First clinical validation of nab™ tumor targeting technology

Abraxane® represents the first in a new class of protein-bound taxane particles that takes advantage of albumin, a natural carrier of water insoluble molecules (e.g., various nutrients, vitamins and hormones) found in humans. Because tumors have an increased need for nutrients to support rapid malignant growth, albumin complexes accumulate preferentially in tumors. Recent molecular analyses have identified receptor-mediated pathways (gp60) facilitating active transport of albumin complexes from the blood into tissues and resulting in preferential accumulation in tumors by tumor-secreted proteins (SPARC) which attract albumin. Abraxane® consists only of paclitaxel nanometer-sized albumin-bound particles and, in a pivotal 460 patient Phase III clinical trial, demonstrated an almost doubling of the response rate, a longer time to tumor progression in metastatic breast cancer as well as an increased survival in patients previously treated for metastatic disease when compared to Taxol®. ABI believes that its nab™ tumor targeting technology and these albumin pathways allow more rapid delivery of paclitaxel to the cancer cells, with preferential accumulation while at the same time allowing less drug indiscriminately into normal, healthy cells. This is supported by the clinical findings demonstrated by Abraxane®.

Overcoming the obstacles and toxicity of solvents

Many oncology drugs are water insoluble and thus require solvents to formulate the drugs for injection. Taxol® contains the active ingredient paclitaxel dissolved in the toxic solvent Cremophor. The toxicity of Cremophor limits the dose of Taxol® that can be administered, potentially limiting the efficacy of the drug. Furthermore, patients receiving Taxol® require pre-medication with steroids to prevent the toxic side effects associated with Cremophor and, in some cases, require a growth factor such as G-CSF to overcome low white blood cell levels resulting from chemotherapy. It is estimated that the annual cost in the United States of managing taxane related toxicity in metastatic breast cancer patients exceeds $762 million.

Abraxane® utilizes ABI’s nab™ tumor targeting technology to encapsulate paclitaxel in albumin, a human protein found in blood and avoids the need for Cremophor. Because it contains no toxic solvents, this next-generation taxane product enables the administration of 50% more chemotherapy with a well-tolerated safety profile, requires no routine premedication to prevent hypersensitivity reactions, can be given over a shorter infusion time using standard IV tubing and reduces the need for G-CSF support.

Abraxane® Clinical Development and Label Expansion Plans

ABI has embarked upon an aggressive and comprehensive clinical development plan to maximize the commercial potential of Abraxane® in cancers involving the breast, lung, prostate, ovary, cervix, head and neck, pancreas, stomach and skin. Approximately 77 Abraxane® clinical studies (including investigator-initiated studies) were planned or underway as of December 31, 2005 for various indications as set forth in the table below.

Indication	Ongoing Clinical Trials	Protocols in Review	Protocols in Development	Total
Metastatic Breast Cancer	7	4	7	18
Neoadjuvant/Adjuvant Breast Cancer	4	9	3	16
Non-Small Cell Lung Cancer	6	2	4	12
Prostate Cancer	1	2	2	5
Ovarian Cancer	2	2	2	6
Malignant Melanoma	1	1	3	5
Other Cancers (e.g., GI, Head and Neck, Pancreatic and Cervical)	2	5	8	15

Total	23	25	29	77

As of December 31, 2005, 23 Abraxane® clinical studies had active patient enrollment, including:

•	ten breast cancer studies, including evaluation:

•	as monotherapy in first-line metastatic breast cancer, in combination with Herceptin® in HER 2 positive patients;

•	in weekly dosing in combination with carboplatin, with Herceptin® for advanced HER 2 positive patients;

•	in combination with Xeloda™ in first-line metastatic breast cancer;

•	in combination with Navelbine in first-line metastatic breast cancer;

•	in weekly dosing in neoadjuvant breast cancer; and

•	in a dose dense pilot adjuvant study in breast cancer.

•	four lung cancer studies, including evaluation:

•	as monotherapy in first-line non-small cell lung cancer;

•	in combination with carboplatin in first-line non-small cell lung cancer; and

•	in combination with carboplatin and avastin in non-small cell lung cancer.

•	additional studies for other indications, including evaluation:

•	in metastatic melanoma;

•	in prostate cancer; and

•	in ovarian cancer.

Phase III Registrational Trials. ABI currently anticipates that it will initiate or plan Phase III registrational trials for Abraxane®, including in lung, melanoma, ovarian, prostate, and pancreatic cancers by the end of 2006. A Phase III registrational trial in ovarian cancer is anticipated to begin following completion of Phase I studies required in this post-operative patient population.

Global Regulatory Filings. With regard to the global commercialization of Abraxane®, ABI filed for regulatory approval in Canada in 2005, which filing has been accepted by the Canadian authorities. ABI also currently anticipates filing for regulatory approval for various indications in multiple foreign countries or jurisdictions as set forth in the table below.

Country	Currently Proposed Filing Date
European Union	2006
China	2006
Australia	2006
New Zealand	2006
Mexico	2006
Brazil	2006
Argentina	2006
Colombia	2006
Chile	2006
Russia	2006
India	2006
Japan	2009

nab™ Tumor Targeting Technology Platform

ABI has identified a biological pathway specific to tumors through which tumors preferentially accumulate albumin-bound complexes. This preferential accumulation of albumin appears to be facilitated through a tumor’s secretion of a protein called SPARC, which binds to and accumulates albumin. A body of research has suggested that the secretion of SPARC occurs in most solid tumors that are difficult to treat, including in breast, lung, ovarian, head and neck, melanoma, gastric, esophageal, glioma and cervical tumors. Exploiting these tumors’ attraction for albumin, ABI has developed a novel mechanism to deliver chemotherapy agents in high concentrations preferentially to all tumors secreting SPARC. This is accomplished through ABI’s nab™ tumor targeting technology, which encapsulates chemotherapy agents in a nanometer-sized particle of albumin that is approximately 1/100th the size of a single red blood cell. Millions of these particles can be injected in a single dose of medication. This albumin-bound medication enters the bloodstream where it is transported across the blood vessel wall through a specific albumin receptor (gp60) on the blood vessel wall and targeted by SPARC secreted from the tumor cell.

The following diagram depicts the nab™ tumor targeting technology and the proposed mechanism by which high concentrations of chemotherapy agents are delivered preferentially to tumors through the biological gp60 receptor pathway and through albumin binding to SPARC.

ABI believes it can apply its nab™ tumor targeting technology to numerous chemotherapy agents. By exploiting the abnormal vascular growth (angiogenesis) and the overexpression of albumin-binding proteins (gp60 and SPARC) in advanced tumor cells and by overcoming water insolubility of many active chemotherapy agents, ABI believes that its technology may revolutionize the delivery of chemotherapy agents to cancer patients. ABI believes that its nab™ tumor targeting technology has been validated by the successful launch of Abraxane® and that it will serve as the platform for the development of numerous other drugs for the treatment of life-threatening diseases. ABI is committed to maximizing the potential application of its technology. ABI has established key internal clinical development and regulatory competencies and has executed rapid clinical translation of its technology as evidenced by ABI’s deep clinical product pipeline described below.

Select Clinical Product Candidates

ABI intends to continue to leverage its nab™ tumor targeting technology and its internal clinical development and regulatory expertise to develop numerous drug candidates for the treatment of life-threatening diseases. ABI’s clinical product pipeline currently is divided into two therapeutic categories: oncology and cardiovascular. The following table is a selection of certain of ABI’s clinical product candidates in ABI’s therapeutic categories and shows the status of these clinical product candidates as of December 31, 2005.

Compound	Life-Threatening Disease	Status
Oncology
Abraxane®	First-Line Non-Small Cell Lung Cancer	Phase II (Phase III to be initiated in 2006)
Abraxane®	Malignant Melanoma	Phase II (Phase III to be initiated in 2006)
Abraxane®	Ovarian Cancer	Phase I in review (Phase III to be initiated following completion of Phase I)

Compound	Life-Threatening Disease	Status
Abraxane®	Prostate Cancer	Phase II (Phase III to be initiated in 2006)
Abraxane®	Pancreatic Cancer	Phase I in review (Phase III to be initiated in 2006)
Abraxane®	First-Line Metastatic Breast Cancer	Phase II
Abraxane®	Adjuvant Breast Cancer	Phase II
Abraxane®	Neoadjuvant Breast Cancer	Phase II
Abraxane®	Head and Neck Cancer	Phase II
Abraxane®	Taxane Refractory Breast Cancer	Phase II
ABI 5109	Taxane Refractory Metastatic Breast, Non-small Cell Lung, Advanced Colorectal and Advanced Renal Cell Cancers	Phase II
nab™-5109	Solid Tumors	Pre-IND
nab™-Docetaxel	Solid Tumors	Pre-IND (IND to be filed in 2006)
nab™-17AAG	Solid Tumors	Pre-IND (IND to be filed in 2006/2007)
nab™-Rapamycin	Solid Tumors	Pre-IND (IND to be filed in 2006/2007)
nab™-5404	Solid Tumors	Pre-IND (IND to be filed in 2006/2007)
ABI 5390	Solid Tumors	Pre-IND (IND to be filed in 2006/2007)
Cardiovascular
Coroxane™	Coronary Artery Restenosis with Bare Metal Stent—Intravenous Administration	Phase II (SNAPIST-II)
	Coronary Artery Restenosis with Bare Metal Stent—Intracoronary Administration	Phase II (SNAPIST III)
Coroxane™	Peripheral Artery Restenosis	Phase II/III (PARS)
Coroxane™	Hemodialysis	Phase II (HD001)

Oncology

Abraxane® (nab™-Paclitaxel). In January 2005, the FDA approved Abraxane® for its initial indication in the treatment of metastatic breast cancer. As of December 31, 2005, approximately 77 Abraxane® clinical studies (including investigator-initiated studies) were planned or underway, of which 23 clinical trials had active patient enrollment. ABI currently anticipates that it will initiate or plan Phase III registrational trials for Abraxane®, including in lung, melanoma, ovarian, prostate and pancreatic cancers by the end of 2006 and an additional program in ovarian cancer following completion of necessary Phase I studies. With regard to the global commercialization of Abraxane®, ABI anticipates filing for regulatory approval for various indications in multiple foreign countries, including countries in the European Union, China and Australia in 2006. nab™-Paclitaxel has also been investigated in pre-clinical studies for use by inhalation. Pharmacokinetic studies of nab™-Paclitaxel following intratracheal administration have shown a remarkable almost 100% bioavailability of paclitaxel which has been attributed to rapid transalveolar transcytosis via the gp60 receptors in the alveolar epithelium and endothelium.

ABI 5109; nab™-5109. ABI 5109 is a novel taxane with activity in MDR over expressing cell lines. This taxane shows increased oral bioavailability as compared to paclitaxel and docetaxel. Pre-clinical studies showed that ABI 5109 exhibited two orders of magnitude enhanced cytotoxicity than paclitaxel against drug-resistant cells. Initially formulated in Tween 80, ABI has converted this compound into a nanoparticle form using its nab™ tumor targeting technology (nab™-5109), which has been shown to have increased activity and lower toxicity in preclinical models as compared to its Tween 80 counterpart. In its Tween 80 formulation, ABI 5109 has been investigated in several multi-center Phase II clinical studies in indications such as taxane refractory metastatic breast, non-small cell lung, advanced colorectal cancer and advanced renal cell cancers. ABI currently is negotiating the exclusive worldwide rights to this compound.

nab™-Docetaxel. nab™-Docetaxel is a solvent-free, tween-free nanoparticle form of docetaxel. Docetaxel is the active ingredient in the currently largest selling taxane, Taxotere®. Preliminary pre-clinical data suggest that the maximum tolerated dose of nab™-Docetaxel was higher than that of the solvent-based Taxotere®. Efficacy studies in xenograft models suggest superior efficacy of nab™-Docetaxel versus Taxotere®.

nab™-17AAG. 17AAG is a polyketide inhibitor of Hsp90 (heat shock protein 90) and interrupts several biological processes implicated in cancer cell growth and survival. Hsp90 is a protein chaperone that binds to several sets of signaling proteins, known as “client proteins.” 17AAG binds to Hsp90 and causes its dissociation from, and consequent degradation of, the client proteins. Because the Hsp90 client proteins are so important in signal transduction and in transcription (processes critical to the growth and survival of cancer cells), 17AAG may serve as a chemotherapy agent in the treatment of multiple cancers. Pre-clinical studies suggest that these compounds are synergistic with taxanes and in human xenograft models of non-small cell lung cancer, 17-AAG in combination with Taxol® has been shown to prolong survival. Current formulations of 17AAG require solvents such as Cremophor and DMSO. nab™-17AAG is a solvent-free albumin-bound form of this drug being investigated in preclinical studies.

nab™-Rapamycin. Rapamycin, a protein kinase inhibitor, inhibits downstream signals from mTOR, a pathway that promotes tumor growth. Currently, it is marketed as an orally bioavailable immunosuppresive drug and no intravenous form is available because of the water insolubility of this molecule. The anti-cancer effects of rapamycin are limited by the immunosuppression associated with chronic oral administration. nab™-Rapamycin is a nanoparticle, albumin-bound form of rapamycin able to be administered intravenously or by inhalation. Pre-clinical studies show that nab™-Rapamycin administered as a single agent had significant anti-tumor activity in an HCT-116 colon tumor model. In addition, pre-clinical studies have demonstrated that rapamycin synergistically enhances paclitaxel in the treatment of breast cancer. nab™-Rapamycin will also be investigated for its use in cardiovascular restenosis applications. nab™-Rapamycin has also been investigated in preclinical studies for use by inhalation. Similar to the results seen with nab™-Paclitaxel, pharmacokinetic studies following intratracheal administration have shown a remarkable almost 100% bioavailability of rapamycin which has been attributed to rapid transalveolar transcytosis via the gp60 receptors in the alveolar epithelium and endothelium.

nab™-5404. Thiocolchicine dimers are novel thiocolchicines with dual mechanisms of action showing both microtubule depolymerization activity as well as topoisomerase I inhibitory activity. In the NCI-60 panel, these thiocolchicine dimers were active against colon cancer cell lines. nab™-5404 is a nanoparticle, albumin-bound form of the water insoluble dimer. Pre-clinical studies of nab™-5404 have shown activity in HT-29 colon cancer xenograft resistant to the anti-cancer agent Irinotecan. nab™-5404 also showed potent anti-angiogenic activity. ABI currently is negotiating the exclusive worldwide rights to this compound.

ABI 5390. ABI 5390 is a novel, oral anti-angiogenic compound, which is inactive as a cytotoxic agent. It exhibits potent anti-angiogenic activity as well as being orally bioavailable. Pre-clinical studies of ABI 5390 as single agents and in combination with paclitaxel have shown that ABI 5390 significantly prolongs progression of tumor growth. ABI licensed the exclusive worldwide rights to this compound from a third party.

Cardiovascular

Restenosis and the need for repeat revascularization procedures in coronary arteries and peripheral arteries following percutaneous intervention with angioplasty or stenting remains a large unmet medical need. Recently, drug eluting stents containing either paclitaxel or rapamycin have been approved for treatment of restenosis in the coronary arteries.

Coronary Artery Restenosis

According to the Cleveland Clinic Journal of Medicine (Oct. 2004), annually, approximately 800,000 procedures of coronary artery stenting are performed in the United States alone. Although clinical results of drug eluting stents in treatment of coronary restenosis are encouraging, this technology may have drawbacks, including limitation of clinicians to certain stent platforms, localized aneurysms, stent thrombosis, potential “late catch up” phenomena, geographic miss and cost, especially when applied to multivessel disease. Of great concern is the recent discovery that late thrombosis and acute myocardial infarction is a serious complication with drug eluting stents, possibly attributable to failure of complete healing of the coronary vessel following insertion of drug eluting stents. A potential solution to this life-threatening complication is the utilization of a bare metal stent in combination with the systemic administration of nab™-Rapamycin or nab™-Paclitaxel (Coroxane™).

Peripheral Artery Disease

Peripheral artery disease of the lower extremities is an extremely prevalent disorder and is an important cause of morbidity that affects a large number of individuals worldwide. Similar to coronary artery disease, this disorder is typically caused by atherosclerosis that limits blood flow to the limbs, particularly due to stenosis or occlusion of the superficial femoral artery. Currently, the standard treatment for this condition is by percutaneous intervention with angioplasty alone. Stenting of these lesions with bare metal stents has had limited success especially due to the high incidence of stent fracture which have been associated with higher restenosis rates. Recent studies of drug eluting stents showed no significant benefit over the use of bare metal stents in the treatment of superficial femoral artery lesions. A potential solution to these limitations is the systemic administration of nab™-Paclitaxel (Coroxane™) in combination with the current standard of care involving angioplasty of the obstructed vessel.

Hemodialysis

A major cause of vascular access dysfunction of arteriovenous grafts in patients undergoing hemodialysis is venous neointimal hyperplasia (abnormal overgrowth of the vessel wall) resulting in stenosis and thrombosis at the venous anastomoses of the implanted graft. The arteriovenous polytetrafluoroethylene graft is the most common form of vascular access graft used in chronic hemodialysis patients in the United States. Unfortunately, the patency rates for this type of vascular access are only 50% at 1 year and 25% at 2 years due to the abnormal overgrowth and stenosis, the biology of which is not unlike that seen in coronary or peripheral artery restenosis. Currently, there are no effective therapeutic interventions for the prevention of this overgrowth and stenosis other than balloon angioplasty of the stenosed shunt at the site of hyperplasia. A potential solution to these limitations is the systemic administration of nab™-Paclitaxel (Coroxane™) in combination with the current standard of care involving angioplasty of the obstructed vessel.

Coroxane™ (nanoparticle paclitaxel, Abraxane®, under the trade name Coroxane™) is being investigated for treatment of coronary restonosis, superficial femoral artery restenosis and vascular shunt stenosis in patients on hemodialysis. Preclinical studies in a vascular restenosis model showed a remarkable reduction in restenosis and neointimal proliferation following insertion of a bare metal stent with a single systemic injection of Coroxane™ at the time of stenting. In addition, it was found that a booster dose of Coroxane™ at 1 month following the initial dose was effective at suppressing restenosis in this model over a longer period.

The following clinical studies for Coroxane™ are in various stages of completion or planning:

•	SNAPIST-I: An initial dose finding safety study in 23 patients with single de novo coronary artery lesions is complete. Coroxane™ was administered by single intravenous injection immediately following bare metal stenting of the coronary lesions. Doses of Coroxane™ less than 70 mg/m2 were found to be safe for further study. This trial was conducted at sites in the United States and Canada.

•	SNAPIST-II: This multi-center international Phase II study in patients with up to 2 de novo coronary artery lesions has completed accrual with 76 patients treated. Patients were randomized to two groups, one receiving a single intravenous dose immediately following bare metal stenting and the other group receiving an additional intravenous dose at 2 months following the procedure. Results are expected in the first half of 2006.

•	SNAPIST-III: This ongoing multi-center international Phase II study is investigating intracoronary administration of Coroxane™ immediately following bare metal stenting in patients with up to 2 de novo coronary artery lesions. Planned accrual in this study is for about 80 patients with accrual to be completed in 2006.

•	PARS: This multi-center international Phase II/III study investigating the use of intraarterial Coroxane™ for treatment of lesions in the superficial femoral artery is in late stages of planning. Accrual is expected to be initiated in the first half of 2006.

•	HD001: This multi-center Phase II study is evaluating the safety and effectiveness of Coroxane™ in the prevention of vascular access graft failure in hemodialysis patients whose grafts have been treated by angioplasty due to dysfunction. This 20 patient pilot study is expected to complete accrual in 2006.

Research and Development

ABI’s research and development approach is based on the tight integration and rapid translation of discovery from the bench to the clinic among ABI’s chemistry, biology, pharmaceutical, regulatory and clinical development groups. ABI is committed to maximizing the potential application of its nab™ tumor targeting technology. ABI has recruited seasoned discovery scientists, medicinal chemists, formulation scientists and integrated these talents with a team of clinical development and regulatory experts. ABI’s approach is based on the integration of the following capabilities and resources:

•	protein nanoparticle technology platform (ProtoSphere™), which includes ABI’s nab™ tumor targeting technology;

•	natural product library;

•	reverse peptide technology;

•	multi-functional chemistry capabilities; and

•	internal clinical trial and regulatory competencies.

Protein Nanoparticle Technology Platform (ProtoSphere™), which includes ABI’s nab™ tumor targeting technology

ABI has developed a novel enabling platform technology of protein nanoparticles (ProtoSphere™) that are suitable for in vivo delivery of a broad range of pharmacological compounds such as drugs and diagnostic agents. ABI has employed a product development strategy that mitigates risk by applying its ProtoSphere™ technology to develop nanoparticle forms of drugs with proven efficacy and already FDA approved such as Taxol®, Taxotere®, Cyclosporin, Rapamycin and Propofol; to drugs currently in early stage clinical trials such as 17AAG and Combretastatin; and to new chemical entities with novel mechanisms of action such as ABI 5404 and ABI 5390.

The ProtoSphere™ technology offers the ability to develop drug delivery systems in a narrow size distribution with a mean diameter in the nanometer size range. This technology allows ABI to convert insoluble or poorly soluble drugs into nanoparticle form using biocompatible proteins avoiding the need for toxic solvents. As shown below, due to the particle size and composition, this delivery system provides ABI with a uniquely broad platform amenable to various routes of delivery, including intravenous, intraarterial, inhalational, topical and oral routes of administration.

When albumin is the protein used in the ProtoSphere™ technology, ABI refers to this as the nanoparticle albumin-bound, or nab™, technology. As shown below, Abraxane® represents the first clinical validation of ABI’s nab™ technology that takes advantage of albumin, a natural carrier of water insoluble molecules (e.g., various nutrients, vitamins and hormones) found in humans. Because tumors have an increased need for nutrients to support rapid malignant growth, albumin complexes accumulate preferentially in tumors. Recent molecular analyses have identified receptor-mediated pathways (gp60) facilitating active transport of albumin complexes from the blood into tissues and resulting in preferential accumulation in tumors by tumor-secreted proteins (SPARC) which attract albumin.

The following table is a selection of certain of ABI’s discovery product candidates and their therapeutic categories as of December 31, 2005.

Compound Class	Therapeutic Category	Route of Administration
nab™-Propofol	Anesthesia	Intravenous
nab™-Cyclosporine	Transplantation Dry Eye Syndrome	Oral Topical
nab™-Imaging Agents	Imaging Agent	Intravenous
nab™-Geldanamycins	Oncology	Intravenous
nab™-Combretastatins	Oncology	Intravenous
nab™-Rapamycin	Transplantation Oncology	Inhalation Inhalation
SPARC Therapeutic	Oncology	Intravenous
RpepB Peptide	Anti-infective	Intravenous
RpepX Peptide	Anti-infective	Intravenous

nab™-Propofol. Propofol is a lipophilic drug used extensively as an induction agent for anesthesia. The marketed formulations of propofol are lecithin stabilized lipid emulsions containing 1% propofol and 10% soybean oil. As a result, these products suffer from several setbacks which include the risk of hyperlipidemia in prolonged use, the need for inhibitors to prevent bacterial growth such as EDTA, which can cause zinc loss with prolonged use, or metabisulfite, which can cause allergic reactions, and propofol-induced pain on injection. ABI has developed nab™-Propofol which has a 20 fold lower lipid content without the need for bacterial growth inhibitors. In preclinical testing, nab™-Propofol was found to be safe and with an anesthetic profile similar to that of the marketed propofol formulations.

nab™-Cyclosporine. Cyclosporine is the leading chronic immunosuppressive drug used to prevent rejection of transplanted organs, currently marketed as Neoral® by Novartis as an oral formulation. The drug is administered immediately after transplantation and continued daily for the patient’s lifetime. Pre-clinical studies with oral nab™-Cyclosporine demonstrated equivalent bioavailability of an oral formulation.

nab™-Imaging agents. ABI has investigated the application of its nanotechnology to imaging and diagnostic agents. Nanoparticles containing diagnostic markers or imaging agents were investigated in pre-clinical models and found to concentrate in tumor tissue or other tissue to which the nanoparticles were targeted.

nab™-Geldanamycins. Geldanamycin is a benzoquinone ansamycin antibiotic that binds to Hsp90 and alters its function. Hsp90 client proteins play important roles in the regulation of the cell cycle, cell growth, cell survival, apoptosis, angiogenesis and oncogenesis. As part of ABI’s medicinal chemistry focus on Hsp90 inhibitors, several analogs and derivatives of geldanamycin have been prepared which show in vitro cytotoxicity exceeding that of geldanamycin and 17AAG. ABI is investigating these hydrophobic analogs and derivatives utilizing its nab™ tumor targeting technology platform.

nab™-Combretastatins. Combretastatin, a lipophilic molecule isolated from the medicinal plant Combretum caffrum, represents a new class of therapeutic compounds known as vascular targeting agents. These agents may be useful in disease conditions or pathologies such as cancer or macular degeneration, where an abnormal growth of blood vessels is an essential component to the disease and its progression. Due to lipophilicity, the version of the molecule in clinical trials is a water soluble phosphate salt. ABI is investigating combretastatin and its hydrophobic analogs utilizing its nab™ tumor targeting technology platform.

nab™-New chemical entities. In addition to the pharmacological agents described above, ABI has applied its ProtoSphere™ and nab™ technology to several new chemical entities generated internally within its drug discovery program as well as for compounds received from third parties. The combined company intends to maximally exploit the potential of the ProtoSphere™ and nab™ technology platforms through its Abraxis Research and Abraxis BioCapital divisions.

SPARC Therapeutic. SPARC (Secreted Protein Acidic Rich in Cysteine) is a major intratumoral target of ABI’s nab™ technology platform due to its secretion by a variety of tumors and the affinity of albumin for SPARC. In addition, it has been discovered that the SPARC protein, when administered systemically in combination with chemotherapy, can greatly sensitize a chemotherapy resistant tumor in xenograft tumor models. ABI’s scientists, in collaboration with University scientists, are exploring the therapeutic potential of SPARC in the treatment of chemo-resistant tumors. ABI has entered into option agreements to license certain SPARC intellectual property and currently is negotiating the exclusive worldwide rights thereto.

RpepB and RpepX. These proof of concept candidate peptides were developed for potential use against anthrax and drug resistant bacteria such as Staphylococcus aureus and S. epidermis. These lead peptides have shown desirable properties in vitro and are ready to be advanced into pre-clinical studies.

Natural Product Library.

Most of the pharmaceutical industry’s libraries consist of historical collections of compounds derived from narrowly focused targets, or molecules with highly similar core structures derived from combinatorial chemistry. The likelihood of lead generation from such libraries is significantly reduced because of the lack of molecular diversity. ABI has established a proprietary natural product library of large chemical diversity for drug discovery. The library currently represents approximately 100,000 semi-purified screening samples derived from microorganisms (over 65,000 strains of actinomycetes, fungi and bacteria) retrieved from over 30,000 soil samples representing geographic, habitat and genetic diversity from all over the world. New strains of microorganisms are continuously being added from ABI’s soil sample collection, and ABI believes the millions of microorganisms in each soil sample provide ABI with an almost limitless resource for continuing to create new and targeted libraries of natural product chemical diversity for drug discovery.

Almost half of today’s best-selling drugs originate from natural products or their derivatives. A key feature of natural products is their enormous structural and chemical diversity that is not represented in combinatorial libraries of synthetic compounds. This makes natural products a fertile resource for finding novel compounds that interact with new targets for drug discovery. In addition, ABI’s nab™ tumor targeting technology platform is ideally suited to the formulation and delivery of natural products, which tend to be more water insoluble, larger and more complex than typical synthetic drugs. For example, ABI’s pre-clinical stage compound, nab™-17AAG, was developed based on extracts from ABI’s natural product library. Natural products are an important component of ABI’s drug discovery strategy and, with the capability to overcoming water insolubility through the use of ABI’s nab™ technology, ABI believes it has the unique opportunity to translate water insoluble compounds discovered from its natural product libraries into clinical applications. To take advantage of this corporate capability and to enhance the rapidity of drug discovery, ABI has invested in state-of-the-art capabilities for NMR, mass spectrometry and HPLC capabilities.

Reverse Peptide Technology.

Microbial infections have become increasingly resistant to current antimicrobial therapies. Therefore, there is an urgent need for new classes of antibiotics that are active against current drug-resistant pathogens and are less susceptible to the rapid emergence of new patterns of resistance. Antimicrobial peptides have the potential to meet these requirements, but have to overcome a number of significant challenges to become a viable commercial product.

Many higher organisms, including plants, insects, amphibians and mammals, naturally produce antimicrobial peptides as part of their first line of defense against infection. Historical efforts to maximize the antibacterial potency of natural peptides have usually resulted in peptides that also attack the membranes of blood cells, thus limiting their potential uses to topical applications. Treatment of life-threatening infections usually involves intravenous administration of antibiotics. Peptides are usually very susceptible to rapid degradation by proteases, limiting their potential half-life in vivo. The protease stability of some peptides has been improved by incorporating D-amino acids or other unusual amino acids. But this results in expensive chemical synthesis and precludes production in recombinant host systems.

Structure-function relationships have been established for certain properties of cationic antimicrobial peptides. This knowledge enables rational design of improved peptides. ABI has determined that it is possible to design reverse peptides that contain only normal amino acids and combine improved efficacy against specific pathogens, reduced hemolytic activity and improved stability against proteases present in serum or produced by the target pathogen. This technology is the subject of issued and pending patent applications owned by ABI. The first two proof of concept candidate peptides (RpepB and RpepX) were developed for potential use against anthrax and drug resistant bacteria such as Staphylococcus aureus and S. epidermis. These lead peptides have shown desirable properties in vitro and are ready to be advanced into pre-clinical studies.

Multi-functional Chemistry Capabilities. ABI possess a full range of chemistry capabilities, including organic and medicinal chemistry, analytical chemistry, formulation, process development and natural product isolation chemistry. ABI’s approach, which involves chemistry-driven discovery combined with biology-driven validation and integration with ABI’s nab™ technology, has been applied successfully on many drug discovery programs.

Internal Clinical Trial and Regulatory Competencies. ABI has established key internal clinical development and regulatory competencies to execute rapid clinical translation of its technology in the most cost-efficient manner. Clinical Operations, Safety Reporting, Data Management and Biostatistics are located in Raleigh, North Carolina and consist of approximately 45 ABI employees. Clinical Operations manages all ABI-sponsored clinical trials by overseeing the study conduct at each site and verifying data integrity. Data Management enters all clinical trial data into an in-house Oracle® Clinical database that is used to produce reports for FDA submissions. Safety reporting and post-marketing safety surveillance are carried out using the ArisGlobal® Drug Safety Reporting System. The regulatory operations team is responsible for making submissions to the FDA and global regulatory authorities. This seasoned team accomplished the first electronic submission of an NDA with the FDA of an oncology product, resulting in FDA approval of Abraxane®.

Strategic Relationships

APP

In November 2001, ABI signed a perpetual license agreement with APP under which APP acquired the exclusive rights to market and sell Abraxane® in North America for indications relating to breast, lung, ovarian, prostate and other cancers. Under the agreement, APP made an initial payment to ABI of $60.0 million and committed to future milestone payments contingent upon achievement of specified regulatory, publication and sales objectives for licensed indications. ABI is responsible for conducting clinical studies in support of Abraxane® and for substantially all costs associated with the development of and obtaining regulatory approval for Abraxane® in North America, except that APP provided $2.0 million of Abraxane® for use in clinical trials. Any profit, as defined in the license agreement, resulting from APP’s sales of Abraxane® will be shared equally between ABI and APP, following the recapture of half of the pre-launch sales, marketing and pre-production start-up costs APP has incurred.

The terms of the license agreement were negotiated to reflect the value of the licensed product rights acquired, then in late-stage development, ABI’s remaining obligation to complete the NDA filing and the potential sales of the product under licensed clinical indications. The license agreement was a product of several months of extensive negotiation between APP and ABI involving outside counsel, investment banks and a nationally recognized valuation firm. There are no restrictions on how ABI may use the payments made by APP under the license agreement.

Under the license agreement, ABI earned milestone payments upon the filing and approval of Abraxane® for the metastatic breast cancer indication. The first such milestone of $10.0 million was achieved in May 2004 when the FDA accepted ABI’s NDA for the metastatic breast cancer indication. The FDA then approved Abraxane® for the filed indication in January 2005, triggering a $15.0 million milestone payment in the first quarter of 2005.

Regulatory and publication achievements related to other licensed indications under study, including lung, ovarian and prostate cancers will trigger further milestone payments to ABI. Such payments generally total $17.5 million per agreed indication. APP has the option not to make one or more of the milestone payments tied to certain indications under study if sales of the product do not meet specified levels.

Upon achievement of major annual one-time Abraxane® sales milestones, APP is required to make additional payments to ABI which, in the aggregate, could total $110.0 million should annual Abraxane® sales exceed $1.0 billion. The first sales milestone payment of $10.0 million would be triggered upon achievement of annual calendar year Abraxane® sales in excess of $200.0 million and the second sales milestone of $20.0 million upon the achievement of annual calendar year sales in excess of $400.0 million.

Under the license agreement, profits on APP’s sales of Abraxane® in North America are to be shared equally between ABI and APP. The license agreement defines profit as Abraxane® net sales less cost of goods sold, selling expenses (including pre-launch production and other expenses which will be charged against first profit under the agreement) and an allocation of related general and administrative expenses. Any costs and expenses related to product recalls and product liability claims generally are to be split equally between ABI and APP. Pursuant to a separate agreement between ABI and APP, certain costs of any unsaleable ramp-up inventory of Abraxane® that was manufactured in preparation for its launch will be shared equally between ABI and APP.

As described in greater detail below, in November 2001, along with the license agreement for Abraxane®, ABI also entered into a manufacturing agreement with APP under which APP agreed to manufacture Abraxane® for ABI and its licensees for sales outside North America.

The license and manufacturing agreements between APP and ABI effectively will terminate once APP and ABI are combined in the merger.

Taiho Pharmaceutical Co., Ltd.

On May 27, 2005, ABI entered into a license agreement with Taiho Pharmaceutical Co., Ltd. under which ABI granted to Taiho the exclusive rights to market and sell Abraxane® in Japan. ABI and Taiho established a joint steering committee to oversee the development of Abraxane® in Japan for the treatment of breast, lung and gastric cancer and other solid tumors. Under this license agreement, Taiho paid ABI a non-refundable, upfront payment and will make additional payments to ABI upon achievement of various clinical, regulatory and sales milestones, with total potential payments in excess of $50.0 million. In addition, ABI will receive royalties from Taiho based on net sales under the license agreement.

Sales and Marketing

ABI currently has no sales, marketing or distribution capabilities. ABI relies upon APP to market and sell Abraxane® in North America. In late 2003, APP formed the Abraxis Oncology division to market and sell Abraxane® upon its launch. The dedicated Abraxis Oncology sales and marketing group specifically targets key segments of the oncology market: specifically, leading oncologists, cancer centers and the oncology distribution channel. During 2004, Abraxis Oncology finalized the marketing strategy, developed marketing and sales tools, gained a thorough understanding of the market and educated thought leaders on the nanoparticle technology underlying Abraxane® and the new class of drugs it represents. As of December 31, 2005, Abraxis Oncology was comprised of approximately 108 individuals, including an 80 member sales force and marketing and medical support staff.

In addition to Japan, ABI currently is actively exploring strategic relationships to market and sell Abraxane® in other countries outside North America.

Manufacturing and Raw Materials

ABI currently relies upon APP to manufacture Abraxane®. APP currently produces Abraxane® in one facility and expects to obtain approval for the manufacture of Abraxane® in a second facility in 2006. Additionally, ABI has acquired a manufacturing facility in Chicago to develop as a pilot plant for the manufacture of its new product candidates in nanoparticle form. In November 2001, ABI entered into a manufacturing agreement with APP under which APP agreed to manufacture Abraxane® for ABI and its licensees for sales outside North America. Under this agreement, APP has the right to manufacture Abraxane® for sales worldwide. For sales outside of APP’s licensed territories, APP will charge ABI and its licensees a customary margin on APP’s manufacturing costs based on whether the product will be used for clinical trials or commercial sale. The initial term of this agreement is ten years and may be extended for successive two-year terms by ABI. The manufacturing agreement effectively will terminate once ABI and APP are combined in the merger.

The manufacture of ABI’s product and product candidates requires raw materials and other components that must meet stringent FDA requirements. Some of these raw materials and other components currently are available only from a limited number of sources. Additionally, regulatory approvals for a particular product denote the raw materials and components, and the suppliers for such materials, that may be used for that product. Even when more than one supplier exists, ABI may elect to list, and in some cases has only listed, one supplier in applications with the FDA. Any change in or addition of a supplier not previously approved must then be submitted through a formal approval process with the FDA. From time to time, it is necessary to maintain increased levels of certain raw materials due to the anticipation of raw material shortages or in response to market opportunities.

Competition

Competition among biotechnology, pharmaceutical, and other companies that research, develop, manufacture, or market proprietary pharmaceuticals is intense and is expected to increase. ABI competes with these entities in all areas of business, including competing to attract and retain qualified scientific and technical personnel.

ABI’s products’ and product candidates’ competitive position among other pharmaceutical products may be based on, among other things, patent position, product efficacy, safety, reliability, availability, patient convenience/delivery devices and price, as well as, the development and marketing of new competitive products. Certain of ABI’s products and product candidates may face substantial competition from products marketed by large pharmaceutical companies, which have greater clinical, research, regulatory, manufacturing, marketing, financial experience and human resources than ABI does. In addition, the introduction of new products or the development of new processes by competitors or new information about existing products may result in product replacements or price reductions, even for products protected by patents.

Some of ABI’s competitors are actively engaged in research and development in areas where ABI also is developing product candidates. The competitive marketplace for ABI’s product candidates is significantly dependent upon the timing of entry into the market. Early entry may have important advantages in gaining product acceptance and market share and, as a result, may contribute significantly to the product’s eventual success and profitability. Accordingly, in some cases, the relative speed with which ABI can develop products, complete the testing, receive approval, and supply commercial quantities of the product to the market is expected to be important to ABI’s competitive position.

In addition, ABI competes with large pharmaceutical and biotechnology companies when entering into cooperative arrangements with smaller companies and research organizations in the biotechnology industry for the development and commercialization of products and product candidates. Small companies, academic institutions, governmental agencies, and other public and private research organizations conduct a significant amount of research and development in the biotechnology industry. These entities may seek to enter into licensing arrangements to collect royalties for use of technology or for the sale of products they have discovered or developed. ABI may face competition in licensing or acquisition activities from pharmaceutical companies and large biotechnology companies that also seek to acquire technologies or product candidates from these entities.

ABI believes that Abraxane® competes, directly or indirectly, with the primary taxanes in the market place, including Bristol Myers’ Taxol® and its generic equivalents, Aventis’ Taxotere® and other cancer therapies. Many pharmaceutical companies have developed and are marketing, or are developing, alternative formulations of paclitaxel and other cancer therapies that may compete directly or indirectly with Abraxane®.

Regulatory Considerations

Proprietary pharmaceutical products are subject to extensive pre- and post-market regulation by the FDA, including regulations that govern the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, advertising, and promotion of the products under the Federal Food Drug and Cosmetic Act and the Public Health Services Act, and by comparable agencies in foreign countries. FDA approval is required before any dosage form of any drug can be marketed in the United States. All applications for FDA approval must contain information relating to pharmaceutical formulation, stability, manufacturing, processing, packaging, labeling and quality control.

The process required by the FDA before a new drug may be marketed in the United States generally involves:

•	completion of pre-clinical laboratory and animal testing;

•	submission of an investigational new drug application, or IND, which must become effective before trials may begin;

•	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug product’s intended use;

•	submission to and approval by the FDA of a new drug application, or NDA;

Clinical trials are typically conducted in three sequential phases that may overlap. These phases generally include:

•	Phase I during which the drug is introduced into healthy human subjects or, more typically for cancer chemotherapy, patients, and generally is tested for safety, stability, dose tolerance and metabolism;

•	Phase II during which the drug is introduced into a limited patient population to determine the efficacy of the product in specific targeted diseases, to determine dosage tolerance and optimal dosage and to identify possible adverse effects and safety risks; and

•	Phase III during which the clinical trial is expanded to a more diverse patient group in geographically dispersed trial sites to further evaluate clinical efficacy, optimal dosage and safety.

The drug sponsor, the FDA or the Institutional Review Board at each institution at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the subjects are being exposed to an unacceptable health risk.

The results of product development, preclinical animal studies and human studies are submitted to the FDA as part of the NDA. The NDA also must contain extensive manufacturing information. The FDA may approve on the basis of the submission made or disapprove the NDA if applicable FDA regulatory criteria are not satisfied. The FDA also may require additional clinical data. Under certain circumstances, drug sponsors may obtain approval pursuant to Section 505(b)(2) of the Federal Food, Drug & Cosmetic Act based in part upon literature or an FDA finding and/or effectiveness for another approved product, even where the products are not duplicates in terms of chemistry and bioequivalence. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-market regulatory standards is not maintained or if problems occur after the product reaches the marketplace. In addition, the FDA may require post-marketing studies to monitor the effect of approved products and may limit further marketing of the product based on the results of these post-marketing studies. The FDA has broad post-market regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products, and withdraw approvals.

Satisfaction of FDA pre-market approval requirements typically takes several years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. Government regulation may delay or prevent marketing of potential products for a considerable period of time and impose costly procedures upon a manufacturer’s activities. Success in early stage clinical trials does not assure success in later stage clinical trials. Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Even if a product receives regulatory approval, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market.

In addition to regulating and auditing human clinical trials, the FDA regulates and inspects equipment, facilities, laboratories, and processes used in the manufacturing and testing of such products prior to providing approval to market a product. If after receiving clearance from the FDA, a material change is made in manufacturing equipment, location or process, additional regulatory review may be required. ABI’s manufacturers also must adhere to current Good Manufacturing Practice and product-specific regulations enforced by the FDA through its facilities inspection program. The FDA also conducts regular, periodic visits to re-inspect equipment, facilities, laboratories and processes following the initial approval. If, as a result of these inspections, the FDA determines that the equipment, facilities, laboratories, or processes of ABI’s manufacturers do not comply with applicable FDA regulations and conditions of product approval, the FDA may seek civil, criminal, or administrative sanctions and/or remedies against ABI’s manufacturers, including the suspension of manufacturing operations.

ABI is also subject to various federal and state laws pertaining to health care “fraud and abuse,” including anti-kickback laws and false claims laws. Anti-kickback laws make it illegal to solicit, offer, receive, or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescription of a particular drug. The federal government has published regulations that identify “safe harbors” or exemptions for certain arrangements that do not violate the anti-kickback statutes. Due to the breadth of the statutory provisions and the absence of guidance in the form of regulations or court decisions addressing some of practices, it is possible that ABI’s practices might be challenged under anti-kickback or similar laws. False claims laws prohibit anyone from knowingly and willingly presenting, or causing to be presented for payment to third party payers (including Medicare and Medicaid), claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. The activities of ABI’s strategic partners relating to the sale and marketing of ABI’s products may be subject to scrutiny under these laws. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including fines and civil monetary penalties, as well as the possibility of exclusion from federal health care programs (including Medicare and Medicaid). If the government were to allege against or convict ABI of violating these laws, there could be a material adverse effect on ABI. ABI’s activities could be subject to challenge for the reasons discussed above and due to the broad scope of these laws and the increasing attention being given to them by law enforcement authorities.

ABI is also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, and other current and potential future federal, state, or local laws, rules, and/or regulations. ABI’s research and development activities involve the controlled use of chemicals, biological materials and other hazardous materials. ABI believes that its procedures comply with the standards prescribed by federal, state, or local laws, rules, and/or regulations; however, the risk of injury or accidental contamination cannot be completely eliminated.

Intellectual Property

ABI relies on trade secrets, unpatented proprietary know-how, continuing technological innovation and patent protection to preserve its competitive position. Abraxane®, and the technology surrounding Abraxane®, is covered by a number of issued patents owned by ABI relating to composition of matter, method of use and method of preparation. As of December 31, 2005, ABI had 130 issued U.S. and foreign patents and 126 pending U.S. and foreign patent applications.

ABI’s success depends on its ability to operate without infringing the patents and proprietary rights of third parties. ABI cannot determine with certainty whether patents or patent applications of other parties will materially affect its ability to make, use or sell any products. A number of pharmaceutical companies, biotechnology companies, universities and research institutions may have filed patent applications or may have been granted patents that cover aspects of ABI’s products, product candidates or other technologies.

Intellectual property protection is highly uncertain and involves complex legal and factual questions. ABI’s patents may be challenged, invalidated, infringed or circumvented, and the rights granted in those patents may not provide proprietary protection or competitive advantages to ABI. ABI may not be able to develop patentable products. Even if patent claims are allowed, the claims may not issue, or in the event of issuance, may not be sufficient to protect the technology owned by ABI.

Third-party patent applications and patents could reduce the coverage of the patents owned by ABI. If patents containing competitive or conflicting claims are issued to third parties, ABI may be enjoined from commercialization of products or be required to obtain licenses to these patents or to develop or obtain alternative technology. In addition, other parties may duplicate, design around or independently develop similar or alternative technologies to ABI’s.

Litigation may be necessary to enforce patents issued to us or to determine the scope or validity of another party’s proprietary rights. U.S. Patent Office interference proceedings may be necessary if ABI and another party both claim to have invented the same subject matter. ABI could incur substantial costs and its management’s attention would be diverted if:

•	patent litigation is brought by third parties;

•	ABI is party to or participate in patent suits brought against or initiated by its licensees;

•	ABI initiates similar suits; or

•	ABI is party to or participate in an interference proceeding.

In addition, ABI may not prevail in any of these actions or proceedings.

Employees

As of December 31, 2005, ABI had a total of 109 full-time employees, of which 66 were dedicated to research and development activities, including clinical trials. None of ABI’s employees are represented by a labor union or subject to a collective bargaining agreement. ABI has not experienced any work stoppage and consider its relations with its employees to be good.

Facilities

ABI’s principal executive offices are located in Santa Monica, California and occupy a total of 15,562 square feet of space under a lease that expires in July 2006. In addition, ABI occupies 28,872 square feet of leased space in Raleigh, North Carolina under a recently executed lease that expires in July 2016 which is used for clinical trial management. ABI also maintains research facilities in Auburn, California that consists of approximately 8,000 square feet under a lease subject to annual renewal. ABI also owns a manufacturing plant in

Chicago, Illinois that occupies a total of approximately 90,000 square feet. ABI currently is evaluating its facilities requirements and expects to expand substantially its facilities to meet its anticipated growth.

Legal Proceedings

In December 2004, a former officer and employee of APP and a former officer of ABI filed a demand for arbitration with the American Arbitration Association against APP and Dr. Soon-Shiong claiming that APP breached a compensation protection agreement that it had with the former officer by acts amounting to actual and constructive termination of his employment without cause. The former officer is seeking monetary damages for this alleged breach. In August 2005, the former officer filed an amended demand adding ABI as a defendant. APP filed a counterclaim in the arbitration, claiming the former employee breached his duties and obligations to APP and was negligent in the performance of his duties. APP seeks unspecified damages. The arbitration has been set to begin on June 26, 2006.

On February 10, 2005, Bioquest Venture Leasing filed a complaint against Vivorx Autoimmune, Inc., a wholly owned subsidiary of ABI, in the Superior Court of the State of California for the County of Los Angeles. Bioquest alleges that its predecessor in interest entered into a license agreement with Medclone, Inc., the predecessor in interest to Vivorx for certain technology. Bioquest alleges that Vivorx defaulted on its payment obligations pursuant to the license terms and has sought damages, interest and attorneys fees.

Beginning on or about December 7, 2005, several stockholder derivative and class actions lawsuits were filed against APP, its current and former directors and ABI in the Delaware Court of Chancery. APP is a nominal defendant in the stockholder derivative lawsuits. The current complaints in these lawsuits allege that APP’s directors breached their fiduciary duties in connection with approving the merger between APP and ABI. Among other relief, the lawsuits seek to enjoin the merger between APP and ABI and unspecified damages. APP intends to respond appropriately to these lawsuits. However, these lawsuits could cause the closing of the merger to be delayed or abandoned.

In addition, ABI is from time to time subject to claims and litigation arising in the ordinary course of its business. ABI intends to defend vigorously any such litigation that may arise under all defenses that would be available to ABI. In the opinion of ABI, the ultimate outcome of proceedings of which ABI management is aware, even if adverse to ABI, will not have a material adverse effect on ABI’s consolidated financial position or results of operations.

Executive Officers and Senior Management

The executive officers and senior management of ABI are set forth below in alphabetical order. All employees of ABI are expected to be offered employment with Abraxis BioScience, and APP expects that each of the executive officers and senior management of ABI will continue as employees of Abraxis BioScience following completion of the merger.

Mitchall G. Clark has served as Vice President of Regulatory Affairs of ABI since May 2002. Mr. Clark served as Vice President of Regulatory Affairs of APP from September 1998 to May 2002. From May 1997 to September 1998, Mr. Clark served as senior director of regulatory affairs at VivoRx, Inc. Prior to that, he served as Senior Director of Regulatory Affairs from April 1996 to May 1997 at Faulding, Inc. Mr. Clark holds a B.Pharm. from the University of Nottingham, United Kingdom.

Nguyen V. Dat, Ph.D. has served as Vice President of Clinical Research of ABI since January 2003. Prior to ABI, Dr. Dat served as Vice President of Biostatistics and Data Management at Ingenium Inc. and its predecessor companies from January 1995 to January 2003 and as Vice President of Clinical Operations at Biometric Research Institute from January 1993 to January 1995. Dr. Dat has more than 25 years of experience in pharmaceutical clinical research, including tenures at Johnson and Johnson, Schering Plough and Glaxo

SmithKline where he was instrumental in bringing several new drugs to the market such as Paxil, Relafen, Kitril and Zyban. Dr. Dat holds a B.S. in Agriculture from the University of Saigon, an M.S. in Statistics from the University of Florida and a Ph.D in Biostatistics from the University of North Carolina, Chapel Hill.

Neil P. Desai, Ph.D. has served as Vice President of Research and Development at ABI since March 1999 where he is responsible for the development of ABI’s proprietary product pipeline and intellectual property portfolio. Dr. Desai served as Senior Director of Biopolymer Research since ABI’s inception in 1994 until February 1999 and as Senior Research Scientist at VivoRx Inc. since 1991. Dr. Desai is a co-inventor of ABI’s nab™ tumor targeting nanotechnology platform and is named as a co-inventor on over 60 issued U.S. and foreign patents. Dr. Desai holds an M.S and Ph.D. in Chemical Engineering from the University of Texas at Austin and a B.S. in Chemical Engineering from the University of Bombay.

Nicholas Everett, Ph.D. has served as Chief Scientist, Drug Discovery of ABI since October 2003. Dr. Everett is responsible for ABI’s natural products research group, the associated screening and analytical activities and the identification and implementation of screening programs for ABI’s new drug discovery targets. Before joining ABI, Dr. Everett was Chief Scientific Officer and Executive Vice President of InterLink Biotechnologies, LLC and InterLink Associates Inc. from June 1991 to September 2003 where he was responsible for the company’s scientific strategy, intellectual property and research programs. From April 1987 to March 1991, he was Group Leader and Program Manager for biotechnology research at EniChem Americas, Inc. From June 1981 to March 1987, he was a Research Scientist and Supervisor at Stauffer Chemical Company. Dr Everett has a BSc. in Applied Chemistry from London University and a Ph.D from Leicester University in England.

Barry Flannelly has served as Global Vice President of Sales and Marketing at ABI since January 2006. Prior to that, from January 2005 to January 2006, he served as Global Brand Leader, global marketing, Novartis Oncology where he was responsible for the worldwide brand strategy for Femara®. Prior to joining Novartis, from September 1997 to January 2005, Dr. Flannelly served in various positions at Rhone-Poulenc Rohrer and Aventis and ultimately as Vice President of Oncology Marketing at Sanofi-Aventis where he oversaw the sales and marketing strategy for Taxotere®, Anzemet® and Elitek®. Prior to that, from January 1984 to July 1997, he was a practicing pharmacist and managed pharmacy services for the John Hopkins Oncology center in Baltimore, Maryland, where he ultimately served as Director of Pharmacy. Dr. Flannelley received a Doctor of Pharmacy degree from the University of Maryland, an M.B.A. from the University of Baltimore and a B.S. in Pharmacy from the Massachusetts College of Pharmacy.

Michael J. Hawkins, M.D., a board certified medical oncologist, has served as Chief Medical Officer of ABI since 2002. Dr. Hawkins served as Associate Director of the Washington Cancer Institute from 1999 to 2002, as a faculty member at Georgetown University and the Director of Clinical Research and Director of the Development Therapeutics Program for the Lombardi Comprehensive Cancer Center from 1992 to 1999. Dr. Hawkins was at the National Cancer Institute from 1984 to 1992, where he served in the Cancer Therapy Evaluation Program as the Chief of the Investigational Drug Branch from 1988 to 1992 and Head of Biologics Evaluation Section from 1984 to 1988. Prior to joining the National Cancer Institute, Dr. Hawkins was a faculty member at the University of Wisconsin in Madison. Dr. Hawkins continues to serve as the Medical Director for the Smith Farm Center for the Healing Arts in Washington, D.C., a position he has held since 1997. Dr. Hawkins received his B.A. in Mathematics from Washington and Lee University, his M.D. from the University of Virginia and his post-doctoral training in internal medicine and medical oncology at the University of Wisconsin in Madison.

Anthony Maida, III joined ABI in February 2006 to serve as President of the Abraxis BioCapital division upon completion of the merger. Mr. Maida served as the CEO of multiple start-up biotechnology companies, including acting CEO and Chief Technical Officer of DendriTherapeutics, Inc. from April 2003 to February 2006, as CEO, President and a director of Replicon Neuro Therapeutics, Inc. from November 2002 to November 2003, as Interim CEO of Trellis Bioscience, Inc. from December 2001 to December 2002, as Interim CEO of Cancer Vax Corporation from December 2000 to December 2001, as CEO, President and a director of Jenner Biotherapeutics, Inc. from November 1992 to October 1999 and as President and CEO of CellPath, Inc. from

November 1990 to November 1992. He has also managed several startup biotech companies and founded BioConsul Drug Development Corporation, where he performed consulting services for Takeda Pharmaceuticals and multiple venture capital companies. Mr. Maida received his M.A. in toxicology from San Jose State University, his M.B.A. from the University of Santa Clara, and his B.A. degrees from San Jose State University and the University of Santa Clara.

Richard E. Maroun has served as General Counsel and Vice President of Corporate Development of ABI since August 2004. Prior to joining ABI, Mr. Maroun served as Director, Merrill Lynch Private Wealth Management for four years. Prior to 2000, Mr. Maroun practiced law in Northern California specializing in business and tax matters and was a Senior Tax Manager with Deloitte & Touche. Mr. Maroun holds a B.S. in Economics from John Carroll University in Cleveland, Ohio, a J.D. from Santa Clara University and an L.L.M in Taxation from Boston University.

Carlo Montagner has served as President of ABI’s Commercial Development Division since January 2006. From February 2005 to January 2006, he served as Executive Vice President and Head of the Global Oncology Business Unit of Schering, A.G., responsible for clinical development and commercial operations. Mr. Montagner served as Oncology & Cardiovascular Business Unit Head & Member, Board of Management for Sanofi-Aventis Japan from June 2003 to January 2005 and as Global Business Team Leader Taxotere®/Taxanes for Aventis Pasteur from June 2000 to May 2003. From September 1998 to May 2000, he served as Commercial Director Oncology/Cardiovascular, Aventis Australia. From April 1991 to August 1998, he served as various sales management and product/marketing management roles for Aventis Pasteur. Mr. Montagner holds a B.S. from La Trobe University in Australia and an M.S. in Psychology from the Royal Melbourne Institute of Technology.

Robert H. Murdock, Jr. has served as Vice President of Clinical Operations of ABI since February 2004. Prior to ABI, Mr. Murdock served as Director, Clinical Development at Salix Pharmaceuticals from March 2002 to August 2003. His other past work experience includes nine years in pre-clinical drug research with Duke University Medical Center and 17 years with GlaxoSmithKline, where he held various positions including Principal Clinical Program Head in Medical Affairs and Director of Clinical Safety. Mr. Murdock holds his B.A from Wake Forest University and his M.A. from the University of North Carolina, Chapel Hill.

Patrick Soon-Shiong, M.D. has served as President, Chief Financial Officer and a director of ABI since June 1994. Dr. Soon-Shiong has also served as Chief Executive Officer since November 2005, as Executive Chairman since November 2004 and as President from July 2001 to November 2004 and as Chief Executive Officer and Chairman of the board of directors of APP since its inception in March 1996 to November 2004. From its inception to August 1997, Dr. Soon-Shiong served as the Chief Financial Officer of APP. Dr. Soon-Shiong is named as a co-inventor on over 40 issued U.S. and foreign patents. Dr. Soon-Shiong is a fellow of the American College of Surgeons and the Royal College of Physicians and Surgeons of Canada. Dr. Soon-Shiong holds a degree in Medicine from the University of the Witwatersrand and a M.S.C. in Science from the University of British Columbia. Dr. Soon-Shiong has served as a director of APP since its inception in 1994.

John Weidenbruch has served as Vice President of Global Commercial Operations of ABI since October 2005. Prior to that, he served at Amgen Inc. for approximately 11 years, most recently as Senior Associate General Counsel where he led a team of attorneys in support of Amgen’s Global Commercial Operations. In this capacity, he provided oversight for all aspects of sales, marketing, contracting and pricing across all therapeutic areas. Mr. Weidenbruch was directly involved in the launch of four new products, including two blockbuster products with sales in excess of $1 billion annually. His expertise includes FDA promotions, labeling, anti-trust counseling, fraud and abuse and compliance. Prior to joining Amgen, Mr. Weidenbruch was involved with State Government Affairs for Syntex Laboratories from 1992 to 1995 and the Nonprescription Drug Manufacturers Association from 1988 to 1992. Mr. Weidenbruch holds a B.A. from Loyola College in Baltimore, Maryland and a J.D. from Georgetown University Law Center.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOR AMERICAN BIOSCIENCE, INC.

You should read the discussion below in conjunction with the audited consolidated financial statements of ABI as of and for the year ended December 31, 2004 and the unaudited consolidated financial statements of ABI as of and for the nine months ended September 30, 2005 included elsewhere in this information statement.

Because ABI owns a majority of the outstanding common stock of its publicly held subsidiary APP, ABI’s consolidated financial statements include the assets, liabilities and results of operations of APP. The ABI consolidated financial statements reflect the APP Operations and the ABI Operations. In the discussion below, ABI has presented separately on a stand-alone basis the APP Operations and the ABI Operations. All material intercompany transactions between ABI and APP have been eliminated in ABI’s consolidated financial statements.

Overview

ABI is a privately held biotechnology company focused on the discovery, development and delivery of next-generation therapeutics, including biologically active molecules already existing within the human biological system, for the treatment of life-threatening diseases. ABI currently has three wholly owned subsidiaries, VivoRx AutoImmune, Inc., Chicago BioScience, LLC and Transplant Research Institute, and two majority owned subsidiaries, Resuscitation Technologies, LLC and APP. VivoRx AutoImmune licenses and sublicenses intellectual property relating to third-party manufacturing of scientific assay kits. Chicago BioScience was formed to acquire a pharmaceutical manufacturing facility that is intended to be modified and used for the manufacture and development of existing and future products, including the manufacture of clinical supplies, and to provide additional research and development capabilities. Transplant Research Institute holds various intellectual property and other rights. Resuscitation Technologies is a research and development collaboration for a licensed drug. At September 30, 2005 and December 31, 2004, ABI owned 83% of Resuscitation Technologies.

ABI owns the worldwide rights to Abraxane®, a next generation taxane oncology product that was approved by the U.S. Food and Drug Administration, or the FDA, in January 2005 as the first in a new class of albumin-bound nanoparticle drugs for its initial indication in the treatment of metastatic breast cancer and launched in February 2005. In the discussion below, ABI refers to this biotechnology business as the ABI Operations. The APP Operations reflects the publicly traded entity APP. APP’s public filings with the SEC describe the APP Operations. For more information on the APP Operations, please see the financial statements and related financial information included in the reports APP has filed with the SEC, which reports are incorporated by reference into this information statement.

For the nine months ended September 30, 2005, the ABI Operations primarily earned revenues from its licensing of Abraxane® in North America to APP and in Japan to Taiho Pharmaceutical Co., Ltd., or Taiho. The ABI Operations will receive additional payments from APP and Taiho if certain milestones are achieved. In addition to milestone payments, the ABI Operations will receive 50% of the profits from the sales by APP of Abraxane® in North America, after APP is reimbursed for certain expenses that it incurred prior to the launch of Abraxane®, and royalty payments from Taiho. For the nine months ended September 30, 2005, the ABI Operations recognized $15.0 million in intercompany revenue from APP as a milestone payment upon the FDA’s approval of Abraxane® in January 2005. As of September 30, 2005, the ABI Operations had not earned any amounts under the profit sharing arrangement with APP, but it commenced earning intercompany profits under the APP Abraxane® license beginning in the fourth quarter of 2005. Under the Taiho license agreement, the ABI Operations received in 2005 a $20.0 million non-refundable, upfront payment. This payment from Taiho is being recognized as research revenue ratably over the product’s estimated useful life due to the ABI Operations’ continuing involvement under the licensing agreement.

To date, the ABI Operations has focused its research and development efforts on Abraxane®, pursuing an aggressive and comprehensive clinical development plan to maximize its commercial potential. As of December

31, 2005, approximately 77 Abraxane® clinical studies (including investigator-initiated studies) were planned or underway, of which 23 clinical trials had active patient enrollment. ABI currently anticipates that it will initiate or plan Phase III registrational trials for Abraxane®, including in lung, melanoma, ovarian, prostate and pancreatic cancers by the end of 2006. With regard to the global commercialization of Abraxane®, ABI anticipates filing for regulatory approval for various indications in multiple foreign countries, including countries in the European Union, China and Australia in 2006. For the nine months ended September 30, 2005, the ABI Operations incurred operating expenses of $27.1 million primarily related to research and development expenses.

In the merger, ABI will merge with and into APP. APP will be the corporation surviving the merger, and APP’s name will be changed to Abraxis BioScience, Inc.

Critical Accounting Policies and Estimates

The preparation of ABI’s financial statements requires ABI’s management (which includes, where appropriate, APP’s management) to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting periods presented. ABI management evaluates its estimates and judgments regularly and bases its estimates on historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Research Revenue Recognition

Research revenue in the ABI Operations, which excludes milestone payments received from the APP Operations, generally consists of amounts earned in research and development to advance the commercial application of pharmaceutical compounds for third parties. Such research revenue may include upfront license fees, milestone payments, reimbursement of development and other costs and royalties. Non-refundable upfront license fees under which ABI has continuing involvement in the form of development, manufacturing or commercialization are recognized as revenue ratably over either the development period if the development risk is significant or the estimated product life if development risk has been substantially eliminated. Achievement-based milestone payments, if subject to substantive risk, are recognized as revenue when the milestone objective is attained, or are otherwise recognized over the remaining estimated product life. Reimbursement of development and other costs are recognized as revenue as the related costs are incurred. Royalties are recognized as earned in accordance with the contract terms when royalties from licensees can be measured reliably and collectibility is reasonably assured. Royalty estimates are made in advance of amounts collected using historical and forecasted trends.

Product Revenue Recognition

The APP Operations recognizes revenue from the sale of a product when title and risk of loss have transferred to the customer, collection is reasonably assured and the APP Operations has no further performance obligation, typically when the product is received by the customer. At the time of sale, as further described below, the APP Operations reduces sales and provides for estimated chargebacks, contractual allowances or customer rebates, product returns and customer credits and cash discounts. The methodology used to estimate and provide for these sales provisions was consistent across all periods presented. Historical Medicaid rebates issued have not been material; however, the APP Operations anticipated, and in 2005 the APP Operations have provided for, an increase in Medicaid rebates as a result of the February 2005 launch of Abraxane®. Accruals for sales provisions are presented in ABI’s audited and unaudited consolidated financial statements as a reduction of net revenue and accounts receivable and, for contractual allowances, an increase in accrued liabilities. The APP Operations regularly reviews information related to these estimates and adjusts its reserves accordingly if and when actual experience differs from estimates.

The APP Operations has extensive, internal historical information on chargebacks, rebates and customer returns and credits which it uses as the primary factor in determining the related reserve requirements. As further described below, due to the nature of injectable products and their primary use in hospital and clinical settings with generally consistent demand, management believes that this internal historical data, in conjunction with periodic review of available third-party data (as described below) and updated for any applicable changes in available information, provides a reliable basis for such estimates. Additionally, the APP Operations periodically purchases external data on wholesale inventory levels from its wholesale customers and pharmaceutical sales data from third-party market research organizations. The APP Operations’ sales force also regularly visits wholesale locations to review inventory stocking levels.

The APP Operations periodically reviews the wholesale supply levels of its significant products by reviewing inventory reports purchased or available from wholesalers, evaluating unit sales volume and incorporating data from third-party market research firms and periodic visits to wholesalers’ warehouses. Based on these activities, the APP Operations attempts to keep a consistent wholesale stocking level of approximately two to six weeks across its products. The buying patterns of customers do vary from time to time, both from customer to customer and product to product, but the APP Operations believes that historic wholesale stocking or speculative buying activity in the distribution channel have not had a significant impact on historic sales comparisons or sales provisions. To date, the APP Operations has not entered into any inventory management agreements with any of its wholesale customers which would require it to pay a fee in connection with the distribution of its products or other services, possibly including sales data and other services and contractual rights, but the APP Operations may be required to enter into such agreements in the future in order to maintain its relationships with such wholesalers. The APP Operations is unable to ascertain the potential impact of any such agreements on cost of sales, but it does not believe that such agreements would result in a substantial change in wholesale stocking levels of products as compared to current levels.

Chargebacks

Following industry practice, the APP Operations typically sells its products to independent pharmaceutical wholesalers at wholesale list prices. The wholesaler in turn sells the products to an end user, normally a hospital or alternative healthcare facility, at a lower contractual price previously established between the APP Operations and the end user via a group purchasing organization, or GPO. GPO’s enter into collective purchasing contracts with pharmaceutical suppliers to secure more favorable product pricing on behalf of their end-user members.

The initial sale to the wholesaler and the resulting receivable are recorded at the APP Operations’ wholesale list price. However, as most of these selling prices will be reduced to a lower end-user contract price, at the time of sale revenue is reduced by, and a provision recorded for, the difference between the list price and estimated end-user contract price multiplied by the estimated wholesale units outstanding pending chargeback that will ultimately be sold under end-user contracts. When the wholesaler ultimately sells the product to the end user at the end-user contract price, the wholesaler charges the APP Operations a chargeback for the difference between the list price and the end-user contract price and such chargeback is offset against the initial estimated contra asset. The most significant estimates inherent in the initial chargeback provision relate to wholesale units pending chargeback and the ultimate end-user contract-selling price. The APP Operations bases its estimation for these factors primarily on internal, product-specific sales and chargeback processing experience, estimated wholesaler inventory stocking levels, current contract pricing and expectations for future contract pricing changes.

The APP Operations’ net chargeback reserve totaled $38.1 million at September 30, 2005 and $97.4 million and $58.0 million at December 31, 2004 and 2003, respectively. The methodology used to estimate and provide for chargebacks was consistent across all periods presented. Due to information constraints in the distribution channel, it has not been practical, and has not been necessary, to capture and quantify the impact of current versus prior year activity on the chargeback provision. The APP Operations does review current year chargeback activity to determine whether material changes in the provision relate to prior period sales; such changes have not been material. A one-percent decrease in estimated end-user contract-selling prices would reduce net sales for the first nine months of 2005 by $0.6 million. A one percent increase in wholesale units pending chargeback at September 30, 2005 would decrease net sales for the first nine months of 2005 by $0.4 million.

Contractual Allowances, Returns and Credits, Cash Discounts and Bad Debts

Contractual allowances, generally rebates or administrative fees, are offered to certain wholesale customers, GPOs and end-user customers, consistent with pharmaceutical industry practices. Settlement of rebates and fees may generally occur from one to 15 months from the date of sale. The APP Operations provides a general provision for contractual allowances at the time of sale based on the historical relationship between sales and such allowances. Upon receipt of chargeback, due to the availability of product and customer specific information on these programs, the APP Operations then establishes a specific provision for fees or rebates based on the specific terms of each agreement. The reserve for contractual allowances totaled $11.9 million at September 30, 2005, $11.4 million at December 31, 2004 and $7.0 million at each of December 31, 2003 and 2002. A one percent increase in the estimated rate of contractual allowances to sales at September 30, 2005 would increase the provision for contractual allowances by $1.9 million. Contractual allowances are reflected in the consolidated financial statements as a reduction of net sales and as a current accrued liability.

Consistent with industry practice, the APP Operations’ return policy permits its customers to return products within a window of time before and after the expiration of product dating. The APP Operations provides for product returns and other customer credits at the time of sale by applying historical experience factors generally based on historic data on credits issued by credit category or product, relative to related sales and provides specifically for known outstanding returns and credits. The reserve for customer credits and product returns totaled $12.6 million at September 30, 2005 and $9.4 million, $8.8 million and $6.3 million at December 31, 2004, 2003 and 2002, respectively. At September 30, 2005, a one percent increase in the estimated reserve requirements for customer credits and product returns would decrease net sales for the first nine months of 2005 by $1.2 million.

The APP Operations generally offers its customers a standard cash discount on its injectable products for prompt payments and, from time to time, may offer a greater discount and extended terms in support of product launches or other promotional programs. Wholesale customers typically pay within terms and a provision for cash discount is established at the time of sale based on the terms of sale.

The APP Operations establishes a reserve for bad debts based on general and identified customer credit exposure. Actual loss due to bad debts in the three-year period ending December 31, 2004 was less than $0.1 million.

Shipping and Handling Fees and Costs

Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

Minority Interests

ABI’s minority interests in the consolidated statements of income represents the minority shareholders’ share of the net income of ABI’s subsidiary, APP. The minority interests in the consolidated balance sheets reflect the original investment by minority shareholders in the APP subsidiary, along with the minority interest’s share of the APP Operations’ subsequent net earnings.

Inventories

Inventories are valued at the lower of cost or market as determined under the first-in, first-out, or FIFO, method. Inventories consist of products currently approved for marketing and certain products pending regulatory approval. Inventory costs associated with products are capitalized prior to regulatory approval based on a judgment of probable future commercial success and realizable value. Such judgment incorporates management’s knowledge and best judgment of where the product is in the regulatory review process, ABI’s required investment in the product, market conditions, competing products and ABI’s economic expectations for the product post-approval relative to the risk of manufacturing the product prior to approval. If final regulatory approval for such products is denied or delayed, ABI may need to expense such previously capitalized costs. At September 30, 2005, inventory included $13.2 million in cost relating to the APP Operations’ injectable products pending FDA approval on that date. Included in the amount pending approval at September 30, 2005 was $7.5 million of Ceftriaxone. Based on information available at September 30, 2005 by the APP Operations’ supplier regarding the results of an FDA inspection of the supplier, the APP Operations did not anticipate FDA approval of its Ceftriaxone product in 2005. The APP Operations currently anticipates FDA approval of the supplier for Ceftriaxone in the first half of 2006. In the event FDA approval is unduly delayed or denied, the APP Operations’ intention is to recover its investment in Ceftriaxone material from the supplier, although it may have to provide for and expense all, or a portion of, such inventory. At December 31, 2004, the APP Operations’ investment in inventory pending regulatory approval consisted solely of Abraxane® related inventory pending approval as of the financial statement date. Commercial shipments of Abraxane® commenced on February 7, 2005.

ABI routinely reviews its inventory and establish reserves when the cost of the inventory is not expected to be recovered or ABI’s product cost exceeds realizable market value. In instances where inventory is at or approaching expiry, is not expected to be saleable based on ABI’s quality and control standards or for which the selling price has fallen below cost, ABI reserves for any inventory impairment based on the specific facts and circumstances. In evaluating the market value of inventory pending regulatory approval as compared to its cost, ABI considers the market, pricing and demand for competing products, ABI’s anticipated selling price for the product and the position of the product in the regulatory review process. Provisions for inventory reserves are reflected in the financial statements as an element of cost of sales with inventories presented net of related reserves.

Expense Recognition

Cost of sales represents the costs of the products which ABI (either through the ABI Operations or the APP Operations) has sold and primarily consists of labor, raw materials, components, packaging, quality assurance and quality control, shipping and manufacturing overhead costs and the cost of finished products purchased from third parties.

Research and development costs are expensed as incurred or consumed and consist primarily of pre-production manufacturing scale-up, scientific and clinical research costs and related salaries and other personnel-related expenses, depreciation, facilities, raw material and product costs, as well as contract and consulting fees.

Selling, general and administrative expenses consist primarily of salaries, commissions and other personnel-related expenses, as well as costs for travel, trade shows and conventions, promotional materials and catalogs, advertising and promotion, facilities, risk management and professional fees.

Stock-Based Compensation

Stock-based compensation related to research and development costs and selling, general and administrative expenses are presented separately in ABI’s consolidated statements of operations. Stock-based compensation has historically represented the difference between the exercise price of APP options granted and the deemed fair value of APP’s common stock on the grant date in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations. ABI recognizes stock-based compensation over the option vesting period, typically four years, primarily on an accelerated basis using the graded vesting method in accordance with Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation.

Rights and Other Variable Stock Option Plans

ABI has recorded deferred stock-based compensation related to APP stock options granted to employees and outside directors with such expense related to the issuance of APP stock based compensation which was either performance-based or, prior to the date of APP’s initial public offering, for which the exercise price was less than the estimated fair value of common stock on the grant date. Based upon the number of unvested options outstanding as of December 31, 2004, under the current standard, APP would have expected to amortize approximately $2.4 million of deferred stock-based compensation over future periods, including, in each of the next five fiscal years beginning with 2005: $0.8 million; $0.5 million; $0.4 million; $0.3 million; and $0.3 million, respectively.

Results of Operations

Overview

The following table sets forth the results of ABI’s consolidated operations for the periods indicated and forms the basis for the following discussion of ABI’s consolidated operating activities.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(in thousands)
	(Unaudited)		(Audited)
Consolidated statement of income data:
Net Sales:
Oncology	$125,149	$69,274	$95,866	$81,049	$61,204
Anti-infective	129,137	83,914	125,052	95,581	74,082
Critical care	119,100	125,656	178,242	169,849	135,370
Contract manufacturing and other	598	3,612	5,850	4,836	6,818

APP Operations Net Sales	373,984	282,456	405,010	351,315	277,474
ABI Operations Revenue	16,169	10,175	10,237	429	6,142
Eliminations	(15,000)	(10,000)	(10,000)	—	—

Total Net Sales	375,153	282,631	405,247	351,744	283,616

Gross Profit:
APP Operations	209,799	149,227	215,709	191,377	136,962
ABI Operations	15,986	9,895	9,897	311	5,869
Eliminations	(15,000)	(10,000)	(10,000)	—	—

Total Gross Profit	210,785	149,122	215,606	191,688	142,831

Operating Expenses:
Research & Development Expenses
APP Operations	22,446	21,346	25,797	22,507	14,474
ABI Operations	19,010	10,858	15,824	16,414	20,645

Total Research & Development Expenses	41,456	32,204	41,621	38,921	35,119

Selling, General & Administrative Expenses
APP Operations	92,243	65,583	92,034	52,719	44,285
ABI Operations	8,133	6,891	9,285	6,820	7,778
Eliminations	(1,607)	—	—	—	—

Total Selling, General & Administrative Expenses	98,769	72,474	101,319	59,539	52,063

Other Operating (Income) Expenses
APP Operations	(799)	8,659	8,993	(622)	681
ABI Operations	—	—	—	1,006	2,784
Eliminations	—	(10,000)	(10,000)	—	—

Total Other Operating (Income) Expenses	(799)	(1,341)	(1,007)	384	3,465

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(in thousands)
	(Unaudited)		(Audited)
Total Income (Loss) from Operations
APP Operations	95,909	53,639	88,885	116,773	77,522
ABI Operations	(26,157)	(17,854)	(25,212)	(23,929)	(25,338)
Eliminations	1,607	10,000	10,000	—	—

Total Income from Operations	71,359	45,785	73,673	92,844	52,184

Interest Income	970	502	763	667	1,313
Interest Expense	(3,712)	(667)	(1,002)	(490)	(1,377)
Other Income (Expense), net	102	49	143	540	(64)
Loss on Early Extinguishment of Credit Facility	—	(1,986)	(1,986)	—	—
Minority Interests	(20,738)	(11,035)	(18,018)	(22,299)	(15,166)

Income Before Income Taxes	47,981	32,648	53,573	71,262	36,890
Provision for Income Taxes	29,028	17,907	31,671	42,868	17,555

Net Income	$18,953	$14,741	$21,902	$28,394	$19,335

Nine Months Ended September 30, 2005 and 2004

ABI Operations

Net Revenues and Gross Profit

ABI Operations revenue, net of eliminations, was $1.2 million for the nine months ended September 30, 2005 compared to $0.2 million for the same period in the prior year. This increase was primarily due to the recognition of $1.0 million in revenue under the Taiho license agreement for marketing rights to Abraxane® in Japan. Under this license agreement, Taiho paid ABI a non-refundable, upfront license payment of $20.0 million. However, due to the ABI Operations’ continuing involvement under the licensing agreement, recognition of the $20.0 million upfront payment has been deferred and the payment is being recognized ratably over the estimated life of the product.

ABI Operations cost of sales consists of amortization of certain acquired intangible assets and royalty expense. For the nine months ended September 30, 2005 and 2004, the ABI Operations had costs of sales of $0.2 million and $0.3 million, respectively.

ABI Operations also received intercompany revenue from APP of $15.0 million and $10.0 million for the nine months ended September 30, 2005 and 2004, respectively. These amounts represent milestone payments received from APP under the Abraxane® license agreement. The intercompany revenue is not reflected in ABI’s consolidated financial statements as it has been eliminated in consolidation.

Operating Expense

ABI Operations research and development, or R&D, expense was $19.0 million and $10.9 million for the nine months ended September 30, 2005 and 2004, respectively, an increase of $8.1 million, or 75%. This increase was primarily due to one-time scientific advisory fees, higher clinical trial activity for Abraxane® and Coroxane™ and ongoing development of ABI’s discovery product candidates and compensation for additional R&D headcount.

Selling, general and administrative, or SG&A, expense in ABI Operations was $8.1 million and $6.9 million for the nine months ended September 30, 2005 and 2004, respectively, an increase of $1.2 million, or 18%. This increase was primarily due to professional service fees and expenses related to the pending merger between APP and ABI and higher insurance costs partially offset by lower non-merger related professional service fees and expenses.

APP Operations

Net Sales and Gross Profit

Net APP Operations sales in the first nine months of 2005 increased $91.5 million, or 32%, to $374.0 million as compared to the first nine months of 2004. Abraxane®, launched in February 2005, contributed $86.3 million to this increase. Excluding Abraxane®, net sales of oncolytic products for the first nine months declined $30.4 million due to reduced demand for certain generic products, resulting primarily from the ongoing impact of reimbursement changes which became effective January 1, 2005. Anti-infective net sales for the first nine months of 2005 increased $45.2 million, or 54%, driven by good demand and stable pricing for our antibiotic products. Net sales of critical care products for the first nine months of 2005 fell $6.6 million, or 5%, as compared to the same period last year primarily due to the maturation of key critical care products. The 2% increase in the first nine months of 2005 core generic net sales over the prior year period, excluding Abraxane®, was comprised of a 3% unit volume increase offset by the 1% impact of price declines.

As compared to the first nine months of 2004, APP Operations gross profit increased $60.6 million, or 41%, primarily due to the February 2005 launch of Abraxane®, the higher-margin, proprietary oncology product, partially offset by lower sales of certain generic products and $9.7 million in costs, or 2.6% of sales, related to the extended third-quarter 2005 shut down for upgrade and subsequent revalidation effort of the Melrose Park manufacturing facility. Gross profit represented 56.1% of sales in the first nine months of 2005, 47.8% excluding Abraxane®, as compared to 52.8% of sales in the first nine months of 2004.

Operating Expense

APP Operations R&D expense for the first nine months of 2005 increased $1.1 million, or 5%, as compared to the first nine months of 2004 primarily due to Swiss facility start up costs and increased generic product development activity, partially offset by lower Abraxane® production development activity post launch.

APP Operations SG&A expense increased $26.7 million, or 41%, in the first nine months of 2005 primarily due to a $15.4 million increase in direct Abraxane® sales and marketing costs and $5.9 million in professional service fees and expenses related to the pending merger between APP and ABI. The remaining increase was attributable to increased staffing requirements and related costs resulting from infrastructure enhancement and to higher depreciation expense associated with a new IT system.

APP Operations other operating expenses, as further discussed below, include: stock-based compensation, equity income in Drug Source Company, LLC, or DSC, and, in the first nine months of 2004, expense related to a $10.0 million intercompany milestone payment to the ABI Operations, which is eliminated in consolidation, under the license agreement triggered by the FDA’s May 8, 2004 acceptance of the Abraxane® NDA filing.

APP Operations stock-based compensation expense increased $0.4 million in the first nine months of 2005 as compared to the first nine months of 2004 primarily due to additional performance grants and a higher closing stock price. Stock-based compensation results from the issuance of stock-based compensation which was either performance-based or, prior to the date of APP’s initial public offering, for which the exercise price was less than the estimated fair value of common stock on the grant date.

Equity income from APP Operations investment in DSC increased $0.2 million, to $1.8 million, in the first nine months of 2005 as compared to the same period in the prior year, primarily due to increased European sales of recently launched products. The research and development expense included raw material purchases from DSC of $2.0 million and $0.3 million in the year-to-date 2005 and 2004 periods, respectively.

Other Non-Operating Items

Interest Income, Interest Expense and Other Expense

Consolidated interest income consists primarily of interest earned on invested cash and short-term investments. The $0.5 million increase in interest income between the first nine months of 2005 and 2004 was primarily due to higher average interest rates in 2005 and higher balances of invested cash.

Consolidated interest expense consists primarily of interest expense on ABI Operations borrowings and other financing costs, and increased by $3.0 million during the nine months ended September 30, 2005 as compared to the same period in 2004 due to higher average borrowing rates in 2005 and higher borrowings.

In the third quarter of 2004, a non-cash pretax charge of $2.0 million was recorded to write-off unamortized debt acquisition costs related to the early extinguishment of APP’s prior five-year credit facility.

Minority Interests

ABI’s minority interests in the consolidated statements of income represents the minority shareholders’ share of the net income of ABI’s subsidiary, APP. The weighted-average minority interests for the nine months ended September 30, 2005 and 2004 were 32.9% and 31.7%, respectively.

Provision for Income Taxes

For financial statement purposes, because ABI and APP have filed separate, stand-alone federal income tax returns and ABI did not expect to realize the tax benefit of net operating loss carryforwards, ABI had recorded cumulative valuation allowances of $19.1 million as of September 30, 2005 to offset the tax benefit of deductible temporary differences and net operating loss carryforwards. ABI’s consolidated effective tax rate excluding minority interests for the nine months ended September 30, 2005 and 2004 was 42.2% and 41.0%, respectively, reflecting primarily the inability to realize the benefit of such tax losses.

Years Ended December 31, 2004 and 2003 and 2002

ABI Operations

Net Revenues and Gross Profit

ABI Operations revenue, net of eliminations, was $0.2 million and $0.4 million for the years ended December 31, 2004 and 2003, respectively and primarily consists of royalty income related to a licensed DNA technology. Revenue in 2003 decreased by $5.7 million compared to 2002 due to the recognition in 2002 of $5.8 million in research revenue related to the completion of a collaboration project in the area of anti-cancer compounds.

ABI Operations also received intercompany revenue from APP Operations of $10.0 million for the year ended December 31, 2004. This amount represents a milestone payment under the Abraxane® license agreement. The intercompany revenue is not reflected in ABI’s consolidated financial statements as it has been eliminated in consolidation.

ABI Operations cost of sales consists of amortization of certain acquired intangible assets and royalty expense and totaled $0.3 million, $0.1 million, and $0.3 million for the years ended December 31, 2004, 2003, and 2002, respectively.

Operating Expenses

R&D expense in ABI Operations decreased $0.6 million, or 4%, in 2004 as compared to 2003 primarily due to reduced outside research collaboration and clinical trial activity, and the transitioning of certain clinical trial management functions from third-party providers to lower cost internal personnel during 2003. As compared to

2002, R&D expense in 2003 decreased $4.2 million, or 20%, primarily due to reduced Abraxane® product development costs resulting from the completion of the scale-up of the Abraxane® manufacturing process.

ABI Operations SG&A expense increased $2.5 million, or 36%, in 2004 as compared to 2003 primarily due to higher business consulting professional services fees and higher staff-related costs, partially offset by lower legal fees. As compared to 2002, in 2003, SG&A expense decreased by $1.0 million, or 12%, primarily due to lower legal fees as certain litigation matters were resolved.

ABI Operations other operating expenses consisted of amounts attributable to legal settlements of $1.0 million and $2.8 million in 2003 and 2002, respectively.

APP Operations

Net Sales and Gross Profit

Net 2004 APP Operations sales increased $53.7 million, or 15%, to $405.0 million as compared to 2003. Anti-infective net sales increased $29.5 million, or 31%, in 2004. Oncolytic net sales increased $14.8 million, or 18%, in 2004. Critical care net sales increased $8.4 million, or 5%, in 2004.

During 2004, APP Operations gross profit increased $24.3 million, or 13%, on a 15% increase in net sales. Gross profit as a percentage of net sales was 53.3% and 54.5% in 2004 and 2003, respectively. The decrease in 2004 gross profit as a percentage of net sales was primarily due to the 2004 impact of price declines, principally in late 2003 on products launched in 2002, and the cost and sales impact of an extended seasonal plant shutdown in the 2004 first quarter, partially offset by the introduction of new, higher margin, products in late 2004. Typically, newly approved and marketed generic injectable products yield significantly higher gross margins relative to sales than do mature products, with gross margin on such products generally expected to decline over time due to competitive factors in the market place.

APP Operations net sales in 2003 increased $73.8 million, or 27%, primarily due to products launched during 2002, favorable pricing and strong demand for more mature products and increased market penetration for certain key products.

APP Operations gross profit in 2003 increased $54.4 million, or 40%, on a 27% sales increase, representing 54.5% of sales in 2003 as compared to 49.4% of sales in 2002. The increase in 2003 gross profit as a percentage of net sales was primarily due to the contribution of generic products launched in 2002, favorable market conditions for generic injectables, higher margin market opportunities for certain existing products and first-half efficiencies resulting from higher unit production volumes.

Operating Expenses

R&D expense in APP Operations increased $3.3 million, or 15%, in 2004 primarily due to a $3.0 million increase in Abraxane® pre-production costs and increased generic development activity. As compared to 2002, R&D expense in 2003 increased $8.0 million, or 55%, due to pre-production work on products in late stage development activity, including $4.9 million in Abraxane® production development costs, and to the increased cost of raw materials used in generic development activities.

APP Operations SG&A expense increased $39.3 million, or 75%, in 2004 primarily due to a $27.4 million increase in Abraxane® sales and marketing pre-launch costs, increased staffing and related costs associated with growth in the generic business, and expenses related to the implementation of an enterprise reporting system and the requirements of the Sarbanes-Oxley act. SG&A in the generic business, which excludes Abraxane® pre-launch costs, was 14.9% of related sales in 2004 as compared to 13.7% in 2003 and 16.0% in 2002.

In 2003, APP Operations SG&A expense increased $8.4 million, or 19%, due to $4.4 million in sales and marketing start-up costs in anticipation of approval and launch of Abraxane®, increased staffing requirements resulting from rapid generic sales growth, increased technology infrastructure and higher risk management costs.

APP Operations other operating expenses, as further discussed below, include: stock-based compensation, equity income in DSC, and, in 2004, expense related to a $10.0 million intercompany milestone payment to the ABI Operations, which is eliminated in consolidation, under the Abraxane® license agreement triggered by the FDA’s May 8, 2004 acceptance of the Abraxane® NDA filing.

APP Operations equity income in DSC increased $0.2 million, or 13%, in 2004 primarily due to the introduction of new products. Research and development expense included purchases from DSC of $0.4 million and $1.8 million in 2004 and 2003, respectively. Ending inventory included purchases from DSC of $2.9 million and $0.8 million at December 31, 2004 and 2003, respectively.

Other Non-Operating Items

Interest Income, Interest Expense and Other Expense

Consolidated interest income consists primarily of interest earned on invested cash and short-term investments and totaled $0.8 million, $0.7 million, and $1.3 million during the years ended December 31, 2004, 2003, and 2002, respectively. The higher 2002 interest income primarily is due to higher interest rates and higher invested cash balances in 2002.

Consolidated interest expense in 2004 and 2003 consists primarily of interest expense on ABI Operations borrowings and other financing and increased by $0.5 million in 2004 as compared to 2003 due to higher borrowings. The 2002 interest expense is primarily comprised of imputed non-cash interest on a litigation settlement.

In the third quarter of 2004, a non-cash pretax charge of $2.0 million was recorded to write-off unamortized debt acquisition costs related to the early extinguishment of APP’s prior five-year credit facility.

Minority Interests

ABI’s minority interests in the consolidated statements of income represent the minority shareholders’ share of the net income of ABI’s subsidiary, APP. The weighted-average minority interests for the years ended December 31, 2004, 2003, and 2002, were 31.7%, 31.1%, and 33.6%, respectively.

Provision for Income Taxes

For financial statement purposes, because ABI and APP have filed separate, stand-alone federal income tax returns and ABI did not expect to realize the tax benefit of net operating loss carryforwards, ABI had recorded cumulative valuation allowances of $13.7 million as of December 31, 2004 to offset the tax benefit of deductible temporary differences and net operating loss carryforwards. The 2004 effective income tax rate, excluding minority interests, was 44.2% compared to 45.8% and 33.7% in 2003 and 2002, respectively. ABI’s effective tax rate for the three years ended December 31, 2004 was higher than the federal statutory tax rate due to state income taxes and ABI’s inability to realize the tax benefit of ABI tax losses on a stand alone basis.

Liquidity and Capital Resources

Overview

Historically, APP Operations and ABI Operations have functioned under two separate and distinct capital structures with the capital interaction limited by the $23 million intercompany note from APP to ABI and limited to license, milestone and profit sharing payments under the Abraxane® license agreement. ABI Operations has historically funded its research and development activities through product license fees, including milestones, and borrowings, whereas cash flow from operations has been APP Operations primary source of liquidity. At September 30, 2005, ABI and the APP had $14.1 million and $61.1 million, respectively, in cash and equivalents and short-term investments on hand, and ABI Operations had $190.0 million in long-term borrowings outstanding under its credit facility.

The following table summarizes key elements of ABI’s consolidated financial position and sources and (uses) of cash and cash equivalents for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(in thousands)
Summary Financial Position:
Cash, cash equivalents and short-term investments	$75,267	$65,637	$69,798	$60,058	$42,389
Working capital	232,092	140,928	151,260	138,713	111,780
Total assets	479,366	367,958	392,623	323,777	254,332
Debt, including current portion	190,000	42,750	42,750	30,850	8,000
Total stockholders’ equity	55,496	158,381	166,126	138,787	116,086

Summary of Sources and (Uses) of Cash and Cash Equivalents:
Operating activities	$32,388	$30,871	$43,600	$38,694	$(25,173)
Purchases of property, plant and equipment, product license rights and other	(43,832)	(41,260)	(49,485)	(25,801)	(19,850)
Financing activities	16,710	15,829	16,094	4,625	(8,185)

Sources and Uses of Cash

Operating Activities

In the first nine months of 2005, net cash provided by operating activities was $32.4 million as compared to $30.9 million in the prior year period. The 2005 increase in cash provided by operations was primarily due to the $20.0 million upfront license payment for the marketing rights to Abraxane® in Japan and to increased cash flow from the sale of injectable products, including Abraxane® following its February 2005 launch.

Net cash provided by operating activities was $43.6 million and $38.7 million in 2004 and 2003, respectively. The increase was the result of a $30.4 million increase in Abraxane® pre-launch marketing expenses and a $39.2 million increase in related inventory, substantially offset by strong cash flow in the core generic business. The 2004 inventory increase was due to a $18.9 million increase in Abraxane®-related inventory as the product approached launch, inventory supporting recently launched generic products, and inventory necessary to support higher generic sales volumes. ABI had $40.6 million and $29.4 million of Abraxane®-related raw material inventory on hand at December 31, 2004 and 2003, respectively, and, at December 31, 2004, work-in-process inventory included $7.7 million of finished Abraxane® product pending only approval and final labeling.

Net cash provided by operating activities was $38.7 million in 2003 as compared to a $25.2 million use in 2002. The 2003 improvement in operating cash flow was primarily due to the inclusion in 2002 of a $24.0 million litigation settlement payment and higher working capital requirements in 2002.

Investing Activities

Investing activities include capital expenditures necessary to expand and maintain manufacturing and research capabilities and infrastructure and, to a lesser extent, outlays necessary to acquire various product or intellectual property rights.

Also included in investing activities in the first nine months of 2005 and 2004 were a source of $35.2 million and a use of $5.0 million, respectively, related to the net sale or purchase of short-term, highly liquid, available-for-sale, municipal variable rate demand notes, which were recorded at cost, and may generally be redeemed upon seven days notice. In 2004 and 2003, investing activities included $13.3 million and $53.2 million, respectively, in investment related to the purchase of short-term municipal variable rate demand notes.

Net cash used for the acquisition of property, plant and equipment and product license rights totaled $43.8 million and $41.3 million in the first nine months of 2005 and 2004, respectively. The increase was primarily due to increased investment in manufacturing and development capabilities. For the nine months ended September 30, 2005, ABI’s and APP’s capital expenditures totaled $0.8 million and $39.3 million, respectively.

Net cash used for the acquisition of property, plant and equipment and product license rights totaled $49.5 million, $25.8 million and $19.9 million in 2004, 2003 and 2002, respectively. For the years ended December 31, 2004, 2003 and 2002, ABI’s capital expenditures totaled $8.0 million, $0.7 million and $0.6 million, respectively, and APP’s capital expenditures totaled $37.9 million, $22.8 million and $17.9 million, respectively. ABI’s 2004 capital expenditures related primarily to the acquisition of a research and pharmaceutical manufacturing facility and laboratory and other equipment. APP’s 2004 capital expenditures related primarily to the purchase of a manufacturing facility in Switzerland and a higher level of spending to support additional or improved manufacturing capacity and information technology initiatives.

Financing Activities

Financing activities generally include proceeds from borrowing under ABI’s credit facilities, the issuance and repurchase of ABI’s and APP’s stock and proceeds from the exercise of APP employee stock options.

Net cash provided by financing activities totaled $16.7 million in the first nine months of 2005 and consisted of $147.3 million in net proceeds from ABI’s credit facilities, and $13.2 million in proceeds from the exercise of APP employee stock options and from APP’s employee stock purchase program. Partially offsetting such proceeds were the repurchase for $67.5 million of shares of ABI’s common stock, the repurchase for $55.7 million of all outstanding shares of ABI’s Series A and B preferred stock. In June 2005, Dr. Soon-Shiong, ABI’s controlling shareholder, sold to ABI his entire ownership interest in Transplant Research Institute, or TRI, comprising all of the outstanding capital stock of TRI, in exchange for $20.0 million in cash. TRI holds various intellectual property and other rights. In ABI’s consolidated financial statements and for income tax purposes, because the sale involved ABI’s controlling shareholder, the TRI acquisition has been accounted for as an asset contribution using the shareholder’s historical cost basis, which was zero, and accounted for as a distribution of shareholders’ equity.

Net cash provided by financing activities in 2004 totaled $16.1 million, consisting primarily of $7.9 million in proceeds from borrowings under ABI’s short-term credit facility, a $4.0 million mortgage on a Chicago manufacturing facility, and $4.7 million in proceeds from the exercise of APP employee stock options and sale of APP stock through the employee stock purchase program.

Net cash provided by financing activities during 2003 totaled $4.6 million, resulting primarily from $22.9 million of net cash proceeds from borrowings under ABI’s credit facility and $4.2 million in cash proceeds from the exercise of APP employee stock options and sale of APP stock through the employee stock purchase program, partially offset by the first quarter repurchase for $20.0 million of shares of APP’s common stock on the open market.

The $8.2 million net use of cash for financing in 2002 resulted from the repurchase of $36.3 million of APP common shares, partially offset by $20.1 million in proceeds from the January 2002 over-allotment exercise which followed APP’s December 2001 initial public and $8.0 million of net cash proceeds from borrowings under ABI’s credit facility.

Stock Repurchases

During 2005, ABI repurchased 10.0 million shares of its Series A preferred stock and 22.5 million shares of its Series B preferred stock for $55.7 million and repurchased 7.9 million shares of ABI common stock for $67.5 million. The Series A preferred stock and Series B preferred stock of ABI repurchased represented all of the outstanding shares of ABI’s preferred stock.

During 2003, APP repurchased 1.6 million shares of its common stock in the open market for $20.0 million. In 2002, APP repurchased 5.1 million shares of its common stock for $36.3 million, including transaction costs, in privately negotiated transactions.

Sources of Financing

In addition to available cash on hand and short-term investments totaling $75.3 million at September 30, 2005, and cash flow from operations, additional financing is available under APP’s $150.0 million credit facility, or the APP facility, and ABI’s secured, two-year $200.0 million credit facility, or the ABI facility. As of September 30, 2005, no amounts were outstanding under the APP facility and $190.0 million was outstanding under the ABI facility. At September 30, 2005, ABI and APP were in compliance with all covenants under their respective credit facilities. Prior to the closing of the merger, except for payments under the Abraxane® license agreement, APP is prohibited under the APP facility from loaning or otherwise distributing cash to ABI in excess of the $23.0 million intercompany note. As of September 30, 2005, ABI owed APP $22.9 million under the intercompany note.

In connection with the consummation of the merger, the combined company expects to enter into an expanded combined credit facility to increase the total credit available to the combined company and, to the extent necessary, refinance preexisting debt. ABI and APP anticipate that cash and short-term investments, cash generated from operations, and funds available under any expanded combined credit facility will be sufficient to finance operations of the combined company, including ongoing activity relating to Abraxane®, product development and capital expenditures for at least 12 months following the merger. In the event the combined company engages in future acquisitions or capital projects, it may have to raise additional capital through additional borrowings or the issuance of debt or equity securities.

ABI Credit Facility

In June 2005, ABI entered into a two-year, $200.0 million credit facility secured by substantially all of ABI’s assets, including 47.2 million shares of APP common stock held by ABI. As of September 30, 2005, $190.0 million was outstanding under the ABI facility. Given the two-year life, borrowings under the ABI facility have been classified as long-term debt in ABI’s consolidated financial statements included elsewhere in this information statement. ABI paid $0.5 million incurred in fees in connection with the ABI facility, which fees are being amortized over the facility’s two-year term.

The interest rate under the ABI facility is computed daily at LIBOR plus 1.7%, or 5.56% at September 30, 2005. ABI may make prepayments under the credit facility at its option. The ABI facility includes various restrictive covenants, including as to the market value of APP stock and achievement of specified Abraxane® sales objectives, and ABI may be required to make mandatory prepayments of outstanding balances and accrued interest under these covenants.

APP Credit Facility

In September 2004, APP entered into a $100 million three-year unsecured revolving credit facility. In August 2005, the APP facility was increased to $150 million, the term was extended by a year and certain reductions were made to the margins for Eurodollar Rate Loans and future commitment fees. Related APP facility acquisition fees of $0.5 million are being amortized over a three-year period. In the third quarter 2004, as a result of the early termination of APP’s prior credit facility, a non-recurring, non-cash pretax charge was recorded of approximately $2.0 million, or approximately $1.2 million net of applicable income tax, to write-off unamortized debt acquisition costs related to the prior facility. As of September 30, 2005, no amounts were outstanding under the APP facility and APP was in compliance with all of its covenants.

Interest rates under the APP facility vary depending on the type of loan made and APP’s leverage ratio. The interest rate under the APP facility is LIBOR plus 75 basis points. At September 30, 2005, the interest rate for loans under the APP facility was 4.63%. The APP facility limits the amount of and assesses a 0.125% fee on the face amount of outstanding letters of credit. With respect to the APP capital stock held by ABI, the credit facility prohibits APP from declaring or paying any cash dividends or making any other such cash distributions. Additionally, the terms of the APP facility limit the principal amount of the intercompany note received from ABI to $23 million, among various other covenants and restrictions.

Chicago BioScience Mortgage

In connection with the acquisition of a development and manufacturing facility by Chicago BioScience, LLC, a wholly owned subsidiary of ABI, ABI obtained a $4.0 million mortgage due in July 2005 which was secured by substantially all assets in the manufacturing facility and 65,000 shares of APP common stock held by ABI. ABI repaid this mortgage in full in July 2005.

Capital Requirements

Following the merger, the future capital requirements of the combined company will depend on numerous factors, including:

•	working capital requirements and production, sales, marketing and development costs required to support Abraxane®;

•	R&D spending to develop further product candidates, including clinical trials;

•	the need for manufacturing expansion and improvement;

•	the cost to upgrade and expand product development facilities;

•	the requirements of any potential future acquisitions, asset purchases or equity investments; and

•	the amount of cash generated by operations, including potential milestone and license revenue.

Adequate funds for these purposes may not be available to the combined company when needed or on acceptable terms, and it may need to raise capital that may not be available on favorable or acceptable terms, if at all. If the combined company cannot raise money when needed, it may have to reduce or slow Abraxane® activities, reduce capital investment or scale back development of new products.

Off-Balance Sheet Arrangements

Neither ABI nor APP has any off-balance sheet arrangements that currently are material or reasonably likely to be material to its financial position or results of operations.

Contractual Obligations

Contractual obligations represent future cash commitments and liabilities under agreements with third parties, and exclude contingent liabilities for which the ABI Operations cannot reasonably predict future payment. Accordingly, the table below excludes contractual obligations relating to milestones and royalty payments due to third parties contingent upon certain future events. Such events could include, but are not limited to, development milestones, regulatory approvals, and product sales.

The following table represents contractual obligations of the ABI Operations as of September 30, 2005.

		Payments Due by Period
Contractual Obligation	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
		(in thousands)
Operating Leases	$683	$622	$61	$—	$—
Long-Term Debt Obligations(1)	207,780	10,564	197,216	—	—
Purchase Obligations(2)	15,312	11,341	3,535	436	—
Other Long-Term Liabilities	1,400	—	700	700	—

Total Contractual Obligations	$225,175	$22,527	$201,512	$1,136	—

(1)	The Long-term Debt Obligation amounts in the above table differ from the related carrying amounts on the Consolidated Balance Sheet as of September 30, 2005 due to the inclusion of future interest development based on the 5.56% interest rate in effect as of September 30, 2005.
(2)	Purchase obligations represent agreements to purchase goods and services that are enforceable and legally binding and include commitments related to research and clinical development and other significant purchase commitments.

For information regarding the contractual obligations of the APP Operations, please refer to APP’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this information statement.

Quantitative and Qualitative Disclosures About Market Risk

The primary objective of ABI’s and APP’s investment activities is to preserve principal while at the same time maximizing the income they receive from activities without increasing risk. Some of the securities that ABI and APP invest in may have interest rate risk. This means that a change in prevailing interest rates may cause the fair value of the principal amount of the investment to fluctuate. For example, if ABI holds a security that was issued with a fixed interest rate at the prevailing rate and the prevailing rate later rises, the fair value of the principal amount of ABI’s investment will probably decline.

To minimize this risk, ABI and APP intend to maintain an investment portfolio of cash equivalents and short-term investments consisting of high credit-quality securities, including commercial paper, government and non-government debt securities and money market funds. Neither ABI nor APP uses derivative financial instruments. The average maturity of the debt securities in which either ABI or APP invest has been less than 90 days, and the maximum maturity has been three months. Because ABI’s and APP’s investments are diversified and are of a short-term nature, a hypothetical one or two percentage point change in interest rates would not have a material effect on ABI’s consolidated financial statements.

Both ABI and APP have operated primarily in the United States and the majority of their activities with collaborators outside the United States to date have been conducted in U.S. dollars. The more significant currency risks are denominated in the Canadian and Australian dollars and Swiss Franc. ABI does not believe it has a material exposure to foreign currency risk because of the relative stability of these currencies in relation to the U.S. dollar. A 10% adverse change in currency exchange rates of the Canadian or Australian dollars or Swiss Franc versus the U.S. dollar would not have a material effect on ABI’s consolidated results of operations, financial position, or cash flows. Accordingly, ABI has not had any material exposure to foreign currency exchange rate fluctuations.

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R). SFAS 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends Statement No. 95, Statement of Cash Flows. Generally, SFAS 123(R) requires all share-based payments to employees to be recognized in the income statement based on their estimated fair value at date of grant amortized over the grant’s vesting period. Pro forma disclosure of such estimated fair value is no longer an alternative financial statement presentation.

SFAS 123(R) is effective for fiscal years beginning after June 15, 2005 and offers two alternate means of adoption, either: the “modified prospective” method in which compensation cost is recognized for awards granted after the effective date of the statement and outstanding, unvested awards granted prior to SFAS 123(R)’s effective date; or a “modified retrospective” method which applies the modified prospective method, but allows companies to restate prior periods based on amounts calculated for pro forma disclosures under the original Statement 123 for either all prior periods presented or prior interim periods in the year of adoption.

ABI plans to adopt SFAS 123(R) effective in the first quarter of 2006 but has not yet determined which transition option ABI will apply. The adoption of SFAS 123(R) will significantly impact ABI’s results of operations, but will have no impact on ABI’s overall financial position. The impact of SFAS 123(R) on ABI’s results of operations cannot be accurately predicted at this time as it will depend on future market prices and equity grants. However, had ABI adopted SFAS 123(R) in prior periods, the impact of the standard on the past period would likely approximate the pro forma amounts calculated and disclosed under the original Statement 123. SFAS 123(R) also requires that the any tax benefit in excess of compensation cost, as calculated under the new standard, be reported in the statement of cash flows as a financing activity rather than an operating activity. This change will reduce reported net operating cash flow and will equally increase reported net financing cash flow in periods after adoption. While ABI cannot estimate what those amounts will be in the future, the amount of operating cash flows recognized in prior periods for such excess tax deductions were $2.9 million, $5.1 million, and $2.4 million in 2004, 2003 and 2002, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ABI

The following table sets forth certain information with respect to the beneficial ownership of ABI’s common stock as of December 31, 2005 by (i) each person who beneficially owns more than 5% of ABI’s common stock, (ii) each director of ABI and the chief executive officer of ABI and (iii) all executive officers and directors of ABI as a group. Dr. Soon-Shiong is the only executive officer of ABI, and Dr. Soon-Shiong and Steve Yslas are the only directors of ABI. Except as otherwise listed below, the address of each person is c/o American BioScience, Inc., 2730 Wilshire Boulevard, Suite 110, Santa Monica, California 90403. As of December 31, 2005, there were 186,709,694 shares of ABI’s common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2005, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

	Shares Beneficially Owned(1)
Name	Number	Percent
Dr. Patrick Soon-Shiong, M.D.(1)	204,205,482	98.9%
Steve Yslas(2)	—	—
All directors and executive officers as a group (2 persons)	204,205,482	98.9%

(1)	Includes 184,497,500 shares of ABI common stock and warrants to purchase 19,727,982 shares of ABI common stock held by various entities in which Dr. Soon-Shiong has voting or dispositive power with respect to such shares and warrants. Dr. Soon-Shiong disclaims beneficial ownership of these shares and warrants except to the extent of his pecuniary interest in these entities.
(2)	Mr. Yslas may be granted restricted stock units under ABI’s restricted unit plan contemplated to be adopted by ABI under the merger agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma information presents financial data as of September 30, 2005 and for the year ended December 31, 2004 and for the nine months ended September 30, 2005 for APP after giving effect to the completion of the pending merger of ABI into APP.

The pro forma financial data give effect to the merger under the purchase accounting method in accordance with accounting principles generally accepted in the United States of America. As a result of the implied acquisition of the APP minority interest in the merger and effective with the merger’s closing, purchase accounting will apply to APP to the extent of APP’s minority ownership interest. Accordingly, the book value of APP’s net assets will be adjusted to reflect the excess of the minority interest’s estimated fair value of APP over their related share of APP’s historical book value. Therefore, the pro forma financial information includes adjustments, which are based upon preliminary estimates, to reflect excess of the minority interest’s estimated fair value of APP over the related historical book value. The final allocation of the excess of the fair market value over the historical book value will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of APP’s in-process research and development, tangible assets acquired, liabilities assumed, identifiable identifiable intangible assets and goodwill at the time of the merger. The final determination of tangible and intangible assets may result in in-process research and development, depreciation and amortization expense that is substantially different from these preliminary estimates.

The unaudited pro forma condensed consolidated financial statements combine the historical condensed consolidated financial statements of APP and ABI, giving effect to the merger as if it had been effective on September 30, 2005 with respect to the unaudited pro forma condensed consolidated balance sheet, and as of the January 1, 2004 with respect to the unaudited pro forma condensed consolidated statements of operations.

The information as of and for the nine months ended September 30, 2005 is derived from the unaudited consolidated financial statements, including the related notes, of ABI as of and for the nine months ended September 30, 2005 included elsewhere in this information statement. The information for the year ended December 31, 2004 is derived from the audited consolidated financial statements, including the related notes, of ABI included elsewhere in this information statement.

Additionally, the pro forma condensed consolidated balance sheet reflects the impact of ABI’s issuance of restricted stock units under ABI’s restricted unit plan as contemplated by the merger agreement. ABI currently estimates a one-time, non-cash charge associated with the restricted stock units will be approximately $50.0 million. The non-cash charge will be recorded as stock compensation expense at the time the restricted stock units vest with a corresponding credit, net of applicable income taxes, to stockholders equity.

The combined company expects to incur an estimated additional $10 million in professional fees and organization costs in connection with the pending merger and such costs have been reflected in the unaudited pro forma condensed balance sheet. This amount is in addition to the approximately $6.7 million that ABI has already recorded in connection with the pending merger in its unaudited consolidated financial statements included elsewhere in this information statement.

The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma financial information also does not attempt to show how the combined company would actually have performed had APP and ABI been merged throughout the periods presented. APP has included in the pro forma condensed consolidated financial statements all the adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the historical periods.

Given the information regarding the pending merger, the actual consolidated balance sheet and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because, among other reasons:

•	assumptions used in preparing the pro forma financial data may be revised in the future due to changes in values of assets, changes in operating results between the dates of the unaudited pro forma financial data and the date on which the merger is completed; and

•	adjustments may need to be made to the unaudited historical financial data upon which such pro forma data are based.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005

(in thousands)

(unaudited)

	ABI Consolidated	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$43,982	$—		$43,982
Short-term investments	31,285	—		31,285
Accounts receivable, net	38,701	—		38,701
Inventories	171,656	10,582	(1)	182,238
Prepaid expenses and other current assets	16,438	—		16,438
Deferred income taxes	14,225	3,600	(6)	17,825

Total current assets	316,287	14,182		330,469
Property, plant and equipment, net	145,452	4,919	(2)	150,371
Investment in Drug Source Co., LLC	2,803	—		2,803
Non-current receivables from related parties	675	—		675
Deferred income taxes	2,305	19,146 18,000	(3) (11)	39,451
Intangible assets and other non-current assets, net	11,844	601,413	(4)	613,257
In-process research and development	—	30,324 (30,324	(5) )(5)	—
Goodwill	—	382,119	(4)	382,119

Total assets	$479,366	$1,039,779		$1,519,145

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,862	$—		$23,862
Accrued liabilities	39,024	10,000	(6)	49,024
Deferred revenue	19,157	—		19,157
Minimum royalties payable	1,010	—		1,010
Amounts due to officer/stockholder	1,142	—		1,142
Demand note payable	—	190,000	(7)	190,000

Total current liabilities	84,195	200,000		284,195
Deferred income taxes	—	222,089	(8)	222,089
Long-term debt	190,000	(190,000	)(7)	—
Other non-current liabilities	1,400	—		1,400

Total liabilities	275,595	232,089		507,684
Minority interests	148,275	(148,275	)(9)	—

Stockholders’ equity:
Common stock	—	148,275 807,268 50,000	(9) (10) (11)	1,005,543 —
Deferred stock-based compensation	(1,653)	—		(1,653)
Retained earnings	55,905	19,146 (30,324 (32,000 (6,400	(3) )(5) )(11) )(6)	6,327
Accumulated other comprehensive income	1,244	—		1,244

Total stockholders’ equity	55,496	955,965		1,011,461

Total liabilities and stockholders’ equity	$479,366	$1,039,779		$1,519,145

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2005

(in thousands, except per share data)

(unaudited)

	ABI Consolidated	Pro Forma Adjustments		Pro Forma
Net Sales	$375,153	$—		$375,153
Cost of sales	164,368	267	(12)	164,635

Gross profit	210,785	(267)		210,518
Operating expenses:
Research and development	41,456	75	(12)	41,531
Selling, general and administrative	98,769	185	(12)	98,954
Stock-based compensation	1,009	—		1,009
Equity in net income of Drug Source Company, LLC	(1,808)	—		(1,808)
Amortization of identifiable intangible assets	—	55,249	(13)	55,249

Total operating expenses	139,426	55,509		194,935

Income from operations	71,359	(55,776)		15,583
Interest income	970	—		970
Interest expense	(3,712)	—		(3,712)
Other income, net	102	—		102
Minority interests	(20,738)	20,738	(14)	—

Income before income taxes	47,981	(35,038)		12,943
Provision for income taxes	29,028	(20,079	)(15)	8,949

Net income	$18,953	$(14,959)		$3,994

Income per common share:
Basic				$0.03	(16)

Diluted				$0.02	(16)

Shares used in the calculation of income per common share:
Basic				157,733	(16)

Diluted				160,138	(16)

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004

(in thousands, except per share data)

(unaudited)

	ABI Consolidated	Pro Forma Adjustments		Pro Forma
Net Sales	$405,247	$—		$405,247
Cost of sales	189,641	356	(12)	189,997

Gross profit	215,606	(356)		215,250
Operating expenses:
Research and development	41,621	100	(12)	41,721
Selling, general and administrative	101,319	247	(12)	101,566
Stock-based compensation	1,077	—		1,077
Equity in net income of Drug Source Company, LLC	(2,084)	—		(2,084)
Amortization of identifiable intangible assets	—	73,665	(13)	73,665

Total operating expenses	141,933	74,012		215,945

Income from operations	73,673	(74,368)		(695)

Interest income	763	—		763
Interest expense	(1,002)	—		(1,002)
Other income, net	143	—		143
Loss on early extinguishment of credit facility	(1,986)	—		(1,986)
Minority interests	(18,018)	18,018	(14)	—

Income (loss) before income taxes	53,573	(56,350)		(2,777)
Provision for income taxes	31,671	(26,772	)(15)	4,899

Net income (loss)	$21,902	$(29,578)		$(7,676)

Loss per common share:
Basic				$(0.05	)(16)

Diluted				$(0.05	)(16)

Shares used in the calculation of loss per common share:
Basic				156,402	(16)

Diluted				156,402	(16)

Note 1 – Basis of Presentation

On November 27, 2005, APP entered into an agreement and plan of merger with ABI under which ABI will merge with and into APP, with APP continuing as the surviving corporation. In the merger, holders of shares of ABI common stock will receive 86,096,523 shares of APP common stock, plus the number of shares of APP common stock held by ABI at the effective time of the merger (which was 47,984,160 shares as of December 31, 2005), less the number of shares of APP common stock issuable after the effective time of the merger with respect to restricted stock units issued under the ABI Restricted Unit Plan (with the number of APP shares to be issued as part of the merger consideration, but to be issued to holders of ABI restricted stock units in cancellation of such units). The 47,984,160 shares of APP common stock held by ABI prior to the merger and acquired by APP in connection with the merger will be cancelled without payment of any additional merger consideration. Upon completion of the merger, the former holders of ABI common stock, together with the holders of ABI restricted stock units, will be issued shares of APP common stock representing approximately 83.5% of APP’s common stock outstanding on a fully-diluted basis immediately after the merger. In connection with the merger, APP’s certificate of incorporation will be amended to (a) increase the authorized number of shares of APP common stock to 350,000,000 and (b) change APP’s name to “Abraxis Bioscience, Inc.”

As a result of the implied acquisition of the APP minority interest in the merger and effective with the merger’s closing, purchase accounting will apply to APP to the extent of APP’s minority ownership interests.

As of September 30, 2005, there were 24,413,457 shares of APP common stock held by the minority stockholders of APP, representing 33.7% of the total outstanding APP common shares as of September 30, 2005. Based on a $39.14 price for APP’s common stock, representing the weighted average of APP’s common stock for the period three days prior to and three days subsequent to the merger announcement date, the fair value of the minority interests as of September 30, 2005 totaled $955.5 million. This amount represents the estimated fair market value assigned to the shares owned by minority interests and will be referred to as the purchase price attributed to minority interests. The book value of APP’s shares owned by minority interests as of September 30, 2005 approximated $148.2 million, resulting in an estimated increase, or step-up, of APP’s minority interests by $807.3 million as of September 30, 2005. The preliminary purchase price allocation of the fair value attributable to APP’s minority interests as of September 30, 2005 was as follows (in millions):

Working capital and other assets	$112.9
Property, plant and equipment	50.8
In-process research and development	30.3
Identifiable intangible assets	601.4
Deferred tax liability	(222.0)
Goodwill	382.1

Total	$955.5

Following the merger, the fair value of the minority interests, including the step-up of $807.3 million, will be reflected as an increase in stockholders’ equity. The above allocation is preliminary. The final determination of the purchase price allocation will be based on the fair values of APP net assets, including the fair values of in-process research and development and other intangibles, as of the date of the merger. The excess of the purchase price attributed to minority interests over the minority interests’ pro-rata share of the fair values of the assets and liabilities of APP will be reflected as goodwill.

The amount allocated to in-process research and development represents the minority interests’ share of the estimated fair value of APP’s in-process technology for research projects that, as of the date of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. For the purpose of the pro forma balance sheet as of September 30, 2005, $30.3 million of the step-up of the minority interests has been allocated to in-process research and development. The amounts allocated to in-process research and development will be charged to expense in the statement of operations in the period the merger is consummated.

The total estimated amounts of goodwill and identifiable intangible assets attributed to the step-up of minority interest was $382.1 million and $601.4 million, respectively. The amount allocated to the identifiable intangible assets has been attributed to the following categories (in millions):

Abraxane® (primarily developed technology)	$395.6
Generics (primarily developed technology and customer relationships)	205.8

Total	$601.4

For the purposes of the pro forma statement of operations, identifiable intangible assets are amortized using the straight line method over the estimated useful life of the asset ranging from 7 to 15 years. The amount of identifiable intangible assets, the estimated useful lives and the acquired in-process research and development charge will be determined upon completion of a third-party valuation, and therefore, may differ significantly from the amounts presented in these unaudited pro forma condensed financial statements. To the extent the amounts and estimated useful lives are different from those presented above, the unaudited pro forma condensed consolidated financial statements could change significantly.

Note 2 – Pro Forma Adjustments

(1)	To record the estimated step-up of APP’s inventory attributable to minority interests from book value to fair value in accordance with SFAS 141.

The fair value step-up of inventory will result in a $10.6 million decrease in gross margins as the inventory is sold following the merger. This impact has not been reflected in the pro forma condensed statement of operations because it is a material non-recurring charge that will be reflected in operations in the 12-month period following the merger.

(2)	To record the estimated step-up of APP’s property, plant and equipment attributable to minority interests from book value to fair value in accordance with SFAS 141.

(3)	To record a deferred tax asset following the merger resulting from the removal of ABI’s historical valuation allowance. Prior to the consummation of the merger, ABI had expected to be unable to realize the tax benefit of certain tax losses and therefore, had recorded cumulative valuation allowances of $19.1 million at September 30, 2005 to offset the tax benefit of deductible temporary differences and net operating loss carry-forwards. This adjustment will result in a $19.1 million tax benefit following the merger. This benefit has not been reflected in the pro forma condensed statement of operations because it is a material non-recurring item that will be reflected in operations in the 12-month period following the merger.

(4)	To record the estimated fair value of identifiable intangible assets and goodwill attributable to the step-up of the minority interest to estimated fair value.

(5)	To record the estimated fair value of APP’s in-process research and development attributable to minority interests. Because this expense is directly attributable to the merger and will not have a continuing impact, it is not reflected in the pro forma condensed statement of operations. However, this item will be recorded as an expense immediately following the merger.

(6)	To record the estimated legal, financial and other advisory fees and organization costs to be incurred in connection with the pending merger and the related income tax effect. This impact has not been reflected in the pro forma condensed statement of operations because it is a non-recurring charge that will be reflected in operations in the 12-month period following the merger.

(7)	To reclassify the long-term debt to a current liability as the amounts outstanding under ABI’s credit facility would become due upon the closing of the merger. Currently, the combined company expects to enter into an expanded combined credit facility to increase the total credit available to the combined company, and to the extent necessary, refinance pre-existing debt. Therefore, for the purposes of the pro forma balance sheet presentation, such amounts have been reclassified to current liabilities.

(8)	To record the deferred taxes arising from the differences between the bases of identifiable tangible and intangible assets for financial statement and income tax purposes.

(9)	To eliminate the historical minority interests.

(10)	To reflect the estimated fair value step-up of minority interests.

(11)	To reflect the non-cash stock compensation charge and the related tax effect associated with the vesting of ABI restricted units contemplated to be issued by ABI prior to the merger with a valuation of approximately $50 million. This impact has not been reflected in the pro forma condensed statement of operations because it is a non-recurring charge that will be reflected in operations following the merger at the time the restricted stock units vest.

(12)	To adjust depreciation expense to reflect the impact of the step up of property, plant and equipment.

(13)	To reflect the amortization of identifiable intangible assets based on the estimated fair values and estimated useful lives assigned to these assets.

(14)	To eliminate the historical minority interest expense.

(15)	To reflect the tax effect of the pro forma adjustments, principally related to the amortization of identifiable intangible assets, at APP’s approximate effective income tax rate of 36%

(16)	To reflect the issuance of 86,096,523 additional APP shares in the merger. The calculation of shares used in calculating the income (loss) per common share is as follows (in thousands):

Nine Month Ended September 30, 2005
Basic:
Shares used to calculate APP’s historical basic income per common share	71,636
Shares issued in the merger	86,097

Shares used to calculate the pro forma basic income per common share	157,733

Diluted:
Shares used to calculate APP’s historical diluted income per common share	74,041
Shares issued in the merger	86,097

Shares used to calculate the pro forma diluted income per common share	160,138

Year Ended December 31, 2004
Basic and Diluted:
Shares used to calculate APP’s historical basic income per common share	70,305
Shares issued in the merger	86,097

Shares used to calculate the pro forma basic and diluted loss per common share	156,402

THE MERGER AGREEMENT

This section of the information statement describes selected portions of the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement. The merger agreement is attached to this document as Annex A and is incorporated by reference into this information statement. We urge you to carefully read the merger agreement in its entirety.

The Merger

Pursuant to the merger agreement, ABI will merge with and into APP, with APP surviving the merger. After the merger, we will continue our corporate existence as a Delaware corporation under the name “Abraxis BioScience,” and our common stock will be traded and quoted on The Nasdaq National Market under the symbol “ABRX.”

The Closing

The closing of the merger will take place on the first business day after the satisfaction or waiver of certain conditions contained in the merger agreement unless some other time or date is agreed upon by ABI and our company. The merger will be effective when the certificate of merger relating to the merger is filed with the Delaware Secretary of State in accordance with the relevant provisions of Delaware law or at a different date and time specified in such filing.

Certificate of Incorporation and Bylaws

Upon the closing of the merger, our certificate of incorporation and bylaws will be the certificate of incorporation and bylaws of the surviving corporation. However, our certificate of incorporation will be amended to change our name to “Abraxis BioScience, Inc.” and to increase the authorized number of shares of our common stock to 350,000,000.

Directors and Officers

Our directors and officers will continue as the directors and officers, respectively, of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation and any applicable law.

We anticipate that our board of directors after the merger will consist of a majority of independent directors and will include our current board members Dr. Soon-Shiong, Dr. David S. Chen, Ph.D., Dr. Stephen D. Nimer, M.D., Leonard Shapiro and Kirk K. Calhoun. In addition, Sir Richard Sykes, former chairman and chief executive officer of Glaxo Wellcome plc and chairman of GlaxoSmithKline plc, has agreed to join our board of directors following completion of the merger. Additional independent board members are expected to be announced prior to the closing of the merger. See “Agreements Related to the Merger—Corporate Governance and Voting Agreement.”

All employees of ABI are expected to be offered employment with Abraxis BioScience, and APP expects that each of the executive officers and senior management of ABI will continue as employees of Abraxis BioScience following completion of the merger. In addition, no merger-related workforce reduction is expected at APP following the merger. For more information about the executive officers and senior management of ABI, see “Business of American BioScience, Inc.—Executive Officers and Senior Management.”

Treatment of Securities

Conversion of ABI Common Stock

Upon completion of the merger, each share of ABI common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive a number of newly issued shares of our common stock as determined by the share exchange ratio pursuant to the merger agreement, with cash paid in lieu of fractional shares. In the merger, holders of shares of ABI common stock will receive 86,096,523 shares of our common stock, plus the number of shares of our common stock held by ABI at the effective time of the merger (which was 47,984,160 shares as of December 31, 2005), less the number of shares of our common stock issuable after the effective time of the merger with respect to restricted stock units issued under the ABI Restricted Unit Plan. The 47,984,160 shares of our common stock held by ABI prior to the merger and acquired by our company in connection with the merger will be cancelled without payment of any additional merger consideration. At the effective time, all shares of ABI common stock will be canceled and retired and will cease to exist, and each stock certificate previously representing ABI common stock will thereafter represent only the right to receive a certificate or certificates representing the shares of our common stock to which the holder is entitled pursuant to the merger.

Company Common Stock

Each share of our common stock issued and outstanding immediately prior to the merger (other than shares held by ABI, which will be cancelled and retired without payment of any additional merger consideration) will remain outstanding as one share of our common stock after the merger.

ABI Restricted Stock Units

Upon the closing of the merger, each outstanding ABI restricted stock unit will become a right to receive shares of our common stock in accordance with the ABI restricted stock unit. We will file with the SEC prior to the effective time a registration statement with respect to the shares of our common stock to be issued with respect to the ABI restricted stock units. This registration statement will be effective as of the closing of the merger.

Escrow Agreement

Immediately prior to the effective time, the shareholders’ representative and our company will enter into an escrow agreement with an escrow agent reasonably acceptable to both the shareholders’ representative and our company. At the effective time, we will deposit with the escrow agent stock certificates representing 8,609,652 shares of our common stock, or 10% of the aggregate number of shares otherwise issuable in the merger. These shares will be held in escrow and distributed pursuant to the escrow agreement. The form of escrow agreement is attached as Annex B to this information and is described in greater detail under “Agreements Related to the Merger—Escrow Agreement.”

Exchange of Certificates

Immediately after the effective time, we will deliver to each former ABI shareholder who is present at the closing and who has provided us written notice and a certification of the number of shares of ABI it owns, at least two business days prior to the closing, stock certificates representing the number shares of our common stock to which such former ABI shareholders are entitled pursuant to the merger, less the number of such shareholder’s APP shares to be deposited in escrow and any cash paid in lieu of fractional APP shares otherwise issuable. However, we will not be required to deliver stock certificates or a check for cash payable in lieu of fractional shares to any participating ABI shareholder unless at least three business days prior to the closing the participating ABI shareholder delivers to ABI the ABI stock certificates, together with a properly completed and duly executed letter of transmittal. ABI will use its reasonable best efforts to notify each ABI shareholder of the anticipated closing date and offer each ABI shareholder the opportunity to participate in these arrangements.

As promptly as reasonably practicable after the effective time, we will mail to each ABI shareholder who did not deliver its ABI stock certificate at the closing a letter of transmittal and instructions for surrendering the ABI stock certificate in connection with the merger. Upon the surrender of an ABI stock certificate, together with a properly completed letter of transmittal, the holder of the ABI stock certificate will then be entitled to receive in exchange therefore stock certificates representing the number of whole shares of our common stock to which the ABI shareholder is entitled by virtue of the merger less the number of such shareholder’s shares to be held in escrow plus a cash payment for fractional shares. In the event of a transfer of ownership of ABI common stock not registered in the transfer records of ABI, stock certificates will be delivered to a transferee only if we receive the ABI stock certificate and all documents required to evidence the transfer and to show us that any applicable stock transfer taxes have been paid. Until we receive each ABI stock certificate, those ABI stock certificates will represent only the right to receive stock certificates.

After the effective time, there will be no transfers of ABI common stock on ABI’s stock transfer books and the former ABI shareholders shall have no rights in or as a holder of ABI common stock, other than the right to receive the merger consideration.

Fractional Shares

No stock certificates representing fractional shares of our common stock will be issued upon the surrender for exchange of ABI stock certificates pursuant to the merger, no dividend or distribution with respect to our common stock will be payable on or with respect to any fractional shares which otherwise would be issuable pursuant to the merger, and no such fractional shares will entitle its owner to any of the rights of our stockholders. Each ABI shareholder that would have been entitled to receive a fractional share of our common stock will receive a cash payment equal to such fraction multiplied by the average of our closing stock prices over the ten consecutive trading days ending on and including the second full trading day preceding the closing date.

Dissenters’ Rights

APP stockholders will not have dissenters’ or appraisal rights under Delaware law as a result of the merger because their shares of our common stock will remain outstanding and unchanged after the merger.

Shares of ABI common stock held by any ABI shareholder that properly demands payment for its shares in compliance with California law will not be converted into the right to receive shares of our common stock in the merger. ABI shareholders properly exercising appraisal rights will be entitled to payment of the fair value of those shares in accordance with California law.

Representations and Warranties

The merger agreement contains customary representations and warranties by us, which are subject to materiality and knowledge qualifications in many respects, relating to, among other things:

•	corporate organization and qualification;

•	certification of incorporation and bylaws;

•	capitalization;

•	corporate power and authority;

•	absence of conflicts and required filings and consents;

•	filings and reports with the SEC and financial statements;

•	brokers;

•	absence of certain changes or events;

•	employee benefit plans;

•	labor and employment matters;

•	tax treatment of the merger;

•	material contracts;

•	environmental matters;

•	intellectual property;

•	taxes;

•	fairness opinion of our special committee’s financial advisor; and

•	information supplied for inclusion in this information statement.

The merger agreement also contains representations and warranties by ABI, which are subject to materiality and knowledge qualifications in many respects, relating to, among other things:

•	corporate organization and qualification;

•	articles of incorporation and bylaws;

•	capitalization;

•	corporate power and authority;

•	absence of conflicts and required filings and consents;

•	permits and compliance with law;

•	financial statements;

•	brokers;

•	absence of certain changes or events;

•	employee benefit plans;

•	labor and employment matters;

•	tax treatment of the merger;

•	material contracts;

•	legal proceedings;

•	environmental matters;

•	intellectual property;

•	taxes;

•	transactions with related parties;

•	ownership of our common stock;

•	regulatory compliance; and

•	information supplied for inclusion in this information statement.

The representation and warranties in the merger agreement are complicated and not easily summarized. You should carefully read the sections of the merger agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of ABI.” In addition, the representations and warranties made in the merger agreement are in some cases qualified or modified by information contained disclosure schedules delivered by the respective parties in connection with the execution and delivery of the merger agreement, or may have been drafted as an allocation of risk as opposed to intended as strict statements of actual fact, and therefore APP stockholders should not rely on the express language of such representations and warranties as being indicative of the state of matters covered in or implicated by such representations and warranties.

Conduct of Business Before Completion of the Merger

Restrictions on our Operations

We have agreed that, between the date of the merger agreement and the effective time, unless ABI gives prior written consent, we will, and will cause each of our subsidiaries, to conduct our operations in all material respects in the ordinary course and use reasonable efforts to maintain and preserve intact our business organization and advantageous business relationships and to retain the services of our key officers and employees.

We also have agreed that we will not and will not permit any of our subsidiaries to, between the date of the merger agreement and the effective time, do any of the following without the prior written consent of ABI:

•	amend or otherwise change our organizational documents;

•	issue, sell, or otherwise dispose of any shares of capital stock of, or other security of our company or any of our subsidiaries, or securities convertible, exchangeable or exercisable for any shares of capital stock or other security of our company or any of our subsidiaries, other than the grant of stock options in the ordinary course of business and with the knowledge of Dr. Soon-Shiong or the issuance of shares upon the exercise of stock options outstanding as of November 27, 2005 in accordance with their terms;

•	other than in the ordinary course of business, sell or otherwise dispose of any property or assets material to our company or our subsidiaries;

•	declare, set aside, make or pay any dividend or other distribution with respect to our capital stock;

•	reclassify, combine, split, redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interests of our company, other than the acquisition of outstanding stock options in connection with the exercise or forfeiture thereof in accordance with their terms or any such actions required under the express terms of such securities;

•	other than in the ordinary course of business, acquire any equity interest in any person or any assets that are material to our company or our subsidiaries taken as a whole;

•	other than in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities or assume or guarantee the obligations of any person (other than a wholly-owned subsidiary of our company) for borrowed money in excess of $150 million in the aggregate;

•	make any change in accounting policies or procedures, other than in the ordinary course of business or except as required by GAAP or by a governmental entity; or

•	make any material tax election, enter into any settlement of any material liability for taxes, or file an amended tax return or any refund for taxes.

Restrictions on ABI’s Operations

ABI has agreed that, between the date of the merger agreement and the effective time, unless we give our prior written consent, ABI will, and will cause each of its subsidiaries to conduct its operations in all material respects in the ordinary course of business and use reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and employees.

ABI also has agreed that it will not and will not permit any of its subsidiaries to, between the date of the merger agreement and the effective time, do any of the following without our prior written consent:

•	amend or otherwise change the its organizational documents;

•	issue, sell or otherwise dispose of any shares of capital stock of, or other security of ABI or any of its subsidiaries, except that ABI may grant restricted stock units under and in accordance with its restricted unit plan; provided that the fair market value of the shares of our common stock issuable at the effective time in respect of such restricted stock units does not exceed $100,000,000 and such restricted stock units automatically vest immediately upon the effective time;

•	other than in the ordinary course of business, sell or otherwise dispose of any property or assets material to ABI’s company or its subsidiaries;

•	declare, set aside, make or pay any dividend or other distribution with respect to any capital stock of ABI or its subsidiaries;

•	reclassify, combine, split, redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interest of ABI, other than the cancellation of the outstanding warrants to purchase ABI common stock or the restricted stock units in connection with the exercise or forfeiture thereof in accordance with their terms;

•	other than in the ordinary course of business consistent with past practice, acquire any interest in any person or any assets that are material to ABI or its subsidiaries taken as a whole;

•	other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or issue any debt securities or assume or guarantee the obligations of any person for borrowed money in excess of $25 million in the aggregate;

•	make any change in accounting policies or procedures, other than in the ordinary course of business or except as required by GAAP or by a governmental entity;

•	make any material tax election, enter into any settlement of any material liability for taxes, or file an amended tax return or any refund for taxes;

•	other than in the ordinary course of business and except for the adoption of the ABI restricted unit plan and in connection with grants of ABI restricted stock units contemplated by the merger agreement, amend or waive any material provision of any ABI material contract or enter into any contract that would constitute a material contract under the merger agreement;

•	establish, adopt, amend in any material respect, or terminate (other than in accordance with its terms and subject to compliance with applicable law) any ABI benefit plan;

•	except in the ordinary course of business and except for adoption of the ABI restricted unit plan and grants of ABI restricted stock units contemplated by the merger agreement:

•	establish, or increase compensation or benefits provided under, or make any payment not required by, any stay, bonus, incentive, insurance, severance, termination, change of control, deferred compensation, pension, retirement, profit sharing, stock options, stock purchase or other employee benefit plan, program or policy, as may be required to comply with applicable law or existing contractual arrangements, except as may be required to comply with applicable law or existing contractual arrangements;

•	otherwise increase or accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers or those of any subsidiary, or otherwise pay any amounts not due such individual, except as may be required to comply with applicable law or existing contractual arrangements;

•	enter into any new or amend in any material respect any existing employment or consulting agreement with any director, officer, employees or consultants if the annual cash compensation payable under such agreement will exceed $500,000 individually; or

•	establish, adopt or enter into any collective bargaining agreement;

•	commence any material litigation or settle any material claim, litigation, action or proceeding;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	enter into, or amend or otherwise alter in any material respect, any material contract or material transaction with any ABI related person, other than the adoption of the ABI restricted unit plan and grants of ABI restricted stock units;

•	license or grant to any person not a subsidiary of ABI the right to distribute, market or sell Abraxane® in any jurisdiction or grant any material license with respect to any ABI owned intellectual property to, or dispose of any material ABI owned intellectual property to any entity that is not a subsidiary of ABI;

•	take any action that is intended to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue; or

•	agree to take, make any commitment to take, or adopt any resolutions of the ABI board in support of any of the prohibited actions.

Access to Information; Confidentiality

We and ABI will, and will cause each of our respective subsidiaries to, afford each other and our employees and representatives reasonable access to our properties, books and records; and agree to furnish or exchange all information concerning our business, properties and assets, as each may reasonably request to be disclosed.

Public Announcements

We and ABI have agreed to consult with, and obtain the consent of, the other party before issuing any press release or otherwise making any public statement with respect to the merger. However, either party may, without consulting with or obtaining the prior consent of the other party, issue any press release or make any public statement that is required by law or, in the case of our company, by any listing agreement with a national securities exchange or automated quotation system to which it is a party, as long as the party has used commercially reasonable best efforts to consult with the other party and to obtain the other party’s consent, but has been unable to do so in a timely manner.

Nasdaq National Market Listing

We have agreed to promptly prepare and submit to The Nasdaq National Market a listing application covering the shares of our common stock to be issued in the merger and upon settlement of the ABI restricted stock units issued prior to the merger. We also have agreed to use our commercially reasonable best efforts to cause such shares to be listed on The Nasdaq National Market, subject to official notice of issuance, prior to the effective time. Such listing is a condition to the respective parties’ obligations to complete the merger.

Indemnification of ABI Directors and Officers

From the effective time through the sixth anniversary of the effective time, we, as the surviving corporation, have agreed to indemnify and hold harmless each present officer or director of ABI against all claims, losses, liabilities, damages and reasonable costs and expenses, incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to such individual’s capacity as an officer or director of ABI or any of its subsidiaries, whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under applicable law. Each of the indemnified ABI officers and directors will be entitled to advancement of expenses incurred in the defense of any claim within ten business days of receipt of a request therefore, including a reasonable detail and supporting documentation for the nature and amount of expense advancement requested.

For six years from the effective time, we, as the surviving corporation in the merger, have agreed to provide to the officers and directors of ABI an insurance and indemnification policy that provides coverage for events occurring prior to effective time that is no less favorable than ABI’s existing policy or the best available coverage. However, we will not be required to pay an annual premium for the insurance in excess of 250% of the last annual premium paid prior to the date of the merger agreement by ABI. In addition, at our election, we will be entitled to purchase pre-paid, irrevocable extended reporting period coverage or tail insurance to provide such insurance coverage for the six year period following the effective time.

Reorganization Treatment

Our company, ABI, and our respective subsidiaries and affiliates have agreed not to take any action, or fail to take any action, that reasonably could be expected to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Prohibited Actions

After November 27, 2005 and prior to the effective time or the earlier termination of the merger agreement, ABI has agreed that neither it nor its subsidiaries, and Dr. Soon-Shiong has agreed that he will not, and will cause his affiliates not to, without the approval of the special committee:

•	acquire equity interests of our company (other than upon the exercise of options to purchase our common stock outstanding on November 27, 2005), provided that this will not prevent Dr. Soon-Shiong or any of his related entities or affiliates from acquiring any equity interests in our company that are beneficially owned by them as of November 27, 2005 (or that is acquired by Dr. Soon-Shiong upon the exercise of options to purchase out common stock outstanding on November 27, 2005); or

•	participate in a solicitation of proxies with respect to our common stock.

Agreement of ABI Executing Shareholders

Certain ABI shareholders party to the merger agreement, or the ABI executing shareholders, have agreed that, no later than the second business day after this information statement is mailed to our stockholders, they will deliver to ABI, with a copy to us, a duly executed written shareholder consent with respect to all shares of ABI common stock of which they are the record holder approving the principal terms of the merger agreement and the merger.

The ABI executing shareholders have agreed not to transfer (other than to ABI) any shares of ABI common stock or warrants to purchase ABI common stock unless the transferee executes and delivers to us an ABI investor statement and an agreement under which the transferee agrees to be bound by the relevant provisions of the merger agreement as if the transferee were an ABI executing shareholder.

Each ABI executing shareholder has agreed that it will execute and deliver to us the corporate governance and voting agreement. Each ABI executing shareholder that holds warrants to purchase ABI common stock has agreed to exercise them prior to the merger.

Following the termination of the escrow agreement and the return of the escrow fund, the California Capital Limited Partnership will thereafter be the sole indemnifying party for purposes of the merger agreement, and in such capacity will save, defend, indemnify and hold harmless the indemnified parties with respect to certain limited matters specified in the merger agreement, to the extent such matters are not subject to a pending claim for which escrow assets remain on deposit in the escrow fund to satisfy any indemnification payment obligations.

Closing Conditions

The respective obligations of APP and ABI to effect the merger are subject to the satisfaction at or prior to the effective time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

•	No governmental entity or arbitrator shall have enacted or issued any statute, rule, judgment or order that is in effect and that prevents or prohibits consummation of the merger;

•	The approval of our stockholders and ABI shareholders of the merger agreement and the merger must be in full force and effect, and all material consents and approvals of any governmental entity legally required to be obtained to consummate the merger must have been obtained;

•	This information statement must have been sent or given to our stockholders and 20 business days must have elapsed thereafter; and

•	The shares of our common stock to be issued in the merger must be approved for listing on the NASDAQ National Market, subject to official notice of issuance.

The obligations of APP to effect the merger are subject to the following additional conditions:

•	(a) Certain representations and warranties of ABI must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (b) the other representations and warranties of ABI must be true and correct as of the date of the merger agreement and (without giving effect to any limitation as to “materiality” or “ABI material adverse effect set forth therein) as of the closing date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “ABI material adverse effect set forth therein) would not reasonably be expected to have, individually or in the aggregate, an ABI material adverse effect. We must receive a certificate of the chief executive officer or chief financial officer of ABI to that effect;

•	ABI and Dr. Soon-Shiong shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with as of or prior to the closing date, and we must receive a certificate of the chief executive officer or chief financial officer of ABI to that effect;

•	We shall have received the opinion of our tax counsel, dated as of the closing date, to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

•	Dr. Soon-Shiong and his affiliated entities shall have executed and delivered the corporate governance and voting agreement;

•	The approval notice required by California law shall have been given to those shareholders of ABI entitled to receive the notice and ten days shall have elapsed thereafter; and

•	The shareholders’ representative and the escrow agent shall have executed and delivered the escrow agreement.

The obligations of ABI to effect the merger are subject to following additional conditions:

•

(a) Certain representations and warranties of APP must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (b) the other representations and warranties of APP must be true and correct as of the date of the merger agreement and (without giving effect to any limitation as to “materiality” or “APP material adverse effect set forth therein) as of the closing date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “APP material adverse effect set forth therein) would not reasonably be expected to have, individually or in the aggregate, an APP material adverse effect. ABI must receive a certificate of our chief executive officer or chief financial officer to that effect;

•	We shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with as of or prior to the closing date, and ABI must receive a certificate of our chief executive officer or chief financial officer to that effect;

•	ABI shall have received the opinion of its tax counsel, dated as of the closing date, to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

•	We shall have duly executed and delivered the registration rights agreement;

•	We and the escrow agent shall have duly executed and delivered the escrow agreement;

“ABI material adverse effect” means any fact, change, event, effect or circumstance (other than any ABI excluded effect) that, individually or in the aggregate, is materially adverse to the business, financial condition, results of operations, assets or liabilities of ABI and its subsidiaries taken as a whole. “ABI excluded effect” means any fact, change event, effect or circumstance adverse to the business, financial condition, results of operations, assets, liabilities or prospects of ABI or any of its subsidiaries that is a result of (a) the execution or announcement of the merger agreement or any related agreement or the consummation of the transactions contemplated by the merger agreement or any related agreement, (b) changes in general economic or regulatory conditions in the United States or foreign economies and industries in which ABI or its subsidiaries participate that do not have a materially disproportionate impact on ABI and its subsidiaries relative to other participants in such economies or industries, (c) any decline in the value of the shares of our common stock owned by ABI, (d) any failure or inability on the part of APP or any of its subsidiaries to manufacture Abraxane®, or any failure of APP to use commercially reasonable efforts to achieve sales of Abraxane® (except to the extent resulting from (x) defects in ABI’s intellectual property rights related to Abraxane® or (y) the regulatory status of Abraxane® or any product liability allegations or claims or allegations or claims questioning the safety or efficacy of Abraxane® in each case that do not result from the manufacturing of Abraxane® by APP or any of its subsidiaries) or (e) any breach by APP or any of its subsidiaries of any contract with ABI or any of its subsidiaries.

“APP material adverse effect” means any fact, change, event, effect or circumstance (other than a APP Excluded Effect) that, individually or in the aggregate, is materially adverse to the business, financial condition, results of operations, assets or liabilities of APP and its subsidiaries taken as a whole. “APP excluded effect” means any fact, change, event, effect or circumstance adverse to the business, financial condition, results of operations, assets or liabilities of APP or any of its subsidiaries that is a result of (a) the execution or announcement of the merger agreement or any related agreement or the consummation of the transactions contemplated by the merger agreement or any related agreement, (b) changes in general economic or regulatory conditions in the United States or foreign economies and industries in which APP or its subsidiaries participate that do not have a materially disproportionate impact on APP and its subsidiaries relative to other participants in such economies or industries, (c) any failure to meet analysts’ projections, (d) changes in APP’s stock price or trading volume, (e) actual or alleged defects in ABI’s intellectual property rights related to Abraxane®, (f) the regulatory status of Abraxane®, any product liability allegations or claims or any allegations or claims questioning the safety or efficacy of Abraxane®, in each case that do not result from the manufacturing of Abraxane® by APP of any of its subsidiaries, or (g) any breach by ABI or any of ABI’s subsidiaries of any contract with APP or any of its subsidiaries.

Termination

The merger agreement may be terminated at any time prior to completion of the merger, whether prior to or after receipt of APP stockholder approval or ABI shareholder approval, by:

•	the mutual written consent of APP and ABI;

•	either APP or ABI if the merger is not completed prior to June 29, 2006, or the outside date for the merger, unless the failure of the merger to occur by that date is principally due to the failure of the party seeking to terminate the merger agreement to perform or observe the agreements of the terminating party set forth in the merger agreement;

•	either APP or ABI if any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order decree, ruling or other action has become final and non-appealable;

•	written notice of ABI if there has been a material breach by APP of any representation, warranty, covenant or agreement contained in the merger agreement that (i) would result in a failure of either of the closing conditions specified in the first two bullet points under the conditions to ABI’s obligations described above and (ii) cannot reasonably be cured prior to the outside date for the merger; or

•	written notice of APP if there has been a material breach by ABI of any representation, warranty, covenant or agreement contained in the merger agreement that (i) would result in a failure of either of the closing conditions specified in the first two bullet points under the conditions of APP’s obligations described above and (ii) cannot reasonably be cured prior to the outside date.

If the merger agreement is terminated by either ABI or APP, the merger agreement will become void and there will be no liability or obligation on the part of either party or their respective subsidiaries, officers or directors. However, certain provisions of the merger agreement will survive termination and no party will be released or relieved from any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement prior to termination.

Amendment

To the extent permitted by applicable law, at any time prior to the effect time, the merger agreement may be amended by ABI and by our company. However, any amendment or modification to the obligations of Dr. Soon-Shiong under the agreement of the ABI executing shareholders will require the written approval of Dr. Soon-Shiong and any amendment or modification to the obligations of the indemnifying shareholder will require the written approval of the indemnifying shareholder. At any time after the effective time, the obligations of the indemnifying shareholder may only be amended by the surviving corporation (subject to the approval and authorization by the outside independent directors or, if there are then no outside independent directors, by a majority of the members of the audit committee) and the indemnifying shareholder. The merger agreement may not be amended except by an instrument in writing signed by each person entitled or required to effect or approve such amendment.

Waiver

At any time prior to the effective time, ABI may (i) extend the time for the performance of any of the obligations of our company, (ii) waive any inaccuracies in our representations and warranties and (iii) waive our compliance with any of the agreements or conditions contained in the merger agreement.

At any time prior to the effective time, we may, and at any time after the closing, the surviving corporation may (i) extend the time for the performance of any of the obligations or other acts of ABI, Dr. Soon-Shiong or the indemnifying shareholder (ii) waive any inaccuracies in the representations and warranties of ABI and (iii) waive compliance by ABI, Dr. Soon-Shiong or the indemnifying shareholder with any of the agreements or conditions contained in the merger agreement. Any such waiver will be valid only if set forth in writing signed by the person or persons to be bound and by each person required to take action to effect the waiver, but the waiver of an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other event or failure.

Expenses

All expenses incurred by the parties to the merger agreement will be borne solely and entirely by the party that has incurred the expense.

Indemnification

Indemnifying Shareholder Indemnification

Subject to certain exceptions, the ABI shareholders (except after the termination of the escrow agreement, solely California Capital Limited Partnership) will indemnify and hold harmless the surviving corporation, its subsidiaries and affiliates, the respective representatives, and their successors and assigns, from and against any and all losses incurred by reason of:

•	any breach of or inaccuracy in any representation or warranty made by ABI in the merger agreement (without giving effect to any ABI material adverse effect qualifiers (but giving effect to all other materiality and other qualifiers) contained in certain representations and warranties) and, in each case, after taking into account any updates to the ABI disclosure schedules delivered to us at least three business days prior to the closing date to reflect matters first existing or occurring or, with respect to representations and warranties qualified as to knowledge, of which ABI became aware after the date of the merger agreement;

•	any failure by ABI, Dr. Soon-Shiong or any ABI executing shareholder to comply with certain specified covenants in the merger agreement; or

•	certain specified matters related to any obligation of APP, as the surviving corporation, to issue equity interests to various persons.

Indemnification Procedures

In order for an indemnified party to claim any indemnification, the indemnified party must deliver a written claim notice to the shareholders’ representative (except after the termination of the escrow agreement, all references to the shareholders’ representative will refer to California Capital Limited Partnership) with reasonable promptness after the indemnified party becomes aware of any fact, condition or event which may give rise to a loss for which indemnification may be sought, and will include such additional information with respect to the losses as the shareholders’ representative may reasonably request. Any delay in giving or failure to provide a claim notice, however, will not release the indemnifying parties from their indemnification obligations except to the extent that the indemnifying party is materially prejudiced by the delay or failure.

In the case of an indemnification claim that arises from a third party claim, if the shareholders’ representative acknowledges in writing its obligation to indemnify the indemnified parties, the shareholders’ representative will have the right to assume the defense at the sole expense of the indemnifying party. Until the shareholders’ representative elects or declines to assume the defense of a third party claim, the indemnified parties will have the right to pursue the defense. The indemnifying parties will be liable for and bear all reasonable out-of-pocket fees and expenses of counsel employed by the indemnified parties to defend against the claim for any period during which the indemnifying party has failed to assume the defense of such claim. If the shareholders’ representative assumes the defense, the indemnified parties will have the right to employ separate counsel and to participate in the defense at their own expense; provided that the indemnified parties may employ one separate counsel and the reasonable out-of-pocket fees and expenses of such counsel will be paid by the indemnifying parties if (i) the employment of the separate counsel will have been specifically authorized in writing by the indemnifying party or (ii) the named parties to the third party claim include the indemnified party requesting separate counsel and the indemnifying party, and the requesting indemnified party have been advised in writing by counsel that a conflict of interest exists with respect to such third party claim which makes representation of both the indemnified party and the indemnifying parties inappropriate under applicable standards of professional conduct or (iii) the shareholders’ representative fails to defend against such third party claim in good faith and with reasonable diligence. If the shareholders’ representative assumes the defense of any third party claim, the indemnified parties and our company will use our commercially reasonable best efforts to cause our affiliates to cooperate with the shareholders’ representative in the defense and make available to the shareholders’ representative all witnesses, pertinent records, materials and information reasonably requested by the indemnifying party. If the shareholders’ representative assumes the defense of any third party claim, the shareholders’ representative will have the right to enter into any settlement, compromise or consent to the entry of any judgment; provided that if such settlement, compromise or judgment (i) does not include a written release by the claimant or plaintiff of an indemnified party from all liability in respect of such third party claim or (ii) imposes equitable remedies or any obligation on an indemnified party other than solely the payment of money damages for which the indemnified party will be fully indemnified by the indemnifying parties, the shareholders’ representative may not enter into such settlement or compromise or consent to the entry of such judgment with respect to any specific indemnified party without our prior written consent. If the shareholders’ representative fails to assume the defense of any third party claim within 30 days after delivery of the written notice, the indemnified party may enter into any settlement or compromise or consent to the entry of any judgment with respect to such third party claim but only with the prior written consent of the shareholders’ representative.

Each indemnifying party has consented to the nonexclusive jurisdiction of any court in which a claim or cause of action in respect of a third party claim is brought against any indemnified party for purposes of any claim that an indemnified party may have against the indemnifying party with respect to such third party claim.

Limits on Indemnification; Calculation of Losses

No indemnified party may assert or be entitled to indemnification for, and the indemnifying parties will not be liable for, any indemnification claims (i) that arise out of excluded loss events or (ii) unless and until the aggregate amount of indemnifiable losses (excluding losses arising out of excluded loss events) exceeds $80 million, or the deductible amount, in which case the indemnifying shareholder will be liable only for the amount of such indemnifiable losses in excess of the deductible amount. “Excluded loss events” is defined as specific facts, circumstances or events that form the basis of or give rise to losses of $3 million or less and for which indemnification otherwise would be available to the indemnified parties were it not for the concept of excluded loss events.

The maximum aggregate amount of indemnifiable losses which may be recovered by the indemnified parties may not exceed an indemnity cap amount equal to the aggregate value of the escrow shares from time to time held by the escrow agent pursuant to the escrow agreement. Losses arising out of those specified matters related to any obligation of APP, as the surviving corporation, to issue equity interest to various persons as set forth in the merger agreement (i) will not constitute excluded loss events regardless of the value of the loss, (ii) will not be subject to, or count towards, the deductible amount, (iii) will not be subject to, or count towards, the indemnity cap amount and (iv) may be asserted pursuant to indemnification claims made at any time prior to the 30th day after the expiration of the statute of limitations with respect to the claim relating to the applicable specified matter for which the losses suffered by the indemnified parties relate.

The amount of any indemnifiable losses will be calculated after giving effect to any amount received by the applicable indemnified party under any insurance coverage or any other similar payment received by the indemnified party from any third party. The indemnified parties are required to use their reasonable best efforts to collect amounts available under insurance coverage or right to indemnification or other similar payment. If any indemnified party receives an amount with respect to any indemnification claim under insurance coverage, right to indemnification or other similar payment at any time subsequent to its receipt of any indemnification recovery, then the indemnified party must promptly pay the indemnifying party the amount by which the payments plus the amount of any indemnification payments for the same losses exceeds to total amount of losses suffered or incurred by the indemnified party.

The amount of any indemnifiable losses also will be calculated after giving effect to any tax benefit resulting from the applicable indemnification claim. The indemnified parties will use their commercially reasonable efforts to maximize the amount of any tax benefits in connection with the applicable indemnification claim.

For purposes of calculating the amount of any losses of an indemnified party, losses resulting from or arising out of ABI excluded effects (as defined above in the definition of “ABI material adverse effect”) will be disregarded. For purposes of calculating the amount of any indemnifiable losses of an indemnified party, losses that we would have been reasonably likely to have suffered in connection with our license and manufacturing agreements with ABI had the merger not occurred will be disregarded; provided that it is understood that losses that we would have been entitled to recover from ABI under the terms of those agreements will not be considered losses that we would have been reasonably likely to have suffered in connection with such agreements had the merger not occurred. In no event will any person be liable under the merger agreement for punitive or exemplary damages sustained or claimed by any indemnified party.

No indemnified party may make a claim for indemnification (i) after the end of 24 months after the closing date solely with respect to claims for a breach of or inaccuracy in the representations and warranties made by ABI concerning its intellectual property and (ii) 30 days after the first anniversary of the closing date respect to all other claims for indemnification, and no indemnification will be payable as a result of an indemnification claim unless prior to the end of 24 months after the closing date or the 30th day after the first anniversary of the closing date, the applicable indemnified party has delivered to the shareholders’ representative a claim notice detailing the specific facts and circumstances giving rise to the indemnification claim and a reasonable estimate of the losses anticipated to result.

Satisfaction of Indemnification Obligation

Each indemnifying party will be jointly and severally responsible for the payment of all indemnifiable losses by application of its escrow shares or other escrow assets to pay the losses for which any indemnified party is entitled; provided that no indemnifying party will be required to pay more than the total escrow shares and cash deposited with the escrow agent, or the aggregate value of the letter of credit established by such indemnifying party to secure its obligations under the escrow agreement. Any payment obligation of an indemnifying party, other than indemnification claims relating to the certain specified matters for which California Capital Limited Partnership becomes the sole indemnifying party, will be satisfied exclusively from the indemnifying party’s escrow shares or escrow assets, unless the indemnifying party elects to settle the payment obligation in cash.

AGREEMENTS RELATED TO THE MERGER

The following is a summary of the material provisions of various agreements entered into by the parties in connection with or related to the merger. This summary may not contain all of the information that is important to you. You should refer to the full text of the agreements which are attached hereto and are incorporated by reference into this information statement. We urge you to carefully read these agreements in their entirety.

Escrow Agreement

As a condition to closing the merger, and in order to secure the indemnification obligations of the ABI shareholder in the merger agreement, our company, Dr. Soon-Shiong, solely in his capacity as the shareholders’ representative, and an escrow agent will enter into an escrow agreement. A copy of the form of escrow agreement is attached as Annex B to this information statement.

Establishment of Escrow

At the effective time, 8,609,652 shares of our common stock, representing 10% of the total number of APP shares otherwise issuable in connection with the merger, will be deposited with the escrow agent to create the escrow fund. The shares of our common stock delivered into escrow shall be composed of each ABI shareholder’s pro rata percentage of our common stock registered in the name of the ABI shareholder. The shares of our common stock deposited into the escrow are for the purpose of providing a fund to reimburse certain indemnified parties for the payment of any losses for which those indemnified parties are entitled to indemnification pursuant to the terms of the merger agreement.

Indemnification Claims

An indemnification claim for losses may be paid from the escrow fund only if we timely deliver to the shareholders’ representative a claim notice setting forth in reasonable detail the circumstances giving rise to the claim and a good faith estimate of the dollar amount of the losses they claim they are entitled to. The shareholders’ representative has 30 days to dispute the indemnification claim by a counter notice. If no counter notice is received by the escrow agent within 30 days, the escrow agent will promptly deliver to us shares of our common stock from the escrow fund with a market value, as of the date of the claim notice, equal to the indemnification claim amount. If a counter notice is given by the shareholders’ representative, the escrow agent shall disburse the shares from the escrow fund only by joint written instructions from the shareholders’ representative and us or by a final judgment with no further right to appeal upon an award rendered by a court of competent jurisdiction.

Any former ABI shareholder may elect, prior to disbursement of common stock from escrow, to pay cash equal to the market value of the APP common stock that would otherwise be disbursed from the escrow out of such former ABI shareholder’s pro rata percentage of the APP shares in the escrow.

Termination of Escrow

The escrow will terminate on the first business day 24 months after the closing of the merger. Upon termination of the escrow, all shares of our common stock then remaining in escrow will be disbursed to the former ABI shareholders, except that the escrow agent is to retain sufficient shares to satisfy any unresolved indemnification claims made prior to the termination of the escrow.

Corporate Governance and Voting Agreement

As a condition to closing the merger, Dr. Soon-Shiong and certain other ABI shareholders, referred to in this information statement collectively as the “PSS parties,” will execute a corporate governance and voting agreement. A copy of the form of corporate governance and voting agreement is attached as Annex C to this information statement.

Acquisitions of Our Common Stock

Under the corporate governance and voting agreement, the PSS parties agree not to acquire beneficial ownership of any shares of our common stock, except for acquisitions of shares:

•	pursuant to the merger;

•	approved in advance by a majority of our outside independent directors then in office;

•	upon exercise of stock options held as of November 27, 2005;

•	as a result of the grant of stock options approved after that date approved by our board of directors and the outside independent directors or upon the exercise of such options;

•	that would not cause the PSS parties and their respective affiliates collectively to beneficially own more than 83.5% of the shares of our common stock then outstanding; or

•	pursuant to, or after the consummation of, a tender or exchange offer by one or more of the PSS parties that:

•	is for all of the outstanding shares of common stock;

•	is subject to a non-waiveable condition that a majority of the outstanding shares be validly tendered and accepted for purchase by the offeror;

•	includes a commitment by the offeror to promptly consummate a merger following completion of the tender or exchange offer, in which all remaining shares not held by them shall be acquired for the same amount and type of consideration as was paid pursuant to the tender or exchange offer. We refer in this information statement to a tender or exchange offer complying with these conditions as a “qualifying tender offer.”

Outside Independent Directors

At each meeting of our stockholders, or in connection with any action by written consent, occurring prior to (but not including) our 2007 annual stockholders’ meeting at which at least three outside independent director candidates have been nominated, each PSS party will vote or cause to be voted all shares over which such party has voting control in favor of the election of the three outside independent directors. Prior to (but not including) our 2007 annual stockholders’ meeting, no PSS party may permit any shares over which such party has voting control (or permit any written consent to be executed with respect to such shares) in favor of the removal of any outside independent directors, unless after giving effect to the removal of such outside independent directors and any simultaneous or nearly simultaneous election or appointment of any directors, our board of directors will include at least three outside independent directors.

Proxy Solicitation

No PSS party may directly or indirectly solicit, or be a participant in the solicitation of, proxies from our stockholders for the purpose of opposing a solicitation conducted by or on behalf of our company or our board of directors. The foregoing will not (a) prevent any PSS party, in its capacity as a stockholder, from nominating candidates for election as directors or presenting proposals for a vote or consent of our stockholders or (b) restrict the ability of any PSS party from voting or executing consents in respect of shares beneficially owned by it in its discretion on all matters submitted for a vote of consent of our stockholders.

Business Combinations

No PSS party may, or permit any of its affiliates to, (a) merge or consolidate with or into our company or our majority-owned subsidiaries or (b) acquire from our company or our majority-owned subsidiaries, except proportionately as a stockholder of our company, assets of our company or our majority-owned subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of our company determined on a consolidated basis or the aggregate market value of all of our outstanding shares, unless the transaction is approved in advance by a majority of our outside independent directors and, to the extent required by applicable law, by our other directors. The foregoing will not apply or prevent any PSS party or its affiliates from merging with the company after consummating a qualifying tender offer.

Termination

The corporate governance and voting agreement automatically terminates upon the earliest to occur of:

•	the date of our 2007 annual stockholders’ meeting;

•	the first date upon which the PSS parties and their affiliates collectively beneficially own less than 65% of the then outstanding shares of our common stock; and

•	the date a qualifying tender offer and the related back-end merger are completed and all outstanding shares of our common stock are owned by Dr. Soon-Shiong or his affiliates.

Registration Rights Agreement

As a condition to the merger, our company, Dr. Soon-Shiong and the other ABI shareholders will execute a registration rights agreement under which we will be obligated to register all or a portion of the shares of our common stock issued to the former ABI shareholders in the merger, which shares are sometimes referred to as the “registrable securities.” A copy of the form of registration rights agreement is attached as Annex D to this information statement.

Underwritten Demand Registration

Any holder of registrable securities has the right to request that we file a registration statement under the Securities Act covering all or a portion of such holder’s registrable securities for the purpose of effecting an underwritten offering of such registrable securities; provided that no initiating holder will be entitled to demand an underwritten demand registration during the period when we are exercising our right to defer a shelf demand registration. Any such underwritten demand notice must request the registration of registrable securities having an aggregate market value of not less than $100,000,000. We may postpone the filing or effectiveness of an underwritten registration statement for up to 90 days if one of our independent directors or our chief executive officer determines in good faith that the filing would be detrimental to us or our stockholders. However, we may not exercise this right more than twice in any 18 month period or in any two consecutive 90 day periods. Furthermore, we are not obligated to effect the underwritten registration statement within 90 days of any other underwritten registration statement or shelf registration statement or file more than two underwritten registration statements within any 12-month period. When an underwritten registration statement is to be filed, we may elect to register any additional shares of common stock as long as the inclusion of the common stock would not delay the sale of the requesting holder’s registrable securities pursuant to the underwritten registration statement or cause a reduction in the number of common stock included in the underwritten registration statement.

Shelf Registration

If we are eligible to file a registration statement on Form S-3, any holder of registrable securities can request (i) that we file a shelf registration statement or (ii) if we are a well-known seasoned issuer (as defined in the Securities Act) and have an outstanding effective Form S-3 registration statement, that we file a post-effective amendment to such registration statement, in each case covering all or a portion of the registrable securities. We are not obligated to file or effect a shelf registration statement when the amount of unsold registrable securities covered by all then effective shelf registration statements equals or exceeds 17% of our then outstanding common stock or if the requested shelf registration statement covers a number of registrable securities that, when added to the amount of unsold registrable securities covered by all then effective shelf registration statements would equal or exceed 17% of our then outstanding shares of common stock. Further, no holder of registrable securities is entitled to demand a shelf registration statement when we are exercising our right to defer an underwritten demand registration.

We may, however, postpone the filing of a shelf registration statement for up to 90 days or prevent the holders of registrable securities from selling registrable securities pursuant to an effective shelf registration statement for up to 90 days if a majority of our independent directors determines in good faith that the filing would be detrimental to us or our stockholders or would require the disclosure of information not otherwise then required by law to be publicly disclosed and such disclosure would be detrimental to us or our stockholders. However, we may not exercise this right more than twice in any 18 month period or in any two consecutive 90 day periods. Furthermore, we are not obligated to file a shelf registration statement within 90 days of any other underwritten registration statement or shelf registration statement or file more than two shelf registration statements within any 12-month period.

Any holder of registrable securities has the right to request that we effect an underwritten offering of all or a portion of such holder’s registrable securities included in an existing shelf registration statement. Any such request must have an aggregate market value of not less than $100,000,000.

If a shelf registration statement is to be filed, we may elect to register any additional shares of common stock as long as the inclusion of the common stock would not delay the sale pursuant to the shelf registration statement or cause a reduction in the number of common stock included in the shelf registration statement.

Underwritten Offerings

Subject to the reasonable approval of our board of directors, the holder of registrable securities requesting the underwritten offering shall have the right to select the book-running managers and the co-managers. The underwriter or underwriters, the requesting holder, and we will then enter into a customary underwriting agreement. We are obligated to give written notice to all other holders of registrable securities that an underwritten offering is being effected. Those individuals may then elect to include their registrable securities in the registration statement provided that such individuals agree to enter into an underwriting agreement with the underwriter or underwriters selected for such offering.

If the managing underwriter advises us and the holders of registrable securities participating in such offering that in its good faith judgment the number of registrable securities to be included in such offering exceeds the number of registrable securities which can be sold at a price acceptable to the initiating holder, then the number of registrable securities to be included in such offering shall be reduced. The reduction will be proportionately allocated among all holders of registrable securities. Those registrable securities which are excluded and all other registrable securities not originally requested to be included shall not be included in such offering and shall be withheld from the market for a period of no more than 90 days which the managing underwriter reasonably determines is necessary to effect the underwritten offering.

Piggyback Registration

Each time we determine to file a registration statement under the Securities Act in connection with the proposed offer and sale of any of our securities either for our own account or on behalf of any other security holder, we will have to give written notice to all holders of registrable securities to allow them to include their registrable securities in such registration statement. If we register any securities for a public offering involving an underwriting, the stockholders electing to include their registrable securities must participate in such underwriting and enter into an underwriting agreement with the underwriter or underwriters. If the managing underwriter of an underwritten offering advises us that in its good faith judgment the number of securities requested to be registered exceeds the number of securities which can be sold at a price acceptable to us or would otherwise jeopardize the success of the offering, then the number of securities included in the offering shall be reduced.

Expenses

Except for underwriters’ discounts and commissions and certain marketing expenses, we will be obligated to pay all expenses for the first eight registration statements filed upon the request of a holder of registrable securities, and any other or additional expenses of registration are to be borne by the holders of registrable securities on a pro rata basis.

Indemnification

We have agreed to indemnify each holder of registrable securities who is included in a registration statement with respect to any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such holder becomes subject to under the Securities Act or which arise out of or are connected to such registration statement. Each holder of registrable securities who is included in a registration statement has also agreed to indemnify us from any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which we become liable for based upon any omission or alleged omission from the registration statement or any untrue or alleged untrue statement contained in such registration statement.

Lockup Agreement

Each holder of registrable securities has agreed in connection with any registration of our securities that, upon the request of the managing underwriter of any underwritten offering (or, if there is no managing underwriter, our company), such holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of our capital stock (other than those that included in such registration) without the prior written consent of such managing underwriter for a period of no more than 90 days. We may impose stop transfer instructions with respect to the registrable securities subject to the foregoing restriction until the end of the lock-up period.

Transfer of Registration Rights

The rights to cause our company to register securities granted to the holders of registrable securities may be transferred or assigned only to (a) an affiliate or immediate family member of a holder of registrable securities or (b) an immediate or remote transferee of a holder of registrable securities who, after such transfer, is the holder of not less than 5% of the number of shares of registrable securities outstanding as of the date of the registration rights agreement; provided that the transferee first agrees in writing to be bound by the terms of the registration rights agreement.

EXPERTS

The consolidated financial statements of APP included in APP’s Annual Report (Form 10-K) for the year ended December 31, 2004 including the schedule appearing therein, and APP management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ABI at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in this information statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-(800) SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding APP are available. We maintain a website at http://www.appdrugs.com. The material located on our website is not a part of this information statement.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this information statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference into this information statement is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this information statement. This document incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission:

•	APP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 16, 2005;

•	APP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission on May 10, 2005;

•	APP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission on August 9, 2005;

•	APP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission on November 9, 2005;

•	APP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2005;

•	APP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2005;

•	APP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2005;
•	APP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2006;

•	APP’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2005; and

•	The description of APP’s common stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 2001.

We also incorporate by reference any additional documents that are filed with the Securities and Exchange Commission between the date of this information statement and the date of the special meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These include our periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this information statement will be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained in this information statement or any other subsequently filed information statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this information statement.

You can obtain any of the documents incorporated by reference through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this information statement. Stockholders may obtain documents incorporated by reference into this information statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

American Pharmaceutical Partners, Inc.

1501 East Woodfield Road, Suite 300 East

Schaumburg, Illinois 60173

Attention: Investor Relations

Phone: (847) 969-2700

We have provided all information contained in or incorporated by reference into this information statement with respect to APP. ABI has provided all information contained in this information statement with respect to ABI. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in or incorporated by reference into this information statement. We have not authorized any person to provide you with any information that is different from what is contained in this information statement. This information statement is dated                  , 2006. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing to you of this information statement will not create any implication to the contrary. This information statement does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful.

By Order of the Board of Directors,

Patrick Soon-Shiong

Chief Executive Officer and Executive Chairman

American Pharmaceutical Partners, Inc.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN BIOSCIENCE, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors

American Bioscience, Inc.

We have audited the accompanying consolidated balance sheets of American Bioscience, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Bioscience, Inc. at December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

ERNST & YOUNG LLP

Chicago, Illinois

April 22, 2005, except for Note 18, as to which the date is July 15, 2005

American BioScience, Inc.

Consolidated Balance Sheets

	December 31,
	2004	2003
	(in thousands except share data)
Assets
Current assets:
Cash and cash equivalents	$3,323	$6,893
Short-term investments	66,475	53,165
Accounts receivable, less allowances for doubtful accounts of $632 in 2004 and $510 in 2003 and net chargebacks of $97,382 in 2004 and $57,989 in 2003	15,517	31,470
Inventories	151,435	112,226
Prepaid expenses and other current assets	11,171	18,855
Deferred income taxes	14,225	9,163

Total current assets	262,146	231,772
Property, plant and equipment, net	115,875	79,972
Investment in Drug Source Co., LLC	6,256	5,166
Intangible assets and other non-current assets, net of accumulated amortization of $1,370 in 2004 and $885 in 2003	7,286	3,577
Non-current receivables from related parties	647	737
Deferred financing costs, net of accumulated amortization of $57 in 2004 and $1,702 in 2003	413	2,553

Total assets	$392,623	$323,777

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$26,148	$30,151
Accrued liabilities	39,064	29,938
Deferred revenue	38	38
Minimum royalties payable	1,103	1,253
Amounts due to officer/shareholder	1,783	829
Short-term loans	4,000	—
Demand note payable	38,750	30,850

Total current liabilities	110,886	93,059
Deferred income taxes	2,735	2,044

Total liabilities	113,621	95,103

Minority interests	112,876	89,887

Shareholders’ equity:
Series A preferred stock—no par value; 10,000,000 shares authorized, issued and outstanding in 2004 and 2003	10,000	10,000
Series B preferred stock—no par value; 22,500,000 shares authorized, issued and outstanding in 2004 and 2003	22,500	22,500
Common stock—no par value; 300,000,000 shares authorized; 194,605,920 shares issued and outstanding in 2004 and 2003	75,348	68,929
Deferred stock-based compensation	(2,385)	(1,309)
Retained earnings	60,429	38,527
Accumulated other comprehensive income	234	140

Total shareholders’ equity	166,126	138,787

Total liabilities and shareholders’ equity	$392,623	$323,777

See accompanying notes.

American BioScience, Inc.

Consolidated Statements of Income

	Year ended December 31,
	2004	2003	2002
	(in thousands)
Net sales	$405,247	$351,744	$283,616
Cost of sales	189,641	160,056	140,785

Gross profit	215,606	191,688	142,831
Operating expenses:
Research and development	41,621	38,921	35,119
Selling, general, and administrative	101,319	59,539	52,063
Stock-based compensation	1,077	1,215	2,347
Loss on litigation settlements, net	—	1,006	2,784
Equity in net income of Drug Source Company, LLC	(2,084)	(1,837)	(1,666)

Total operating expenses	141,933	98,844	90,647

Income from operations	73,673	92,844	52,184

Interest income	763	667	1,313
Interest expense	(1,002)	(490)	(1,377)
Other income (expense), net	143	540	(64)
Loss on early extinguishment of credit facility	(1,986)	—	—
Minority interests	(18,018)	(22,299)	(15,166)

Income before income taxes	53,573	71,262	36,890
Provision for income taxes	31,671	42,868	17,555

Net income	$21,902	$28,394	$19,335

Research and development costs include purchases from Drug Source Company, LLC as follows:	$417	$1,842	$1,542

The composition of stock-based compensation is as follows:
Research and development	$41	$70	$195
Selling, general and administrative	1,036	1,145	2,152

	$1,077	$1,215	$2,347

See accompanying notes.

American BioScience, Inc.

Consolidated Statements of Shareholders’ Equity

Years Ended December 31, 2004, 2003 and 2002

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Deferred Stock-based Compensation	Retained Earnings (Deficit)	Other Comprehensive Income (Loss)	Total
(In thousands, except share data)	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2002	10,000,000	$10,000	22,500,000	$22,500	196,726,658	$102,187	$(4,713)	$(9,202)	$(7)	$120,765
Effect of equity transactions by American Pharmaceutical Partners, Inc.	—	—	—	—	—	(3,321)	2,737	—	—	(584)

Tax liability on abraxane license	—	—	—	—	—	(23,426)	—	—	—	(23,426)
Comprehensive income:
Net income	—	—	—	—	—	—	—	19,335	—	19,335
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(4)	(4)

Comprehensive income										19,331

Balance at December 31, 2002	10,000,000	10,000	22,500,000	22,500	196,726,658	75,440	(1,976)	10,133	(11)	116,086
Effect of equity transactions by American Pharmaceutical Partners, Inc.	—	—	—	—	—	(4,511)	667	—	—	(3,844)

Purchase of common stock	—	—	—	—	(2,120,738)	(2,000)	—	—	—	(2,000)
Comprehensive income:
Net income	—	—	—	—	—	—	—	28,394	—	28,394
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	151	151

Comprehensive income										28,545

Balance at December 31, 2003	10,000,000	10,000	22,500,000	22,500	194,605,920	68,929	(1,309)	38,527	140	138,787
Effect of equity transactions by American Pharmaceutical Partners, Inc.	—	—	—	—	—	6,419	(1,076)	—	—	5,343

Comprehensive income:
Net income	—	—	—	—	—	—	—	21,902	—	21,902
Unrealized gain on available-for-sale securities, net of tax	—	—	—	—	—	—	—	—	563	563
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(469)	(469)

Comprehensive income										21,996

Balance at December 31, 2004	10,000,000	$10,000	22,500,000	$22,500	194,605,920	$75,348	$(2,385)	$60,429	$234	$166,126

See accompanying notes.

American BioScience, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2004	2003	2002
	(in thousands)
Cash flows from operating activities:
Net income	$21,902	$28,394	$19,335
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	9,715	8,460	9,389
Amortization	1,105	1,082	1,072
Imputed interest on liability to VivoRx, Inc.	—	—	1,314
Stock-based compensation	1,077	1,215	2,347
Loss on early extinguishment of credit facility	1,986	—	—
Loss on disposal of property, plant and equipment	280	6	31
Deferred income taxes	(4,371)	6,399	1,066
Equity in net income of Drug Source Company, LLC in excess of dividends received	(1,090)	(1,988)	(1,666)
Minority interest	18,018	22,299	15,166
Tax benefit on stock option exercises	4,573	5,125	2,355
Changes in operating assets and liabilities:
Accounts receivable, net	15,953	(10,163)	(5,648)
Inventories	(39,209)	(23,965)	(37,008)
Prepaid expenses and other current assets	7,645	(3,809)	(1,171)
Non-current receivables from related parties	90	12	(708)
Accounts payable and accrued liabilities	5,122	5,387	(1,669)
Deferred revenue	—	(112)	(5,921)
Minimum royalties payable	(150)	—	163
Amounts due to officer/shareholder	954	352	380
Liability to VivoRx, Inc.	—	—	(24,000)

Net cash provided by (used in) operating activities	43,600	38,694	(25,173)
Cash flows from investing activities:
Purchases of property, plant and equipment	(45,897)	(23,494)	(18,520)
Purchase of product license rights and research assets	(3,588)	(2,307)	(1,330)
Net purchases of short-term investments	(13,310)	(53,165)	—

Net cash used in investing activities	(62,795)	(78,966)	(19,850)
Cash flows from financing activities:
Proceeds from exercise of subsidiary stock options	2,224	3,103	1,912
Proceeds from sale of stock under subsidiary employee retirement and stock purchase plans	2,440	1,071	388
Purchase of treasury stock by subsidiary	—	(19,999)	(36,275)
Proceeds from sale of common stock by subsidiary	—	—	20,088
Purchase of common stock	—	(2,000)	—
Net proceeds from short-term debt	11,900	22,850	8,000
Payments on loan from officer/shareholder	—	(400)	(2,188)
Payment of deferred financing costs	(470)	—	(110)

Net cash provided by (used in) financing activities	16,094	4,625	(8,185)
Effect of foreign currency translation	(469)	151	(4)

Decrease in cash and cash equivalents	(3,570)	(35,496)	(53,212)
Cash and cash equivalents at beginning of period	6,893	42,389	95,601

Cash and cash equivalents at end of period	$3,323	$6,893	$42,389

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$—	$6	$257
Income taxes, net of refunds	21,413	36,684	41,764
Supplemental disclosure of noncash investing and financing activities:
Tax liability on license payment	$—	$—	$23,426

See accompanying notes.

American BioScience, Inc.

Notes to Consolidated Financial Statements

December 31, 2004

1. Description of Business

Incorporated in California in 1994, American BioScience, Inc., or ABI, is a privately held biotechnology company focused on the discovery, development and delivery of next-generation therapeutics, including biologically active molecules already existing within the human biological system, for the treatment of life-threatening diseases. ABI owns the worldwide rights to Abraxane®, a next generation taxane oncology product that was approved by the U.S. Food and Drug Administration, or the FDA, in January 2005 as the “first in a new class of drugs” for its initial indication in the treatment of metastatic breast cancer and launched in February 2005. In these footnotes, ABI Operations refers to this biotechnology business, whereas ABI refers to the consolidated entity.

At December 31, 2004, ABI had two wholly owned subsidiaries, VivoRx AutoImmune, Inc. and Chicago BioScience, LLC and two majority-owned subsidiaries, Resuscitation Technologies, LLC and American Pharmaceutical Partners, Inc.

VivoRx AutoImmune, Inc., or VAI

VAI licenses and sublicenses intellectual property relating to third-party manufacturing of scientific assay kits.

Chicago BioScience, LLC, or CBL

CBL was formed in June 2004 for the purpose of acquiring a pharmaceutical manufacturing facility which is intended to be modified and used for the manufacture and development of existing and future products, including the manufacture of clinical supplies, and to provide additional research and development capabilities.

Resuscitation Technologies, LLC, or RTL.

RTL was formed in December 2003 and operations commenced in July 2004. RTL is a research and development collaboration for a licensed drug. At the commencement of operations and at December 31, 2004, ABI owned 83% of RTL.

American Pharmaceutical Partners, Inc., or APP

APP was incorporated in Delaware in 2001, as successor to a California corporation formed in 1996, and is a pharmaceutical company that develops, manufactures and markets injectable pharmaceutical products. APP’s wholly-owned subsidiary, Pharmaceutical Partners of Canada, Inc., markets injectable pharmaceutical products in Canada. APP management believes that APP is the only independent U.S. public company with a primary focus on the injectable oncology, anti-infective and critical care markets, and offers one of the most comprehensive injectable product portfolios in the pharmaceutical industry. APP manufactures products in each of the three basic forms in which injectable products are sold: liquid, powder and lyophilized, or freeze-dried. Under an intercompany agreement between ABI and APP, APP holds the exclusive North American right to sell Abraxane®, a next generation taxane oncology product that was approved by the FDA in January 2005 as the first in a new class of albumin-bound nanoparticle drugs for its initial indication in the treatment of metastatic breast cancer and launched in February 2005. At December 31, 2004, ABI owned 67.9%, or 47,984,160 shares, of APP’s outstanding common stock.

APP began in 1996 with an initial focus on U.S. marketing and distribution of generic pharmaceutical products manufactured by others. In June 1998, APP acquired Fujisawa USA, Inc.’s generic injectable pharmaceutical business including manufacturing facilities in Melrose Park, Illinois and Grand Island, New York

and a research and development facility in Melrose Park, Illinois. APP also acquired additional assets in this transaction, including inventories, plant and equipment and abbreviated new drug applications that were approved by or pending with the FDA.

APP’s products are generally used in hospitals, long-term care facilities, alternate care sites and clinics within North America. Unlike the retail pharmacy market for oral products, the injectable pharmaceuticals marketplace is largely made up of end users who have relationships with group purchasing organizations, or GPOs, and/or specialty distributors who distribute products within a particular end-user market, such as oncology clinics. GPOs and specialty distributors generally enter into collective product purchasing agreements with pharmaceutical suppliers in an effort to secure more favorable drug pricing on behalf of their members.

Additionally, a wholly owned subsidiary of APP holds a 50% interest in Drug Source Company, or DSC. DSC is a joint venture with three other partners established in 2000 to purchase raw materials for resale to pharmaceutical companies, including APP. Because APP’s 50% interest in DSC does not provide financial or operational control of the entity, APP accounts for its interest in DSC under the equity method. APP’s equity in the net income of DSC, net of intercompany profit on purchases of inventory, is classified in operating expenses in the accompanying consolidated statements of income. APP’s research and development expense included purchases from DSC of $0.4 million, $1.8 million and $1.5 million in 2004, 2003 and 2002, respectively. APP ending inventory included purchases from DSC of $2.9 million and $0.8 million at December 31, 2004 and 2003, respectively.

2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the assets, liabilities, and results of operations of ABI, APP, APP’s wholly owned subsidiary Pharmaceutical Partners of Canada, Inc., RTL, CBL, VAI and APP’s investment in DSC, which is accounted for using the equity method. All material intercompany balances and transactions have been eliminated in consolidation. Certain previously reported amounts have been reclassified to conform to the current period presentation.

Fiscal Year

ABI and its subsidiaries other than APP use a calendar fiscal year, beginning on January 1 and ending on December 31 of each year. APP uses a 52-week or 53-week fiscal year that ends on the Saturday nearest to December 31. For clarity of presentation, all periods are presented as if the year ended on December 31. The fiscal year ended December 31, 2004, included 53 weeks and the fiscal years ended December 31, 2003, and 2002 each included 52 weeks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates may also affect the reported amounts of revenues and expenses during the reporting period. APP routinely estimates chargeback liabilities and other sales allowances. Actual results could differ from those estimates.

Cash, Cash Equivalents and Short-term Investments

It is ABI’s policy to include cash and investments having a maturity of three months or less at the time of acquisition in cash and cash equivalents. Short-term investments consist of highly-liquid, available-for-sale, municipal variable rate demand notes, which are recorded at cost, and may be redeemed at par upon seven days notice. The cost of these short-term investments closely approximates their fair market value due to their variable interest rates, which typically reset every seven days. All securities held had maturities of greater than 10 years. ABI has never incurred realized or unrealized holding gains or losses on these securities and income resulting from ABI’s short-term investments is recorded as interest income.

Accounts Receivable and Concentration of Credit Risk

Historically, substantially all of ABI’s revenues have been derived from APP’s sale of injectable pharmaceutical products. APP typically has multi-year contractual agreements with GPOs and individual hospital groups to supply APP’s products to end-user hospital and alternate site customers. As is traditional in the pharmaceutical industry, a significant amount of APP’s generic pharmaceutical products are sold to end users under GPO contracts through a relatively small number of drug wholesalers, which comprise the primary pharmaceutical distribution chain in the United States. Three wholesalers collectively, and approximately proportionately, represented 89%, 87% and 92% of APP’s sales in fiscal 2004, 2003 and 2002, respectively, and represented 86% and 89% of APP’s accounts receivable at December 31, 2004 and 2003, respectively. To help control APP’s credit exposure, APP routinely monitors the creditworthiness of their customers, reviews outstanding customer balances and records allowances for bad debts as necessary. APP insures all, or a portion of, gross receivables from their largest customers to protect against risk of significant credit loss. Historical credit loss has been insignificant.

Inventories

Inventories are valued at the lower of cost or market as determined under the first-in, first-out, or FIFO, method as follows:

	December 31,
	2004			2003
	Approved	Pending Regulatory Approval	Total Inventory	Approved	Pending Regulatory Approval	Total Inventory
	(in thousands)
Finished goods	$36,706	$—	$36,706	$30,300	$—	$30,300
Work in process	16,888	7,674	24,562	15,948	—	15,948
Raw materials	49,563	40,604	90,167	36,536	29,442	65,978

	$103,157	$48,278	$151,435	$82,784	$29,442	$112,226

ABI inventories consist primarily of APP products currently approved for marketing and certain products pending regulatory approval. ABI capitalizes inventory costs associated with products prior to regulatory approval based on a judgment of probable future commercial success and realizable value. Such judgment incorporates ABI’s (and to the extent applicable, APP’s) knowledge and best judgment of where the product is in the regulatory review process, ABI’s required investment in the product, market conditions, competing products and ABI’s economic expectations for the product post approval relative to the risk of manufacturing the product prior to approval. If final regulatory approval for such products is denied or delayed, ABI may need to expense such previously capitalized costs. At each of December 31, 2004 and 2003, ABI’s investment in inventory pending regulatory approval consisted solely of Abraxane® related inventory pending approval at the date of these financial statements. Commercial shipments of Abraxane® commenced on February 7, 2005. In the event that the commercial launch of Abraxane® does not create sufficient need for paclitaxel raw material, ABI anticipates that ABI would be able to recover a substantial portion of ABI’s investment in paclitaxel raw material inventory through its disposition in secondary markets.

ABI routinely reviews its inventory and establishes reserves when the cost of the inventory is not expected to be recovered or ABI’s product cost exceeds realizable market value. In instances where inventory is at or approaching expiry, is not expected to be saleable based on ABI’s quality and control standards or for which the selling price has fallen below cost, ABI reserves for any inventory impairment based on the specific facts and circumstances. In evaluating the market value of Abraxane® work in process inventory pending regulatory approval as compared to its cost at December 31, 2004, ABI considered the market, pricing and demand for competing products, ABI’s anticipated selling price for the product and the impending launch of the product. Provisions for inventory reserves are reflected in the financial statements as an element of cost of sales with inventories presented net of related reserves.

Property, Plant and Equipment

Property, plant and equipment is stated on the basis of cost or allocated acquisition value. Provisions for depreciation are computed for financial reporting purposes using the straight-line method over the lesser of the estimated useful life of the related asset or, for leasehold improvements, the term of the related lease as follows:

Buildings and improvements	10-30 years
Machinery and equipment	3-10 years
Furniture and fixtures	5-7 years

Depreciation expense was $9.7 million, $8.5 million and $9.4 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Property, plant, and equipment consist of the following:

	December 31,
	2004	2003
	(in thousands)
Land	$4,507	$2,589
Building and improvements	60,676	37,857
Machinery and equipment	57,443	44,745
Furniture and fixtures	13,680	9,871
Construction in progress	38,116	29,399

	174,422	124,461
Less allowance for depreciation	(58,547)	(44,489)

	$115,875	$79,972

The 2004 increase in property, plant and equipment resulted from the purchase of certain assets, including manufacturing facilities in Switzerland and Chicago, Illinois, and a higher level of capital expenditures supporting additional or improved manufacturing capacity and information technology initiatives. APP implemented a new enterprise resource planning, or ERP, business system application during 2003 and 2004 and has entered into various related licensing and support agreements. At December 31, 2004 and 2003, $17.1 million and $13.2 million, respectively, was included in construction in process related to software license fees, hardware and other implementation costs related to the ERP implementation.

Deferred Financing Costs

In 2004, ABI recorded a non-cash, pretax charge of $2.0 million to write-off unamortized debt acquisition costs related to the early extinguishment of APP’s prior five-year credit facility in 2002. The $2.6 million in deferred financing costs at December 31, 2003 related to APP’s costs incurred in connection with obtaining the prior facility. The $0.4 million of costs incurred in obtaining the new $100 million facility, since expanded to $150 million, in September 2004 have been deferred and are being amortized on a straight-line basis over the new facility’s three-year term. Deferred financing costs are stated net of accumulated amortization in the consolidated balance sheets.

Intangible Assets and Other Non-Current Assets

In October 2003, in connection with a development and commercialization agreement for a low-molecular weight heparin product, APP acquired $1.25 million of the preferred stock of an Australian company, Alchemia Limited, and agreed, in the future, to contribute additional equity investment up to $1.25 million and to offer a U.S. dollar denominated interest-free loan to Alchemia of up to $1.25 million in relation to process scale-up work, with the loan convertible at APP’s option into equity of Alchemia.

APP’s investment in Alchemia common shares has been classified as an available-for-sale marketable equity security and was recorded at fair market value with any unrealized holding gains or losses, net of tax, included in accumulated other comprehensive income. In late 2003, Alchemia underwent an initial public offering on the Australian Stock Exchange, and APP’s initial investment in preferred stock converted to common stock. During 2004, APP invested an additional $1.25 million in Alchemia common stock. At December 31, 2004, the total cost of APP’s investment in Alchemia was $2.5 million with a recorded fair market value of $3.6 million, the increase due primarily to market appreciation. APP monitors its investment in Alchemia for other than temporary declines in fair value and would charge any future impairment loss to income should an other than temporary decline in estimated value occur. At December 31, 2004, $0.5 million was outstanding under the note receivable.

In July 2003, APP acquired from Eli Lilly Canada Inc. the Canadian market and trademark rights for four proprietary products, Tazidime®, or ceftazidime, Kefurox®, or cefuroxime, Kefzol®, or cefazolin, Dobutrex®, or dobutamine, as well as the Canadian market rights for injectable vancomycin, for $0.3 million. In December 2003, APP also obtained the Canadian market rights to tobramycin from Eli Lilly Canada. These rights are being amortized over the estimated life of the agreements.

Intangible assets are recorded at acquisition cost and are amortized on a straight-line basis over the period estimated revenues are expected to be derived from such assets (weighted average amortization period of approximately six years). Intangible assets are stated net of accumulated amortization in the consolidated balance sheets. The aggregate amortization expense was $0.5 million, $0.2 million and $0.2 million for the years ended December 31, 2004, 2003 and 2002, respectively. Estimated aggregate amortization expense based on the current carrying value of the amortizable intangibles will be approximately $0.5 million, $0.4 million, $0.3 million, $0.3 million and $0.1 million, for each of the next five years, respectively.

ABI Research Revenue Recognition

Research revenue generally consists of amounts earned from the development and research to advance the commercial application of pharmaceutical compounds for third parties. Such research revenue may include upfront license fees, milestone payments and reimbursement of development and other costs, and royalties. Non-refundable upfront license fees under which ABI has continuing involvement in the form of development, manufacturing or commercialization are recognized as revenue ratably over either: the development period if the development risk is significant, or the estimated product useful life if development risk has been substantially eliminated. Achievement based milestone payments are recognized as revenue when the milestone objective is attained. Reimbursement of development and other costs are recognized as revenue as the related costs are incurred. Royalties are recognized as earned in accordance with the contract terms when royalties from licensees can be reliably measured and collectibility is reasonably assured. Royalty estimates are made in advance of amounts collected using historical and forecasted trends.

APP Product Revenue recognition

APP recognizes revenue from the sale of a product and for contract manufacturing when title and risk of loss have transferred to the customer, collection is reasonably assured and APP has have no further performance obligation. This is typically when the product is received by the customer. At the time of sale, as further described below, APP reduces sales and provides for estimated chargebacks, contractual allowances or customer rebates, product returns and customer credits and cash discounts. APP’s methodology used to estimate and provide for these sales provisions was consistent across all periods presented. Historical Medicaid rebates issued have not been material. Accruals for sales provisions are presented in ABI’s financial statements as a reduction of net revenue and accounts receivable and, for contractual allowances, an increase in accrued liabilities. APP regularly reviews information related to these estimates and adjusts its reserves accordingly if, and when, actual experience differs from estimates.

APP has extensive, internal historical information on chargebacks, rebates and customer returns and credits which APP uses as the primary factor in determining the related reserve requirements. As further described below, due to the nature of APP’s injectable products and their primary use in hospital and clinical settings with generally consistent demand, APP management believes that this internal historical data, in conjunction with periodic review of available third-party data (as described below) and updated for any applicable changes in available information provides a reliable basis for such estimates. Additionally, APP periodically purchases external data on wholesale inventory levels from its wholesale customers, pharmaceutical sales data from third-party market research organizations and APP’s sales force regularly visits wholesale locations to review inventory stocking levels.

Sales to APP’s three major wholesale customers comprised 89% of 2004 net sales. APP periodically reviews the wholesale supply levels of APP’s significant products by reviewing inventory reports purchased or available from wholesalers, evaluating APP’s unit sales volume, and incorporating data from third-party market research firms and periodic visits to wholesalers’ warehouses. Based on these activities, APP attempts to keep a consistent wholesale stocking level of approximately two to six weeks across its products. The buying patterns of APP’s customers do vary from time to time, both from customer to customer and product to product, but APP believes that historic wholesale stocking or speculative buying activity in the distribution channel have not had a significant impact on historic sales comparisons or sales provisions. To date APP has not entered into any inventory management agreements with any of its wholesale customers which would require APP to pay a fee in connection with their distribution of APP’s products or other services, possibly including sales data and other services and contractual rights for APP, but APP may be required to enter into such agreements in the future in order to maintain its relationships with such wholesalers. APP is unable to ascertain the potential impact of any such agreements on cost of sales, but do not believe that such agreements would result in a substantial change in wholesale stocking levels of APP’s products as compared to current levels.

ABI’s sales provisions totaled $771.6 million, $676.4 million and $427.1 million in 2004, 2003 and 2002, respectively, and related reserves totaled $124.4 million and $77.5 million at December 31, 2004 and 2003, respectively.

APP Chargebacks

Following industry practice, APP typically sells its products to independent pharmaceutical wholesalers at wholesale list price. The wholesaler in turn sells APP’s products to an end user, normally a hospital or alternative healthcare facility, at a lower contractual price previously established between APP and the end user via a group purchasing organization, or GPO. GPOs enter into collective purchasing contracts with pharmaceutical suppliers to secure more favorable product pricing on behalf of their end-user members.

APP’s initial sale to the wholesaler, and the resulting receivable, are recorded at APP’s wholesale list price. However, as most of these selling prices will be reduced to a lower end-user contract price, at the time of sale revenue is reduced by, and a provision recorded for, the difference between the list price and estimated end-user contract price multiplied by the estimated wholesale units outstanding pending chargeback that will ultimately be sold under end-user contracts. When the wholesaler ultimately sells the product to the end user at the end-user contract price, the wholesaler charges APP, a chargeback, for the difference between the list price and the end-user contract price and such chargeback is offset against APP’s initial estimated contra asset. The most significant estimates inherent in the initial chargeback provision relate to wholesale units pending chargeback and the ultimate end-user contract-selling price. APP bases its estimation for these factors primarily on internal, product-specific sales and chargeback processing experience, estimated wholesaler inventory stocking levels, current contract pricing and APP’s expectation for future contract pricing changes. Chargeback activity for the three years ended December 31, 2004 was as follows:

	Year Ended December 31,
	2004	2003	2002
	(in thousands)
Balance at beginning of year	$57,989	$50,212	$19,271
Provision for chargebacks	674,820	610,763	383,168
Credits or checks issued to third parties	(635,427)	(602,986)	(352,227)

Balance at end of year	$97,382	$57,989	$50,212

The $39.4 million increase in chargeback requirements during 2004 resulted from the 37% fourth-quarter 2004 sales increase and an increased proportion of new oncology products in the sales mix. Oncology products generally require a higher chargeback provision. APP’s methodology used to estimate and provide for chargebacks was consistent across all periods presented. Due to information constraints in the distribution channel, it has not been practical, and has not been necessary, for APP to capture and quantify the impact of current versus prior year activity on the chargeback provision. APP does review current year chargeback activity to determine whether material changes in the provision relate to prior period sales: such changes have not been material. A one-percent decrease in APP’s estimated end-user contract-selling prices would reduce APP’s 2004 net sales by $0.5 million and a one percent increase in wholesale units pending chargeback at December 31, 2004 would decrease APP’s 2004 net sales by $1.0 million.

APP Contractual allowances, returns and credits, cash discounts and bad debts

Contractual allowances, generally rebates or administrative fees, are offered to certain wholesale customers, GPOs and end-user customers by APP, consistent with pharmaceutical industry practices. Settlement of rebates and fees may generally occur from one to 15 months from date of sale. APP provides a general provision for contractual allowances at the time of sale based on the historical relationship between sales and such allowances. Upon receipt of chargeback, due to the availability of product and customer specific information on these programs, APP then establishes a specific provision for fees or rebates based on the specific terms of each agreement. A one percent increase in the estimated rate of contractual allowances to sales at December 31, 2004 would increase APP’s provisions for contractual allowances by $1.5 million. Contractual allowances are reflected in the financial statements as a reduction of net sales and as a current accrued liability. APP’s provision for contractual allowances during each of the three years ended December 31, 2004 was as follows:

	Year Ended December 31,
	2004	2003	2002
	(in thousands)
Balance at beginning of year	$6,988	$6,919	$2,295
Provision for contractual allowances and customer rebates	27,116	19,861	15,263
Credits issued to third parties	(22,671)	(19,792)	(10,639)

Balance at end of year	$11,433	$6,988	$6,919

Consistent with industry practice, APP’s return policy permits its customers to return products within a window of time before and after the expiration of product dating. APP provides for product returns and other customer credits at the time of sale by applying historical experience factors, generally based on APP’s historic data on credits issued by credit category or product, relative to related sales and provides specifically for known outstanding returns and credits. At December 31, 2004, a one-percent increase in the estimated reserve requirements for customer credits and product returns would have decreased 2004 net sales by $1.2 million. APP’s provision for customer credits and product returns during each of the three years ended December 31, 2004 was as follows:

	Year Ended December 31,
	2004	2003	2002
	(in thousands)
Balance at beginning of year	$8,820	$6,346	$5,061
Provision for customer credits and product returns	28,248	25,879	15,578
Credits issued to third parties	(27,671)	(23,405)	(14,293)

Balance at end of year	$9,397	$8,820	$6,346

APP generally offers its customers a standard cash discount for prompt payments and, from time-to-time, may offer a greater discount and extended terms in support of product launches or other promotional programs. APP’s wholesale customers typically pay within terms and a provision for cash discounts is established at the time of sale based on the terms of sale.

APP establishes a reserve for bad debts based on general and identified customer credit exposure. APP’s loss due to bad debts in the three-year period ending December 31, 2004 was less than $0.1 million.

APP Shipping and Handling Fees and Costs

Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

Minority Interests

ABI’s minority interest in the consolidated statements of income represents the minority shareholders’ share of the net income of ABI’s APP subsidiary. The minority interests in the consolidated balance sheets reflect the original investment by minority shareholders in the APP subsidiary, along with the minority interest’s share of APP’s subsequent net earnings.

Income Taxes

Since APP’s December 2001 initial public offering, ABI and APP have filed separate, stand-alone federal income tax returns. For state purposes, depending on applicable state laws, ABI and APP may file separate returns or a consolidated or combined tax return.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as net operating loss and capital loss carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated financial statements in the period that includes the legislative enactment date.

For financial statement purposes, because ABI and APP file separate federal income tax returns and ABI has expected to be unable to realize the tax benefit of tax losses, ABI has recorded valuation allowances to offset the tax benefit of deductible temporary differences and net operating loss carryforwards. Upon review of ABI’s potential sources of income, ABI has concluded that it is more likely than not that some portion of the deferred tax asset will not be realized. ABI considered the following in this determination: taxable temporary differences that generate taxable income in the future; the ability to carryback net operating losses; and tax planning strategies which could be readily implemented.

Expense Recognition

Cost of sales represents the costs of the products which ABI has sold and consists of labor, raw materials, components, packaging, quality assurance and quality control, shipping and manufacturing overhead costs and the cost of finished products purchased from third parties.

Research and development costs are expensed as incurred or consumed and consist of pre-production manufacturing scale-up, scientific and clinical research costs and related salaries and other personnel-related expenses, depreciation, facilities, raw material and production costs, as well as contract and consulting fees.

Selling, general and administrative expenses consist primarily of salaries, commissions and other personnel-related expenses, as well as costs for travel, trade shows and conventions, promotional material and catalogs, advertising and promotion, facilities, risk management and professional fees.

APP Stock-Based Compensation

As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation, or SFAS 123, as amended by No. 148, Accounting for Stock-Based Compensation —Transition and Disclosure, ABI accounts for stock options granted to APP employees and outside directors and stock purchase rights issued to employees using the intrinsic value method of accounting, as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under the intrinsic value method, no compensation expense is recorded if the exercise price of stock options is equal to or greater than the market price of the underlying stock on the date of grant. APP’s stock-based compensation expense results from the issuance of stock based compensation which was either performance-based or, prior to the date of APP’s initial public offering, for which the exercise price was less than the estimated fair value of APP common stock on the grant date. For these stock options, deferred stock-based compensation has been recorded for the difference between the exercise price and estimated fair value on the date of grant. The excess of fair market value over the exercise price is amortized to expense, primarily on an accelerated basis, using the graded vesting method over the stock options’ vesting period.

Had compensation cost for grants of stock-based compensation been determined using the fair value method of accounting as prescribed by SFAS 123, ABI’s net income would have been reduced to the pro forma amounts indicated below:

	Year Ended December 31,
	2004	2003	2002
	(in thousands)
Net income, as reported	$21,902	$28,394	$19,335
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	666	731	1,338
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(6,064)	(3,695)	(2,247)

Pro forma net income	$16,504	$25,430	$18,426

This pro forma disclosure is not likely to be indicative of pro forma results that may be expected in future years because options vest over several years, pro forma compensation expense is recognized as the options vest and additional awards may also be granted. On a stand-alone basis, ABI has not issued such compensation in the past but the merged entity intends to do so in the future.

For purposes of determining the pro forma effect under SFAS 123 of stock options granted to employees and directors and stock purchase rights issued under APP’s employee stock purchase plan, or ESPP, the fair value of each option or right is estimated on the date of grant based on the Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31,
	2004	2003	2002
Stock Options
Risk-free rate	3.4%	2.9%	3.6%
Dividend yield	—	—	—
Expected life in years	5.0	5.0	5.0
Volatility	69%	67%	72%
Employee Stock Purchase Plan
Risk-free rate	1.9%	1.7%	1.7%
Dividend yield	—	—	—
Expected life in years	1.4	1.4	0.7
Volatility	69%	67%	72%

Fair Value of Financial Instruments

ABI’s financial instruments consist mainly of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and ABI’s credit facilities. Cash equivalents include investments with maturities of three months or less at the time of acquisition. Short-term investments consist of highly liquid, available-for-sale, municipal variable rate demand notes, which are recorded at cost, and may be redeemed at par upon seven days notice. The carrying value of substantially all of ABI’s financial instruments approximates their fair value due to the short-term nature of these financial instruments. The interest rates on borrowings under ABI’s bank credit facilities are revised periodically to reflect market rate fluctuations.

ABI has not used any derivatives or other foreign currency or interest rate hedging instruments and, accordingly, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, has had no effect on ABI’s consolidated financial statements.

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R). SFAS 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends Statement No. 95, Statement of Cash Flows. Generally, SFAS 123(R) requires all share-based payments to employees to be recognized in the income statement based on their estimated fair value at date of grant amortized over the grant’s vesting period. Pro forma disclosure of such estimated fair value is no longer an alternative financial statement presentation.

SFAS 123(R) is effective for fiscal years beginning after June 15, 2005 and offers two alternate means of adoption, either: the “modified prospective” method in which compensation cost is recognized for awards granted after the effective date of the statement and outstanding, unvested awards granted prior to SFAS 123(R)’s effective date, or; a “modified retrospective” method which applies the modified prospective method, but allows companies to restate prior periods based on amounts calculated for pro forma disclosures under the original Statement 123 for either all prior periods presented or prior interim periods in the year of adoption.

ABI plans to adopt SFAS 123(R) effective in the first quarter of 2006 but has not yet determined which transition option it will apply. The adoption of SFAS 123(R) will significantly impact ABI’s results of operations, but will have no impact on our overall financial position. The impact of SFAS 123(R) on our results of operations cannot be accurately predicted at this time as it will depend on future market prices and equity grants. However, had ABI adopted SFAS 123(R) in prior periods, the impact of the standard on the past period would likely approximate the pro forma amounts calculated and disclosed under the original Statement 123. SFAS 123(R) also requires that the any tax benefit in excess of compensation cost, as calculated under the new standard, be reported in the statement of cash flows as a financing activity rather than an operating activity. This change will reduce reported net operating cash flow and will equally increase reported net financing cash flow in periods after adoption. While ABI cannot estimate what those amounts will be in the future, the amount of operating cash flows recognized in prior periods for such excess tax deductions were $2.9 million, $5.1 million, and $2.4 million in 2004, 2003 and 2002, respectively.

3. Intercompany Product License and Manufacturing Agreements

All transactions between ABI and its APP subsidiary related to the intercompany product license and manufacturing agreements eliminate in consolidation and do not impact consolidated ABI operating results but do impact the results of the two operating segments. Such intercompany agreements will effectively cease to exist subsequent to closing of the merger between APP and ABI.

In November 2001, ABI signed a perpetual intercompany license agreement with APP under which APP acquired the exclusive rights to market and sell Abraxane® in North America for indications relating to breast, lung, ovarian, prostate and other cancers. Under the agreement, APP made an initial payment to ABI of $60.0 million and committed to future milestone payments contingent upon achievement of specified regulatory, publication and sales objectives for licensed indications. ABI is responsible for conducting clinical studies in support of Abraxane® and for substantially all costs associated with the development and obtaining regulatory approval for Abraxane®, except that APP provided $2.0 million of Abraxane® for use in clinical trials, the cost of which APP charged to research and development expense in 2001. Any profit, as defined in the license agreement, resulting from APP’s sales of Abraxane® will be shared equally between ABI and APP, following the recapture of half of the pre-launch sales, marketing and pre-production start-up costs incurred by APP.

Under the intercompany license agreement, ABI earns milestone payments upon the filing and approval of Abraxane® for metastatic breast cancer indication. The first such milestone of $10.0 million was achieved in May 2004 when the FDA accepted ABI’s NDA for the metastatic breast cancer indication. This payment was expensed (earned) and paid (received) by APP to ABI, respectively, in the second quarter of 2004. The FDA then approved Abraxane® for the filed indication in January 2005, triggering a $15.0 million milestone payment in the first quarter of 2005, which has been capitalized and will be amortized over the expected life of the product, subject to periodic review for impairment.

Regulatory or publication achievements related to other licensed indications under study, including lung, ovarian and prostate cancers, will trigger further intercompany milestone payments to ABI, generally totaling $17.5 million per agreed indication. Additionally, upon achievement of major annual one-time Abraxane® sales milestones, APP is required to make additional payments which, in the aggregate, could total $110.0 million should annual Abraxane® sales exceed $1.0 billion.

In November 2001, along with the intercompany license agreement for Abraxane®, APP also entered into an intercompany manufacturing agreement with ABI under which APP agreed to manufacture Abraxane® for ABI and its licensees for sales outside North America. Under this agreement, APP has the non-exclusive right to manufacture Abraxane® worldwide. For sales outside of APP’s licensed territories, APP will charge ABI and its licensees a customary margin on APP’s manufacturing costs based on whether the product will be used for clinical trials or commercial sale. The initial term of this agreement is ten years and may be extended for successive two-year terms by ABI.

4. Accrued Liabilities

Accrued liabilities consist of the following at:

	December 31,
	2004	2003
	(in thousands)
Sales and marketing	$15,133	$8,932
Payroll and employee benefits	7,731	8,022
Legal and insurance	1,976	6,383
Accrued income taxes	9,175	4,498
Other	5,049	2,103

	$39,064	$29,938

5. Credit Facilities and Debt Extinguishment

ABI Credit Facility

At December 31, 2004, ABI had $38.8 million outstanding under a $50.0 million credit facility which was secured by 6.2 million and 4.0 million shares of APP’s common stock held by ABI as of December 31, 2004 and 2003, respectively. The ABI credit facility was payable on demand and accrued interest at LIBOR plus 0.65%. At December 31, 2004, the weighted-average interest rate for borrowings under the ABI credit facility was 2.97%. The ABI credit facility originally allowed for borrowings up to $12 million and was subsequently increased to $20 million in April 2003, $30 million in June 2003, $40 million in December 2003, and to $50 million in December 2004. As of December 31, 2004, $38.8 million was outstanding under the ABI credit facility.

APP Credit Facility

In September 2004, APP entered into a $100 million three-year unsecured revolving credit and letter of credit facility. The new credit facility was extended to $150 million in 2005.

This credit facility replaced APP’s prior $50 million senior secured revolving credit facility which was put in place in December 2001. As a result of APP’s early termination of the prior credit facility, APP recorded a non-recurring, non-cash pretax charge of approximately $2.0 million in 2004 to write-off unamortized debt acquisition costs related to the prior facility. APP had never drawn on the prior facility. Debt acquisition fees of approximately $0.4 million for the new facility are being amortized over its three-year term.

Interest rates under the new credit facility vary depending on the type of loan made and APP’s leverage ratio. The interest rate under the credit facility is LIBOR plus 75 basis points. At December 31, 2004, the interest rate for loans under the credit facility was 4.63%. The credit facility limits the amount of and assesses a 0.125% fee on the face amount of outstanding letters of credit. With respect to the capital stock held by ABI, the credit facility prohibits APP from declaring or paying any cash dividends or making any other such cash distributions. Additionally, the terms of APP’s September 2004 credit facility limit the principal amount of the intercompany demand note received from ABI to $23.0 million, among various other covenants and restrictions. There was no outstanding balance or letters of credit under the new credit facility, and APP was in compliance with all covenants, at December 31, 2004.

Chicago BioScience Mortgage

In conjunction with the acquisition of a development and manufacturing facility by Chicago BioScience, LLC, as further discussed in Note 12, ABI obtained a $4.0 million mortgage due in July 2005 which is secured by substantially all assets in the manufacturing facility and 65,000 shares of APP common stock held by ABI. As of December 31, 2004, the interest rate for this mortgage was 7.25%.

No interest expense was capitalized during the years ended December 31, 2004, 2003 or 2002.

6. Leases and Commitments

Leases

ABI has entered into various operating lease agreements for warehouses, office space, automobiles, communications, information technology equipment and software, and office equipment. Rental expense amounted to $3.6 million, $2.4 million and $2.4 million for the years ended December 31, 2004, 2003, and 2002, respectively.

As of December 31, 2004, future annual minimum lease payments related to non-cancelable operating leases are as follows:

Year	Amount
(in thousands)
2005	$3,173
2006	2,881
2007	1,712
2008	745
2009	727
Thereafter	4,404

$13,642

ABI Clinical Trial and Other Commitments

ABI has entered into various clinical trial service agreements with third parties for the management, planning and execution of clinical trials. If all milestones in these agreements are achieved, related milestone commitments to be paid by ABI in 2005 will approximate $2.4 million.

ABI also owns a library of natural drug discovery soil samples and related strains acquired from around the world which is intended for use in the discovery of new chemical entities. As part of the purchase agreement, ABI is committed to paying up to $4.2 million for the achievement of certain milestones defined in the purchase agreement.

7. Employee Benefit Plan

ABI and APP each sponsor a 401(k) defined-contribution plan, or 401(k) Plan, covering substantially all of their respective eligible employees. Employee contributions to the 401(k) Plans are voluntary. Under the ABI plan, ABI contributes an amount equal to 50% of a covered employee’s eligible contribution up to 6% of a participant’s compensation and employer contributions vest over three years. In January 2005, APP adopted an enhanced 401(k) plan defined-contribution plan to replace its previous plan. Under the new APP plan, APP contributes a qualified non-elective contribution equal to 3% of all eligible employees’ compensation, regardless of participation in the plan with such employer contributions vesting immediately. Under both the ABI and APP 401(k) plans, participants’ contributions are limited to their annual tax deferred contribution limit as allowed by the Internal Revenue Service. Total employer matching contributions to the 401(k) Plans were $1.7 million, $1.2 million and $1.0 million for the years ended December 31, 2004, 2003 and 2002, respectively. ABI and APP may contribute additional amounts to the 401(k) Plans at each company’s discretion. Discretionary employer contributions vest over a period of six years. Neither ABI nor APP has ever made a discretionary contribution to a 401(k) Plan. As of December 31, 2004, 142,359 APP common shares were reserved for issuance under APP’s 401(k) Plan.

8. APP Employee Stock Purchase Plan

In December 2002, APP’s Board of Directors adopted the 2002 Employee Stock Purchase Plan, or ESPP. Under the ESPP, eligible APP employees may contribute up to 10% of their base earnings toward the semi-annual purchase of APP’s common stock. The employees purchase price is the lesser of 85% of the fair market value of the stock on the first business day of the offer period or 85% of the fair market value of the stock on the last business day of the semi-annual purchase period. Employees can purchase no more than 625 shares of APP’s common stock within any given purchase period. No compensation expense is recorded in connection with the shares issued from the ESPP by APP. An aggregate of 6,881,308 shares of APP common stock were reserved for issuance under the ESPP at December 31, 2004. The ESPP provides for annual increases in the number of shares of APP common stock issuable under the ESPP equal to the lesser of: a) 3,000,000 shares, b) a number of shares equal to 2% of the total number of shares outstanding or c) a number of shares as determined by APP’s Board of Directors. In 2004, 237,730 shares were issued under the ESPP by APP for an aggregate purchase price of $2.3 million. The weighted average fair values of the purchase rights granted in 2004 and 2003 were $3.50 and $2.71, respectively, and were issued at a weighted average price of $9.77 and $7.11, respectively. Of the 1,450 APP employees eligible to participate, 871 were participants in the ESPP at December 31, 2004.

9. Shareholders’ Equity

ABI Common Stock

In connection with ABI’s initial capitalization, the founding shareholder contributed $10,000 and certain technology rights in exchange for 197,475,004 shares of common stock. In ABI’s consolidated financial statement, the contributed technology was recorded at the founding shareholder’s book basis in the developmental technologies, which was zero.

ABI Three-for-Two Stock Splits

On April 2, 2003 and September 16, 2003, ABI’s Board of Directors declared three-for-two stock splits. As a result, the consolidated financial statements reflect an increase in the number of outstanding shares of ABI common stock, and all share amounts have been adjusted to reflect the effect of the stock splits for all fiscal years presented.

ABI Stock Repurchase

On March 26, 2003, ABI repurchased 2,120,738 shares of ABI common stock at $0.94 per share. These shares have been retired.

ABI Preferred Stock

In conjunction with an acquisition in 1998, ABI issued 10,000,000 shares of ABI Series A preferred stock for $10.0 million and issued 22,500,000 shares of ABI Series B preferred stock for $22.5 million.

ABI Conversion Rights

Each share of ABI preferred stock is automatically convertible into shares of ABI common stock upon the occurrence of a qualified initial public offering by ABI. The number of shares of ABI common stock into which the ABI preferred stock can be converted would be calculated at the time of the ABI initial public offering based upon a formula which includes variables as to the aggregate number of shares of ABI common stock, on an as-converted basis, outstanding after an ABI initial public offering and ABI’s implied value based upon an ABI initial public offering price subject to collars for the minimum and maximum implied valuations. At December 31, 2004, 32,525,716 unissued shares of ABI common stock were reserved for issuance upon conversion of the

ABI preferred stock based upon an assumed minimum conversion formula. Additionally, certain shareholders have certain registration rights in the event that ABI files certain types of registration statements with the Securities and Exchange Commission for the sale of ABI securities.

ABI Redemption

ABI preferred stock is redeemable at anytime prior to, or upon the date of, a qualified initial public offering by ABI. The redemption price would be an amount equal to the sum of $1.00 per each ABI preferred share plus an additional amount representing simple interest at an annual rate of 10% from the date of issuance of the ABI preferred shares through the redemption date.

ABI Preferred Stock Voting Rights

Each holder of ABI preferred stock is entitled to the number of votes equal to the largest number of full shares of ABI common stock into which shares of the ABI preferred stock could be converted based upon an assumed minimum conversion formula.

ABI Dividends

If ABI’s Board of Directors declares a dividend at any time, such dividend shall be declared in equal amounts per share on all shares of ABI preferred stock and common stock, with each share of ABI preferred stock being entitled to a dividend based upon the number of shares of ABI common stock into which such shares of ABI preferred stock could be converted.

ABI Liquidation Rights

In the event of any liquidation, sales, dissolution or winding up, either voluntary or involuntary, as to the initial liquidation preference, the holders of ABI Series A preferred stock are entitled to receive $1.00 per share and an amount equal to all declared, but unpaid, dividends if any. As to the second preference, the holders of ABI Series B preferred stock are entitled to receive $1.00 per share and an amount equal to all declared, but unpaid, dividends if any. thereafter, any remaining assets are to be distributed to the common shareholders.

ABI Warrant

During 1998, pursuant to a Notice of Loan and Warrant Opportunity, or Notice, offered to all ABI common shareholders, ABI borrowed approximately $2.0 million from ABI’s controlling shareholder, who is also an ABI officer, in connection with the acquisition of two manufacturing facilities. The amount loaned by the officer/shareholder was comprised of the controlling officer/shareholder’s allocable share of the offering plus the allocable share of ABI’s other shareholders who did not exercise their rights to participate in the offering. The loan was paid off in full by the end of 2002.

The Notice provided for the issuance, for each dollar loaned, of a warrant to purchase 9.864 shares of ABI common stock at an exercise price of $0.44 per share. Based upon the amount loaned by the controlling shareholder, ABI issued the officer/ shareholder a warrant to purchase 19,727,982 shares of ABI common stock. The warrant expires March 26, 2008.

Issuances of Subsidiaries’ Common Stock

The effect on ABI equity of the issuance, or repurchase, of subsidiary common stock to, or from, unrelated parties by the subsidiary is to increase, or decrease, ABI shareholders’ equity, with no gain or loss recognized.

APP Initial Public Offering

In December 2001, APP completed an initial public offering of 13,500,000 shares of APP common stock at a public offering price of $10.67 per share. The offering generated total proceeds of $144.0 million and, after $13.0 million in underwriting discounts and commissions, net proceeds of $131.0 million. In January 2002, the underwriters for APP’s initial public offering exercised in full their option to purchase an additional 2,025,000 shares of APP common stock at the initial public offering price of $10.67 per share to cover over-allotments. As a result of this exercise, APP received proceeds of $20.1 million, net of underwriting discounts and commissions of $1.5 million.

At December 31, 2004, there were 70,638,433 shares of APP common stock outstanding.

APP Treasury Stock

Pursuant to a December 2002 authorization by APP’s Board of Directors, APP repurchased 1,596,081 of APP shares in the 2003 first quarter for $20.0 million. Additionally, in 2002, APP repurchased 5,050,317 shares of APP common stock from third parties for $36.3 million in cash, including transaction costs. These repurchases were funded using APP’s internal cash resources and are being held as treasury shares to be used for general corporate purposes. In aggregate, the 6,646,398 APP common shares held as treasury stock at December 31, 2004 have a cost basis of $8.47 per share.

APP Common Stock Voting Rights

The holders of APP’s common stock are entitled to one vote for each share held of record upon such APP matters and in such manner as may be provided by law.

APP Preferred Stock

APP is authorized to issue up to 6,000,000 shares of APP preferred stock that is not designated as a particular class. APP’s Board of Directors may authorize and cause the issuance of the undesignated APP preferred stock in one or more series, determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of undesignated APP preferred stock and to fix the number of shares constituting any series and the designation of the series, without any further vote or action by APP’s stockholders.

APP Dividends

APP has never paid a dividend on any class of stock and has no current intention of paying cash dividends in the future. In the event that APP liquidates, dissolves or winds-up, the holders of APP’s common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of APP preferred stock. Holders of APP’s common stock have no preemptive rights or rights to convert their APP common stock into any other securities.

APP Registration Rights

The holders of 56,861,089 shares of APP’s common stock, which includes shares held by ABI, are entitled to registration rights with respect to their shares. These holders may require APP to include their shares in APP registration statements and may require APP to register all, or a portion of their shares. Upon registration, these shares would be freely tradable in the public market without restriction.

Generally, all expenses in effecting these registration statements, with the exception of underwriting discounts and selling commissions, are borne by APP. These registration rights are subject to some conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in a registration. APP agreed to indemnify the holders of these registration rights, and each selling holder has agreed to indemnify APP, against liabilities under the Securities Act, the Securities Exchange Act or other applicable federal or state law.

10. Stock Options

APP 1997 Stock Option Plan

During 1998, APP’s Board of Directors authorized the 1997 Stock Option Plan, or the 1997 Plan. Under the 1997 Plan, options to purchase shares of APP’s common stock may be granted to certain APP employees and directors with an exercise price equal to the estimated fair market value of APP common stock on the date of grant. The stock options have a term of 10 years with a vesting period of four years. In accordance with the terms of the 1997 Plan, options granted to APP employees on or before December 1, 1999 vested immediately upon completion of APP’s initial public offering. No further options will be granted under the 1997 Plan.

APP 2001 Stock Incentive Plan

In December 2001, APP’s Board of Directors authorized the 2001 Stock Incentive Plan, or the 2001 Plan. The 2001 Plan provides for the grant of incentive stock options and restricted stock to APP employees, including officers and employee directors, non-qualified stock options to APP employees, directors and consultants, and restricted stock and other types of awards. At December 31, 2004, there were 12,795,610 options available for grant, and 17,765,747 APP common shares reserved for the exercise of stock options under the 2001 Plan. The number of shares reserved for issuance increases annually on the first day of each fiscal year by an amount equal to the lesser of a) 6,000,000 shares, b) 5% of the total number of APP shares outstanding as of that date, or c) a number of shares as determined by APP’s Board of Directors.

APP’s Board of Directors, or a committee designated by APP’s Board of Directors, administers the 2001 Plan and has authority to determine the terms and conditions of awards, including the types of awards, the number of shares subject to each award, the vesting schedule of the awards and the selection of grantees.

The exercise price of all options granted under the 2001 Plan will be determined by APP’s Board of Directors or a committee designated by APP’s Board of Directors, but in no event will this price be less than the fair market value of APP’s common stock on the date of grant, unless otherwise determined by APP’s Board of Directors with respect to non-qualified stock options.

APP 2001 Non-Employee Director Stock Option Program

The 2001 Non-Employee Director Stock Option Program, or the 2001 Program, was adopted as part, and is subject to the terms and conditions, of the 2001 Plan. The 2001 Program establishes an automatic option grant program for the grant of awards to non-employee directors.

The 2001 Program is administered by APP’s Board of Directors, or a committee designated by the APP Board of Directors. Also, the APP Board of Directors, or a committee designated by the APP Board of Directors, determines the terms and conditions of awards, and construe and interpret the terms of the program and awards granted under the program. Non-employee directors may also be granted additional incentive awards, subject to the discretion of the APP Board of Directors, or a committee designated by the APP Board of Directors.

APP Restricted Stock

On June 4, 2004, 10,000 restricted APP common shares, having a market value on that date of $34.03 per share, were issued under the 2001 Stock Option Plan. One-quarter of the shares vest five years from date of grant, one-quarter have a vesting period of six years, and the remainder have a vesting period of seven years, subject to active employment. On November 16, 2004, 50,000 restricted APP common shares, having a market value on that date of $28.38 per share, were issued under the 2001 Stock Option Plan. The shares vest over the earlier of five years from grant date or the achievement of a specific financial objective, subject to active employment. On February 25, 2003, 42,000 restricted APP common shares, having a market value on that date of $14.69 per share, were issued under the 2001 Stock Option Plan. Three-quarters of the shares vest three years from date of grant with the remainder vesting four years from the date of grant, subject to active employment. Compensation expense related to restricted stock grants is based upon the market price on date of grant and charged to earnings on a straight-line basis over the vesting periods by APP.

APP Stock Option Activity

Stock option activity is as follows:

	Options Outstanding		Exercisable Options
	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price
Outstanding at January 1, 2002	5,181,658	$3.53
Granted	600,450	10.12
Exercised	(874,776)	2.19
Forfeited	(317,354)	7.33

Outstanding at December 31, 2002	4,589,978	4.43	2,395,383	$2.81

Granted	1,126,150	19.17
Exercised	(973,746)	3.18
Forfeited	(243,877)	10.81

Outstanding at December 31, 2003	4,498,505	8.05	2,136,269	$3.55

Granted	1,094,600	32.56
Exercised	(461,983)	4.81
Forfeited	(160,985)	23.75

Outstanding at December 31, 2004	4,970,137	$13.24	2,625,886	$5.62

The weighted average fair value of options granted was $19.56, $11.34 and $6.32 for the years ended December 31, 2004, 2003 and 2002, respectively, as calculated using the Black-Scholes option pricing model.

The following table summarizes information about all APP stock options outstanding as of December 31, 2004:

	Options Outstanding			Options Exercisable
Exercise Price Ranges	Number of Shares	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price
$ 2.00—$ 5.00	2,206,528	4.2	$3.02	1,879,285	$2.84
$ 5.01—$ 10.00	504,889	6.4	7.86	297,634	7.70
$10.01—$ 15.00	694,969	7.7	12.07	321,859	11.93
$15.01—$ 20.00	152,655	8.3	15.95	27,047	15.59
$20.01—$ 25.00	227,159	9.0	22.35	37,066	22.65
$25.01—$ 30.00	551,318	9.3	27.42	26,720	28.45
$30.01—$ 35.00	233,644	8.2	32.24	21,800	32.13
$35.01—$ 40.00	162,975	9.3	36.83	14,475	37.88
$40.01—$ 45.00	53,000	8.9	42.43	—	—
$45.01—$ 50.00	183,000	9.2	45.90	—	—

	4,970,137	6.4	$13.24	2,625,886	$5.62

APP Stock-Based Compensation

APP’s stock-based compensation expense results from the issuance of APP stock based compensation which was either performance-based or, prior to the date of APP’s initial public offering, for which the exercise price was less than the estimated fair value of APP common stock on the grant date. In connection with such stock-based compensation APP determines the amount of related compensation recognized to be the difference between the exercise price and the fair value of APP’s common stock at that date. Stock-based compensation is deferred and classified as a reduction of stockholders’ equity and is amortized to expense primarily on an accelerated basis using the graded vesting method over the applicable vesting period. Such expense amounted to $1.1 million, $1.2 million and $2.3 million for the years ended December 31, 2004, 2003 and 2002, respectively.

11. Income Taxes

Deferred tax assets and liabilities consist of the following:

	December 31,
	2004	2003
	(in thousands)
Deferred tax liabilities:
Depreciation basis differences	$(2,083)	$(506)
Organization cost	(18)	(384)
State income taxes	(383)	(17)

Total deferred tax liabilities	(2,484)	(907)
Deferred tax assets:
Inventories	4,385	1,900
Customer discounts	1,339	914
Amortization	1,751	1,513
Legal settlement	419	419
Net operating loss and credit carryforwards	12,237	6,045
Other accruals and reserves	7,541	5,075

	27,672	15,866
Valuation allowance	(13,698)	(7,840)

Total deferred tax assets	13,974	8,026

Net deferred tax assets	$11,490	$7,119

The provision for income tax consists of the following:

	Year ended December 31,
	2004	2003	2002
	(in thousands)
Current:
Federal	$29,950	$29,950	$10,784
State	4,201	5,299	5,500
Foreign	1,891	1,220	205

Total current	36,042	36,469	16,489
Deferred:
Federal	(9,052)	(2,312)	4,224
State	(1,177)	871	(3,158)
Valuation allowance	5,858	7,840	—

Total deferred	(4,371)	6,399	1,066

Total provision for income taxes	$31,671	$42,868	$17,555

A reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	Year ended December 31,
	2004	2003	2002
Tax provision at statutory federal rate	35.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	4.7	4.7	9.8
Permanent Items	0.4	1.3	—
Tax rate change in state deferred taxes	—	0.1	—
Non-includable income/non-deductible expenses	(1.1)	(0.4)	(10.2)
Tax Credits	(3.4)	—	—
Valuation Allowance	8.2	8.4	—
Other	0.4	(3.3)	(0.9)
Minority Interest	14.9	14.3	13.9

Effective tax rate	59.1%	60.1%	47.6%

The difference between the federal statutory income tax rate and the effective income tax rate is primarily due to the recording of the valuation allowance, state taxes and investment tax credits, and the impact of minority interest. Through December 2001, APP was included in the consolidated federal income tax and certain consolidated or combined state income tax returns of ABI. As a result of APP’s initial public offering, ABI’s ownership interest in APP dropped below the 80% required by Internal Revenue Service regulations for inclusion in a consolidated return. Because ABI and APP file separate federal income tax returns and ABI has expected to be unable to realize the tax benefit of net operating loss carryforwards, at December 31, 2004, ABI has recorded cumulative valuation allowances of $13.7 million to offset the tax benefit of deductible temporary difference and net operating loss carryforwards. The federal tax net operating loss carryforwards include $7.6 million from 2003 (expiring 2023) and $15.7 million from 2004 (expiring 2024). The increase in the valuation allowance in 2004 and 2003 is due to the increase in ABI’s cumulative net operating losses.

Intercompany Tax-Sharing and Indemnification Agreement

In July 2001, ABI and APP entered into an intercompany tax-sharing and indemnification agreement, the Tax Agreement that provides for the allocation and payment of income taxes for periods during which ABI and APP were included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state income tax purposes. The Tax Agreement also covers the conduct of income tax audits and the handling of income tax controversies.

Under the Tax Agreement, for periods during which APP is included in ABI’s consolidated federal income tax returns or state consolidated, combined or unitary tax returns, APP is required to pay an amount of income tax equal to the amount APP would have paid had APP filed its tax returns as a separate entity, except in cases where the consolidated or combined group as a whole realized a detriment on a consolidated or combined basis. If any adjustment is made to APP’s share of any consolidated or combined income tax returns, APP shall pay to ABI or ABI shall pay to APP, as the case may be, the amount of such adjustment.

12. Acquisitions of Assets

On July 28, 2004, APP acquired certain assets, including a 25,000 square foot manufacturing facility and certain injectable oncology product rights for a purchase price of approximately $11 million in cash, subject to final adjustment. Located in Barbengo, Switzerland, the FDA approved facility uses Isolator Technology which is particularly suitable for the manufacture of oncolytic products, including daunorubicin, methotrexate, and leucovorin calcium, for APP’s U.S. operations. Additionally, APP acquired eight FDA approved ANDAs covering 15 product codes and one ANDA pending with the U.S. FDA in the transaction which also included a number of generic injectable oncology products currently marketed in Europe and South America and a number of Marketing Authorization Applications, or MAAs, currently approved or pending with the European Agency for the Evaluation of Medicinal Products.

In July 2004, Chicago BioScience, LLC, a wholly owned subsidiary of ABI acquired a 90,000 square foot former pharmaceutical manufacturing facility including all its machinery, equipment, furniture and fixtures, for a purchase price of $5.5 million in cash. This facility, located in Elk Grove Village, Illinois, is intended to be modified and used for the manufacture and development of existing and future products, including the manufacture of clinical supplies, and to provide additional research and development capabilities.

13. Regulatory Matters

ABI and its subsidiaries are subject to regulatory oversight by the United States Food and Drug Administration and other regulatory authorities with respect to the development and manufacturing of its products. Failure to comply with regulatory requirements can have a significant effect on ABI’s business and operations. ABI management has designed and operates a system of controls to attempt to ensure compliance with regulatory requirements.

14. Litigation

ABI brought an action in United States District Court, Central District of California, against IVAX Corporation, or IVAX, relating to the launch of paclitaxel. In December 2002, ABI settled this matter for $2.0 million.

Vista Health Plan, Inc., or VHPI, filed in United States District Court, District of Columbia, a purported class action against ABI and Bristol Myers Squibb relating to the launch of IVAX’s generic version of Taxol®. Cobalt Corporation and WGA Insurance Corporation, on behalf of themselves and as representative plaintiffs representing other third-party payers, brought an action in Superior Court, Los Angeles County, California against ABI and Bristol Myers relating to the same matter. These cases were settled for approximately $1 million in 2003.

In October and November of 2003, several purported federal securities class action lawsuits were filed against APP in the United States District Court for the Northern District of Illinois relating to disclosure of Abraxane® Phase III clinical trials results. All of the class action lawsuits were consolidated in March 2004. In February 2005, following the FDA’s approval of Abraxane®, the consolidated federal class action lawsuit against APP was voluntarily dismissed by the plaintiffs with prejudice.

Additionally, in December 2003 a purported shareholder derivative action was filed in the Circuit Court of Cook County, Illinois, Chancery Division against each member of APP’s Board of Directors and one APP non- director executive officer alleging essentially the same claims as were alleged in the federal class action lawsuit. In March 2005, the shareholder derivative action was voluntarily dismissed by the plaintiffs without prejudice.

In December 2004, a former officer and employee of APP and a former officer of ABI filed a demand for arbitration with the American Arbitration Association against APP and Dr. Soon-Shiong claiming that APP breached a compensation protection agreement that it had with the former officer by acts amounting to actual and constructive termination of his employment without cause. The former officer is seeking monetary damages for this alleged breach. In August 2005, the former officer filed an amended demand adding ABI as a defendant. APP filed a counterclaim in the arbitration, claiming the former employee breached his duties and obligations to APP and was negligent in the performance of his duties. APP seeks unspecified damages. The arbitration has been set to begin on June 26, 2006. ABI intends to vigorously defend this claim and its management does not believe that this claim will have a material adverse effect on ABI’s consolidated financial statements or results of operations.

ABI and APP are from time to time subject to claims and litigation arising in ordinary courses of business. ABI and APP intend to defend vigorously any such litigation that may arise under all defenses that would be available to ABI and APP. In the opinion of ABI and APP management, the ultimate outcome of proceedings of which ABI and APP management is aware, even if adverse to ABI and APP, will not have a material adverse effect on ABI’s consolidated financial position or results of operations.

ABI and APP are from time to time subject to claims and litigation arising in ordinary courses of business. ABI and APP intend to defend vigorously any such litigation that may arise under all defenses that would be available to ABI and APP. In the opinion of ABI and APP management, the ultimate outcome of proceedings of which ABI and APP management is aware, even if adverse to ABI and APP, will not have a material adverse effect on ABI’s consolidated financial position or results of operations.

15. Net Sales by Product

Net sales by product line are as follows:

	Year Ended December 31,
	2004	2003	2002
	(in thousands)
Critical care	$178,242	$169,849	$135,370
Anti-infective	125,052	95,581	74,082
Oncology	95,866	81,049	61,204
Contract manufacturing	5,739	4,088	5,840
Research revenue	237	429	6,142
Other	111	748	978

	$405,247	$351,744	$283,616

16. Related Party Transactions

Amounts due to officers and shareholders primarily consist of compensation expense that has been recognized, but not yet paid by ABI. No interest is accrued, imputed or owed relating to the compensation amounts due.

Noncurrent receivables from related parties consist of accounts and notes receivable from employees and officers that are due over periods ranging from 1 to 10 years. Total noncurrent receivables from related parties outstanding at December 31, 2004 and 2003, were $0.6 million and $0.7 million, respectively. Of the total non-current receivables from related parties outstanding at December 31, 2004, $0.4 million of the amount is collateralized by property and APP common stock. The remaining balance is not collateralized. The notes receivable bear interest at rates ranging from 5.12% to 5.625% per annum. In addition, approximately $0.2 million of the outstanding notes receivable at December 31, 2004, will be forgiven over five years as specified in the terms of the agreement and contingent upon the individual continuing employment on each anniversary.

17. Segment Information

Operating primarily in North America, ABI has been organized, managed and reported in two business segments, each with discrete business objectives, management, operating and capital structures. The ABI Operations segment is a science-driven organization focused on development-stage biotechnology research, clinical progression and regulatory approval, primarily in products using its proprietary Nanoparticle Albumin Bound, or nab, technology platform. The APP Operations segment has historically operated as a separate publicly traded entity focused on the late-stage development, manufacture and marketing of generic injectable pharmaceutical products and Abraxane®, the recently approved, patented nab paclitaxel oncolytic product, licensed from ABI. There have been no material shared costs between the two business segments other than as defined in the Abraxane® license agreement, as described in Note 3.

2004	Net Sales to External Customers	Income (Loss) from Operations	Interest Income	Interest Expense	Provision (Benefit) for Income Taxes	Depreciation and Amortization	Total Assets	Capital Expenditures
	(in thousands)
APP Operations	$405,010	$88,885	$1,790	$—	$32,140	$9,777	$373,333	$37,893
ABI Operations	10,237	(25,212)	70	2,099	(469)	1,043	62,499	8,004
Eliminations	(10,000)	10,000	(1,097)	(1,097)	—	—	(43,209)	—

Total	$405,247	$73,673	$763	$1,002	$31,671	$10,820	$392,623	$45,897

2003	Net Sales to External Customers	Income (Loss) from Operations	Interest Income	Interest Expense	Provision (Benefit) for Income Taxes	Depreciation and Amortization	Total Assets	Capital Expenditures
	(in thousands)
APP Operations	$351,315	$116,773	$1,758	$6	$47,375	$9,002	$303,785	$22,753
ABI Operations	429	(23,929)	130	1,705	(4,507)	540	63,201	741
Eliminations	—	—	(1,221)	(1,221)	—	—	(43,209)	—

Total	$351,744	$92,844	$667	$490	$42,868	$9,542	$323,777	$23,494

2002	Net Sales to External Customers	Income (Loss) from Operations	Interest Income	Interest Expense	Provision (Benefit) for Income Taxes	Depreciation and Amortization	Total Assets	Capital Expenditures
	(in thousands)
APP Operations	$277,474	$77,522	$2,135	$1,327	$33,100	$9,980	$220,976	$17,916
ABI Operations	6,142	(25,338)	422	2,608	(15,545)	481	76,565	604
Eliminations	—	—	(1,244)	(2,558)	—	—	(43,209)	—

Total	$283,616	$52,184	$1,313	$1,377	$17,555	$10,461	$254,332	$18,520

18. Events Subsequent to December 31

FDA Approval

On January 7, 2005, the NDA for Abraxane® was approved by the FDA and APP launched the product in February 2005.

Litigation

In February 2005, the consolidated federal class action lawsuit against APP, as discussed in Note 14, was voluntarily dismissed by the plaintiffs with prejudice.

On March 11, 2005, the shareholder derivative action, as discussed in Note 14, was voluntarily dismissed by the plaintiffs without prejudice.

On February 10, 2005, Bioquest Venture Leasing filed a complaint against Vivorx Autoimmune, Inc., a wholly owned subsidiary of ABI, in the Superior Court of the State of California for the County of Los Angeles. Bioquest alleges that its predecessor in interest entered into a license agreement with Medclone, Inc., the predecessor in interest to Vivorx for certain technology. Bioquest alleges that Vivorx defaulted on its payment obligations pursuant to the license terms and has sought damages, interest and attorneys fees. ABI intends to vigorously defend this claim and its management does not believe that this claim will have a material adverse effect on ABI’s consolidated financial statements or results of operations.

Amendment to Credit Facility, Loan Repayments, and Stock Repurchases

In June 2005, ABI entered into a $200 million two-year secured credit facility. Net proceeds from the new facility were used to retire a $50 million demand note payable, to repurchase and retire all shares of Series A and

Series B preferred stock for $55.7 million, to repurchase shares of ABI common stock for $67.5 million and to repay a $4.0 million mortgage on the Chicago BioScience, LLC facility.

Transplant Research Institute, or TRI

TRI was formed and operations commenced in July 1991. In June 2005, Dr. Soon-Shiong, ABI’s controlling shareholder, sold to ABI his entire ownership interest in TRI, comprising all of the outstanding capital stock of TRI, in exchange for $20.0 million in cash. TRI holds various intellectual property and other rights. In ABI’s consolidated financial statements and for income tax purposes, because the sale involved ABI’s controlling shareholder, the TRI acquisition has been accounted for as an asset contribution using the shareholder’s historical cost basis, which was zero, and accounted for as a distribution of shareholders’ equity.

ABI Two-for-One Stock Split

On July 15, 2005, ABI’s Board of Directors declared a two-for-one stock split. As a result, the consolidated financial statements reflect an increase in the number of outstanding shares of ABI common stock, and all share amounts have been adjusted to reflect the effect of the stock splits for all fiscal years presented.

American BioScience, Inc.

Financial Schedule

Schedule II—Valuation And Qualifying Accounts And Reserves

A Year Ended December 31,	B Balance at Beginning of Period	C (1) Additions	D (2) Deductions	E Balance at End of Period
(in thousands)
Allowance for doubtful accounts:
2004	$510	$ 122	$—	$632
2003	$801	$(291)	$—	$510
2002	$400	$ 401	$—	$801

American BioScience, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2005	December 31, 2004

	(Unaudited)	(Note 1)
	(in thousands except share data)
Assets
Current assets:
Cash and cash equivalents	$43,982	$3,323
Short-term investments	31,285	66,475
Accounts receivable, net	38,701	15,517
Inventories	171,656	151,435
Prepaid expenses and other current assets	16,438	11,171
Deferred income taxes	14,225	14,225

Total current assets	316,287	262,146
Property, plant and equipment, net	145,452	115,875
Investment in Drug Source Co., LLC	2,803	6,256
Non-current receivables from related parties	675	647
Deferred income taxes	2,305	—
Intangible assets and other non-current assets, net	11,844	7,699

Total assets	$479,366	$392,623

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$23,862	$26,148
Accrued liabilities	39,024	39,064
Deferred revenue	19,157	38
Minimum royalties payable	1,010	1,103
Amounts due to officer/shareholder	1,142	1,783
Short-term loans	—	4,000
Demand note payable	—	38,750

Total current liabilities	84,195	110,886
Deferred income taxes	—	2,735
Long-term debt	190,000	—
Other non-current liabilities	1,400	—

Total liabilities	275,595	113,621

Minority interests	148,275	112,876

Shareholders’ equity:
Series A preferred stock—no par value; 10,000,000 shares authorized, 0 and 10,000,000 shares issued and outstanding in 2005 and 2004, respectively	—	10,000
Series B preferred stock—no par value; 22,500,000 shares authorized, 0 and 22,500,000 shares issued and outstanding in 2005 and 2004, respectively	—	22,500
Common stock—no par value; 300,000,000 shares authorized; 186,709,694 and 194,605,920 shares issued and outstanding in 2005 and 2004, respectively	—	75,348
Deferred stock-based compensation	(1,653)	(2,385)
Retained earnings	55,905	60,429
Accumulated other comprehensive income	1,244	234

Total shareholders’ equity	55,496	166,126

Total liabilities and shareholders’ equity	$479,366	$392,623

See notes to condensed consolidated financial statements.

American BioScience, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Nine months ended September 30,
	2005	2004
	(in thousands)
Net sales	$375,153	$282,631
Cost of sales	164,368	133,509

Gross profit	210,785	149,122
Operating expenses:
Research and development	41,456	32,204
Selling, general, and administrative	98,769	72,474
Stock-based compensation	1,009	650
Equity in net income of Drug Source Company, LLC	(1,808)	(1,991)

Total operating expenses	139,426	103,337

Income from operations	71,359	45,785

Interest income	970	502
Interest expense	(3,712)	(667)
Other (expense) income, net	102	49
Loss on early extinguishment of credit facility	—	(1,986)
Minority interests	(20,738)	(11,035)

Income before income taxes	47,981	32,648
Provision for income taxes	29,028	17,907

Net income	$18,953	$14,741

Research and development costs include purchases from Drug Source Company, LLC as follows:	$1,955	$306

The composition of stock-based compensation is as follows:
Research and development	$(4)	$37
Selling, general and administrative	1,013	613

	$1,009	$650

See notes to condensed consolidated financial statements.

American BioScience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
	(in thousands)
Cash flows from operating activities:
Net income	$18,953	$14,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,463	6,737
Amortization	978	920
Stock-based compensation	1,009	650
Loss on early extinguishment of credit facility	—	1,986
Loss on disposal of property, plant and equipment	61	13
Deferred income taxes	(5,040)	8
Equity in net income of Drug Source Company, LLC, net of dividends received	3,453	(815)
Minority interest	20,738	11,035
Income tax benefit on stock option exercises	11,926	2,923
Changes in operating assets and liabilities:
Accounts receivable, net	(23,184)	22,872
Inventories	(20,221)	(32,915)
Prepaid expenses and other current assets	(5,267)	4,111
Non-current receivables from related parties	(28)	102
Accounts payable and accrued expenses	(1,238)	(1,693)
Deferred revenue	19,119	37
Minimum royalties payable	(93)	(178)
Amounts due to officer/shareholder	(641)	337
Other non-current liabilities	1,400	—

Net cash provided by operating activities	32,388	30,871

Cash flows from investing activities:
Purchases of property, plant and equipment	(40,101)	(38,822)
Purchases of product license rights and research assets	(3,731)	(2,438)
Net sales (purchases) of short-term investments	35,190	(5,005)

Net cash used in investing activities	(8,642)	(46,265)

Cash flows from financing activities:
Proceeds from the exercise of subsidiary stock options	10,072	1,961
Proceeds from the sale of stock under subsidiary employee retirement and stock purchase plans	3,129	2,408
Proceeds from issuance of debt	190,000	11,900
Repayments of borrowings	(42,750)	—
Payment of deferred financing costs	(585)	(440)
Repurchase of preferred stock	(55,656)	—
Repurchase of common stock	(67,500)	—
Distribution of equity to acquire TRI	(20,000)	—

Net cash provided by financing activities	16,710	15,829
Effect of foreign currency translation	203	139

Increase in cash and cash equivalents	40,659	574
Cash and cash equivalents at beginning of period	3,323	6,893

Cash and cash equivalents at end of period	$43,982	$7,467

See notes to condensed consolidated financial statements.

American BioScience, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2005

(Unaudited)

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of American BioScience, Inc., or ABI, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, these financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of ABI management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2005, are not necessarily indicative of results to be expected for the year ended December 31, 2005.

The balance sheet information at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

Incorporated in California in 1994, ABI is a privately held biotechnology company focused on the discovery, development and delivery of next-generation therapeutics, including biologically active molecules already existing within the human biological system, for the treatment of life-threatening diseases. ABI developed and holds the worldwide rights to Abraxane®, a proprietary nanoparticle injectable oncology product.

At September 30, 2005, ABI had three wholly owned subsidiaries, VivoRx AutoImmune, Inc., Chicago BioScience, LLC and Transplant Research Institute, and two majority-owned subsidiaries, Resuscitation Technologies, LLC and American Pharmaceutical Partners, Inc.

VivoRx AutoImmune, Inc., or VAI

VAI licenses and sublicenses intellectual property relating to third-party manufacturing of scientific assay kits.

Chicago BioScience, LLC, or CBL

CBL was formed in June 2004 for the purpose of acquiring a pharmaceutical manufacturing facility which is intended to be modified and used for the manufacture and development of existing and future products, including the manufacture of clinical supplies, and to provide additional research and development capabilities.

Transplant Research Institute, or TRI

TRI was formed and operations commenced in July 1991. In June 2005, Dr. Soon-Shiong, ABI’s controlling shareholder, sold to ABI his entire ownership interest in TRI, comprising all of the outstanding capital stock of TRI, in exchange for $20.0 million in cash. TRI holds various intellectual property and other rights. In ABI’s consolidated financial statements and for income tax purposes, because the sale involved ABI’s controlling shareholder, the TRI acquisition has been accounted for as an asset contribution using the shareholder’s historical cost basis, which was zero, and accounted for as a distribution of shareholders’ equity.

Resuscitation Technologies, LLC, or RTL

RTL was formed in December 2003 and operations commenced in July 2004. RTL is a research and development collaboration for a licensed drug. At September 30, 2005 and December 31, 2004, ABI owned 83% of RTL.

American Pharmaceutical Partners, Inc., or APP

APP was incorporated in Delaware in 2001, as successor to a California corporation formed in 1996, and is a pharmaceutical company that develops, manufactures and markets injectable pharmaceutical products. APP’s wholly-owned subsidiary, Pharmaceutical Partners of Canada, Inc., markets injectable products in Canada. APP management believes that APP is the only independent U.S. public company with a primary focus on the injectable oncology, anti-infective and critical care markets, and offers one of the most comprehensive injectable product portfolios in the pharmaceutical industry. APP manufactures products in each of the three basic forms in which injectable products are sold: liquid, powder and lyophilized, or freeze-dried. Under an intercompany agreement between ABI and APP, APP holds the exclusive North American right to sell Abraxane®, a proprietary nanoparticle injectable oncology product that is a patented formulation of paclitaxel. At September 30, 2005, ABI owned 66.3%, or 47,984,160 shares, of APP’s outstanding common stock.

APP began in 1996 with an initial focus on U.S. marketing and distribution of generic pharmaceutical products manufactured by others. In June 1998, APP acquired Fujisawa USA, Inc.’s generic injectable pharmaceutical business including manufacturing facilities in Melrose Park, Illinois and Grand Island, New York and a research and development facility in Melrose Park, Illinois. APP also acquired additional assets in this transaction, including inventories, plant and equipment and abbreviated new drug applications that were approved by or pending with the U.S. Food and Drug Administration, or FDA.

APP’s products are generally used in hospitals, long-term care facilities, alternate care sites and clinics within North America. Unlike the retail pharmacy market for oral products, the injectable pharmaceuticals marketplace is largely made up of end users who have relationships with group purchasing organizations, or GPOs, and/or specialty distributors who distribute products within a particular end-user market, such as oncology clinics. GPOs and specialty distributors generally enter into collective product purchasing agreements with pharmaceutical suppliers in an effort to secure more favorable drug pricing on behalf of their members.

Additionally, a wholly owned subsidiary of APP holds a 50% interest in Drug Source Company, or DSC. DSC is a joint venture with three other partners established in 2000 to purchase raw materials for resale to pharmaceutical companies, including APP. Because APP’s 50% interest in DSC does not provide financial or operational control of the entity, APP accounts for their interest in DSC under the equity method. APP’s equity in the net income of DSC, net of intercompany profit on purchases of inventory, is classified in operating expenses in the accompanying consolidated statements of income. Research and development expense included purchases from DSC of $2.0 million and $0.3 million for the nine-month periods ended September 30, 2005 and 2004, respectively. Ending inventory included purchases from DSC of $3.4 million at September 30, 2005 and $2.9 million at December 31, 2004.

For further information, refer to the consolidated financial statements and notes thereto included in this filing for the year ended December 31, 2004.

2. Quarterly Periods

ABI and its subsidiaries other than APP use a calendar fiscal year, beginning on January 1 and ending on December 31 of each year. APP uses a 52-week or 53-week fiscal year that ends on the Saturday nearest to December 31. For quarterly reporting purposes, APP’s quarterly periods end on the Saturday nearest to the end of the quarter. For clarity of presentation, comparative periods are presented as if the APP quarters ended on September 30. Each of the nine-month periods ended September 30, 2005 and 2004 included 39 weeks.

3. Intercompany Product License and Manufacturing Agreements

All transactions between ABI and its APP subsidiary related to the intercompany product license and manufacturing agreements eliminate in consolidation and do not impact consolidated ABI operating results but do impact the results of the two operating segments. Such intercompany agreements will effectively cease to exist subsequent to closing of the merger between APP and ABI.

In November 2001, ABI signed a perpetual intercompany license agreement with APP under which APP acquired the exclusive rights to market and sell Abraxane® in North America for indications relating to breast, lung, ovarian, prostate and other cancers. Under the agreement, APP made an initial payment to ABI of $60.0 million and committed to future milestone payments contingent upon achievement of specified regulatory, publication and sales objectives for licensed indications. ABI is responsible for conducting clinical studies in support of Abraxane® and for substantially all costs associated with the development and obtaining regulatory approval for Abraxane®, except that APP provided $2.0 million of Abraxane® for use in clinical trials, the cost of which APP charged to research and development expense in 2001. Any profit, as defined in the license agreement, resulting from APP’s sales of Abraxane® will be shared equally between ABI and APP, following the recapture of half of the pre-launch sales, marketing and pre-production start-up costs incurred by APP.

Under the intercompany license agreement, ABI earns milestone payments upon the filing and approval of Abraxane® for metastatic breast cancer indication. The first such milestone of $10.0 million was achieved in May 2004 when the FDA accepted ABI’s NDA for the metastatic breast cancer indication. This payment was expensed (earned) and paid (received) by APP to ABI, respectively, in the second quarter of 2004. The FDA then approved Abraxane® for the filed indication in January 2005, triggering a $15.0 million milestone payment in the first quarter of 2005, which has been capitalized and will be amortized over the expected life of the product, subject to periodic review for impairment.

Regulatory or publication achievements related to other licensed indications under study, including lung, ovarian and prostate cancers, will trigger further intercompany milestone payments to ABI, generally totaling $17.5 million per agreed indication. Additionally, upon achievement of major annual one-time Abraxane® sales milestones, APP is required to make additional payments which, in the aggregate, could total $110.0 million should annual Abraxane® sales exceed $1.0 billion.

In November 2001, along with the intercompany license agreement for Abraxane®, APP also entered into an intercompany manufacturing agreement with ABI under which APP agreed to manufacture Abraxane® for ABI and its licensees for sales outside North America. Under this agreement, APP has the non-exclusive right to manufacture Abraxane® worldwide. For sales outside of APP’s licensed territories, APP will charge ABI and its licensees a customary margin on APP’s manufacturing costs based on whether the product will be used for clinical trials or commercial sale. The initial term of this agreement is ten years and may be extended for successive two-year terms by ABI.

4. Inventories

Inventories are valued at the lower of cost or market as determined under the first-in, first out, or FIFO, method for both book and tax purposes as follows:

	September 30, 2005			December 31, 2004
	Approved	Pending Regulatory Approval	Total Inventory	Approved	Pending Regulatory Approval	Total Inventory
	(in thousands)
Finished goods	$31,627	$4,124	$35,751	$36,706	$—	$36,706
Work in process	18,401	224	18,625	16,888	7,674	24,562
Raw materials	108,386	8,894	117,280	49,563	40,604	90,167

	$158,414	$13,242	$171,656	$103,157	$48,278	$151,435

Inventories consist of products currently approved for marketing and certain products pending regulatory approval. Inventory costs associated with products are capitalized prior to regulatory approval based on a judgment of probable future commercial success and realizable value. Such judgment incorporates management’s knowledge and best judgment of where the product is in the regulatory review process, ABI’s required investment in the product primarily through the APP Operations, market conditions, competing products and ABI’s economic expectations for the product post-approval relative to the risk of manufacturing the product prior to approval. If final regulatory approval for such products is denied or delayed, ABI may need to expense such previously capitalized costs. At September 30, 2005, inventory included $13.2 million in cost relating to injectable products pending FDA approval on that date. Included in the amount pending approval at September 30, 2005 was $7.5 million of Ceftriaxone. As of September 30, 2005, based on information provided by APP’s supplier regarding the results of an FDA inspection of the supplier, APP did not anticipate FDA approval of their Ceftriaxone product in the near term. In the event that FDA approval is unduly delayed or denied, APP’s intention is to recover its investment in Ceftriaxone material from the supplier, although APP may have to provide for and expense all, or a portion of, such inventory. At December 31, 2004, APP’s investment in inventory pending regulatory approval consisted solely of Abraxane® related inventory pending approval as of the financial statement date. Commercial shipments of Abraxane® commenced on February 7, 2005.

ABI routinely reviews its inventory and establishes reserves when the cost of the inventory is not expected to be recovered or ABI’s product cost exceeds realizable market value. In instances where inventory is at or approaching expiry, is not expected to be saleable based on ABI’s quality and control standards or for which the selling price has fallen below cost, ABI reserves for any inventory impairment based on the specific facts and circumstances. In evaluating the market value of inventory pending regulatory approval as compared to its cost, ABI considers the market, pricing and demand for competing products, ABI’s anticipated selling price for the product and the position of the product in the regulatory review process. Provisions for inventory reserves are reflected in the financial statements as an element of cost of sales with inventories presented net of related reserves.

5. Accrued Liabilities

Accrued liabilities consisted of the following:

	September 30, 2005	December 31, 2004
	(in thousands)
Sales and marketing	$15,823	$15,133
Payroll and employee benefits	10,971	7,731
Legal, professional and insurance	8,056	1,976
Accrued income taxes	—	9,175
Other	4,174	5,049

	$39,024	$39,064

6. Credit Facilities and Debt Extinguishment

ABI Credit Facility

In June 2005, ABI entered into a two-year, $200.0 million credit facility secured by substantially all of ABI’s assets, including 47.2 million shares of APP common stock held by ABI. As of September 30, 2005, $190.0 million was outstanding under the ABI facility. Given the two-year life, borrowings under the ABI facility have been classified as long-term debt in ABI’s consolidated balance sheets. ABI incurred $0.5 million in fees in connection with the ABI facility, which are being amortized over the facility’s two-year term.

The interest rate under the ABI facility is computed daily at LIBOR plus 1.7%, or 5.56% at September 30, 2005. ABI may make prepayments under the credit facility at its option. The ABI facility includes various restrictive covenants; including as to the market value of APP stock and achievement of specified Abraxane® sales objectives, and ABI may be required to make mandatory prepayments of outstanding balances and accrued interest under these covenants.

At December 31, 2004, ABI had $38.8 million outstanding under a prior $50.0 million credit facility which was secured by 6.2 million shares of APP’s common stock held by ABI as of December 31, 2004. The prior ABI credit facility was payable on demand and accrued interest at LIBOR plus 0.65%.

APP Credit Facility

In September 2004, APP entered into a $100 million three-year unsecured revolving credit facility. In August 2005, the APP facility was increased to $150 million, the term was extended by a year and certain reductions were made to the margins for Eurodollar Rate Loans and future commitment fees. Related APP facility acquisition fees of $0.5 million are being amortized over a three-year period. In the third quarter 2004, as a result of the early termination of APP’s prior credit facility, a non-recurring, non-cash pretax charge was recorded of approximately $2.0 million, or approximately $1.2 million net of applicable income tax, to write-off unamortized debt acquisition costs related to the prior facility. As of September 30, 2005, no amounts were outstanding under the APP facility and APP was in compliance with all covenants.

Interest rates under the APP facility vary depending on the type of loan made and APP’s leverage ratio. The interest rate under the APP facility is LIBOR plus 75 basis points. At September 30, 2005, the interest rate for loans under the APP facility was 4.63%. The APP facility limits the amount of and assesses a 0.125% fee on the face amount of outstanding letters of credit. With respect to the capital stock held by ABI, the credit facility prohibits APP from declaring or paying any cash dividends or making any other such cash distributions. Additionally, the terms of the APP facility limit the principal amount of the demand note received from ABI to $23.0 million, among various other covenants and restrictions.

Chicago BioScience Mortgage

In conjunction with the 2004 acquisition of a development and manufacturing facility by Chicago BioScience, LLC, a wholly owned subsidiary of ABI, obtained a $4.0 million mortgage which was secured by the manufacturing facility and 65,000 shares of APP common stock held by ABI. ABI repaid this mortgage in full in July 2005.

No interest expense was capitalized during the nine-month periods ended September 30, 2005 and 2004.

7. Shareholders’ Equity

ABI Two-for-One Stock Split

On July 15, 2005, ABI’s Board of Directors declared a two-for-one stock split. As a result, the unaudited financial statements reflect an increase in the number of outstanding shares of common stock, and all share amounts have been adjusted to reflect the effect of the stock split for all periods presented.

ABI Stock Repurchase

During 2005, ABI repurchased 10.0 million shares of its Series A preferred stock and 22.5 million shares of its Series B preferred stock for $55.7 million and repurchased 7.9 million shares of ABI common stock for $67.5 million. The Series A preferred stock and Series B preferred stock of ABI repurchased represented all of the outstanding shares of ABI’s preferred stock.

8. APP Stock Options and Restricted Stock

During the nine months ended September 30, 2005, options for the purchase of 740,800 shares of APP common stock were granted at a weighted average exercise price of $46.03 and options for 1,655,271 shares were exercised at a weighted average exercise price of $6.47. Stock-based compensation charges were $1.0 million and $0.7 million for the nine month periods ended September 30, 2005 and 2004, respectively.

The following table illustrates the pro forma effect on APP’s net income had APP applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”:

	Nine Months Ended September 30,
	2005	2004
	(in thousands)
Net income, as reported	$18,953	$14,741
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	625	399
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(6,510)	(4,144)

Pro forma net income	$13,068	$10,996

9. Litigation

On February 10, 2005, Bioquest Venture Leasing filed a complaint against Vivorx Autoimmune, Inc., a wholly owned subsidiary of ABI, in the Superior Court of the State of California for the County of Los Angeles. Bioquest alleges that its predecessor in interest entered into a license agreement with Medclone, Inc., the predecessor in interest to Vivorx for certain technology. Bioquest alleges that Vivorx defaulted on its payment obligations pursuant to the license terms and has sought damages, interest and attorneys fees. ABI intends to defend vigorously this claim and its management does not believe that this claim will have a material adverse effect on ABI’s consolidated financial statements or results of operations.

In December 2004, a former officer and employee of APP and a former officer of ABI filed a demand for arbitration with the American Arbitration Association against APP and Dr. Soon-Shiong claiming that APP breached a compensation protection agreement that it had with the former officer by acts amounting to actual and constructive termination of his employment without cause. The former officer is seeking monetary damages for this alleged breach. In August 2005, the former officer filed an amended demand adding ABI as a defendant. APP filed a counterclaim in the arbitration, claiming the former employee breached his duties and obligations to APP and was negligent in the performance of his duties. APP seeks unspecified damages. The arbitration has been set to begin on June 26, 2006. ABI intends to defend vigorously this claim and its management does not believe that this claim will have a material adverse effect on ABI’s consolidated financial statements or results of operations.

ABI and APP are from time to time subject to claims and litigation arising in ordinary courses of business. ABI and APP intend to defend vigorously any such litigation that may arise under all defenses that would be available to ABI and APP. In the opinion of ABI and APP management, the ultimate outcome of proceedings of which ABI and APP management is aware, even if adverse to ABI and APP, will not have a material adverse effect on ABI’s consolidated financial position or results of operations.

10. Net Sales by Product

Net sales by product line are as follows:

	Nine Months Ended September 30,
	2005	2004
	(in thousands)
Oncology	$125,149	$69,274
Anti-infective	129,137	83,914
Critical care	119,100	125,656
Research revenue	1,169	175
Contract manufacturing and other	598	3,612

	$375,153	$282,631

11. Acquisitions of Assets

In July 2004, APP acquired certain assets, including a 25,000 square foot manufacturing facility and certain injectable oncology product rights for a purchase price of $9.6 million in cash, after final purchase price adjustments. APP completed its purchase accounting in the third quarter of 2005 and has allocated the purchase price to the fair value of property, plant and equipment of $9.0 million and inventory of $0.6 million. Located in Barbengo, Switzerland, the FDA approved facility uses Isolator Technology which is particularly suitable for the manufacture of oncolytic products.

In July 2004, Chicago BioScience, LLC, a wholly owned subsidiary of ABI, acquired a 90,000 square foot former pharmaceutical manufacturing facility including all its machinery, equipment, furniture and fixtures, for $5.5 million in cash. This facility, located in Elk Grove Village, Illinois, is intended to be modified and used for the manufacture and development of existing and future products, including the manufacture of clinical supplies, and to provide additional research and development capabilities.

12. Comprehensive Income

Elements of comprehensive income, net of income taxes, follow:

	Nine Months Ended September 30,
	2005	2004
	(in thousands)
Foreign currency translation adjustments	$204	$138
Unrealized gain on marketable equity securities	807	—

Other comprehensive gain, net of tax	1,011	138
Net income	18,953	14,741

Comprehensive income	$19,964	$14,879

Supplemental comprehensive income information, net of tax:

Cumulative foreign currency translation (income) loss adjustments	$124	$(278)
Cumulative unrealized gain on marketable equity securities	(1,369)	—

13. Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R). SFAS 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends Statement No. 95, Statement of Cash Flows. Generally, SFAS 123(R) requires all share-based payments to employees to be recognized in the income statement based on their estimated fair value at date of grant amortized over the grant’s vesting period. Pro forma disclosure of such estimated fair value is no longer an alternative financial statement presentation.

SFAS 123(R) is effective for fiscal years beginning after June 15, 2005 and offers two alternate means of adoption, either: the “modified prospective” method in which compensation cost is recognized for awards granted after the effective date of the statement and outstanding, unvested awards granted prior to SFAS 123(R)’s effective date; or a “modified retrospective” method which applies the modified prospective method, but allows companies to restate prior periods based on amounts calculated for pro forma disclosures under the original Statement 123 for either all prior periods presented or prior interim periods in the year of adoption.

ABI plans to adopt SFAS 123(R) in the first quarter of 2006 but has not yet determined which transition option it will apply. The adoption of SFAS 123(R) will significantly impact ABI’s results of operations, but will have no impact on ABI’s overall financial position. The impact of SFAS 123(R) on ABI’s results of operations cannot be accurately predicted at this time as it will depend on future market prices and equity grants. However, had ABI adopted SFAS 123(R) in prior periods, the impact of the standard on the past period would likely approximate the pro forma amounts calculated and disclosed under the original Statement 123. SFAS 123(R) also requires that the any tax benefit in excess of compensation cost, as calculated under the new standard, be reported in the statement of cash flows as a financing activity rather than an operating activity. This change will reduce reported net operating cash flow and will equally increase reported net financing cash flow in periods after adoption. While ABI cannot estimate what those amounts will be in the future, the amount of operating cash flows recognized in prior periods for such excess tax deductions were $2.9 million, $5.1 million, and $2.4 million in 2004, 2003 and 2002, respectively.

14. Related Party Transactions

TRI was formed and operations commenced in July 1991. In June 2005, Dr. Soon-Shiong, ABI’s controlling shareholder, sold to ABI his entire ownership interest in TRI, comprising all of the outstanding capital stock of TRI, in exchange for $20.0 million in cash. TRI holds various intellectual property and other rights. In ABI’s consolidated financial statements and for income tax purposes, because the sale involved ABI’s controlling shareholder, the TRI acquisition has been accounted for as an asset contribution using the shareholder’s historical cost basis, which was zero, and accounted for as a distribution of shareholders’ equity.

Amounts due to officers and shareholders primarily consist of compensation expense that has been recognized, but not yet paid by ABI. No interest is accrued, imputed or owed relating to the compensation amounts due.

Non-current receivables from related parties consisting of accounts and notes receivable from employees and officers that are due over periods ranging from 1 to 10 years. Total non-current receivables from related parties outstanding at September 30, 2005 and December 31, 2004, were $0.7 million and $0.6 million, respectively. Of the total non-current receivables from related parties outstanding at September 30, 2005 and December 31, 2004, $0.4 million and $0.4 million, respectively, of the amount are collateralized by property and APP common stock. The remaining balance is not collateralized. The notes receivable bear interest at rates ranging from 5.12% to 5.625% per annum. In addition, approximately $0.2 million and $0.2 million of the outstanding notes receivable at September 30, 2005 and December 31, 2004, respectively, will be forgiven over five years as specified in the terms of the agreement and contingent upon the individual continuing employment on each anniversary.

15. Segment Information

Operating primarily in North America, ABI has been organized, managed and reported in two business segments, each with discrete business objectives, management, operating and capital structures. The ABI segment is a science-driven organization focused on development-stage biotechnology research, clinical progression and regulatory approval, primarily in products using its proprietary nanoparticle Albumin Bound, or nab, technology platform. The APP segment has historically operated as a separate publicly traded entity focused on the late-stage development, manufacture and marketing of generic injectable pharmaceutical products and Abraxane®, the recently approved, patented nab paclitaxel oncolytic product, licensed from ABI. Prior to the July 2005 initiation of the merger proposal, there were no material shared costs between the two business segments other than as defined in the Abraxane® license agreement, as described in Note 3.

The following segment information has been prepared in accordance with the internal accounting policies of ABI and is not presented in accordance with generally accepted accounting principles applied to the consolidated financial statements.

Nine Months Year to Date September 30, 2005
	Net Sales to External Customers	Income from Operations
	(in thousands)
APP Operations	$373,984	$95,909
ABI Operations	16,169	(26,157)
Eliminations	(15,000)	1,607

Total	$375,153	$71,359

Nine Months Year to Date September 30, 2004
	Net Sales to External Customers	Income from Operations
	(in thousands)
APP Operations	$282,456	$53,639
ABI Operations	10,175	(17,854)
Eliminations	(10,000)	10,000

Total	$282,631	$45,785

16. Taiho Agreement and Revenue

On May 27, 2005, ABI licensed the rights to Abraxane® in Japan to Taiho Pharmaceutical Co., LTD, or Taiho, a subsidiary of Otsuka Pharmaceutical Ltd. Under the agreement, ABI and Taiho have established a steering committee which will oversee the development of Abraxane® in Japan for the treatment of breast, lung, gastric, and other solid tumors. The license provides for: a non-refundable $20.0 million upfront payment to ABI, $38.5 million in potential milestone payments contingent upon the achievement of various clinical, regulatory and sales objectives; royalties based on net sales under the agreement; and an agreement under which ABI will supply Taiho with Abraxane®. Due to ABI’s continuing involvement under the licensing agreement, the $20.0 million non-refundable upfront payment has been deferred and the payment is being recognized as research revenue ratably over the estimated life of the product.

17. Subsequent Events

On November 27, 2005, APP entered into an agreement and plan of merger with ABI under which ABI will merge with and into APP, with APP continuing as the surviving corporation. In the merger, holders of shares of ABI common stock will receive 86,096,523 shares of APP common stock, plus the number of shares of APP common stock held by ABI at the effective time of the merger (which was 47,984,160 shares as of December 31, 2005), less the number of shares of APP common stock issuable after the effective time of the merger with respect to restricted stock units issued under the ABI restricted unit plan contemplated to be adopted by ABI under the merger agreement (with this number of shares of APP common stock to be issued as part of the merger consideration, but to be issued to holders of ABI restricted stock units in cancellation of such units). The 47,984,160 shares of APP common stock held by ABI prior to the merger and acquired by APP in connection with the merger will be cancelled without payment of any additional merger consideration. Upon completion of the merger, the former holders of ABI common stock, together with the holders of ABI restricted stock units, will be issued shares of APP common stock representing approximately 83.5% of APP’s common stock outstanding on a fully-diluted basis immediately after the merger. This percentage reflects only the APP shares to be issued in the merger but does not include any shares of APP common stock held by individual ABI shareholders prior to the merger. In connection with the merger, APP’s certificate of incorporation will be amended to (a) increase the authorized number of shares of APP common stock to 350,000,000 and (b) change APP’s name to “Abraxis Bioscience, Inc.”

Under Delaware law, the approval of the holders of a majority of the outstanding shares of APP common stock is required to adopt the merger agreement and to approve the charter amendments. In addition, under the Nasdaq Marketplace Rules, listed companies are required to obtain stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if either (a) any director, officer or substantial shareholder of the listed company has a 5% or greater interest in the company to be acquired and the number of shares to be issued in the transaction exceeds 5% of the shares outstanding prior to the merger or (b) the number of shares to be issued in the transaction exceeds 20% of the shares outstanding prior to the transaction.

On November 27, 2005, ABI and certain other APP stockholders affiliated with Dr. Soon-Shiong, who collectively held approximately 67.2% of APP’s outstanding common stock as of that date, approved by written consent (i) the adoption of the merger agreement, (ii) the issuance of shares of APP common stock in the merger and (iii) the charter amendments. The action by written consent was sufficient to adopt the merger agreement, issue shares of APP common stock in the merger and approve the charter amendments without the affirmative vote of any other APP stockholder.

Completion of the merger is also subject to, among other things, the approval of the holders of a majority of the outstanding shares of ABI’s common stock. Holders of approximately 98.9% of the outstanding shares of ABI common stock have agreed to deliver the requisite ABI shareholder approval by written consent within two business days after the information statement relating to the pending merger is mailed to APP stockholders.

The pending merger between APP and ABI is referred to as a downstream merger and, for accounting purposes, ABI is viewed as the surviving entity rather than APP (which is the surviving entity for legal purposes). As such, the merger will be accounted for in ABI’s consolidated financial statements as an implied acquisition of the minority interest of APP that it does not already own using the purchase method of accounting. Under this accounting method, the accounts of APP, including goodwill, will be adjusted to reflect the minority interest’s share of any differences between their fair values and book values as of the merger closing date. The total fair value of APP will be based on the average market price of APP’s common stock over a period of a few days before and after the date the merger agreement for the transaction was executed and announced.

Furthermore, because ABI is treated as the continuing reporting entity for accounting purposes, the reports filed by APP, as the surviving corporation in the merger, after the date of the merger will parallel the financial reporting required under GAAP and SEC reporting rules as if ABI were the legal successor to its reporting obligation as of the date of the merger. As the merger will close subsequent to the date of these financial statements, the effect of the implied acquisition of the minority interest has not been reflected in these financial statements.

Beginning on or about December 7, 2005, several stockholder derivative and class actions lawsuits were filed against APP, its current and former directors and ABI in the Delaware Court of Chancery. APP is a nominal defendant in the stockholder derivative lawsuits. The lawsuits allege that APP’s directors breached their fiduciary duties in connection with approving the merger between APP and ABI. Among other relief, the lawsuits seek to enjoin the merger between APP and ABI and unspecified damages. APP intends to respond appropriately to these lawsuits.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

AMERICAN PHARMACEUTICAL PARTNERS, INC.

AND

AMERICAN BIOSCIENCE, INC.

DATED AS OF NOVEMBER 27, 2005

i

ii

Exhibits

Exhibit A	Form of ABI Shareholder Consent
Exhibit B	Form of Company Stockholder Consent
Exhibit C	Form of Investor Statement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Governance Agreement
Exhibit F	Form of Securities Law Legend
Exhibit G	Form of Escrow Agreement
Exhibit H	Form of Letter of Transmittal

iii

AGREEMENT AND PLAN OF MERGER, dated as of November 27, 2005 (this “Agreement”), by and among American Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”), and American BioScience, a California corporation (“ABI”), and, with respect to specific matters identified on the signature page hereof, Dr. Patrick Soon-Shiong (“PSS”) and the ABI Executing Shareholders (as defined below).

WHEREAS, as of the date hereof, ABI, PSS and certain PSS Entities collectively beneficially own 48,734,160 shares of common stock, par value $.001 per share, of the Company (the “Company Common Stock”) (excluding any outstanding options to acquire shares of Company Common Stock or unvested restricted shares of Company Common Stock held by PSS), representing approximately 64.43% of the outstanding shares of Company Common Stock on a fully diluted basis;

WHEREAS, a special committee of the Board of Directors of the Company (the “Special Committee”) has determined that the merger of ABI with and into the Company contemplated hereby (the “Merger”) is fair to, and is in the best interests of, the Company, and has unanimously recommended to the Board of Directors of the Company (the “Company Board”) that the Company Board approve the terms and conditions of this Agreement;

WHEREAS, the Company Board has approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and the Board of Directors of ABI (the “ABI Board”) has approved this Agreement in accordance with the California Corporations Code (“CCC”);

WHEREAS, the holders of record of approximately 98.8% of the outstanding shares of ABI Common Stock are agreeing to execute and deliver to ABI, with a copy to the Company, a written consent in the form attached as Exhibit A (a “ABI Shareholder Consent”) in accordance with Section 603 of the CCC approving the principal terms of this Agreement and the Merger;

WHEREAS, ABI, PSS and PSS Entities that collectively are the holders of record of approximately 67.2% of the outstanding shares of Company Common Stock, are agreeing to execute and deliver to the Company a written consent in the form attached hereto as Exhibit B (the “Company Stockholder Consent”) immediately following the execution of this Agreement in accordance with Section 228 of the DGCL approving and adopting this Agreement, the Merger and the Share Issuance (as defined below).

WHEREAS, immediately prior to the execution of this Agreement, ABI has delivered completed and signed Investor Statements in the form of Exhibit C attached (the “ABI Investor Statements”) from PSS and each of the ABI Executing Shareholders.

WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended through the date hereof (together with the regulations promulgated thereunder, the “Code”), and that this Agreement will be, and hereby is, adopted as a plan of reorganization;

WHEREAS, it is a condition to the obligation of ABI to consummate the Merger that the Company execute and deliver the Registration Rights Agreement attached hereto as Exhibit D (the “Registration Rights Agreement”);

WHEREAS, it is a condition to the obligation of the Company to consummate the Merger that PSS and the PSS Shareholders (as defined below) execute and deliver (a) the Governance Agreement attached hereto as Exhibit E (the “Governance Agreement”) and (b) the Registration Rights Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

Definitions

Section 1.1 Defined Terms. For purposes of this Agreement, the following terms have the following meanings:

“ABI Excluded Effect” means any fact, change event, effect or circumstance adverse to the business, financial condition, results of operations, assets, liabilities or prospects of ABI or any of its Subsidiaries that is a result of (a) the execution or announcement of this Agreement or any related agreement or the consummation of the transactions contemplated by this Agreement or any related agreement, (b) changes in general economic or regulatory conditions in the United States or foreign economies and industries in which ABI or its Subsidiaries participate that do not have a materially disproportionate impact on ABI and its Subsidiaries relative to other participants in such economies or industries, (c) any decline in the value of the shares of Company Common Stock owned by ABI (it being understood that the facts, events, changes, effects and circumstances giving rise to or contributing to such declines in the Company’s stock price or trading volume shall not by virtue of this clause (c) alone constitute Company Excluded Effects), (d) any failure or inability on the part of the Company or any of its Subsidiaries to manufacture Abraxane®, or any failure of the Company to use commercially reasonable efforts to achieve sales of Abraxane®(except to the extent resulting from (x) defects in ABI’s intellectual property rights related to Abraxane® or (y) the regulatory status of Abraxane® or any product liability allegations or claims or allegations or claims questioning the safety or efficacy of Abraxane®, in each case that do not result from the manufacturing of Abraxane® by the Company or any of its Subsidiaries) or (e) any breach by the Company or any of its Subsidiaries of any Contract with ABI or any of its Subsidiaries.

“ABI Executing Shareholders” means (a) THEMBA 2005 Trust I, (b) THEMBA 2005 Trust II, (c) The 2005 Two-Year Annuity Trust A, (d) The 2005 Two-Year Annuity Trust B and (e) The California Capital Limited Partnership.

“ABI Intellectual Property” means all United States and foreign patents (including without limitation continuations, continuations-in-part, reissues and extensions thereof), applications for patent (including without limitation divisionals thereof), copyrights (including without limitation all renewals and extensions thereof), registrations and applications for registration of copyright, registered and unregistered designs, Trademarks, registrations and application for registration of Trademarks, Trade Secrets, works of authorship, inventions, software and all other intellectual property or similar rights or materials that are owned or used by ABI or any Subsidiary of ABI in the conduct of the business of ABI or any Subsidiary of ABI as currently conducted.

“ABI Material Adverse Effect” means any fact, change, event, effect or circumstance (other than any ABI Excluded Effect) that, individually or in the aggregate, is materially adverse to the business, financial condition, results of operations, assets or liabilities of ABI and its Subsidiaries taken as a whole.

“ABI Owned Intellectual Property” means all ABI Intellectual Property that is owned by ABI or any Subsidiary thereof.

“ABI Per Share Percentage” means the percentage represented by (i) one divided by (ii) the number of shares of ABI Common Stock outstanding immediately prior to the Effective Time.

“ABI Restricted Unit Plan” means the ABI Restricted Stock Unit Plan to be adopted by ABI after the date of this Agreement and prior to the Effective Time.

“ABI RSUs” means the restricted stock units issued by ABI pursuant to the ABI Restricted Unit Plan.

“Abraxane®” means the form of Paclitaxel protein-bound particles for injectable suspension (albumin-bound), currently marketed and sold under the proprietary name “Abraxane®”.

“affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act; provided that: (a) the Company, persons controlled by the Company and their respective directors, officers and employees (other than PSS), shall not be deemed to be affiliates of (b) ABI, any person that controls ABI, is controlled by ABI or is under common control with ABI or any of their directors, officers or employees (excluding for purposes of this clause (b) in each case the Company, persons controlled by the Company and their respective directors, officers or employees, other than PSS).

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means state securities or “blue sky” laws.

“business day” means any day other than a day on which the SEC or the office of the Secretary of State of Delaware or California shall be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Company Excluded Effect” means any fact, change, event, effect or circumstance adverse to the business, financial condition, results of operations, assets or liabilities of the Company or any of its Subsidiaries that is a result of (a) the execution or announcement of this Agreement or any related agreement or the consummation of the transactions contemplated by this Agreement or any related agreement, (b) changes in general economic or regulatory conditions in the United States or foreign economies and industries in which the Company or its Subsidiaries participate that do not have a materially disproportionate impact on the Company and its Subsidiaries relative to other participants in such economies or industries, (c) any failure to meet analysts’ projections (it being understood that the facts, events, changes, effects and circumstances giving rise to or contributing to such failure to meet such projections shall not by virtue of this clause (c) alone constitute Company Excluded Effects), (d) changes in the Company’s stock price or trading volume (it being understood that the facts, events, changes, effects and circumstances giving rise to or contributing to such changes in the Company’s stock price or trading volume shall not by virtue of this clause (d) alone constitute Company Excluded Effects), (e) actual or alleged defects in ABI’s intellectual property rights related to Abraxane®, (f) the regulatory status of Abraxane®, any product liability allegations or claims or any allegations or claims questioning the safety or efficacy of Abraxane®, in each case that do not result from the manufacturing of Abraxane® by the Company of any of its Subsidiaries, or (g) any breach by ABI or any of ABI’s Subsidiaries of any Contract with the Company or any of its Subsidiaries.

“Company Intellectual Property” means all United States and foreign patents (including without limitation continuations, continuations-in-part, reissues and extensions thereof), applications for patent (including without limitation divisionals thereof), copyrights (including without limitation all renewals and extensions thereof), registrations and applications for registration of copyright, registered and unregistered designs, Trademarks, registrations and application for registration of Trademarks, Trade Secrets, works of authorship, inventions, software and all other intellectual property or similar rights or materials that are owned or used by the Company or any Subsidiary of the Company in the conduct of the business of the Company or any Subsidiary as currently conducted (other than any ABI Intellectual Property).

“Company Material Adverse Effect” means any fact, change, event, effect or circumstance (other than a Company Excluded Effect) that, individually or in the aggregate, is materially adverse to the business, financial condition, results of operations, assets or liabilities of the Company and its Subsidiaries taken as a whole.

“Company Stock Price” as of any NASDAQ trading day means the per share closing price of Company Common Stock on the NASDAQ National Market as reported in The Wall Street Journal (absent manifest error).

“Contracts” means any written or oral agreements, arrangements, contracts, obligations or commitments.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, decision, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to human health and safety or the environment, including, without limitation, noise, odor, wetlands, or the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interest” of any entity means (a) the capital stock of, or other equity, ownership or voting interest in, such entity (including partnership, membership and similar interests and any similar or equivalent rights); (b) any option, warrant, right or security (including debt securities) pursuant to which the entity is required to issue upon conversion, exchange or exercise thereof, any of the capital stock of, or other equity, ownership or other voting interest in, such entity, or any similar or equivalent rights; and (c) any stock appreciation right or phantom security that is an obligation of such entity the value of which is determined based upon or derived from the value of the capital stock or other equity or ownership interest in such entity.

“ERISA” means Title IV of the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Shares” means a number of shares of Company Common Stock equal to 10% of the New Share Number, which shares shall be funded in accordance with Section 3.1(f) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Loss Events” means specific facts, circumstances or events that form the basis of or give rise to Losses of $3 million or less and for which indemnification otherwise would be available to a Company Indemnified Party pursuant to Article IX were it not for the concept of Excluded Loss Events provided herein.

“executive officer” shall have the meaning set forth in Rule 405 under the Securities Act.

“Former Shareholders” shall have the meaning assigned to such term in the Escrow Agreement.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means domestic or foreign governmental, administrative, judicial, regulatory or self-regulatory authority or instrumentality.

“Hazardous Materials” means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

“immediate family” means lineal descendants (whether by blood or marriage), ancestral forebears, current and former spouses, and persons related by blood, adoption or marriage to any of the foregoing.

“knowledge” (a) of any person that is an individual means, with respect to any specific matter, the actual knowledge of such person, (b) of ABI means, with respect to any specific matter, the actual knowledge of the persons listed on Schedule 1.1 of the ABI Disclosure Schedule and any other personnel of ABI having primary responsibility for the matter in question and (c) of the Company means, with respect to any specific matter, the actual knowledge of the Company’s executive officers having primary responsibility for such matter; provided, however, that “knowledge” of the Company shall not include knowledge of PSS, ABI or any executive officer or affiliate of PSS or ABI.

“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Losses” means losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, reasonable costs and expenses (including reasonable out-of pocket attorneys’ fees and costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing but not including internal management, administrative or overhead costs incurred in connection with the administration, supervision or performance of actions taken in connection with any of the foregoing).

“Merger Consideration Number” means (a) the New Share Number, plus (b) the number of shares of Company Common Stock held by ABI immediately prior to the Effective Time, less (c) the number of shares of Company Common Stock issuable after the Effective Time with respect to the ABI RSUs outstanding immediately prior to the Effective Time.

“New Share Number” means 86,096,523 shares of Company Common Stock.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, or other entity.

“PSS Entity” means any trust for the benefit of PSS or any members of PSS’ immediately family and any other entity in which PSS or any members of PSS’ immediate family separately or collectively hold a majority of the outstanding Equity Interests.

“PSS Shareholders” means any PSS Entity holding shares of ABI Common Stock immediately prior to the Closing.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Percentage” means, with respect to each shareholder of ABI immediately prior to the Effective Time that does not properly exercise and perfect CCC Appraisal Rights, (a) the number of shares of ABI Common Stock then held of record by such shareholder divided by (b) the total number of shares of ABI Common Stock then outstanding less the total number of Appraisal Shares.

“Specified Matters” means the specific matters attached as Annex I to the ABI Disclosure Schedule.

“Subsidiary” of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other Equity Interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity; provided, however, that for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be Subsidiaries of ABI, and Drug Source Company LLC shall not be deemed to be a Subsidiary of the Company.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, when computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trade Secrets” means all trade secrets, know-how, and other confidential or proprietary information or materials, including, without limitation, designs, concepts, drawings, ideas, specifications, techniques, discoveries, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, new product or new technology information, marketing techniques and materials, marketing plans, timetables, strategies and development plans, (including prospective trade names or trademarks), customer names and other information related to customers, employee information, pricing policies, and financial information.

“Trademarks” means trademarks, trade names, service marks, logos, brands, and other designations of source, origin, endorsement, certification or sponsorship.

Section 1.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Terms	Section
ABI	Preamble
ABI Articles	5.2
ABI Audited Financial Statements	5.7(a)
ABI Benefit Plans	5.10(a)
ABI Board	Recitals
ABI Bylaws	5.2
ABI Capitalization Claim	9.4(h)
ABI Certificate	3.1(a)
ABI Common Stock	3.1(a)
ABI Disclosure Schedule	Art. V Preamble
ABI Financial Advisors	5.8
ABI Indemnities Parties	9.2
ABI Investor Statements	Recitals
ABI IP Agreements	5.16
ABI Material Contracts	5.13
ABI Permits	5.6
ABI Preferred Stock	5.3(a)
ABI Real Property	5.15
ABI Regulatory Agreement	5.14
ABI Related Persons	5.18

Defined Terms	Section
ABI Shareholder Approval	5.4(c)
ABI Shareholder Consent	Recitals
ABI Unaudited Financial Statements	5.7(b)
ABI Warrants	5.3(a)
Abraxane® Agreements	9.3(e)
Agreement	Preamble
Appraisal Shares	3.3
Approval Notice	6.5(e)
Capitalization Date	4.3(a)
CCC	Recitals
CCC Appraisal Rights	3.3
Certificate of Merger	2.2
Claim Notice	9.3(a)
Closing	2.2
Closing Date	2.2
Code	Recitals
Company	Preamble
Company Benefit Plans	4.10(a)
Company Board	Recitals
Company Bylaws	4.2
Company Certificate	3.1(a)
Company Charter	4.2
Company Common Stock	Recitals
Company Disclosure Schedule	Art. IV Preamble
Company Financial Advisor	4.8
Company Foreign Plans	4.10(a)
Company Indemnified Parties	9.1
Company Material Contracts	4.13
Company Options	4.3(a)
Company Permits	4.6
Company Preferred Stock	4.3(a)
Company Related Persons	4.19
Company SEC Filings	4.7(a)
Company Stockholder Consent	Recitals
Confidentiality Agreement	6.4
Costs	6.8(a)
CSA	4.21
D&O Insurance	6.8(a)
D&O Indemnified Parties	6.8(a)
DEA	4.20
DGCL	Recitals
Effective Time	2.2
Escrow Agent	3.1(f)
Escrow Agreement	3.1(f)
FDA	4.21
FDCA	4.21
Governance Agreement	Recitals
Indemnification Claim	9.3(a)
Indemnified Party	9.3(a)
Indemnifying Party	9.3(a)

Defined Terms	Section
Information Statement	6.3(a)
Intellectual Property Agreements	5.16(c)
Item 601(a)(10) Contracts	4.13
Letter of Transmittal	3.2(a)
Merger	Recitals
Outside Date	8.1(b)
Participating ABI Shareholder	3.2(a)
Pharmaceutical Product	4.21
PHSA	4.21
Plan	4.10(a)
Pro Rata Percentage	9.6
PSS	Preamble
Registration Rights Agreement	Recitals
Representatives	6.4
Sarbanes-Oxley Act	4.7(d)
Share Exchange Ratio	3.1(a)
Share Issuance	Recitals
Shareholders’ Representative	10.13
Special Committee	Recitals
Surviving Corporation	2.1
Tax Clearance Certificate	5.5(b)
Third Party Claim	9.3(a)
Transaction Agreements	4.4(b)

Article II

The Merger

Section 2.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and the CCC, at the Effective Time (as defined below), ABI shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of ABI shall cease and the Company shall continue as the corporation surviving the Merger. From and after the Effective Time, the Company shall be, and is sometimes referred to herein as, the “Surviving Corporation.”

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place on the first business day after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the satisfaction or waiver of such conditions at Closing) or on such other date as is agreed to by the Company and ABI hereto (the actual date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at 10:00 a.m. local time on the Closing Date at the offices of Morrison & Forester LLP, Suite 3500, 555 West Fifth Street, Los Angeles, California, or at such other time or place as is agreed to in writing by the parties hereto. At the Closing, the Company and ABI shall cause the Merger to be consummated by filing (a) a certificate of merger relating to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and (b) a copy of a merger agreement, officers’ certificates and a certificate of merger relating to the Merger with the Secretary of State of the State of California, all as contemplated by, and executed in accordance with, Section 1108 and the other relevant provisions of the CCC (the date and time of the filing of the Certificate Merger and the acceptance thereof by the Secretary of State of Delaware, or if another date and time is agreed by the parties hereto and specified in such filing, such specified date and time, being the “Effective Time”).

Section 2.3 Effect of the Merger. The Merger shall have the effects provided in Section 259 of the DGCL and Section 1107 of the CCC. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of ABI shall vest in the Surviving Corporation, and all debts, liabilities and duties of ABI shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.4 Certificate of Incorporation; Bylaws; Directors and Officers.

(a) At the Effective Time, (i) Section 1 of the amended and restated certificate of incorporation of the Company shall be amended to read in its entirety as follows: “The name of the corporation is Abraxis Bioscience, Inc. (the ‘Corporation’)” and (ii) Section 4.1 of the certificate of incorporation of the Company shall be amended to read in its entirety as follows: “The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 356,000,000, consisting of 350,000,000 shares of common stock, $.001 par value per share (“Common Stock”), and 6,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”).” As so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Law.

(b) The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with its terms, the terms of the certificate of incorporation of the Surviving Corporation and applicable Law.

(c) The directors of the Company immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

(d) The officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

Article III

Treatment of Securities; Exchange of Certificates

Section 3.1 Effect of the Merger on Capital Stock.

(a) Conversion of ABI Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, ABI or the stockholders of the Company or shareholders of ABI, each share of common stock, par value $.001 per share of ABI (the “ABI Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of newly issued shares of Company Common Stock equal to the Merger Consideration Number multiplied by the ABI Per Share Percentage (the “Share Exchange Ratio”), with cash paid in lieu of fractional shares as provided in Section 3.2(d). Upon the Effective Time, all such shares of ABI Common Stock shall no longer be outstanding and automatically shall be canceled and retired and shall cease to exist, and each stock certificate previously representing any such shares (each, a “ABI Certificate”) shall thereafter represent only the right to receive a certificate or certificates representing the shares of Company Common Stock (each, a “Company Certificate”) into which such shares of ABI Common Stock were converted in the Merger. ABI Certificates shall be exchanged for Company Certificates representing whole shares of Company Common Stock deliverable in consideration therefor upon the proper surrender of such ABI Certificates in accordance with the provisions of Section 3.2, without interest. Each company certificate delivered hereunder in respect of shares of ABI Common Stock shall upon delivery bear the legend set forth on Exhibit F.

(b) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by ABI, which shall be treated in accordance with Section 3.1(d) pursuant to the Merger) shall remain outstanding as one share of Company Common Stock after the Effective Time.

(c) ABI RSUs. As of the Effective Time, each outstanding ABI RSU shall become a right to acquire or receive from the Company shares of Company Common Stock in accordance with the terms of the ABI Restricted Unit Plan and such ABI RSU. The Company shall file with the SEC prior to the Effective Time a registration statement on Form S-8 (or any successor form) with respect to the shares of Company Common Stock to be issued in respect of the ABI RSUs. Such registration statement shall be effective as of the Effective Time.

(d) Cancellation of Treasury Shares. Immediately after the Effective Time, all shares of Company Common Stock owned by ABI immediately prior to the Effective Time and acquired by the Company pursuant to the Merger shall be cancelled and retired without payment of any Merger or other consideration therefor.

(e) Change in Shares. If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock or ABI Common Stock are changed into a different number of shares or a different class or series of capital stock by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or otherwise, the Share Exchange Ratio and the other conversion formulas specified in this Section 3.1 shall be appropriately adjusted to reflect the effect of such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

(f) Escrow Agreement. Immediately prior to the Effective Time, the Shareholders’ Representative and the Company shall enter into an Escrow Agreement with an escrow agent (the “Escrow Agent”) reasonably acceptable to the Company and the Shareholders’ Representative in substantially the form of Exhibit G attached hereto (the “Escrow Agreement”). At the Effective Time, the Company shall deposit with the Escrow Agent Company Certificates representing the Escrow Shares. The Escrow Shares shall be held and distributed pursuant to the Escrow Agreement.

Section 3.2 Exchange of Certificates.

(a) Closing Delivery to Participating ABI Shareholders. Immediately after the Effective Time, the Company shall deliver to each shareholder of record of ABI (i) who is present at the Closing in person or through a duly authorized representative (with reasonable proof of such due authorization) and (ii) who has provided written notice to the Company at least two business days prior to the Closing Date, including a certification as to the number of shares of ABI Common Stock such shareholder will own of record as of immediately prior to the Effective Time and reasonable proof of such ownership (a “Participating ABI Shareholder”), Company Certificates representing the number of whole shares of Company Common Stock into which the shares of ABI Common Stock then held of record by such Participating ABI Shareholder have been converted pursuant to the Merger less the number of shares of Company Common Stock representing such Participating ABI Shareholder’s Shareholder Percentage of the Escrow Shares and a check for the amount of cash payable in lieu of fractional shares pursuant to Section 3.2(d); provided, however, that the Company shall not be required to deliver such Company Certificates or a check for cash payable in lieu of fractional shares to any Participating ABI Shareholder unless at least three business days prior to the Closing the Participating ABI Shareholder delivers to ABI (A) the ABI Certificates representing the shares of ABI Common Stock then held by such Participating ABI Shareholder, together with (B) a properly completed and duly executed letter of transmittal substantially in the form attached hereto as Exhibit H attached and containing such other provisions as shall be reasonably agreed by the Company and ABI, including provisions approving the designation of PSS as the Shareholders’ Representative pursuant to Section 10.13 (together with any other documents or instruments specified for delivery therein, a “Letter of Transmittal”). ABI shall use its reasonable best efforts to notify each ABI shareholder of the anticipated Closing Date and offer each such shareholder the opportunity to be a Participating ABI Shareholder, subject to compliance with the requirements set forth above.

(b) Exchange Procedures. As promptly as reasonably practicable after the Effective Time, the Company shall mail to each holder of record of an ABI Certificate not delivered at the Closing pursuant to Section 3.2(a) a Letter of Transmittal and instructions for surrendering to the Company such holder’s ABI Certificates in exchange for Company Certificates representing the number of whole shares of Company Common Stock to which such shareholder is entitled pursuant to the Merger as provided herein less such holder’s Shareholder Percentage of the Escrow Shares. Upon the surrender of any such ABI Certificate to the Company, together with a properly completed and duly executed Letter of Transmittal, the holder of such ABI Certificate shall be entitled to receive in exchange therefor, Company Certificates representing the number of whole shares of Company Common Stock which the shares of ABI Common Stock formerly represented by such ABI certificate were converted pursuant to the Merger less a number of such shares equal to such holder’s Shareholder Percentage of the Escrow Shares, plus an amount of cash in lieu of fractional shares that otherwise would be issuable. In the event of a transfer of ownership of shares of ABI Common Stock which is not registered in the transfer records of ABI, Company Certificates representing the proper number of shares of Company Common Stock less a number of shares equal to the applicable Shareholder Percentage of the Escrow Shares and a check for the proper amount of cash deliverable in lieu of fractional shares shall be delivered to a transferee only if the ABI Certificate representing such shares of ABI Common Stock is presented to the Company accompanied by all documents reasonably required to evidence and effect such transfer and by evidence reasonably satisfactory to the Company that any applicable stock transfer taxes have been paid. Until properly surrendered as contemplated by this Section 3.2, each ABI Certificate shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Company Certificates representing the number of whole shares of Company Common Stock less a number of shares equal to the applicable Shareholder Percentage of the Escrow Shares and a check for the amount of cash in lieu of fractional shares to which the holder thereof is entitled pursuant to subparagraph (d) below.

(c) No Further Rights in ABI Common Stock. From and after the Effective Time, there shall be no transfers of any shares of ABI Common Stock on ABI’s stock transfer books. The shares of Company Common Stock, and any cash in lieu of fractional shares, issued and paid upon surrender of the ABI Certificates formerly representing shares of ABI Common Stock in accordance with the terms hereof shall constitute full payment in satisfaction of all rights in or pertaining to such shares of ABI Common Stock. From and after the Effective Time, the former holders of ABI Common Stock shall have no further or other rights in or as a holder of ABI Common Stock, other than the right to receive the Merger consideration to which such holder is entitled pursuant to the Merger as provided herein.

(d) Fractional Shares. No Company Certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of ABI Certificates pursuant to the Merger, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional shares which otherwise would be issuable pursuant to the Merger, and no such fractional share interests will entitle the owner thereof to any rights of a stockholder of the Company. In lieu of any fractional shares of Company Common Stock, each former ABI shareholder that would have been entitled to receive a fractional share of Company Common Stock shall, upon proper surrender of its ABI Certificates, receive a cash payment equal to such fraction multiplied by the average of the Company Stock Prices over the ten consecutive NASDAQ trading days ending on and including the second full trading day preceding the Closing Date.

(e) Lost Certificates. If any ABI Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such ABI Certificate to be lost, stolen or destroyed, and the posting of a bond if reasonably requested by the Company in an amount deemed sufficient in the discretion of the Company to provide indemnity against any claim thereafter made against the Company with respect to such ABI Certificate, the Company will issue or deliver in exchange for such lost, stolen or destroyed ABI Certificate the shares of Company Common Stock less a number of shares of Company Common Stock equal to the applicable Shareholder Percentage of the Escrow Shares and any cash in lieu of fractional shares to which such claimant would be entitled pursuant to this Section 3.2, in each case, without any interest thereon.

Section 3.3 Dissenter’s Rights. Notwithstanding anything in this Agreement to the contrary, shares of ABI Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who (a) has not voted such shares of ABI Common Stock (or consented in writing) in favor of the Merger, (b) is entitled to demand and properly demands appraisal of such shares pursuant to Sections 1300 and 1301 of the CCC and complies in all respects with such sections of the CCC, and (c) has not effectively withdrawn or lost the right to demand relief as a dissenting shareholder under the CCC as of the Effective Time (the “Appraisal Shares”), shall not be converted into the right to receive the shares of Company Common Stock as provided in Section 3.1(a), but instead such holder of Appraisal Shares shall only be entitled to payment of the fair value of such shares in accordance with the applicable provisions in Chapter 13 of the CCC (the “CCC Appraisal Rights”). At the Effective Time, all Appraisal Shares automatically shall be cancelled and shall cease to exist and be outstanding, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the CCC Appraisal Rights. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the CCC Appraisal Rights, or a court of competent jurisdiction shall determine that such holder is not entitled to the CCC Appraisal Rights, then such Appraisal Shares shall be deemed to have been converted and to have become at the Effective Time, and shall thereafter represent, only the right the right to receive shares of Company Common Stock (reduced by a number of shares of Company Common Stock equal to the applicable Shareholder Percentage of the Escrow Shares) as provided in Section 3.1(a) and cash in lieu of fractional shares of Company Common Stock as provided in Section 3.2(d). ABI shall not, without the prior written consent of the Company, negotiate with the holders of the Appraisal Shares, voluntarily make any payment with respect to any demands regarding appraisals of or payments for Appraisal Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Article IV

Representations and Warranties of the Company

Except as set forth in the Disclosure Schedule delivered by the Company to ABI prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies exceptions to the following representations and warranties by specific section references (provided, that any matter disclosed in any section of the Company Disclosure Schedule shall be considered disclosed for other sections of the Company Disclosure Schedule, to the extent such matter would be reasonably expected to be pertinent to another section of the Company Disclosure Schedule or the related Company representation and warranty in light of the disclosure made in such section), the Company hereby represents and warrants to ABI as follows:

Section 4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, except for such failures to be so organized, existing or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries has the requisite power and authority and all approvals of Governmental Entities necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.2 Certificate of Incorporation and Bylaws; Corporate Books and Records. The copies of the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) filed as exhibits to the Company SEC Filings (as defined in Section 4.6) filed with the SEC prior to the date of this Agreement are complete and correct copies thereof as in effect on the date hereof.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 6,000,000 shares of preferred stock, par value $.001 per share (the “Company Preferred Stock”). As of November 15, 2005 (the “Capitalization Date”), (i) 72,465,790 shares of Company Common Stock (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights and (ii) 3,819,129 shares of Company Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Company Common Stock (“Company Options”) outstanding on such date. Section 4.3(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the Capitalization Date of the Company Options outstanding, the number of shares of Company Common Stock issuable upon the exercise of each such Company Options, and the exercise price and the Company Options that were exercisable on such date. No shares of Company Preferred Stock are issued or outstanding. Since the Capitalization Date through the date hereof, no shares of Company Common Stock or Company Options have been issued or granted, except for Company Options granted in the ordinary course and with notice to PSS and shares of Common Stock issued pursuant to the exercise of Company Options in accordance with their terms. Except for Company Options, as of the Capitalization Date, there were no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue or sell, or to repurchase, redeem or otherwise acquire, any Equity Interests in the Company.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each outstanding share of capital stock or other Equity Interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one of its Subsidiaries, free and clear of all liens, rights of first refusal or similar rights and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue or sell, or to repurchase, redeem or otherwise acquire, any shares of capital stock or other Equity Interests in any of the Subsidiaries of the Company.

(c) Other than the Company Options, the Company does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. The Company has not adopted a stockholder rights plan.

Section 4.4 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver the Transaction Agreements (as defined in subparagraph (b) below), to perform its obligations thereunder and to consummate the transactions contemplated thereby except that consummation of the Merger is subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Agreements or the execution, delivery or performance by the Company of the Transaction Agreements except that consummation of the Merger is subject to receipt of the Company Stockholder Approval. Each Transaction Agreement to which the Company is or will be a party has been, or upon execution will be, duly authorized and validly executed and delivered by the Company, and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b) The Special Committee, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has (i) determined that this Agreement, the Registration Rights Agreement, the Governance Agreement and the Escrow Agreement (collectively, the “Transaction Agreements”) and the transactions contemplated hereby and thereby (including the Merger and the Share Issuance (as defined below)) are fair to and in the best interests of the Company, (ii) declared this Agreement advisable and (iii) recommended to the Company Board the approval and adoption of the Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger and the issuance of shares of Common Stock to be issued pursuant to the Merger and as otherwise contemplated by this Agreement (the “Share Issuance”)). The Company Board, by resolutions duly adopted by unanimous vote of the directors voting, at a meeting duly called and held and not subsequently rescinded or modified in any way, has (i) determined that the Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger and the Share Issuance) are fair to and in the best interests of the Company, (ii) approved and adopted the Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger and the Share Issuance), and (iii) declared this Agreement advisable. The Company Board has approved, for purposes of Section 203 of the DGCL, this Agreement and the Merger (including the acquisition of shares of Company Common Stock by former ABI shareholders pursuant to the Merger).

(c) The affirmative vote or the delivery of written consent by the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement is the only vote or consent of the holders of any Equity Interests of the Company necessary to approve the Transaction Agreements and the transactions contemplated hereby and thereby (together, the “Company Stockholder Approval”).

(d) Holders of shares of Company Common Stock are not entitled to exercise appraisal rights in respect of such shares in connection with the Merger.

Section 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of the Transaction Agreements by the Company does not, and the performance of the Transaction Agreements by the Company will not, (i) conflict with or violate any provision of the Company Charter or the Company Bylaws, (ii) conflict with or violate any organizational documents of any of the other Subsidiaries of the Company, or (iii) (assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iv) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract of the Company or any of its Subsidiaries, Company Permit or other instrument or obligation of the Company or any of its Subsidiaries, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, consents, approvals, breaches, losses, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of the Transaction Agreements by the Company does not, and the performance of the Transaction Agreements by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, applicable Blue Sky Laws, the rules and regulations of the NASDAQ National Market and the filing and recordation of the Certificate of Merger as required by the DGCL and the filings required by the CCC, (ii) filings with or notifications to Governmental Entities necessary to record the transfer to the Company pursuant to the Merger of those consents, approvals, authorizations, applications, registrations and permits of or with Governmental Entities that are held by, or have been issued to, ABI, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.6 SEC Filings; Financial Statements.

(a) The Company has timely filed with or furnished to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 2003 (collectively, the “Company SEC Filings”). Each Company SEC Filing (i) as of the time it was filed or furnished (or if subsequently amended or supplemented prior to the date of this Agreement, at the time of such amendment or supplementation), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time it was filed or furnished (or if subsequently amended or supplemented prior to the date of this Agreement, at the time of such amendment or supplementation), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or will be made, not misleading; provided, however, that notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by PSS, ABI, and/or its auditors, legal counsel, financial advisors or other consultants or advisors specifically for inclusion in any Company SEC Filing heretofore or hereafter filed with or furnished to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presents fairly, in all material respects, the consolidated financial position, and the consolidated results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited financial statements, to normal year-end adjustments).

(c) Except as and to the extent set forth on the balance sheets of the Company as of December 31, 2004 or as of September 30, 2005 included in the Company SEC Filings filed with or furnished to the SEC prior to the date of this Agreement, including the notes thereto, none of the Company or any of its consolidated Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for (i) normal year-end adjustments, (ii) liabilities or obligations incurred in the ordinary course of business since September 30, 2005, (iii) liabilities incurred after the date of this Agreement in accordance with Section 6.1 and (iv) liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(d) Each required form, report and document containing financial statements that the Company has filed with or furnished to the SEC since January 1, 2003, was accompanied by the certifications required to be filed or furnished by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated under such act (collectively, the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied with the Sarbanes-Oxley Act or the requirements for such certifications under the Exchange Act, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Exchange Act, and (iii) has not been modified or withdrawn. The Company’s disclosure controls and procedures (as defined in Sections 13a-14(c) and 15d-14(c) of the Exchange Act) are effective in timely alerting the Company’s principal executive officer and it principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

Section 4.7 Brokers. No broker, finder or investment banker (other than Goldman Sachs & Co. (the “Company Financial Advisor”)) is entitled to any brokerage, finder’s or similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore made available to ABI a true and complete copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger or any other transaction contemplated by this Agreement.

Section 4.8 Absence of Certain Changes or Events. Since September 30, 2005 through the date of this Agreement, except as specifically contemplated by, or as disclosed in, this Agreement, the Company and its Subsidiaries have conducted their businesses, in all material respects, in the ordinary course and, since September 30, 2005, there has not been any Company Material Adverse Effect.

Section 4.9 Employee Benefit Plans.

(a) For purposes of this Section 4.9, (i) “Company Benefit Plans” means collectively, all employee benefit plans, programs, agreements or arrangements, including pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all medical, vision, dental or other health plans, all life insurance plans, employment or consulting agreements, and all other employee benefit plans or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by the Company or any Subsidiary of the Company, or to which the Company or any Subsidiary of the Company has contributed or is obligated to contribute, or with respect to which the Company or any Subsidiary has or may have any liability (contingent or otherwise), in each case, for or to any current or former employees, directors, officers or consultants of the Company or any Subsidiary located primarily in the United States and/or their dependents, and (ii) “Company Foreign Plans” means collectively, all benefit plans that are comparable to the Company Benefit Plans and that are maintained pursuant to the Laws of a country other than the United States. For purposes of this Agreement, the term “plan,” when used with respect to Company Foreign Plans, shall mean a scheme or other employee benefit program or arrangement in accordance with specific country usage. The Company has made available to ABI true, complete and correct copies of (A) each Company Benefit Plan (or a written summary thereof, in the case of any unwritten Company Benefit Plans), other than those Company Benefit Plans that have been filed as exhibits to the Company SEC Filings prior to the date of this Agreement, (B) the most recent annual report with respect to each Company Benefit Plan required to be filed on Form 5500 with accompanying schedules and attachments, (C) the most recent summary plan description prepared for each Company Benefit Plan, and (D) each trust agreement relating to the funding or payment of benefits under any Company Benefit Plan.

(b) All Company Benefit Plans that are intended to qualify under Code Section 401(a) have been determined by the Internal Revenue Service to be qualified under Code Section 401(a) and, to the Company’s knowledge, nothing has occurred that would materially and adversely affect the qualification of any such plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all of the Company Benefit Plans and the related trusts comply with and have been administered in compliance with, as applicable, (A) the provisions of ERISA, (B) all provisions of the Code, (C) all other applicable Law, and (D) their terms and the terms of any collective bargaining or collective labor agreements; (ii) there are no unresolved claims or disputes under the terms of, or in connection with, the Company Benefit Plans other than routine claims for benefits; (iii) there has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iv) no litigation has been commenced with respect to any Company Benefit Plan and, to the Company’s knowledge, no such litigation is threatened (other than routine claims for benefits); and (v) there are no governmental audits or investigations pending or, to the Company’s knowledge, threatened in connection with any Company Benefit Plan.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Foreign Plan and related trust, if any, complies with and has been administered in compliance with (A) applicable Law and (B) their terms and the terms of any collective bargaining, collective labor or works council agreements, (ii) each Company Foreign Plan which, under the Law of the applicable foreign country, is required to be registered or approved by any Governmental Entity, has been so registered or approved, (iii) all contributions to each Company Foreign Plan required to be made by the Company or the Subsidiaries of the Company through the Closing Date have been or shall be made or, if applicable, accrued in accordance with country-specific accounting practices, (iv) there are no unresolved claims or disputes under the terms of, or in connection with, the Company Foreign Plans other than routine claims for benefits, (v) no litigation has been commenced with respect to any Company Foreign Plan and, to the Company’s knowledge, no such litigation is threatened (other than routine claims for benefits in the normal course), and (vi) there are no governmental audits or investigations pending or, to the Company’s knowledge, threatened in connection with any Company Foreign Plan.

(d) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Company Benefit Plan that is a “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) provides material benefits to former employees of the Company, other than pursuant to Section 4980B of the Code.

(e) Except as disclosed in the Company SEC Filings filed with or furnished to the SEC prior to the date of this Agreement, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not (either alone or in combination with any other event) (i) entitle current or former employees, directors, officers or consultants of the Company or any Subsidiary of the Company to any additional compensation, severance or other benefits, or (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan. No payment or benefit which has been, will or may be made by the Company or any Subsidiary of the Company with respect to any current or former employee in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated by this Agreement is reasonably likely to result in any “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.

Section 4.10 Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there are no pending or, to the Company’s knowledge, threatened organizational activities or demands in writing for recognition by a labor organization seeking to represent employees of the Company or any Subsidiary of the Company, and no such organizational activities or demands in writing for recognition have occurred in the past three years; (b) neither the Company nor any Subsidiary of the Company is a party to or bound by any contract, collective bargaining agreement or works council agreement with any labor or similar organization; (c) there are no charges or actions involving the Company pending or, to the Company’s knowledge, threatened in writing, before the Equal Employment Opportunity Commission, the Department of Labor, Occupational Safety and Health Administration or any other Governmental Entity responsible for the prevention of unlawful employment practices; and (d) the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment and employment practices, wages, hours and terms and conditions of employment.

Section 4.11 Tax Treatment. None of the Company, any of its Subsidiaries or any of their respective officers or directors (other than PSS) has taken or agreed to take any action, or failed to take any action, which action or failure would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 4.12 Contracts. The Company has filed or furnished as exhibits to its SEC Filings filed with the SEC prior to the date of this Agreement all Contracts in effect as of the date hereof required to be so filed or furnished by the Company pursuant to Item 601(a)(10) of Regulation S-K (all such Contracts required to be so filed or furnished, the “Company Material Contracts”). Each Company Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Company’s knowledge, each other party thereto, and in full force and effect, and the Company and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to the date hereof under each Company Material Contract and, to the Company’s knowledge, each other party to each Company Material Contract has in all respects performed all obligations required to be performed by it under such Company Material Contract, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.13 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct their current operations, and (iii) is in compliance with their respective Environmental Permits.

(b) None of the Company or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law.

(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Company’s knowledge, threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law.

(d) None of the real property owned or leased by the Company or any of its Subsidiaries is listed or, to the Company’s knowledge, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e) To the Company’s knowledge, there are no past or present conditions, circumstances, or facts that may (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving the Company or any of its Subsidiaries based on or related to any Environmental Law.

Section 4.14 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no person has given written notice to the Company or any of its Subsidiaries (i) that the use of any Company Intellectual Property by the Company or any of its Subsidiaries, or by any third party acting under a license granted by the Company or any of its Subsidiaries, is infringing or has infringed any domestic or foreign patent, Trademark, or copyright, or (ii) that the Company or any of its Subsidiaries or any third party acting under a license granted by the Company or any of its Subsidiaries, has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how.

Section 4.15 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) the Company and each of its Subsidiaries have timely filed (taking into account any extension of time to file granted or obtained) all Tax Returns required to be filed and all such Tax Returns are complete and accurate in all respects;

(b) all Taxes which are due and payable by the Company or any of its Subsidiaries have been paid, except with respect to matters contested in good faith or for which adequate reserves have been established;

(c) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(d) no deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and to the knowledge of the Company no Tax deficiency has been threatened;

(e) neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement (other than a Tax sharing agreement with ABI);

(f) no claim has been made by any taxing authority in any jurisdiction where the Company and its Subsidiaries do not file Tax Returns that they are or may be subject to Tax by that jurisdiction; and

(g) neither the Company nor any of its Subsidiaries has engaged in any transaction that would constitute a “reportable transaction” within the meaning of Section 6111 of the Code or a “tax shelter” within the meaning of Section 6222 of the Code and that has not been disclosed on an applicable Tax Return.

Section 4.16 Opinion of Financial Advisor. The Company Financial Advisor has delivered to the Special Committee its oral opinion, to be confirmed in writing, to the effect that, as of the date of this Agreement, the Share Exchange Ratio is fair from a financial point of view to the Company.

Section 4.17 Information Supplied. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Information Statement will, at the time it is first filed and at the time it is mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by PSS, ABI and/or its auditors, legal counsel, financial advisors or other consultants or advisors specifically for inclusion or incorporation by reference in the Information Statement.

Article V

Representations and Warranties of ABI

Except as set forth in the Disclosure Schedule delivered by ABI to the Company prior to the execution of this Agreement (the “ABI Disclosure Schedule”), which identifies exceptions by specific section references (provided, that any matter disclosed in any section of the ABI Disclosure Schedule shall be considered disclosed for other sections of the ABI Disclosure Schedule, to the extent such matter would be reasonably expected to be pertinent to another section of the ABI Disclosure Schedule or the related ABI representation and warranty in light of the disclosure made in such section), ABI hereby represents and warrants to the Company as follows:

Section 5.1 Organization and Qualification; Subsidiaries. ABI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each Subsidiary of ABI has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, except for such failures to be so organized, existing or in good standing that, individually or in the aggregate, would not reasonably be expected to have an ABI Material Adverse Effect. ABI and each of its Subsidiaries has the requisite power and authority and all approvals of Governmental Entities necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. ABI and each of its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have an ABI Material Adverse Effect.

Section 5.2 Certificate of Incorporation and Bylaws; Other Corporate Records. The copies of ABI’s articles of incorporation (the “ABI Articles”) and Bylaws (the “ABI Bylaws”) that were previously delivered to the Company are complete and correct copies thereof as in effect on the date hereof. ABI has provided to counsel to the Company a true and correct copy of the ABI Warrants.

Section 5.3 Capitalization.

(a) The authorized capital stock of ABI consists of 300,000,000 shares of ABI Common Stock and 32,500,000 shares of preferred stock (the “ABI Preferred Stock”). As of the date of this Agreement, (i) 186,709,694 shares of ABI Common Stock (other than treasury shares) are issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights, and (ii) two Warrants to purchase an aggregate of 19,727,982 shares of ABI Common Stock (the “ABI Warrants”) at an aggregate exercise price of $8,767,992 are issued and outstanding. No shares of ABI Preferred Stock are issued and outstanding. Section 5.3(a) of the ABI Disclosure Schedule sets forth, as of the date of this Agreement, (i) the name of each record holder of ABI Common Stock and the number of shares of ABI Common Stock held by each respective record holder, and (ii) the name of each registered holder of the ABI Warrants and the number of shares of ABI Common Stock issuable upon exercise of the ABI Warrants held by such holder. Except for the ABI Warrants and any ABI RSUs outstanding as of the Effective Time, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which ABI or any of its Subsidiaries is a party or by which ABI or any of its Subsidiaries is bound obligating ABI or any of its Subsidiaries to issue or sell, or to repurchase, redeem or otherwise acquire, any Equity Interests in ABI.

(b) Each outstanding share of capital stock or other Equity Interest of each Subsidiary of ABI is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by ABI or one of its Subsidiaries, free and clear of all liens, rights of first refusal or similar rights. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which ABI or any of its Subsidiaries is a party or by which ABI or any of its Subsidiaries is bound obligating ABI or any of its Subsidiaries to issue or sell, or to repurchase, redeem or otherwise acquire any Equity Interests in, any of the Subsidiaries of ABI.

(c) Other than the ABI Warrants and any ABI RSUs outstanding as of the Effective Time, ABI does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of ABI on any matter. ABI has not adopted a shareholder rights plan.

(d) Except for the agreement under Section 6.13 hereof, there are no shareholder agreements, voting trusts, proxies, powers of attorneys or other binding arrangements or understandings among all or any of the shareholders of ABI relating to the voting of ABI Common Stock to which ABI or PSS or, to the knowledge of ABI and PSS as of the date hereof, any other ABI shareholder is a party or is otherwise bound.

Section 5.4 Authority.

(a) ABI has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, except that the consummation of the Merger is subject to the receipt of the ABI Shareholder Approval. The execution and delivery of this Agreement by ABI and the consummation by ABI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ABI, and no other corporate proceedings on the part of ABI is necessary to authorize this Agreement or the execution, delivery or performance by ABI of this Agreement, except that the consummation of the Merger is subject to the receipt of the ABI Shareholder Approval. This Agreement has been duly authorized and validly executed and delivered by ABI and constitutes a legal, valid and binding obligation of ABI, enforceable against ABI in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b) The ABI Board, by resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of ABI and its shareholders, (ii) approved and adopted this Agreement, and the transactions contemplated hereby, and (iii) determined that the Agreement is advisable.

(c) The affirmative vote or consent of holders of a majority of the outstanding shares of ABI Common Stock in favor of the adoption and approval of this Agreement is the only vote or consent of the holders of any class or series of capital stock or other Equity Interests of the Company necessary to approve this Agreement and the transactions contemplated hereby, including the Merger (the “ABI Shareholder Approval”). No holder of outstanding shares of ABI Common Stock with respect to which an ABI Shareholder Consent will be executed and delivered to ABI is or shall be entitled to exercise CCC Appraisal Rights in connection with the Merger. ABI reasonably believes that as of the date of this Agreement each of the stockholders of ABI is an accredited investor (as defined in Rule 501(c) under the Securities Act).

Section 5.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by ABI does not, and the performance of this Agreement by ABI will not, (i) conflict with or violate any provision of the ABI Certificate or ABI Bylaws, (ii) conflict with or violate any organizational documents of any of the Subsidiaries of ABI, (iii) (assuming that all consents, approvals, authorizations and permits described in Section 5.5(b) have been obtained and all filings and notifications described in Section 5.5(b) have been made and any waiting periods thereunder have terminated or expired) conflict with or violate any Law applicable to ABI or any of its Subsidiaries or by which any property or asset of ABI or any of its Subsidiaries is bound or affected or (iv) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of ABI or any of its Subsidiaries pursuant to, any Contract of ABI or any of its Subsidiaries, ABI Permit or other instrument or obligation of ABI or any of its Subsidiaries, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, consents, approvals, breaches, losses, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have an ABI Material Adverse Effect.

(b) The execution and delivery of this Agreement by ABI does not, and the performance of this Agreement by ABI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, applicable Blue Sky Laws, the rules and regulations of the NASDAQ National Market, the filing and recordation of the Certificate of Merger as required by the DGCL and the filings required by the CCC, (ii) filings with or notifications to Governmental Entities necessary to record the transfer to the Company pursuant to the Merger of those consents, approvals, authorizations, applications, registrations and permits of or with Governmental Entities that are held by, or have been issued to, ABI (iii) filing of a certificate of satisfaction of the California Franchise Tax Board that all taxes imposed on ABI by the California Bank and Corporation Tax Law have been paid or secured (the “Tax Clearance Certificate”) and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect.

Section 5.6 Permits; Compliance With Law. ABI and each of its Subsidiaries is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for ABI and each of its Subsidiaries to own, lease and operate its properties or to carry on its respective businesses substantially as it is being conducted as of the date hereof (the “ABI Permits”), and all such ABI Permits are valid, and in full force and effect, except, in each case, where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any of the ABI Permits would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect. None of ABI or any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to ABI or any of its Subsidiaries or by which any property or asset of ABI or any of its Subsidiaries is bound or affected or (b) any ABI Permits, except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have an ABI Material Adverse Effect.

Section 5.7 Financial Statements.

(a) Attached hereto as Section 5.7(a) of the ABI Disclosure Schedule is a copy of audited consolidated financial statements of ABI and its subsidiaries containing consolidated balance sheets as of December 31, 2003 and 2004, and consolidated statements of income, consolidated statements of shareholders’ equity and consolidated statements of cash flows for the periods ended December 31, 2002, 2003 and 2004, together with the related auditors’ reports thereon (such balance sheets, statements of income, shareholders’ equity and cash flows, collectively, the “ABI Audited Financial Statements”). The ABI Audited Financial Statements (including the notes thereto) (i) were prepared in accordance with GAAP applied (except as may be indicated in the notes thereto) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) present fairly, in all material respects, the consolidated financial position, and the consolidated results of operations and cash flows of ABI as of the respective dates thereof and for the respective periods indicated therein (provided that no representation or warranty is made hereunder with respect to any information obtained from the Company in connection with the preparation of the ABI Audited Financial Statements relating to the financial position, results of operations or cash flows of the Company and its Subsidiaries, except to the extent that subsequent information amending or supplementing the information previously obtained from the Company was timely provided by the Company and not included or taken into consideration by ABI in its applicable consolidated or other financial statements).

(b) The unaudited financial statements of ABI and its Subsidiaries (i) for and as of the three months ended March 31, 2005 and (ii) for and as of the two month period ended May 31, 2005 attached as Section 5.7(b) of the ABI Disclosure Schedule (the “ABI Unaudited Financial Statements”) were prepared in accordance with GAAP applied on a consistent basis throughout the period indicated (except that the ABI Unaudited Financial Statements do not contain the notes required by GAAP and do not include financial information relating to the Company and its Subsidiaries), and present fairly, in all material respects, the financial position and the results of operations of ABI and its Subsidiaries (but do not reflect financial information for the Company and its Subsidiaries) as of, and for (x) the three month period ending March 31, 2005 and (y) the two month period ending May 31, 2005 (subject to normal year-end adjustments).

(c) Except as and to the extent set forth on the consolidated balance sheets of ABI included in the ABI Audited Financial Statements or in the balance sheet included in the ABI Unaudited Financial Statements, none of ABI or any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP, except for (i) normal year-end adjustments, (ii) liabilities or obligations incurred in the ordinary course of business since May 31, 2005, (iii) liabilities incurred after the date of this Agreement in accordance with Section 6.2 or (iv) liabilities or obligations that, individually or in the aggregate, would not reasonably be expected to exceed $3,000,000.00. None of ABI or any of its Subsidiaries is party to any “Off Balance Sheet Arrangement” as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Act of 1933, as amended.

Section 5.8 Brokers. No broker, finder or investment banker (other than Lazard Frères & Co., LLC and Merrill Lynch Pierce, Fenner & Smith Incorporated (collectively, the “ABI Financial Advisors”)) is entitled to any brokerage, finder’s or similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of ABI or any of its Subsidiaries. ABI will make available to the Company a true and complete copy of all agreements between ABI and the ABI Financial Advisors pursuant to which such firms would be entitled to any payment relating to the Merger or any other transaction contemplated by this Agreement promptly after the execution thereof.

Section 5.9 Absence of Certain Changes or Events. Since May 31, 2005 through the date of this Agreement, except as specifically contemplated by, or as disclosed in, this Agreement, ABI and its Subsidiaries have conducted their businesses in all material respects in the ordinary course and, since May 31, 2005 there has not been any ABI Material Adverse Effect.

Section 5.10 Employee Benefit Plans.

(a) Section 5.10(a) of the ABI Disclosure Schedule sets forth a correct and complete list of all employee benefit plans, programs, agreements or arrangements, including pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all medical, vision, dental or other health plans, all life insurance plans, employment or consulting agreements, and all other employee benefit plans or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by ABI or any Subsidiary of ABI, or to which ABI or any Subsidiary of ABI is obligated to contribute, or with respect to which ABI or any Subsidiary of ABI has or is reasonably expected to have any liability (contingent or otherwise), in each case, for or to any current or former employees, directors, officers or consultants of ABI or any Subsidiary of ABI located primarily in the United States and/or their dependents (collectively, the “ABI Benefit Plans”) (provided, however, that there shall be no obligation to set forth on Section 5.10(a) of the ABI Disclosure Schedule any ABI Benefit Plan under which the aggregate annual liability to ABI is less than $100,000). ABI does not maintain or contribute to, is not obligated to maintain or contribute to, and does not have any liability (contingent or otherwise) with respect to any benefit plans that are comparable to the ABI Benefit Plans that are maintained pursuant to the Laws of a country other than the United States. ABI has made available to the Company true, complete and correct copies of (i) each ABI Benefit Plan required to be listed on Section 5.10(a) of the ABI Disclosure Schedule (or written summary thereof, in the case of any unwritten ABI Benefit Plans), (ii) the most recent annual report with respect to each ABI Benefit Plan required to be filed on Form 5500 with accompanying schedules and attachments, (iii) the most recent summary plan description prepared for each ABI Benefit Plan, and (iv) each trust agreement relating to the funding or payment of benefits under any ABI Benefit Plan.

(b) All ABI Benefit Plans that are intended to be subject to qualify under Code Section 401(a) have been determined by the Internal Revenue Service to be qualified under Code Section 401(a), and, to ABI’s knowledge, nothing has occurred that would materially and adversely affect the qualification of any such plan. Except as would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect: (i) all the ABI Benefit Plans and the related trusts comply with and have been administered in compliance with, as applicable, (A) the provisions of ERISA, (B) all provisions of the Code, (C) all other applicable Law, and (D) their terms and the terms of any collective bargaining or collective labor agreements; (ii) there are no unresolved claims or disputes under the terms of, or in connection with, the ABI Benefit Plans other than routine claims for benefits; (iii) there has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any ABI Benefit Plan; (iv) no litigation has been commenced with respect to any ABI Benefit Plan and, to ABI’s knowledge, no such litigation is threatened (other than routine claims for benefits); and (v) there are no governmental audits or investigations pending or, to ABI’s knowledge, threatened in connection with any ABI Benefit Plan.

(c) No ABI Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No ABI Benefit Plan that is a “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) provides material benefits to former employees of the Company, other than pursuant to Section 4980B of the Code.

(d) Except under the ABI Restricted Units Plan and the ABI RSUs granted thereunder, the execution and delivery of this Agreement does not, and the consummation of the transaction contemplated by this Agreement will not (either alone or in combination with any other event) (i) entitle current or former employees, directors, officers or consultants of ABI or any Subsidiary of ABI to any additional compensation, severance or other benefits, or (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any ABI Benefit Plan. No payment or benefit which has been, will or may be made by ABI or any Subsidiary with respect to any current or former employee in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated by this Agreement is reasonably likely to result in a material amount of “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.

Section 5.11 Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect, (a) there are no pending or, to ABI’s knowledge, threatened organizational activities or demands in writing for recognition by a labor organization seeking to represent employees of ABI or any Subsidiary of ABI, and no such organizational activities or demands in writing for recognition have occurred in the past three years; (b) neither ABI nor any Subsidiary of ABI is a party to or bound by any contract, collective bargaining agreement or works council agreement with any labor or similar organization; (c) there are no charges or Actions pending or, to ABI’s knowledge, threatened in writing, before the Equal Employment Opportunity Commission, the Department of Labor, Occupational Safety and Health Administration or any other Governmental Entity responsible for the prevention of unlawful employment practices; and (d) ABI and its Subsidiaries are in compliance with all applicable Laws relating to employment and employment practices, wages, hours and terms and conditions of employment.

Section 5.12 Tax Treatment. None of ABI, any of its Subsidiaries or any of ABI’s affiliates has taken or agreed to take any action, or failed to take any action, which action or failure would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. ABI is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 5.13 Contracts. Section 5.13 of the ABI Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of each of the following Contracts (other than Contracts with the Company or any of its Subsidiaries) (collectively, including the ABI IP Agreements, the “ABI Material Contracts”):

(a) Any Contract for capital expenditures or the lease or acquisition or construction of fixed assets which requires aggregate future payments in excess of $5,000,000;

(b) Any Contract containing covenants of ABI any Subsidiary not to compete in any line of business or geographic area, including any covenant not to compete with respect to the manufacture, marketing, distribution or sale of any product or product line, or that would materially limit or restrict the conduct of the Surviving Corporation’s business after the Merger;

(c) Any Contract pursuant to which ABI or any Subsidiary has entered into a partnership or joint venture with any other person (other than ABI or any Subsidiary of ABI);

(d) Any indenture, mortgage, loan or credit Contract under which ABI or any Subsidiary has outstanding indebtedness or any outstanding note, bond, indenture or other evidence of indebtedness for borrowed money or otherwise, or guaranteed indebtedness for money borrowed by others, in each case in an amount in excess of $5,000,000;

(e) Any Contract under which ABI or any Subsidiary is a purchaser or supplier of goods and services which, pursuant to the terms thereof, requires payments by ABI or any Subsidiary in excess of $5,000,000 per annum; and

(f) Any Contract (other than Contracts of the type described in subclauses (a) through (e) above) that involves aggregate payments by or to ABI or any Subsidiary in excess of $5,000,000 per annum; and

(g) Any Contract that would qualify as a “material contract” of ABI as described in Item 601(a)(10) of Regulation S-K were ABI subject to such Regulation.

Each ABI Material Contract is valid and binding on ABI and each of its Subsidiaries party thereto and, to ABI’s knowledge, each other party thereto, and in full force and effect, and ABI and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to the date hereof under each ABI Material Contract and, to ABI’s knowledge, each other party to each ABI Material Contract has in all respects performed all obligations required to be performed by it under such ABI Material Contract, except in each case as would not reasonably expected to have, individually or in the aggregate, an ABI Material Adverse Effect. ABI has made available to the Company a true and complete copy of each ABI Material Contract as amended to date.

Section 5.14 Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect, (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of ABI, threatened in writing against ABI or any of its Subsidiaries or for which ABI or any of its Subsidiaries is or reasonably could be required or obligated to indemnify any third party and (b) neither ABI nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. Neither ABI nor any of its Subsidiaries (i) is subject to any outstanding order, injunction or decree or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive applicable to ABI or any of its Subsidiaries by, or is the recipient of any supervisory letter from or has adopted any resolutions at the request of, any Governmental Entity that restricts in any material respect the conduct of its business other than restrictions typically associated with businesses and operations of the type conducted by ABI and its Subsidiaries (each, a “ABI Regulatory Agreement”) or (ii) has been advised by any Governmental Entity that it is considering issuing or requesting any such ABI Regulatory Agreement.

Section 5.15 Environmental Matters. Section 5.15 of the ABI Disclosure Schedule sets forth a description of each piece of real property owned or leased by ABI or its Subsidiaries in the conduct of their respective businesses (the “ABI Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect:

(a) ABI and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct their current operations, and (iii) is in compliance with their respective Environmental Permits.

(b) None of ABI or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that ABI or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

(c) None of ABI or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of ABI, threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law.

(d) None of the ABI Real Property is listed or, to the knowledge of ABI, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e) To the knowledge of ABI, there are no past or present conditions, circumstances, or facts that may (i) interfere with or prevent continued compliance by ABI or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving ABI or any of its Subsidiaries based on or related to any Environmental Law.

Section 5.16 Intellectual Property.

(a) Set forth in Section 5.16 of the ABI Disclosure Schedule is a true and complete list of (i) all material patents and patent applications, material trademarks and service marks and all applications and registrations therefor, and all material copyrights included in the ABI Owned Intellectual Property and (ii) all Contracts under which ABI or any Subsidiary of ABI has licensed in or granted any material rights or interests in or to any ABI Intellectual Property, other than (A) manufacturing agreements, supply agreements, quality agreements, finished product and packaging agreements, and other similar agreements entered into in the ordinary course of business and (B) license agreements for commercially-available, off-the-shelf software (“ABI IP Agreements”).

(b) ABI owns all of the ABI Intellectual Property designated as “ABI Owned Intellectual Property” on Schedule 5.16(a) free and clear of any liens, claims or similar encumbrances. No such ABI Owned Intellectual Property is subject to any outstanding order, judgment, decree or stipulation against ABI or any of its Subsidiaries restricting in any material respect the use or other exploitation thereof by ABI or any Subsidiary thereof or any licensee thereof.

(c) To ABI’s knowledge, all of the ABI Owned Intellectual Property is valid and enforceable. No third party has made any written assertion, claim or allegation to ABI or any of its Subsidiaries that any of the ABI Owned Intellectual Property is invalid or unenforceable.

(d) ABI has taken all reasonable steps to protect the confidentiality of its Trade Secrets.

(e) To ABI’s knowledge, no third party has infringed, violated or misappropriated any of the ABI Owned Intellectual Property.

(f) No Trademark registration or application for registration of Trademark included in the ABI Owned Intellectual Property is now involved in any opposition or cancellation proceeding in the United States to which ABI or any of its Subsidiaries is a party or in any corresponding foreign proceeding to which ABI or any of its Subsidiaries is a party, and, to ABI’s knowledge, no such proceeding is or has been threatened with respect to any such Trademark registration or application. No patent or application for patent included in the ABI Owned Intellectual Property is now involved in any interference, reissue or reexamination proceeding to which ABI or any of its Subsidiaries is a party in the United States or any corresponding foreign proceeding, and, to ABI’s knowledge, no such proceeding against ABI or any of its Subsidiaries is or has been threatened with respect to any such patent or application.

(g) To the knowledge of ABI, the conduct of the business of ABI is not currently infringing, violating or misappropriating and has not in the three (3) year period prior to the Closing infringed, misappropriated or violated in any material respect any copyright, patent, Trademark, or Trade Secret of any third party, and no third party has filed any action or, to ABI’s knowledge, made any written claim, threat, offer of license, or other communication alleging any such infringement or misappropriation.

Section 5.17 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect:

(a) ABI and each of its Subsidiaries have timely (taking into account any extension of time to file granted or obtained) filed all Tax Returns required to be filed and all such Tax Returns are complete and accurate in all material respects;

(b) all Taxes which are due and payable by ABI or any of its Subsidiaries have been paid, except with respect to matters contested in good faith or for which adequate reserves have been established;

(c) neither ABI nor any of its Subsidiaries have waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(d) no deficiency with respect to Taxes has been proposed, asserted or assessed against ABI or any of its Subsidiaries, and to the knowledge of ABI no Tax deficiency has been threatened;

(e) there are no Tax liens on the assets of ABI or its Subsidiaries (other than liens for Taxes not yet due and payable);

(f) neither ABI nor any of its Subsidiaries has any liability for the Taxes of another person under Treasury Regulation 1.1502-6 (or any comparable state or local law), as a successor or for any other reason except for Tax Returns of the affiliated group of which ABI is the parent;

(g) neither ABI nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement (other than a Tax sharing agreement with the Company);

(h) ABI and its Subsidiaries are in compliance with, and ABI’s records contain all information and documents necessary to comply with, all applicable Tax information reporting and Tax withholding requirements;

(i) neither ABI nor any of its Subsidiaries is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or any similar provision of state law;

(j) no claim has been made by any taxing authority in any jurisdiction where ABI and its Subsidiaries do not file Tax Returns that they are or may be subject to Tax by that jurisdiction; and

(k) neither ABI nor any of its Subsidiaries has engaged in any transaction that would constitute a “reportable transaction” within the meaning of Section 6111 of the Code or a “tax shelter” within the meaning of Section 6222 of the Code and that has not been disclosed on an applicable Tax Return.

Section 5.18 Transactions with ABI Related Persons. Section 5.18 of the ABI Disclosure Schedule sets forth a true and complete list of all Contracts of ABI or any of its Subsidiaries in effect as of the date of this Agreement with ABI Related Persons. ABI has provided true and complete copies of all such Contracts (or in the case of oral Contracts, a written summary of the material terms and conditions thereof) to the Company. “ABI Related Persons” means any executive officer or director of ABI or any affiliate of ABI or any affiliate or member of the immediate family of any such executive officer or director (it being understood that neither the Company, ABI nor any of their respective Subsidiaries shall be deemed to be an ABI Related Person). At the Closing neither ABI nor its Subsidiaries will have in effect any personal loan or extension of credit that would cause the Company to be in violation of Section 402 of the Sarbanes-Oxley Act or Section 13(k) of the Exchange Act.

Section 5.19 Ownership of Company Common Stock. As of the date of this Agreement, ABI beneficially owns 47,984,160 shares of Company Common Stock and PSS and certain PSS Entities separately beneficially own an aggregate of 750,000 shares of Company Common Stock. No other person not a party hereto (other than officers of ABI) has any valid proxy, power of attorney, or other right or ability to direct the voting or disposition of any such shares of Company Common Stock, and none of such proxies, powers, rights or abilities will be exercised in a manner which is reasonably likely to materially delay or prevent the consummation of any transaction contemplated by the Transaction Agreements.

Section 5.20 Regulatory Compliance. All studies, tests and preclinical and clinical trials conducted by ABI or its Subsidiaries and submitted to the FDA or any other Governmental Entity were, and all such studies, tests and trials currently being conducted by ABI or its Subsidiaries that are intended for submission to the FDA or other Governmental Entities, are, being conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal Laws, rules, regulations and guidances, including, but not limited to the applicable requirements of good laboratory practices or good clinical practices, as applicable, and the FDCA and its implementing regulations including, but not limited to, 21 C.F.R. Parts 50, 54, and 56, 58 and 312. The descriptions of any studies, tests and preclinical and clinical trials provided to the Company in connection with the transaction contemplated hereby or in connection with the current Abraxane® license arrangement between the Company and ABI, or to the FDA or to any other Governmental Entity, or otherwise published or publicly disclosed by ABI, including the related results and regulatory status, are accurate and complete in all material respects. ABI and its Subsidiaries have not received any written notices, correspondence or other communication from the FDA or any other Governmental Entity within the three-year period prior to the date of this Agreement requiring the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, ABI or its Subsidiaries, or in which ABI or its Subsidiaries have participated, and ABI and its Subsidiaries have no knowledge or reason to believe that the FDA or any other Governmental Entity is considering such action, except where such action would not, individually or in the aggregate, reasonably be expected to have an ABI Material Adverse Effect.

Section 5.21 Information Supplied. None of the information supplied or to be supplied by PSS or ABI in writing for inclusion or incorporation by reference in the Information Statement will, at the time it is first filed, or at the time it is mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

Article VI

Covenants

Section 6.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Schedule, as specifically permitted by any other provision of this Agreement or as required by Law, unless ABI shall give prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to (i) conduct its operations in all material respects in the ordinary course of business, and (ii) use reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and employees. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.1 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, the Company shall not (unless required by applicable Law), and shall not permit any of its Subsidiaries to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of ABI (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) amend or otherwise change the Company Charter or the Company Bylaws;

(b) (i) issue, sell, dispose of, grant, transfer, or authorize the issuance, sale, disposition, grant or transfer of any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest, of the Company or any of its Subsidiaries, other than the grant of Company Options in the ordinary course of business and with the knowledge of PSS or the issuance of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof in accordance with their terms or (ii) other than in the ordinary course of business, sell, dispose of, transfer, lease or license, or authorize the sale, disposition, transfer, lease or license of, any property or assets (including any Company Intellectual Property) material to the Company and its Subsidiaries.

(c) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any capital stock of the Company;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock, other Equity Interests or other securities of the Company (other than the acquisition of outstanding Company Options in connection with the exercise or forfeiture thereof in accordance with their terms or any such actions required under the express terms of such securities);

(e) other than in the ordinary course of business, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any Equity Interest in any person or any division thereof or other assets, in each case that would be material to the Company and its Subsidiaries taken as a whole, or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume or guarantee the obligations of any person (other than a wholly-owned Subsidiary of the Company) for borrowed money in excess of $150 million in the aggregate (it being understood that entering into amendments to the Company’s existing credit facilities to increase the amount of available borrowings thereunder in anticipation of or in connection with the Merger shall not be deemed a violation of this subparagraph (e));

(f) make any change in accounting policies or procedures, other than in the ordinary course of business or except as required by GAAP or by a Governmental Entity; or

(g) make any material Tax election, enter into any settlement or compromise of any material liability for Taxes (including any audit, examination or litigation with respect to Taxes), or file an amended Tax Return or any refund for Taxes.

Section 6.2 Conduct of Business by ABI Pending the Closing. ABI agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.2 of the ABI Disclosure Schedule, as specifically permitted by any other provision of this Agreement or as required by Law, unless the Company shall give its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), ABI will, and will cause each of its Subsidiaries to (i) conduct its operations in all material respects in the ordinary course of business, and (ii) use reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and employees. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.2 of the ABI Disclosure Schedule or as specifically permitted by any other provision of this Agreement, ABI shall not (unless required by applicable Law), and shall not permit any of its Subsidiaries to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) amend or otherwise change the ABI Articles or the ABI Bylaws;

(b) (i) issue, sell, dispose of, grant, transfer, or authorize the issuance, sale, disposition, grant or transfer of any Equity Interests in ABI or any of its Subsidiaries or any other ownership interest, of ABI or any of its Subsidiaries (except that ABI may grant ABI RSUs (which grants shall be made in accordance with applicable federal securities laws and Blue Sky Laws) under and in accordance with the ABI Restricted Unit Plan; provided that the fair market value of the shares of Company Common Stock issuable at and after the Effective Time in respect of such ABI RSUs (as measured by calculating the average of the Company Stock Prices over the three consecutive NASDAQ trading days ending on and including the second full trading day preceding the Closing Date) does not exceed $100,000,000.00 and such RSUs automatically vest immediately upon the Effective Time), or (ii) other than the ordinary course of business, sell, dispose of, transfer, lease or license, or authorize the sale, disposition, transfer, lease or license of, any property or assets (including ABI Intellectual Property) material to ABI and its Subsidiaries;

(c) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any capital stock of ABI or any Subsidiary thereof;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities (other than the cancellation of the outstanding ABI Warrants (or any portion thereof) or the ABI RSUs in connection with the exercise or forfeiture thereof in accordance with its terms); provided, that, nothing in this Section 6.2 shall prohibit ABI from effecting a split or subdivision of the ABI Common Stock;

(e) other than in the ordinary course of business consistent with past practice, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets that are material to ABI and its Subsidiaries taken as a whole, or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume or guarantee the obligations of any person (other than a wholly-owned Subsidiary of ABI) for borrowed money in excess of $25 million in the aggregate;

(f) make any change in accounting policies or procedures, other than in the ordinary course of business consistent or except as required by GAAP or by a Governmental Entity;

(g) make any material Tax election, enter into any settlement or compromise of any material liability for Taxes (including any audit, examination or litigation with respect to Taxes), or file an amended Tax Return or any refund for Taxes;

(h) other than in the ordinary course of business and except for the adoption of the ABI Restricted Unit Plan (which shall be permitted after consultation with the Company regarding the terms of such plan) and in connection with grants of ABI RSUs, terminate (other than in accordance with its terms), or amend or waive any material provision of, any ABI Material Contract or enter into any Contract that would constitute an ABI Material Contract hereunder;

(i) establish, adopt, amend in any material respect or terminate (other than in accordance with its terms and subject to compliance with applicable Law) any ABI Benefit Plan;

(j) except in the ordinary course of business and except for adoption of the ABI Restricted Unit Plan and grants of ABI RSUs to the extent permitted by subparagraph (B) above, (i) establish, or increase compensation or benefits provided under, or make any payment not required by, any stay, bonus, incentive, insurance, severance, termination, change of control, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, restricted stock awards or similar instruments), stock purchase or other employee benefit plan, program, policy or (ii) otherwise increase or accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers or those of any Subsidiary, or otherwise pay any amounts not due such individual, (iii) enter into any new or amend in any material respect any existing employment or consulting agreement with any director, officer, employees or consultants if the annual cash compensation (base and bonus) payable under such agreement will exceed $500,000 individually, or (iv) establish, adopt or enter into any collective bargaining agreement, except in each of clauses (i) and (ii), as may be required to comply with applicable law or existing contractual arrangements;

(k) commence any material litigation or settle any material claim, litigation, action or proceeding;

(l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(m) enter into, or amend or otherwise alter in any material respect, any material Contract or material transaction with any ABI Related Person, other than the adoption of the ABI Restricted Unit Plan and grants of ABI RSUs;

(n) license or grant to any person not a Subsidiary of ABI the right to distribute, market or sell Abraxane® in any jurisdiction or grant any material license with respect to any ABI Owned Intellectual Property to, or dispose of any material ABI Owned Intellectual Property to, any person not a Subsidiary of ABI;

(o) take any action that is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue such that the condition set forth in Section 7.2(a) shall be incapable of satisfaction; or

(p) agree to take, make any commitment to take, or adopt any resolutions of the ABI Board in support of, any of the actions prohibited by this Section 6.2.

Section 6.3 Information Statement.

(a) The Company shall, as promptly as reasonably practicable following the date of this Agreement, prepare and file with the SEC an information statement relating to the adoption of this Agreement and the transactions contemplated hereby (together with any amendments or supplements thereto, the “Information Statement”) in preliminary form. ABI shall promptly furnish all information concerning it and the holders of its Equity Interests as the Company may reasonably request and shall otherwise promptly cooperate with the Company’s requests in connection with the preparation and filing of such Information Statement, including, without limitation, assistance with the preparation of the pro forma financial information as necessary. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto and to have such Information Statement cleared by the SEC and available for mailing to the stockholders of the Company as promptly as reasonably practicable, and ABI shall reasonably cooperate with the Company to the extent information of or regarding ABI is necessary to such response, clearance or mailing. The Company shall notify ABI promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or for additional information and shall supply ABI with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Statement. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide ABI with a reasonable opportunity to review and comment on such document or response. The Company shall use its reasonable best efforts to cause the Information Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after clearance by the SEC.

(b) Each party hereby agrees to promptly notify the other party if at any time such party becomes aware that any information contained in the Information Statement (either in preliminary or definitive form) is inaccurate or incomplete in any material respect and, in such event, the parties agree to cooperate to as promptly as reasonably practicable take such actions (including making amended or supplemental filings with the SEC) and distribute any amended or supplemental materials to the stockholders of the Company as is required by applicable Law.

Section 6.4 Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or ABI or any of their respective Subsidiaries is a party (which such person shall use commercially reasonable efforts to cause the counterparty to waive), from the date of this Agreement to the Effective Time, the Company and ABI shall, and shall cause each of its Subsidiaries and each of their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, and agents and other representatives (collectively, “Representatives”) to (a) provide to the other party and its respective Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof and (b) subject to applicable Laws relating to the exchange of information, furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of itself and its Subsidiaries as the other party and its Representatives may reasonably request or as may be required to be disclosed, summarized or included in or as an exhibit to the Information Statement. With respect to the information disclosed pursuant to this Section 6.4, the parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under that certain Mutual Nondisclosure Agreement effective as of July 18, 2005, previously executed by the Company and ABI (the “Confidentiality Agreement”).

Section 6.5 Appropriate Actions; Consents; Filings; Notice.

(a) The Company and ABI shall use their commercially reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement (including the Merger and the Share Issuance) as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or ABI or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (x) the Securities Act and the Exchange Act, and any other applicable federal or Blue Sky Laws, and (y) any other applicable Law; provided, that the Company and ABI shall cooperate with each other in connection with the making of all such filings, including, if requested, by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable material additions, deletions or changes suggested in connection therewith. The Company and ABI shall use commercially reasonable best efforts to furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law (including all information required to be included regarding such respective parties or their Subsidiaries or affiliates in the Information Statement) in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, ABI shall promptly after the execution of this Agreement use its reasonable best efforts to cause to be delivered to the Company all consents and approvals necessary from the accountants of ABI and its Subsidiaries to allow the Company to incorporate, file, utilize, publish or otherwise disclose the ABI Audited Financial Statements and the ABI Unaudited Financial Statements to the extent required for the Company to comply with its reporting requirements with any Governmental Entity in accordance with applicable Law.

(b) The Company and ABI shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all commercially reasonable best efforts to obtain any third party consents, approvals or authorizations, (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement or (ii) required to prevent a Company Material Adverse Effect or ABI Material Adverse Effect, as the case may be, from occurring. In the event that either party shall fail to obtain any third party consent, approval or authorization described in the first sentence of this Section 6.5(b), such party shall use all commercially reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Surviving Corporation, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result from the Merger or otherwise after the Effective Time, from the failure to obtain such consent, approval or authorization.

(c) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement (including the Merger and the Share Issuance, or any other Transaction Agreement, each of ABI and the Company shall reasonably cooperate with each other and use its respective reasonable best efforts to contest, resist and defend against any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and any other Transaction Agreement.

(d) Immediately following the execution and delivery of this Agreement, ABI shall execute and deliver the Company Stockholder Consents with respect to all shares of Company Common Stock of which it is the record holder. Immediately following the execution and delivery of this Agreement, PSS shall, and shall cause each PSS Entity and each affiliate of PSS to, and each such PSS Entity and each such affiliate of PSS shall, execute and deliver Company Stockholder Consents in respect of all shares of Company Common Stock of which it is the record holder.

(e) As promptly as practicable after the receipt of the ABI Shareholder Approval, ABI will provide to any holder of ABI Common Stock that has not signed an ABI Shareholder Consent notice of the approval of this Agreement by the holders of ABI Common Stock required by Section 603(b) of the CCC (the “Approval Notice”) and shall timely provide the notice of the adoption and approval of this Agreement required by Section 1301 of the CCC to any holder of ABI Common Stock entitled thereto. ABI shall provide the Company a reasonable opportunity to review and comment on such notices prior to distribution to such holders.

Section 6.6 Public Announcements. The press release announcing the execution of this Agreement, if any, shall be issued only in such form as shall be mutually agreed upon by the Company and ABI and each of the Company and ABI shall consult with, and obtain the consent of, the other party (which shall not be unreasonably withheld, conditioned or delayed) before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement; provided, however, that a party may, without consulting with or obtaining the prior consent of the other party, issue any press release or make any public statement as may be required by applicable Law or, in the case of the Company, by any listing agreement with a national securities exchange or automated quotation system to which it is a party, if such party has used commercially reasonable best efforts to consult with the other party and to obtain such other party’s consent, but has been unable to do so in a timely manner.

Section 6.7 NASDAQ National Market Listing. The Company shall promptly prepare and submit to the NASDAQ National Market a listing application covering the shares of Company Common Stock to be issued in the Merger and upon settlement of the ABI RSUs and shall use its commercially reasonable best efforts to cause such shares to be listed on the NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time. ABI shall promptly furnish such information concerning it and the holders of its capital stock as the Company may reasonably request in connection with such actions and the preparation of the listing application.

Section 6.8 Indemnification of Directors and Officers.

(a) Without limiting any additional rights that any employee may have under any employment agreement or ABI Benefit Plan, prior to the Effective Time ABI shall, and from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs the Surviving Corporation shall, indemnify and hold harmless each present (as of anytime from the date hereof through the Effective Time) officer or director of ABI (the “D&O Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, without limitation, attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of or pertaining to such D&O Indemnified Party’s capacity as an officer or director of ABI or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. Each D&O Indemnified Party to the fullest extent permitted by applicable Law will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Company within ten business days of receipt by the Company from the D&O Indemnified Party of a request therefore including reasonable detail and supporting documentation for the nature and amount of expense advancement requested.

Notwithstanding the foregoing, this Section 6.8 shall not under any circumstances apply to require that any D&O Indemnified Party be indemnified or held harmless by the Company or the Surviving Corporation with respect to any claims or related Losses for which such D&O Indemnified Party is required to provide indemnification pursuant to Article IX.

(b) For six years from the Effective Time, the Company and the Surviving Corporation shall provide to the D&O Indemnified Parties an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is no less favorable than ABI’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that neither the Company nor the Surviving Corporation shall be required to pay an annual premium for the D&O Insurance in excess of 250% of the last annual premium paid prior to the date of this Agreement by ABI; provided, further, that in lieu of the foregoing, the Company or the Surviving Corporation at its election shall be entitled to purchase pre-paid, irrevocable extended reporting period coverage or tail insurance to provide such D&O Insurance coverage for the six year period following the Effective Time.

(c) In the event the Surviving Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.8.

(d) The obligations under this Section 6.8 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Parties without the consent of such affected D&O Indemnified Parties (it being expressly agreed that the D&O Indemnified Parties shall be third party beneficiaries of this Section 6.8).

Section 6.9 Section 16 Matters. The Company Board, or an appropriate committee of non-employee directors has adopted a resolution consistent with Rule 16b-3 under the Exchange Act and the interpretive guidance of the SEC so that the disposition or acquisition by any officer or director of the Company of shares of Company Common Stock or derivative securities with respect to Company Common Stock or rights in respect of Company Common Stock, in each case pursuant to this Agreement and the Merger, shall be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act.

Section 6.10 Reorganization Treatment. None of the Company, ABI or any of their Subsidiaries or affiliates shall take or agree to take any action, or fail to take any action, that reasonably could be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Provided that the opinion conditions contained in Sections 7.2(c) and 7.3(c) of this Agreement have been satisfied, the Company and ABI shall report the Merger for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

Section 6.11 Tax Representation Letters. The Company shall deliver to Gibson, Dunn & Crutcher LLP and Fried, Frank, Harris, Shriver & Jacobson LLP a “Tax Representation Letter,” dated as of the Closing Date, containing customary representations of the Company, and ABI shall deliver to Gibson, Dunn & Crutcher LLP and Fried, Frank, Harris, Shriver & Jacobson LLP a “Tax Representation Letter,” dated as of the Closing Date, containing customary representations of ABI, in each case as shall be necessary to enable Gibson, Dunn & Crutcher LLP to render the opinion described in Section 7.2(c) of this Agreement and Fried, Frank, Harris, Shriver & Jacobson LLP to render the opinion described in Section 7.3(c) of this Agreement.

Section 6.12 Prohibited Actions. (a) After the date hereof and prior to the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, ABI agrees that neither it nor its Subsidiaries, and PSS agrees that he will not, and will cause his affiliates and the PSS Entities not to, directly or indirectly, without the approval of the Special Committee:

(i) (A) acquire any Equity Interests of the Company (other than upon the exercise of options to purchase Company Common Stock outstanding on the date hereof); provided that the foregoing shall not prevent PSS or any PSS Entity or any affiliate of PSS from acquiring any Equity Interests in the Company that is beneficially owned as of the date of this Agreement by any of PSS, any PSS Entity or any affiliate of PSS (or that is acquired by PSS upon the exercise of options to purchase Company Common Stock outstanding on the date hereof); or

(ii) participate in a solicitation of proxies with respect to the Company Common Stock.

Section 6.13 Agreement of ABI Executing Shareholders.

(a) Each of the ABI Executing Shareholders agrees that, no later than the second business day after the Information Statement is mailed to the stockholders of the Company, it shall deliver to ABI, with a copy to the Company, a duly executed ABI Shareholder Consent with respect to all shares of ABI Common Stock of which it is the record holder in accordance with Section 603 of the CCC, approving the principal terms of this Agreement and the Merger.

(b) No ABI Executing Shareholder shall transfer (other than to ABI) any shares of ABI Common Stock or the ABI Warrants (or any portion thereof) unless the transferee executes and delivers to the Company an ABI Investor Statement and an agreement under which such transferee agrees to be bound by the provisions of this Section 6.13(b), Section 6.13(c) and, if the ABI Shareholder Approval has not then been obtained prior to such transfer, Section 6.13(a), in each case as if such transferee was an ABI Executing Shareholder.

(c) Each ABI Executing Shareholders that will receive shares of Company Common Stock pursuant to this Agreement shall, immediately prior to the Effective Time, deliver to the Company a copy of the Governance Agreement, duly executed by an authorized signatory of such ABI Executing Shareholders.

(d) Each ABI Executing Shareholders that holds an ABI Warrant (or a portion thereof) shall exercise such warrant prior to the consummation of the Merger.

(e) Following the termination of the Escrow Agreement and the return of the Escrow Fund (as defined in the Escrow Agreement) to the Former Shareholders as provided in Section 3 of the Escrow Agreement, the California Capital Limited Partnership shall thereafter be the sole Indemnifying Party for purposes of Article IX, and in such capacity shall save, defend, indemnify and hold harmless the Indemnified Parties with respect to the Specified Matters, to the extent such matters are not subject to a Pending Claim for which Indemnity Holdback Shares or other Escrow Assets remain on deposit in the Escrow Fund (each term as defined in the Escrow Agreement) to satisfy any indemnification payment obligations relating to the Pending Claims once resolved.

Section 6.14 Notice of Breach or Material Adverse Effect. Each party hereto shall notify each other party promptly (a) if it has knowledge of any breach or violation of any representation and warranty hereunder such that the conditions to Closing set forth in Section 7.2(a) and 7.3(a) would not then be capable of satisfaction or (b) of any facts, events, circumstances, or occurrences that have resulted in, or reasonably could be expected to result in, a Company Material Adverse Effect or an ABI Material Adverse Effect.

Section 6.15 Notice of Change in Capitalization or Owners of Equity Interests. ABI shall notify the Company promptly of any material change in the capitalization information set forth in Section 5.3(a) between the date hereof and the Effective Time, or in any change in record ownership of securities of ABI that would render the information set forth on Section 5.3(a) of the ABI Disclosure Schedule inaccurate in any respect.

Section 6.16 Execution and Delivery of Governance Agreement, Registration Rights Agreement and Escrow Agreement. Immediately prior to the Effective Time, the Company will deliver to each ABI shareholder party thereto a copy of the Registration Rights Agreement and shall deliver to the Shareholders’ Representative the Escrow Agreement duly executed by an authorized signatory of the Company. Immediately prior to the Effective Time, PSS and each ABI Executing Shareholder who will receive shares of Company Common Stock pursuant to the Merger shall duly execute and deliver to the Company a copy of the Governance Agreement and the Registration Rights Agreement. Immediately prior to the Effective Time, PSS shall duly execute and deliver to the Company a copy of the Escrow Agreement in his capacity as Shareholders’ Representative.

Article VII

Closing Conditions

Section 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

(a) No Legal Prohibition. No Governmental Entity or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger.

(b) Consents and Approvals. The Company Stockholder Approval and the ABI Shareholder Approval shall be in full force and effect, and all material consents, approvals and authorizations of any Governmental Entity legally required to be obtained to consummate the Merger shall have been obtained.

(c) Information Statement. The Information Statement shall have been sent or given to the Company’s stockholders and 20 calendar days (or, if required under the rules of the SEC, 20 business days) shall have elapsed thereafter.

(d) NASDAQ National Market Listing. The shares of Company Common Stock to be received by ABI’s shareholders in the Merger and the shares of Company Common Stock issuable upon settlement of the ABI RSUs shall be listed on the NASDAQ National Market, subject to official notice of issuance.

Section 7.2 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of ABI set forth in Sections 5.3(a), 5.3(c) and 5.4 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (ii) the other representations and warranties of ABI contained in this Agreement shall be true and correct as of the date hereof and (without giving effect to any limitation as to “materiality” or “ABI Material Adverse Effect” set forth therein) as of the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “ABI Material Adverse Effect” set forth therein) would not reasonably be expected to have, individually or in the aggregate, an ABI Material Adverse Effect. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of ABI to that effect. The parties acknowledge and agree that ABI shall be entitled to deliver amendments or supplements to the ABI Disclosure Schedules to reflect matters first existing or occurring or, with respect to representations and warranties qualified as to knowledge, of which ABI became aware after the date of this Agreement; provided that such amendments or supplements shall be disregarded for purposes of determining whether the condition set forth in this Section 7.2(a) has been satisfied.

(b) Agreements and Covenants. ABI and PSS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by such persons as of or prior to the Closing Date. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of ABI to that effect.

(c) Company Tax Opinion. The Company shall have received the opinion of Gibson, Dunn & Crutcher LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Gibson, Dunn & Crutcher LLP may rely upon representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.11.

(d) Governance Agreement. PSS and the PSS Shareholders shall have duly executed and delivered the Governance Agreement.

(e) Approval Notice. The Approval Notice required by Section 603(b) of the CCC shall have been given to each shareholder of ABI entitled to receive such Approval Notice and ten days shall have elapsed thereafter.

(f) Escrow Agreement. Each of the Shareholders’ Representative and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.

Section 7.3 Additional Conditions to Obligations of ABI. The obligation of ABI to effect the Merger is also subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 4.3(a), 4.3(c) and 4.4 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (ii) the other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. ABI shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date. ABI shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

(c) ABI Tax Opinion. ABI shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to ABI, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Fried, Frank, Harris, Shriver & Jacobson LLP may rely upon representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.11.

(d) Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement to the former ABI shareholders signatory thereto.

(e) Escrow Agreement. Each of the Company and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.

Article VIII

Termination, Amendment and Waiver

Section 8.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after receipt of Company Stockholder Approval or ABI Shareholder Approval, by action taken or authorized by the Board of Directors (and, in the case of the Company, the Special Committee) of the terminating party or parties:

(a) By mutual written consent of ABI and the Company, by action of their respective Boards of Directors (and, in the case of the Company, the Special Committee);

(b) By either the Company or ABI if the Effective Time shall not have occurred prior to the close of business on June 29, 2006 (such date, the “Outside Date”), unless the failure of the Effective Time to occur by such date shall be principally due to the failure of the party seeking to terminate this Agreement on that basis to perform or observe the covenants and agreements of such party set forth herein;

(c) By either the Company or ABI if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d) By written notice of ABI if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) cannot reasonably be cured prior to the Outside Date; provided, however, that ABI shall have given the Company written notice, delivered at least twenty (20) days prior to such termination, stating ABI’s intention to terminate this Agreement pursuant to this Section 8.1(d) and the basis for such termination in reasonable detail; or

(e) By written notice of the Company if there has been material breach by ABI of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Sections 7.2(a) or 7.2(b) and (ii) cannot reasonably be cured prior to the Outside Date; provided, however, that the Company shall have given ABI written notice, delivered at least twenty (20) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination in reasonable detail.

Section 8.2 Effect of Termination. In the event of termination of this Agreement by either ABI or the Company as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ABI or the Company or their respective Subsidiaries, officers or directors hereunder, except (x) the provisions of Section 6.6, this Section 8.2, Section 8.5 and Article X shall survive such termination and (y) notwithstanding anything to the contrary contained in this Agreement, no party shall be released or relieved from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

Section 8.3 Amendment. To the extent permitted by applicable Law, at any time prior to the Effective Time, this Agreement may be amended by ABI (by action taken or authorized by the ABI Board) and by the Company (by action taken or authorized by the Special Committee); provided, however, that any amendment or modification to the obligations of PSS under Section 6.13 shall require the written approval of PSS and any amendment or modification to the obligations of the Indemnifying Shareholder under Article IX shall require the written approval of the Indemnifying Shareholder. At any time after the Effective Time, the obligations of the Indemnifying Shareholder under Article IX may only be amended by the Surviving Corporation (subject to the approval and authorization by the Outside Independent Directors (as defined in the Governance Agreement), or if there are then no Outside Independent Directors, by the majority of the members of the Surviving Corporation’s audit committee) and the Indemnifying Shareholder. This Agreement may not be amended except by an instrument in writing signed by each person entitled or required to effect or approve such amendment.

Section 8.4 Extension, Waiver and Enforcement. At any time prior to the Effective Time, ABI may (a) extend the time for the performance of any of the obligations or other acts of the Company hereunder, (b) waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the Company with any of the agreements or conditions contained herein. At any time prior to the Effective Time, the Company may by action taken or authorized by the Special Committee, and at any time after the Effective Time, the Surviving Corporation may, by action taken or authorized by the Outside Independent Directors (as defined in the Governance Agreement) or if there are then no Outside Independent Directors, by the majority of the members of the Surviving Corporation’s audit committee) (i) extend the time for the performance of any of the obligations or other acts of ABI, PSS or the Indemnifying Shareholder hereunder, (ii) waive any inaccuracies in the representations and warranties of ABI contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by ABI, PSS or the Indemnifying Shareholder with any of the agreements or conditions contained herein. Any such extension, waiver or failure to insist upon strict compliance shall be valid only if set forth in an instrument in writing signed by the person or persons to be bound thereby and by each person required to take action to effect or authorize such extension, waiver or failure to insist upon strict compliance, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other event or failure. The Surviving Corporation’s rights under this Agreement shall be enforced by a majority of the Outside Independent Directors, or if there are then no Outside Independent Directors, by the majority of the members of the Surviving Corporation’s audit committee.

Section 8.5 Fees and Expenses. All expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred the same (including, but not limited to, fees and expenses of counsel, accountants, investment bankers and other advisors).

Article IX

Indemnification

Section 9.1 Indemnifying Shareholder Indemnification. Subject to Sections 6.13(e), 9.3 and 9.4, the Former Shareholders (for purposes hereof, the “Indemnifying Parties”, except that from and after the termination of the Escrow Agreement described in Section 6.13(e), such term shall refer to California Capital Limited Partnership) will save, defend, indemnify and hold harmless the Surviving Corporation, its Subsidiaries and affiliates, and the respective Representatives, successors and assigns of each of the foregoing (collectively, the “Indemnified Parties”) from and against any and all Losses incurred, sustained or suffered by any such Company Indemnified Parties by reason of:

(a) any breach of or inaccuracy in any representation or warranty made by ABI in Article V of this Agreement (without giving effect to any ABI Material Adverse Effect qualifiers (but giving effect to all other materiality and other qualifiers) contained in the representations and warranties set forth in Sections 5.1 (Organization and Qualification), 5.5 (No Conflict, Required Filings and Consents), 5.6 (Permits; Compliance With Law), 5.10 (Employee Benefit Plans), 5.11 (Labor Matters), 5.13 (Contracts), 5.14 (Legal Proceedings), 5.15 (Environmental Matters), 5.17 (Taxes) and 5.20 (Regulatory Compliance)), and, in each case, after taking into account any updates to the ABI Disclosure Schedules delivered to the Company at least three Business Days prior to the Closing Date to reflect matters first existing or occurring or, with respect to representations and warranties qualified as to knowledge, of which ABI became aware after the date of this Agreement;

(b) any failure by the ABI, PSS or any ABI Executing Shareholder to comply with its obligations prior to the Effective Time set forth in Sections 6.2 (Conduct of Business by ABI Pending Closing), 6.3 Information Statement), 6.5(e) (Appropriate Actions; Consents; Filings; Notice), 6.10 (Reorganization Treatment), 6.11 (Tax Representation Letters), 6.12 (Prohibited Actions) and Section 6.13 (Agreement of ABI Executing Shareholders) of Agreement (excluding breaches resulting from the actions or failure to act of the Company or any of its Subsidiaries); or

(c) the Specified Matters.

Section 9.2 Indemnification Procedures.

(a) In order for an Indemnified Party to claim any indemnification provided for in this Article IX for a Loss (any such claim, an “Indemnification Claim”), the Indemnified Party shall deliver written notice thereof (a “Claim Notice”) to the Shareholders’ Representative (except that, from and after the termination of the Escrow Agreement referenced in Section 6.13(e), all references to the Shareholders’ Representative for purposes of the indemnification procedures in this Section 9.2 shall refer to California Capital Limited Partnership) with reasonable promptness after the Indemnified Party becomes aware of any fact, condition or event, including any assertion of a claim by a third-party (a “Third Party Claim”) which may give rise to a Loss for which indemnification may be sought hereunder, and shall include such additional information with respect the Losses asserted as the Shareholders’ Representative may reasonably request. Any delay in giving or failure to provide a Claim Notice, however, shall not release the Indemnifying Parties from their indemnification obligations to any Indemnified Party as provided in this Article IX except to the extent that the Indemnifying Party is materially prejudiced by such delay or failure.

(b) In the case of an Indemnification Claim that is a Third Party Claim, if the Shareholders’ Representative acknowledges in writing its obligation to indemnify the applicable Indemnified Parties in connection with such Third Party Claim pursuant to this Article IX, the Shareholders’ Representative shall have the right, upon written notice to the Company, to assume the defense thereof at the sole expense of the Indemnifying Party with counsel selected by the Shareholders’ Representative and reasonably satisfactory to the Company. Until the Shareholders’ Representative elects or declines to assume the defense of a Third Party Claim in accordance with the first sentence of this Section 9.3(b), the applicable Indemnified Parties shall have the right to pursue the defense of such Third Party Claim. The Indemnifying Parties shall be liable for and bear all reasonable out-of-pocket fees and expenses of counsel employed by the Indemnified Parties to defend against a Third Party Claim for which such Indemnified Party is entitled to indemnification hereunder for any period during which the Indemnifying Party has failed to assume, or is determining whether to assume or decline, the defense of such Third Party Claim. If the Shareholders’ Representative assumes the defense of such Third Party Claim, the applicable Indemnified Parties shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Parties; provided, however, that the Indemnified Parties may employ one separate counsel and the reasonable out-of-pocket fees and expenses of such counsel shall be paid by the Indemnifying Parties if (i) the employment of such separate counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to the Third Party Claim (including any impleaded parties) include the Indemnified Party (or Parties, as applicable) requesting separate counsel and the Indemnifying Party, and the requesting Indemnified Party (or Parties, as applicable) have been advised in writing by counsel that a conflict of interest exists with respect to such Third Party Claim which makes representation of both the Indemnified Party (or Parties, as applicable) and the Indemnifying Parties inappropriate under applicable standards of professional conduct (provided that, this clause (ii) shall not require the Indemnifying Party to pay the fees and expenses of more than one counsel for all Indemnified Parties in connection with any one Third Party Claim or related group of Third Party Claims) or (iii) the Shareholders’ Representative fails to defend against such Third Party Claim in good faith and with reasonable diligence. If the Shareholders’ Representative assumes the defense of any Third Party Claim, each of the Indemnified Parties and the Company shall, and shall use their commercially reasonable best efforts to cause its affiliates to, at the Indemnifying Parties’ expense, cooperate with the Shareholders’ Representative in such defense and make available to the Shareholders’ Representative all witnesses, pertinent records, materials and information relating thereto as is reasonably requested by the Indemnifying Party. If the Shareholders’ Representative assumes the defense of any Third Party Claim, the Shareholders’ Representative shall have the right to enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim; provided, however, that if such settlement, compromise or judgment (i) does not include a written release by the claimant or plaintiff of an Indemnified Party from all liability in respect of such Third Party Claim, or (ii) imposes equitable remedies or any obligation on an Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be fully indemnified by the Indemnifying

Parties hereunder, the Shareholders’ Representative may not enter into such settlement or compromise or consent to the entry of such judgment with respect to any specific Indemnified Party without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed). If the Shareholders’ Representative fails to assume the defense of any Third Party Claim within 30 days after delivery by an Indemnified Party to the Shareholders’ Representative of the written notice of such Third Party Claim in accordance with Section 9.3(a), the Indemnified Party may enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim but only with the prior written consent of the Shareholders’ Representative (such consent not to be unreasonably withheld or delayed).

(c) Notwithstanding the provisions of Section 10.9, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which a claim or cause of action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that such Indemnified Party may have against the Indemnifying Party under this Agreement with respect to such Third Party Claim.

(d) The Surviving Corporation’s rights to indemnification under this Article IX shall be enforced by a majority of the Outside Independent Directors, or if there are then no Outside Independent Directors, by the majority of the members of the Surviving Corporation’s audit committee.

Section 9.3 Limits on Indemnification; Calculation of Losses.

(a) Notwithstanding anything to the contrary contained in this Agreement but subject to the following sentence: (i) no Indemnified Party shall assert or be entitled to indemnification for, and the Indemnifying Parties shall not be liable for, any Indemnification Claim(s) hereunder (A) that arise out of Excluded Loss Events or (B) unless and until the aggregate amount of indemnifiable Losses of the Company Indemnified Parties (excluding Losses arising out of Excluded Loss Events) exceeds $80 million (the “Deductible Amount”) in which case the Indemnifying Shareholder shall be liable only for the amount of such indemnifiable Losses in excess of the Deductible Amount, and (ii) the maximum aggregate amount of indemnifiable Losses which may be recovered by the Company Indemnified Parties hereunder shall not exceed the aggregate value of the Escrow Shares from time to time held by the Escrow Agent pursuant to Section 3.1(f) hereof and the Escrow Agreement (the “Indemnity Cap Amount”). Notwithstanding the foregoing or anything to the contrary herein, Losses relating to or arising out of the Specified Matters (w) shall not constitute Excluded Loss Events regardless of the value of the Loss, (x) shall not be subject to, or count towards, the Deductible Amount, (y) shall not be subject to, or count towards, the Indemnity Cap Amount, and (z) may be asserted pursuant to Indemnification Claims made at any time prior to the 30th day after the expiration of the statute of limitations with respect to the claim relating to the applicable Specified Matter to which the Losses suffered or incurred by the Indemnified Party (or Parties) relate.

(b) The amount of any indemnifiable Losses hereunder shall be calculated after giving effect to any amount received by the applicable Indemnified Party with respect to the applicable Indemnification Claim under any insurance coverage or any indemnity, contribution or other similar payment received by the Indemnified Party from any third party with respect thereto. The Indemnified Parties shall use their respective reasonable best efforts to collect any amounts available under any such insurance coverage or right to indemnification, contribution or other similar payment. If any Indemnified Party receives an amount with respect to any Indemnification Claim under insurance coverage or right to indemnification, contribution or other similar payment at any time subsequent to its receipt of any indemnification recovery hereunder with respect to the same Losses, then such Indemnified Party shall promptly pay to the Indemnifying Party the amount by which the insurance, indemnification, contribution or other payments plus the amount of any indemnification payments for the same Losses made hereunder exceeds to total amount of Losses suffered or incurred by the Indemnified Party with respect to the same facts or circumstances giving rise to the right to indemnification under this Article IX.

(c) The amount of any indemnifiable Losses hereunder also shall be calculated after giving effect to any Tax benefit (through an actual reduction of Taxes or refund of Taxes paid) resulting from the applicable

Indemnification Claim. The Indemnified Parties shall use their commercially reasonable efforts to maximize the amount of any Tax benefits in connection with the applicable Indemnification Claim.

(d) For purposes of calculating the amount of any indemnifiable Losses of an Indemnified Party hereunder, Losses resulting from or arising out of ABI Excluded Effects shall be disregarded. It is understood that the Company is party to a License Agreement and a Manufacturing Agreement with ABI, each entered into as of November 20, 2001 (each, an “Abraxane® Agreement” and, collectively, the “Abraxane® Agreements”) pursuant to which ABI has granted to the Company an exclusive license to use, market, distribute, offer and sell Abraxane® in North America and the Company and ABI have made certain manufacturing arrangements with respect to Abraxane®. For purposes of calculating the amount of any indemnifiable Losses of an Indemnified Party hereunder, Losses that the Company would have been reasonably likely to have suffered in connection with an Abraxane® Agreement had the Merger not occurred shall be disregarded; provided, that it is understood that Losses that the Company would have been entitled to recover from ABI under the terms of an Abraxane® Agreement shall not be considered “Losses that the Company would have been reasonably likely to have suffered in connection with an Abraxane® Agreement had the Merger not occurred”.

(e) In no event shall any person be liable hereunder for punitive or exemplary damages sustained or claimed by any Indemnified Party.

(f) Subject to the last sentence of Section 9.3(a), no Indemnified Party may make a claim for indemnification under this Article IX (i) after the end of 24-months after the Closing Date solely with respect to claims for a breach of or inaccuracy in the representations and warranties made by ABI in Section 5.16 of this Agreement and (ii) 30 days after the first anniversary of the Closing Date with respect to all other claims for indemnification under this Article IX (although the facts and circumstances giving rise to such Indemnification Claims, other than Indemnification Claims relating to the Specified Matters, must have been in existence or arisen prior to the first anniversary of the Closing Date), and no indemnification shall be payable hereunder as a result of an Indemnification Claim unless prior to the end of 24 months after the Closing Date (in the case of Indemnification Claims relating to a breach of or inaccuracy in the representations and warranties made by ABI in Section 5.16) or the 30th day after the first anniversary of the Closing Date (in the case of Indemnification Claims relating to all other matters excluding the Specified Matters), the applicable Indemnified Party has delivered to the Shareholders’ Representative a Claim Notice with respect thereto that sets forth in reasonable detail the specific facts and circumstances giving rise to such Indemnification Claim and a reasonable estimate of the Losses anticipated to result from such claim based on such specific facts and circumstances.

Section 9.4 Mitigation Actions. The parties hereto hereby agree to use their respective reasonable efforts to mitigate Losses.

Section 9.5 Exclusive Remedy. From and after the Effective Time, subject to Section 6.8, the indemnification provisions in this Article IX shall be the exclusive remedy of the Indemnified Parties with respect to the Merger and any breach or violation of this Agreement.

Section 9.6 Satisfaction of Indemnification Obligation.

Each Indemnifying Party shall be jointly and severally responsible for the payment of all Losses under this Article IX by application of its Escrow Shares or other Escrow Assets (each undefined term used in this Section 9.6 as defined in the Escrow Agreement) to pay the Losses for which any Indemnified Party is entitled to indemnification pursuant to this Article IX; provided, however, no Indemnifying Party shall be required to pay more than the total Escrow Shares deposited with the Escrow Agent on its behalf under the Escrow Agreement plus the amount of cash deposited with the Escrow Agent, or the aggregate value of the letter of credit established, by such Indemnifying Party to secure its obligations under the Escrow Agreement. Any payment obligation (or any portion thereof) of an Indemnifying Party to any Indemnified Party in respect of Losses for which such Indemnified Party is entitled to indemnification pursuant to this Article IX, other than Indemnification Claims relating to the Specified Matters for which California Capital Limited Partnership becomes the sole Indemnifying Party pursuant to Section 6.13(e)) shall be satisfied exclusively from such Indemnifying Party’s Escrow Shares or other Escrow Assets pursuant to the terms of the Escrow Agreement, unless such Indemnifying Party elects to settle such Indemnifying Party’s payment obligation in cash after notice to the Escrow Agent, following which notice the Escrow Agent will release a portion of the Escrow Shares with a Market Value equal to the amount of cash so paid, as provided in the Escrow Agreement. If requested by an Indemnifying Party in connection with an indemnification payment the form of Escrow Shares, the Company Board, or an appropriate committee of non-employee directors, to the extent permitted by applicable federal and state securities laws, shall adopt a resolution consistent with Rule 16b-3 under the Exchange Act and the interpretive guidance of the SEC so that any disposition of shares of Company Common Stock, in each case pursuant to this Agreement and the Escrow Agreement, to satisfy such Indemnifying Party’s payment obligation, may be deemed to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act.

Section 9.7 Remedies Not Affected by Investigation, Disclosure or Knowledge. Notwithstanding Section 6.14, no investigation conducted by or on behalf of any Indemnified Party at any time and no disclosure provided to or knowledge of any Indemnified Party with respect to any event, condition or circumstance that renders inaccurate any representation or warranty or reveals the occurrence of a breach of any covenant of any other party contained in this Agreement shall be deemed to be a waiver of, or to relieve such other party of any liability for the inaccuracy or failure to comply with any such representation, warranty or covenant or any related rights to indemnification hereunder.

Article X

General Provisions

Section 10.1 Survival of Representations, Warranties and Covenants. None of the representations, warranties or covenants of ABI or the Company contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties (including the rights to indemnification under Article IX) to the extent that such covenant or agreement by its terms contemplates performance after the Effective Time.

Section 10.2 Notices. Any notices or other communications required or permitted under, or otherwise made or given in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

If to ABI, addressed to it at:

American BioScience, Inc.

2730 Wilshire Blvd.

Suite 110

Santa Monica, California

Attention: General Counsel

Fax: (310) 883-3138

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Philip Richter, Esq.

                 Andrew Varney, Esq.

Fax: 212-859-4000

If to PSS, addressed to him at:

Dr. Patrick Soon-Shiong

c/o American Pharmaceutical Partners, Inc.

11777 San Vicente Blvd., Suite 550

Los Angeles, CA 90049

Fax: 310-826-7229

If to the Company, addressed to it at:

American Pharmaceutical Partners, Inc.

1501 East Woodfield Road, Suite 300 East

Schaumburg, IL 60173-5837

Attention: General Counsel

Fax: 847-413-2670

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071-3197

Attention: Peter F. Ziegler, Esq.

Fax: (213) 229-7520

and further copies (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

Attention: Charles Farman, Esq. and Michael G. O’Bryan, Esq.

Fax: (415) 268-7522

Section 10.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.5 Entire Agreement. The Transaction Agreements (together with the Exhibits, ABI Disclosure Schedule and Company Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except for Section 6.8, are not intended to confer upon any other person any rights or remedies hereunder.

Section 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 6.8, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.8 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. Therefore, the parties hereto agree that in the event of any inconsistency or ambiguity in the terms hereof, statutory or common law principles providing that inconsistencies or ambiguities be construed against the drafter shall be inapplicable in interpreting and applying the terms hereof.

Section 10.9 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles, except to the extent the CCC shall be mandatorily applicable to the exercise of the CCC Appraisal Rights relating to the Merger.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Transaction Agreements or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(c).

Section 10.10 Disclosure. The provision of monetary or other quantitative thresholds for disclosure by any party (whether in that party’s disclosure schedule or otherwise) does not and shall not be deemed to create or imply a standard of materiality hereunder.

Section 10.11 Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13 Section 10.13 Shareholders’ Representative. (a) To administer efficiently the rights and obligations of the Indemnifying Parties under this Agreement, PSS is hereby designated as the Shareholders’ Representative (the “Shareholders’ Representative”), to serve as the agent and attorney in fact for the respective Indemnifying Parties for the limited purposes set forth in this Agreement and in the Escrow Agreement.

(b) PSS shall serve as the Shareholders’ Representative until he resigns (with the consent of the Outside Independent Directors, or if there are then no Outside Independent Directors, by the majority of the members of the Surviving Corporation’s audit committee) or is otherwise unable or unwilling to serve. If the Shareholders’ Representative shall resign or otherwise become unable or unwilling to serve, then a successor representative shall be appointed by the departing Shareholders’ Representative or if such person is not available, by majority vote of the former stockholders of ABI. The substitute Shareholders’ Representative shall provide prompt written notice to the Company and the former shareholders of ABI of such change and such substituted representative shall then be deemed to be the sole Shareholders’ Representative for all purposes of this Agreement. Any substitute Shareholders’ Representative shall execute an acceptance of such appointment, which shall be included in the written notice to the Company and the former shareholders of ABI of the change in Shareholders’ Representative.

(c) The duties of the Shareholders’ Representative shall be only those which are specifically provided in this Agreement and the Escrow Agreement, and the Shareholders’ Representative shall not be personally liable for actions or decisions taken or made in good faith in managing or discharging his duties and responsibilities in accordance with the terms hereof and thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

AMERICAN PHARMACEUTICAL PARTNERS, INC.

By:	/s/ NICOLE WILLIAMS
Name:	Nicole Williams
Title:	Executive Vice President and Chief Financial Officer

AMERICAN BIOSCIENCE, INC.

By:	/s/ PATRICK SOON-SHIONG
Name:	Patrick Soon-Shiong
Title:

With respect to Sections 6.5(d), 6.12, 6.16 and 10.13 only:

/s/ PATRICK SOON-SHIONG
Dr. Patrick Soon-Shiong

With respect to Section 6.13 and 10.13 only:

CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:	Themba LLC, its general partner

By:	/s/ STEVEN H. HASSAN
Name:	Steven H. Hassan
Title:	Manager

THEMBA 2005 TRUST I

By:	/s/ STEVEN H. HASSAN
Name:	Steven H. Hassan
Title:	Trustee

THEMBA 2005 TRUST II

By:	/s/ STEVEN H. HASSAN
Name:	Steven H. Hassan
Title:	Trustee

THE 2005 TWO-YEAR ANNUITY TRUST A

By:	/s/ STEVEN H. HASSAN
Name:	Steven H. Hassan
Title:	Trustee

THE 2005 TWO-YEAR ANNUITY TRUST B

By:	/s/ STEVEN H. HASSAN
Name:	Steven H. Hassan
Title:	Trustee

Annex B

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”), is dated as of                     , 2006, by and among American Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”), Dr. Patrick Soon-Shiong, solely in his capacity as “Shareholder Representative” (the “Shareholders’ Representative”), and                     , as escrow agent (“Escrow Agent”).

The Company and American BioScience, Inc., a California corporation (“ABI”), and the other parties signatory thereto are parties to an Agreement and Plan of Merger, dated as of November 27, 2005 (the “Merger Agreement”), providing for, among other things, the merger of ABI with and into the Company (the “Merger”) with the Company as the corporation surviving the Merger. In the Merger, the outstanding shares of common stock, par value $0.001 per share, of ABI, held by the shareholders of ABI are being converted into a right to receive shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”). Capitalized terms used but not otherwise defined in this Escrow Agreement have the respective meanings given to them in the Merger Agreement. This is the Escrow Agreement contemplated by Section 3.1(f) of the Merger Agreement.

Pursuant to the Merger Agreement, the Company is depositing with the Escrow Agent a number of the shares of Company Common Stock otherwise deliverable pursuant to the Merger to the holders of the ABI Common Stock pursuant to the Merger that is equal to 10% of the New Share Number (the “Former Shareholders”) for the purpose of providing a fund (the “Escrow Fund”) to reimburse the Indemnified Parties for the payment of any Losses for which the Indemnified Parties are entitled to indemnification pursuant to the terms of Article IX of the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Establishment of Escrow.

(a) Pursuant to the Merger Agreement, at the Effective Time, the Company shall, on behalf of the Former Shareholders, deposit with the Escrow Agent stock certificates representing a number of shares of Company Common Stock equal to 10% of the New Share Number to create the Escrow Fund.

(b) Unless and until delivered to the Company in accordance with the terms hereof, that number of shares of Company Common Stock in the Escrow Fund (and the certificates representing such shares) equal to each Former Shareholder’s Pro Rata Percentage of the shares of Company Common Stock in the Escrow Fund shall be registered in the name of such Former Shareholder. The name and address of each of the Former Shareholders and the intial number of shares of Company Common Stock included in the Escrow Fund to be registered in the name of such Former Shareholder are set forth on Schedule A hereto. Each Former Shareholder’s “Pro Rata Percentage” of the shares of Company Common Stock in the Escrow Fund shall be equal to (a) the number of shares of Company Common Stock of such Former Shareholder initially included in the Escrow Fund as set forth on Schedule A hereto, divided by (b) the total number of shares of Company Common Stock of all Former Shareholders initially included in the Escrow Fund as set forth on Schedule A hereto.

(c) The parties hereby designate and appoint the Escrow Agent to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and Escrow Agent hereby agrees to act as escrow agent and to hold in trust, safeguard, invest and disburse the Escrow Fund, pursuant to the terms and conditions hereof.

(d) Cash, if any, or other securities (other than shares of Company Common Stock) paid, issued or distributed in respect of shares of Company Common Stock of a Former Shareholder in the Escrow Fund (as a

result of a merger, consolidation, reclassification, recapitalization, dividend, distribution or otherwise) shall not be added to the Escrow Fund but shall be distributed to the Former Shareholder in whose name such Company Common Stock is registered

(e) Voting and granting consents with respect to any shares of Company Common Stock in the Escrow Fund shall be as determined by the Former Shareholder in whose name such shares are registered in such Former Shareholder’s absolute discretion, (provided that the foregoing shall not affect the obligation of the parties to the Governance Agreement to comply with their contractual obligations thereunder as to the voting of such shares).

(f) To the extent that any portion of the Escrow Fund constitutes cash, the Escrow Agent shall invest and reinvest such cash portion of the Escrow Fund at the joint written instructions of the Company and the Shareholders’ Representative. In the absence of joint written directions from the Company and the Shareholders’ Representative, any cash in the Escrow Fund shall be invested in a money market account of a U.S. bank.

(g) The Escrow Agent shall, upon receipt of a written instruction from a Former Shareholder (with a copy to the Company) and subject to documentation of the validity of such transfer reasonably acceptable to the Company, present to the transfer agent of the Company, to be reregistered in the name of another person the name and address of which is identified in such written instruction (the “Replacement Former Shareholder”), all or a portion of such Former Shareholder’s shares of Company Common Stock included in the Escrow Fund as shall be set forth in such written instruction. From and after such reregistration, the Replacement Former Shareholder shall be treated as the Former Shareholder pursuant to the terms of this Agreement with respect to the shares of Common Stock reregistered in the name of the Replacement Former Shareholder.

2. Indemnification Claims.

(a) An Indemnification Claim for Losses to be paid from the Escrow Fund pursuant to Article IX of the Merger Agreement may be made only if the Company delivers to the Shareholders’ Representative (with a copy to the Escrow Agent) by the deadline for submitting such an Indemnification Claim under the Merger Agreement (the “Indemnity Termination Date”) a Claim Notice that sets forth in reasonable detail the specific facts and circumstances giving rise to such claim and a good faith estimate of the dollar amount of the Losses for which the Indemnified Party claims it is entitled to indemnification pursuant to the terms of the Merger Agreement (the “Indemnification Amount”). If, within thirty (30) days following receipt by the Shareholders’ Representative of a Claim Notice, the Shareholders’ Representative gives notice (a “Counter Notice”) to the Company (with a copy to the Escrow Agent) disputing the applicable Indemnified Party’s entitlement to indemnification with respect to the Indemnification Claim set forth in a Claim Notice or disputing the estimate set forth in such Claim Notice of the dollar amount of the Losses for which the Indemnified Party is entitled to indemnification pursuant to the terms of the Merger Agreement, the applicable Indemnified Party’s entitlement to indemnification with respect to the Indemnification Claim and the dollar amount of the Losses for which the Indemnified Party is entitled to indemnification pursuant to the terms of the Merger Agreement shall be resolved as provided in Section 2(c) below.

(b) If no Counter Notice is received by the Escrow Agent within such thirty (30) day period, then the Indemnification Amount claimed in the applicable Claim Notice shall be deemed established for purposes of this Escrow Agreement, and, at the end of such thirty (30) day period, the Escrow Agent shall promptly deliver to the Company from the Escrow Fund shares of Company Common Stock with a Market Value (as defined below) as of the date of the Claim Notice equal to the Indemnification Amount as claimed in the Claim Notice. The shares of Company Common Stock so delivered to the Company from the Escrow Fund shall be disbursed from the shares of Company Common Stock of the Former Shareholders included in the Escrow Fund proportionally in accordance with their respective Pro Rata Percentages. The “Market Value” of a share of Company Common Stock as of any day shall be equal to average of the Company Stock Prices over the ten consecutive NASDAQ trading days (or, if the Company Common Stock is not traded on the NASDAQ National Market, such number of trading days on any other exchange or market on which the Company Common Stock is then trading) ending on and including the second full trading day preceding such day.

(c) (i) If a Counter Notice is given by the Shareholders’ Representative with respect to an Indemnification Claim, the Escrow Agent shall promptly (but in any event within two business days) disburse the appropriate number of shares of Company Common Stock from the Escrow Fund in respect of such Indemnification Claim only in accordance with (A) joint written instructions of the Company and the Shareholders’ Representative, or (B) a final judgment with no further right to appeal, upon an award rendered by a court of competent jurisdiction.

(ii) If the Indemnified Party and the Shareholders’ Representative are unable to resolve any dispute within thirty (30) days of the Shareholders’ Representative’s delivery of a Counter Notice, such dispute shall be resolved in accordance with Section 10.9 of the Merger Agreement or by means of a settlement reached between Shareholders’ Representative and the Company with respect to the applicable Indemnification Claim.

(d) If the Shareholders’ Representative and the Indemnified Party reach a settlement with respect to any Indemnification Claim made by the Company or if the number of shares of Company Common Stock to be disbursed in respect of an Indemnification Claim is determined through a judgment not subject to appeal as provided in Section 2(c), the Shareholders’ Representative and the Company shall jointly deliver written notice of such settlement or judgement to the Escrow Agent, including (if applicable) instructions to the Escrow Agent to disburse the appropriate number of shares of Company Common Stock from the Escrow Fund to the Company, and the Escrow Agent shall act promptly in accordance with such instructions. The shares of Company Common Stock so disbursed to the Company from the Escrow Fund shall be disbursed proportionally from the shares of Company Common Stock of the Former Shareholders in accordance with their respective Pro Rata Percentages.

(e) In the event that shares of Company Common Stock contained in the Escrow Fund are required hereunder to be disbursed to the Company, any Former Shareholder may deliver to the Company notice prior to the time of disbursement of such shares electing to pay cash in an amount equal to the Market Value of his, her or its Pro Rata Percentage of the shares of Company Common Stock that would otherwise be disbursed from the Escrow Fund to the Company. Upon the delivery of such cash amount by a Former Shareholder (which shall in no event occur later than two Business Days after the delivery of the notice electing to pay cash), the Company shall deliver a written instruction to the Escrow Agent to deliver to such Former Shareholder his, her or its Pro Rata Percentage of such shares of Company Common Stock that would otherwise be disbursed from the Escrow Fund to the Company in the absence of such cash payment, and the Escrow Agent shall act in accordance with such instructions.

(f) To the extent the Escrow Agent is otherwise required hereunder to disburse a fractional share of Company Common Stock of a Former Shareholder, the Escrow Agent shall round such fractional share to the nearest whole share, with one half of such Escrow Share being rounded downward.

(g) The Escrow Agent shall requisition from the Company’s stock transfer agent stock certificates in appropriate denominations registered as appropriate to facilitate the delivery or disbursement by the Escrow Agent of shares of Company Common Stock hereunder or the reregistration of shares of Company Common Stock in accordance with Section 1(g). The Company shall cause its stock transfer agent to cooperate with the Escrow Agent in connection therewith.

3. Termination of Escrow.

(a) On the first business day following the 24 months after the Closing (the “Escrow Release Date”) and subject to Section 3(b) of this Escrow Agreement, unless any Indemnification Claims have previously been asserted by delivery of a Claim Notice in accordance with Section 2(a) and continue to be pending, the Escrow Agent shall promptly disburse the shares of Company Common Stock in the Escrow Fund to the Former Shareholders in accordance with their respective Pro Rata Percentages.

(b) If any Indemnification Claims were asserted by delivery of a Claim Notice in accordance with Section 2(a) prior to the Indemnity Termination Date with respect to such Indemnification Claims and such

Indemnification Claims continue to be unresolved as of the Escrow Release Date (such Indemnification Claims, “Pending Claims”), the Escrow Agent shall disburse the shares of Company Common Stock in the Escrow Fund to the Former Shareholders in accordance with Secion 3(a); provided, however, that the Escrow Agent shall exclude from such disbursement to each Former Shareholder, and shall continue to hold in the Escrow Fund hereunder, for each Former Shareholder, that number of such Former Shareholder’s shares of Common Stock (the “Indemnity Holdback Shares”) equal to the aggregate of (a) such Former Shareholder’s Pro Rata Percentage, multiplied by (b) the number of shares of Company Common Stock having an aggregate Market Value as of the Escrow Release Date equal to 120% of the aggregate Indemnification Amounts of all then Pending Claims (such aggregate amount, the “Indemnification Holdback Amount”); provided, however, that, any Former Shareholder may, within 10 business days of the Escrow Release Date, deliver to the Escrow Agent, cash (or with the approval of the Company not to be unreasonably withheld, a letter of credit) in an amount equal to (a) such Former Shareholder’s Pro Rata Percentage, multiplied by (b) the number of shares of Company Common Stock having an aggregate Market Value as of the Escrow Release Date equal to 100% of the aggregate of the Indemnification Amounts of all such pending Indemnification Claims, in which case the Escrow Agent shall promptly disburse to such Former Shareholder all of the Indemnity Holdback Shares of such Former Shareholder. Any such cash (or letter of credit) deposited by a Former Shareholder in lieu of Indemnity Holdback Shares shall be referred to as such Former Shareholder’s “Escrow Assets.” After the Escrow Release Date, the Escrow Agent shall disburse or continue to hold in the Escrow Fund the Indemnity Holdback Shares or Escrow Assets of each Former Shareholder, as the case may be, in accordance with the provisions of Section 3(b) of this Escrow Agreement.

(c) From and after the Escrow Release Date, each Pending Claim for which an Indemnification Amount was included in the Indemnification Holdback Amount, shall be treated as follows:

(i) if a Counter Notice relating to such Pending Claim was not timely delivered by the Shareholders’ Representative, then the Escrow Agent shall promptly thereafter disburse to the Company, with respect to each Former Shareholder, (A) such number of such Former Shareholder’s Indemnity Holdback Shares having an aggregate Market Value (measured as of the date of the applicable Claim Notice) equal to, or (B) cash from such Former Shareholder’s Escrow Assets in an amount equal to such Former Shareholder’s Pro Rata Percentage of the Indemnification Amount included in the Indemnity Holdback Amount and claimed in the Claim Notice relating to such Pending Claim ; and

(ii) if a Counter Notice relating to such Pending Claim was timely delivered by the Shareholders’ Representative, then the Escrow Agent shall thereafter either (A) disburse to the Company and each Former Shareholder, (x) such number of such Former Shareholder’s Indemnity Holdback Shares having an aggregate Market Value equal to, or (y) cash from such Former Shareholder’s Escrow Assets in an amount agreed by, and set forth in joint written instructions to the Escrow Agent from, the Company and the Shareholders’ Representative (in which case, the date that the Market Value of the Indemnity Holdback Shares shall be calculated for purposes of paying the Pending Claims shall be specified in the joint instructions), or (B) disburse Indemnity Holdback Shares and/or cash from such Former Shareholder’s Escrow Assets in accordance with any final judgment with no further right to appeal, upon an award rendered with respect to the Pending Claim by a court of competent jurisdiction (in which case the Market Value of any Indemnity Holdback Shares to be disbursed to the Company to pay the Pending Claims shall be calculated based on and as of the date of such final judgment).

(d) In the event that PSS, his affiliates and any PSS Entities at any time become the beneficial owner of all of the outstanding shares of Company Common Stock during the term of this Agreement, the Shareholders’ Representative and the Company shall promptly deliver a joint written notice to the Escrow Agent, instructing the Escrow Agent to distribute to the Former Shareholders all the shares of Company Common Stock or Escrow Assets in the Escrow Fund, and the Escrow Agent shall act in accordance with such instructions and thereupon the Escrow Agent’s duties hereunder shall cease and this agreement automatically shall terminate.

4. Duties of Escrow Agent.

(a) The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property.

(b) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume, at any time prior to the 2007 annual meeting of the stockholders of the Company, that any two Outside Independent Directors of the Company specified on Schedule C attached hereto (acting jointly) and, at any time after the the 2007 annual meeting of the stockholders of the Company, two members of the Company’s audit committee (acting jointly) have the full power and authority to instruct the Escrow Agent on behalf of the Company unless written notice to the contrary is delivered by the Company to the Escrow Agent. The Company shall provide prompt written notice to the Escrow Agent and shall deliver an updated Schedule C upon the election of successor Outside Independent Directors pursuant to the Governance Agreement, and after the 2007 annual meeting of the stockholders of the Company, the Company shall provide a schedule reflecting the members of the audit committee from time to time in office.

(c) The Escrow Agent shall provide the Shareholders’ Representative and the Company with quarterly reports of the status of the Escrow Fund, and shall permit the Shareholders’ Representative and representatives of the Company to inspect and obtain copies of the records of the Escrow Agent regarding the Escrow Fund, during normal business hours and upon one business day’s prior written notice.

(d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only to administer the Escrow Fund in accordance with the terms hereof.

(f) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) The Escrow Agent may resign as the Escrow Agent by notice to the other parties hereto (the “Resignation Notice”). If, prior to the expiration of sixty (60) business days after the delivery of the Resignation Notice, the Escrow Agent shall not have received written instructions from the Shareholders’ Representative and the Company designating a banking corporation or trust company organized either under the laws of the United States or of any state as successor escrow agent and consented to in writing by such successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor escrow agent. Alternatively, if the Escrow Agent shall have received such written instructions from the Company and the Shareholders’ Representative, it shall promptly transfer the Escrow Fund to such successor escrow agent. Upon the appointment of a successor escrow agent and the transfer of the Escrow Fund thereto, the duties of the Escrow Agent hereunder shall terminate.

(i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to (a) retain the Escrow Fund until the Escrow Agent shall have received (i) judgment upon an award rendered by a court of competent jurisdiction directing delivery of the Escrow Fund (or portion thereof), or (ii) a written agreement executed by the Shareholders’ Representative and the Company directing delivery of the Escrow Fund (or portion thereof); or (b) be permitted to interplead all of the Escrow Fund held hereunder into a court of competent jurisdiction described in Section 10.9 of the Merger Agreement, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same.

(j) The Escrow Agent shall not be liable for any action taken or omitted under this Escrow Agreement so long as it shall have acted in good faith and without gross negligence.

(k) The Escrow Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

(l) The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees selected in good faith.

(m) Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(n) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent, which shall be deemed purely ministerial in nature with respect to any and all matters pertinent hereto. The Escrow Agent shall under no circumstance be deemed a fiduciary for any of the parties to this Escrow Agreement. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5. Notices.

Any notices or other communications required or permitted under, or otherwise made or given in connection with this Escrow Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

If to the Company, addressed to it at:

American Pharmaceutical Partners, Inc.

1501 East Woodfield Road, Suite 300 East

Schaumburg, IL 60173-5837

Attention: General Counsel

Fax: (847) 413-2670

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071-3197

Attention: Peter F. Ziegler, Esq.

Fax: (213) 229-7520

and further copies (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

Attention: Charles Farman, Esq. and Michael G. O’Bryan, Esq

Fax: (415) 268-7522

If to the Shareholders’ Representative, addressed to him at:

Dr. Patrick Soon-Shiong

c/o American Pharmaceutical Partners, Inc.

11777 San Vicente Blvd., Suite 550

Los Angeles, CA 90049

Fax: (310) 826-7229

If to the Escrow Agent, addressed to it at:

6. Counterparts.

This Escrow Agreement may be executed by facsimile signature and in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7. Fees.

The Company shall pay the Escrow Agent the fees set forth on Schedule B attached hereto for its services as the Escrow Agent hereunder and shall reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by it in the performance of its duties hereunder (including, without limitation, the reasonable out-of-pocket fees, expenses and disbursements of its counsel). The Company shall indemnify and hold the Escrow Agent harmless from and against any and all taxes, out-of-pocket expenses (including reasonable counsel fees, assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it for any thing done or omitted by it in the performance of its duties hereunder, except as a result of its own gross negligence or willful misconduct. The agreements contained in this Section 8 shall survive any termination of the duties of the Escrow Agent hereunder or its resignation.

8. Section Headings.

The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

9. Amendments; No Waiver; Enforcement.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders’ Representative, the Company and the Escrow Agent, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver on behalf of the Company shall be effective without the approval of (i) at any time prior to the 2007 annual meeting of the stockholders of the Company, a majority of the Outside Independent Directors designated on Schedule C, as from time to time amended, or (ii) at any time after the 2007 annual meeting of the stockholders of the Company, by a majority of the members of the audit committee of the Company.

(b) Any action to be taken by the Company to amend, modify, waive, suspend or enforce its rights under this Agreement shall be taken at the direction of, at any time prior to the 2007 annual meeting of the stockholders of the Company, a majority of the Outside Independent Directors designated on Schedule C, as from time to time amended, or, at any time after the 2007 annual meeting of the stockholders of the Company, by a majority of the members of the audit committee of the Company.

(c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Exclusive Agreement; No Third Party Beneficiaries.

This Escrow Agreement and the Merger Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Escrow Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

11. Governing Law.

This Escrow Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. It is the intention of the parties hereto that the situs of the Escrow Fund is and shall be administered in the state in which the principal office of the Escrow Agent from time to time acting hereunder is located.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed as of the day and year first above written.

AMERICAN PHARMACEUTICALS PARTNERS, INC.

By:
Name:
Title:

Dr. Patrick Soon-Shiong,
as Shareholders’ Representative

[ ], as Escrow Agent

By:
Name:
Title:

Annex C

CORPORATE GOVERNANCE

AND

VOTING AGREEMENT

THIS CORPORATE GOVERNANCE AND VOTING AGREEMENT (this “Agreement”) is entered as of                          , 2006 by and among Dr. Patrick Soon-Shiong (“PSS”), and the other persons executing signature pages hereto (PSS and such other persons, together with any third party related to any PSS Party who hereafter becomes a signatory hereto as contemplated by Section 2.05, the “PSS Parties”), and American Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company, American BioScience, Inc., a California Corporation (“ABI”), PSS, and certain other ABI shareholders have entered into an Agreement and Plan of Merger, dated as of November 27, 2005 (the “Merger Agreement”) pursuant to which, among other things, ABI shall be merged with and into the Company (the “Merger”), and all outstanding shares of capital stock of ABI shall be converted into the right to receive shares of Company Common Stock, all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, concurrently with the execution of this Agreement, the PSS Parties are entering into a Registration Rights Agreement dated as of the date hereof (the “RRA”) which, among other things, sets forth certain registration rights granted by the Company to the PSS Parties and certain other recipients of Company Common Stock pursuant to the Merger;

WHEREAS, immediately prior to the Merger, the PSS Parties own approximately 99% of the outstanding shares of ABI capital stock and desire that the Merger be completed pursuant to the Merger Agreement;

WHEREAS, as an inducement for the Company to enter into the Merger Agreement, ABI has agreed that it is a condition to the Company’s obligation to consummate the Merger that the PSS Parties execute and deliver this Agreement and thereby establish (a) certain terms and conditions concerning the voting of and future acquisitions of Company Common Stock by the PSS Parties and their respective Affiliates, and (b) certain other matters concerning the corporate governance of the Company; and

WHEREAS, certain terms used herein are defined in Article IV hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

STOCK OWNERSHIP

SECTION 1.01. Acquisitions of Company Common Stock. Each PSS Party shall not, and shall not permit any of his or its Affiliates to, acquire Beneficial Ownership of any shares of Company Common Stock, in each case whether by tender offer, market purchase, privately-negotiated purchase, merger or other transaction, through the use of a derivative instrument or voting agreement, by joining a Group, or otherwise, except for:

(a) acquisitions of Beneficial Ownership of Company Common Stock pursuant to the Merger;

(b) acquisitions of Beneficial Ownership of Company Common Stock approved in advance by a majority of the Outside Independent Directors then in office;

(c) acquisitions of Beneficial Ownership of Company Common Stock (i) upon the exercise of options to acquire Company Common Stock held by PSS or any of his Affiliates as of the date hereof or (ii) as a result of the grant of options to acquire Company Common Stock hereafter approved by the Company Board and the Outside Independent Directors or the exercise of any such options;

(d) acquisitions of Company Common Stock that would not cause the PSS Parties and their respective Affiliates collectively to Beneficially Own more than 83.5% of the then-outstanding shares of Company Common Stock; and

(e) acquisitions of Company Common Stock pursuant to, or after the consummation of, a Qualifying Tender Offer.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.01. Outside Independent Directors.

(a) At each meeting of the stockholders of the Company, or in connection with any action by written consent, occurring prior to (but not including) the 2007 Annual Meeting at which at least three Outside Independent Director candidates have been nominated for election by the Company, each PSS Party shall vote or cause to be voted all of such PSS Party’s Voting Control Shares in favor of the election of three Outside Independent Director candidates.

(b) Prior to (but not including) the 2007 Annual Meeting, no PSS Party shall permit any of such PSS Party’s Voting Control Shares to be voted (or permit any written consent to be executed in respect of any of such PSS Party’s Voting Control Shares) in favor of the removal of any Outside Independent Directors, unless after giving effect to the removal of such Outside Independent Directors and any simultaneous or nearly simultaneous election or appointment of any directors, the Board will include at least three Outside Independent Directors.

SECTION 2.02. Proxy Solicitation. No PSS Party shall, and each shall not permit its Affiliates to, directly or indirectly solicit, or be a participant in the solicitation of, proxies from stockholders of the Company for the purpose of opposing a solicitation conducted by or on behalf of the Company or the Company Board; provided, that the foregoing shall not (a) prevent any PSS Party or any of its Affiliates, in his, her or its capacity as a stockholder of the Company, from nominating candidates for election as directors of the Company or presenting proposals for a vote or consent of the stockholders of the Company or (b) restrict the ability of any PSS Party or any of its Affiliates from voting or executing consents in respect of shares of Company Common Stock Beneficially Owned by a PSS Party or any of its Affiliates (or causing such shares to be voted or consents executed in respect thereof) in their discretion on all matters submitted for a vote or consent of the stockholders of the Company.

SECTION 2.03 Board Action. The Company, subject to the Company Board’s fiduciary duties, shall take all necessary and desirable actions within its control (including calling special meetings of the Company Board and the stockholders of the Company) to effectuate the provisions and intent of this Agreement.

SECTION 2.04. Restrictions on Business Combinations. No PSS Party shall, or permit any of its Affiliates to, (a) merge or consolidate with or into the Company or any of its majority-owned subsidiaries, or (b) acquire from the Company and/or any of its majority owned subsidiaries, by purchase, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of related transactions), except proportionately as a stockholder of the Company, assets of the Company or any of its majority-owned subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all of the outstanding shares of Company Common Stock, unless such transaction is approved in advance by a majority of the Outside Independent Directors (and the other directors of the Company Board, to the extent required by applicable law); provided, that the foregoing shall not apply to prevent any PSS Party or any of its Affiliates from merging (or require the approval of a majority of the Outside Independent Directors in order for any PSS Party or any of its Affiliates to merge) with the Company after the consummation of a Qualifying Tender Offer.

SECTION 2.05 No Circumvention. No PSS Party shall, or permit its Affiliates to, take any action, or refrain from taking any action, that would cause any Voting Control Shares to cease to constitute Voting Control Shares prior to the termination of this Agreement; provided, however, that sales or transfers of Voting Control Shares to unrelated third parties on arm’s-length terms, or transfers to related third parties who as a condition to such transfer execute and deliver a counterpart signature page hereto and thereby become a PSS Party, shall not be deemed to be a violation of this Section 2.05.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01 Representations and Warranties of PSS and the PSS Parties. PSS and each other PSS Party hereby jointly and severally represents and warrants to the Company, as follows:

(a) Each PSS Party (if it is an entity) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so duly incorporated or organized, validly existing or in good standing, qualified or licensed that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on such PSS Party’s ability to perform its obligations hereunder.

(b) Each PSS Party (if it is an entity) has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each PSS Party (if it is an entity), the performance by such PSS Party (if it is an entity) of its obligations hereunder and the consummation by such PSS Party (if it is an entity) of the transactions contemplated hereby (i) have been duly and validly authorized by all necessary corporate or other organizational action required on the part of such PSS Party (if it is an entity) under applicable law or the organizational, constituent or governing documents of such PSS Party (if it is an entity), and (ii) (assuming compliance with all requirements of applicable securities laws and the rules and regulations of the NASDAQ National Market or any exchange upon which the Company’ securities are listed or traded and that the consents, approvals, authorizations and permits described in Section 4.5(b) of the Company’s disclosure schedule to the Merger Agreement have been obtained and all filings and notifications described in such section of the Company’s disclosure schedule have been made and any waiting periods thereunder have terminated or expired) no other consents, approvals, actions, proceedings or authorizations are necessary to authorize the execution and delivery of this Agreement by the PSS Parties or the performance of their respective obligations hereunder, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such PSS Party’s ability to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by each PSS Party and constitutes a legal, valid and binding obligation of each PSS Party, enforceable against such PSS Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The trustee(s) listed on the signature page hereof with respect to the respective PSS Parties who are trusts have the full right, power and authority to cause such trusts to comply with the terms hereof without any instructions, directions, authorizations, or approvals of any beneficiary thereof or any other person, or have obtained all necessary instructions, directions, authorizations, or approvals.

(c) The execution and delivery of this Agreement by each PSS Party does not, and the performance of this Agreement by the PSS Parties will not, (i) conflict with or violate any provision of the organizational, constituent or governing documents of such PSS Party (if that PSS Party is an entity), (ii) conflict with or violate any organizational documents of any Affiliate of such PSS Party, or (iii) (assuming compliance with all requirements of applicable securities laws and the rules and regulations of the NASDAQ National Market or any exchange upon which the Company’ securities are listed or traded and that the consents, approvals, authorizations and permits described in Section 4.5(b) of the Company’s disclosure schedule to the Merger Agreement have been obtained and all filings and notifications described in such section of the Company’s disclosure schedule have been made and any waiting periods thereunder have terminated or expired) conflict with or violate any contract binding on or any statute, law or order applicable to such PSS Party or by which any property or asset of such PSS Party is bound, except as would not, individually or in the aggregate, reasonably be expected to materially limit or delay such PSS Party’s ability to perform its obligations hereunder. There are no contractual, legal or other restrictions or impediments to the right, authority and ability of the PSS Parties to agree to and perform, and to cause such respective PSS Parties’ Affiliates to perform, the obligations contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to materially limit or delay such PSS Party’s ability to perform its obligations hereunder.

(d) All shares of Company Common Stock issued to the PSS Parties pursuant to the Merger are Voting Control Shares for purposes of this Agreement.

SECTION 3.02 Representations and Warranties of the Company. The Company hereby represents and warrants to the PSS Parties, as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement).

(b) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the organizational or governing documents of the Company, (ii) conflict with or violate any organizational documents of any of the subsidiaries of the Company, or (iii) (assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) of the Company’s disclosure schedule to the Merger Agreement have been obtained and all filings and notifications described in such section of the Company’s disclosure schedule have been made and any waiting periods thereunder have terminated or expired) conflict with or violate any statute, law or order applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

ARTICLE IV

DEFINITIONS

SECTION 4.01 Definitions. The following terms as used herein have the following respective meanings:

“2007 Annual Meeting” means the annual meeting of the stockholders of the Company held in calendar year 2007.

“Affiliate” with respect to any person means (i) if such person is an individual, any spouse or minor child (natural or by adoption) of such person; (ii) any trust or family partnership established by such person (if such person is an individual) and/or his or her spouse for the benefit of such person and/or members of his or her immediate family; (iii) the estate of such person (if such person is an individual); or (iv) any entity that, directly, or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of the applicable entity, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 1.01 of this Agreement and subject to the next sentence, a person shall not be considered an “Affiliate” of a PSS Party for purposes of the provisions of this Agreement obligating a PSS Party to cause its “Affiliates” to take or refrain certain actions if that PSS Party does not possess, directly or indirectly, the power to cause such person to comply with the requirements of such provision, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, neither the Company nor any person controlled by the Company or their respective officers and directors (other than PSS) shall be deemed to be Affiliates of any PSS Party.

“Beneficial Ownership” (and related terms such as “Beneficially Owns” or “Beneficial Owner”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, however; that for purposes of determining Beneficial Ownership, a person or entity shall be deemed to Beneficially Own any securities which such person has the right to acquire (irrespective of whether such right to acquire such securities is exercisable immediately or only after the passage of time, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to Beneficially Own any securities tendered pursuant to a tender or exchange offer made by such person until such tendered securities are accepted for purchase or exchange by such person. For purposes of this Agreement, no PSS Party or any of their respective Affiliates shall be deemed to Beneficially Own any securities Beneficially Owned by the Company or any person controlled by the Company or any of their respective officers and directors (other than PSS). Under this Agreement, for purposes of calculating the percentage of the outstanding shares of Company Common Stock Beneficially Owned by any person or persons, the number of outstanding shares of Company Common Stock shall be deemed to include the total number of basic shares of Company Common Stock then outstanding plus the number of shares of Company Common Stock issuable upon exercise of stock options which are then “in the money,” calculated as follows: the number of option shares to be counted in shares outstanding is calculated individually for each tranche of options (e.g. if the company has 100 tranches, a number of shares potentially issued is calculated for each), in each case by multiplying the number of shares subject to options outstanding per tranche by the difference between the current stock price and the strike price of the applicable tranche of option, and then dividing such number by the then current stock price. For all those tranches for which the strike price is higher than the current stock price, the shares subject to the options are not considered to be outstanding.

“Company Board” means the board of directors of the Company and, from and after the effective time of the Merger, the board of directors of the corporation surviving the Merger.

“Company Common Stock” means shares of common stock, par value $0.001 per share, of the Company, and any capital stock into or for which such common stock hereafter may be converted or exchanged pursuant to a recapitalization, reclassification, merger or other similar event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any Rules promulgated thereunder.

“Group” has the same meaning as described in Section 13(d)(3) of the Exchange Act.

“Outside Independent Directors” means any director of the Company (a) who either (i) qualifies as an “independent director” with respect to the Company pursuant to Section 4200(a)(15) of the Nasdaq National Market Marketplace Rules (as in effect as of the date of the Merger Agreement), or (ii) qualifies as “independent” with respect to the Company under Rule 10A-3 under the Exchange Act (as in effect as of the date of the Merger Agreement), and (b) whose nomination or appointment was approved by PSS and a majority of the Outside Independent Directors then in office (in each case such approval not to be unreasonably withheld), it being understood that, for purposes of this clause (b), each of the individuals who is a director of the Company as of the date of the Merger Agreement and who satisfies the requirements of clause (a) shall be deemed to have been approved by PSS and a majority of the Outside Independent Directors.

“Person” means any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

“Qualifying Tender Offer” means a tender or exchange offer by PSS, one or more Affiliates of PSS and/or one or more other PSS Parties that (i) is for all of the outstanding shares of Company Common Stock (provided, that such tender or exchange offer need not seek to acquire shares of Company Common Stock Beneficially Owned by PSS, any of his Affiliates or any of the other PSS Parties); (ii) is subject to a non-waiveable condition that a majority of the then-outstanding shares of Company Common Stock (other than any shares of Company Common Stock Beneficially Owned by PSS or any of his Affiliates) be validly tendered and accepted for purchase by the offeror; and (iii) includes a commitment by the offeror (to be contained in the offer to purchase pursuant to which the tender or exchange offer is made) to promptly consummate a merger following the completion of the tender or exchange offer, in which all remaining shares of Company Common Stock not Beneficially Owned by PSS, any of his Affiliates or the PSS Parties shall be acquired for the same amount and type of consideration as was paid per share of Company Common Stock pursuant to the tender or exchange offer.

“Voting Control Shares” shall mean, with respect to any PSS Party, any shares of Company Common Stock Beneficially Owned by such PSS Party or any of its Affiliates over which such PSS Party has the power to vote or control or direct the voting thereof.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including faxes or similar writing) and shall be given,

If to the Company, to:

American Pharmaceutical Partners, Inc.

1501 East Woodfield Road, Suite 300 East

Schaumburg, IL 60173-5837

Attention: General Counsel

Fax: (847) 413-2670

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071-3197

Attention: Peter Ziegler, Esq.

Fax: (213) 229-7520

and further copies (which shall not constitute notice) to:

Morrison & Foerster LLP

400 Capitol Mall, Suite 2600

Sacramento, California 95814

Attention: Charles Farman, Esq.

Fax: (415) 268-7522

and:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

Attention: Michael G. O’Bryan, Esq.

Fax: (415) 268-7522

If to any PSS Party to the address of such party set forth beneath such party’s signature hereto,

or such other address or fax number as such party may hereafter specify for such purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by fax, when such fax is transmitted to the fax number specified in this Section and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section.

SECTION 5.02. Amendments; No Waivers; Enforcement.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by PSS and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that no such amendment or waiver on behalf of the Company shall be effective without the approval of (i) a majority of the Outside Independent Directors, or (ii) if no member of the Company Board meets the definition of an Outside Independent Director, a majority of the members of the audit committee of the Company.

(b) Any action to be taken by the Company to amend, modify, waive, suspend or enforce its rights under this Agreement shall be taken at the direction of a majority of the Outside Independent Directors or, if no member of the Company Board meets the definition of an Outside Independent Director, a majority of the members of the audit committee of the Company.

(c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 5.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under applicable law or for reasons of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 5.05. Entire Agreement. This Agreement, the Merger Agreement and the RRA represent the entire agreement of the parties and supersede all prior or contemporaneous oral or written agreements and undertakings between the parties with respect to the specific collective subject matter hereof and thereof (it being understood that the execution and delivery hereof shall not affect the validity or enforceability of the Merger Agreement, the RRA and the other documents and instruments executed and delivered concurrently herewith in accordance with the Merger Agreement’s terms).

SECTION 5.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties (and, in the case of any such purported assignment by any PSS Party, without the prior written consent of the Outside Independent Directors or, if no member of the Company Board meets the definition of an Outside Independent Director, a majority of the members of the audit committee of the Company), and any attempt to make any such assignment without such consent shall be null and void ab initio.

SECTION 5.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing expressed or implied in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 5.08. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. As a result, the parties expressly acknowledge and agree that no principles of contractual interpretation (whether statutory or under common law) purporting to construe ambiguities against the drafter shall apply to the interpretation, application or enforcement of this Agreement.

SECTION 5.09. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to its conflicts or choice of law principles.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating hereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY

OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09(c).

SECTION 5.10. Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 5.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

SECTION 5.12 Termination. This Agreement automatically shall terminate upon the earliest of (a) the date of the 2007 Annual Meeting, (b) the first date upon which the PSS Parties and their respective Affiliates collectively Beneficially Own less than 65% of the then outstanding shares of Company Common Stock and (c) the date a Qualifying Tender Offer and the related back-end merger are completed and all outstanding shares of Company Common Stock are owned by PSS or his Affiliates.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PSS

Dr. Patrick Soon-Shiong

Address:

CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:	Themba, LLC, its General Partner

By:
S. Hassan, Manager

Address:

THEMBA 2005 TRUST I

By:
S. Hassan, Trustee

Address:

THEMBA 2005 TRUST II

By:
S. Hassan, Trustee

Address:

2005 TWO-YEAR ANNUITY TRUST A

By:
S. Hassan, Trustee

Address:

2005 TWO-YEAR ANNUITY TRUST B

By:
S. Hassan, Trustee

Address:

AMERICAN PHARMACEUTICAL PARTNERS, INC.

By:
Name:
Title:

Annex D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of                     , 2006 by and among American Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”), Dr. Patrick Soon-Shiong (“PSS”) and the stockholders of ABI receiving Common Stock in the Merger (each as defined below) who execute and deliver a counterpart to this Agreement (collectively, the “Stockholder Parties”).

R E C I T A L S

A. The Company and American BioScience Inc., Inc., a California corporation (“ABI”) have entered into an agreement and plan of merger, dated as of November 27, 2005 (the “Merger Agreement”) pursuant to which holders of shares of common stock of ABI as of the Effective Time of the Merger (each term as defined in the Merger Agreement) will be entitled to receive shares of Common Stock;

B. The obligation of ABI to consummate the merger contemplated by the Merger Agreement (the “Merger”) is conditioned, among other things, upon the Company entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises herein contained, the parties hereby agree as follows:

1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Agreement” means this Registration Rights Agreement.

“Automatic Shelf Registration Statement” means an automatic shelf registration statement as defined under Rule 405 of the Securities Act.

“Board” means the Board of Directors of the Company.

“Common Stock” means the common stock, par value $.001, of the Company.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” of any security means the record or beneficial owner of such security.

“Holders of a Majority of Registrable Securities” means the Person or Persons who are the Holders of greater than 50% of the Registrable Securities then outstanding.

“Independent Member of the Board” means a member of the Board who is an Outside Independent Director as defined in the Corporate Governance and Voting Agreement by and among PSS, the Company and certain other parties who were or will be issued Registrable Securities pursuant to the Merger to be effected pursuant to the Merger Agreement or, from and after the termination of such agreement, shall refer to members of the Board who are members of the Company’s audit committee.

“Initiating Holder” means any Holder of Registrable Securities.

“Person” means any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in substantial compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (i) the shares of Common Stock issued to the Stockholder Parties pursuant to the Merger and (ii) any shares of Common Stock or other securities issued or issuable in respect of the Common Stock or the other securities referred to in clause (i) above by way of a spin-off, split-off, dividend or stock split or in connection with a combination of shares, reclassification, merger, consolidation or reorganization; provided, however, that such shares of Common Stock or other securities shall constitute Registrable Securities only so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction pursuant to an effective registration statement under the Securities Act, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock or other securities are removed upon the consummation of such sale and the seller and purchaser of such Common Stock or other securities receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and purchaser and their respective counsel, to the effect that such Common Stock or other securities in the hands of the purchaser are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

“Securities Act” means the Securities Act of 1933, as amended.

“WKSI” means a well-known seasoned issuer as defined under Rule 405 of the Securities Act.

2. Underwritten Demand Registration.

(a) At any time or from time to time after the date hereof, any Initiating Holder shall have the right to request, by delivery of a written notice to the Company (an “Underwritten Demand Notice”), that the Company file a registration statement under the Securities Act (an “Underwritten Registration Statement”) covering all or a portion of the Registrable Securities for the purpose of effecting an underwritten offering of such Registrable Securities (an “Underwritten Demand Registration”); provided, however, that no Initiating Holder shall be entitled to demand an Underwritten Demand Registration Statement during the period when the Company is exercising its right to defer a Shelf Demand Registration pursuant to Section 3(b). Any such Underwritten Demand Notice must request the registration of Registrable Securities having an aggregate market value, based on the average per share closing price of the Registrable Securities as reported by the NASDAQ National Market (or, if the Registrable Securities are not traded on the NASDAQ national market, on any other securities exchange or market upon which the Registrable Securities are then traded) over the ten (10) consecutive trading days prior to the date of the Underwritten Demand Notice, of not less than one hundred million dollars ($100,000,000). Subject to Section 6(b)(A), as soon as reasonably practicable, but in no event later than forty-five (45) days (thirty (30) days if the registration statement will be on Form S-3) after receiving an Underwritten Demand Notice, the Company shall file with the Commission a registration statement covering the Registrable Securities subject to the Underwritten Demand Notice. Subject to Sections 2(b) and 4, the Company shall use its reasonable best efforts to cause such registration statement to become effective as expeditiously as possible. Any registration under this Section 2 shall be on a form designated by the managing underwriter for such registration and the applicable registration statement shall reflect such plan or method of distribution of the applicable securities as shall be designated by the managing underwriter.

(b) Notwithstanding the provisions of Section 2(a), if the Company is required to effect a registration pursuant to this Section 2 and the Company furnishes to the Initiating Holder requesting such registration a certificate signed by the Chief Executive Officer of the Company or an Independent Member of the Board stating that in the good faith judgment of the Board or a majority of the Independent Members of the Board it would be detrimental to the Company and its stockholders for a registration statement or other filing to be filed or become effective on or before the date such filing or effectiveness would otherwise be required hereunder, the Company shall have the right to defer such filing or the effectiveness hereunder for a period ending not more than ninety (90) days after the Company’s receipt of the applicable Underwritten Demand Notice, provided, that the Company may not exercise its right under this Section 2(b) more than twice in any 18-month period; and provided further, that the Company may not exercise its rights under this Section 2(b) for two consecutive 90-day periods.

(c) Notwithstanding the provisions of Section 2(a), the Company shall not be obligated to (i) file or effect an Underwritten Registration Statement within a period of 90 days after the effective date of any other Underwritten Registration Statement or an underwritten offering pursuant to a Shelf Registration Statement or (ii) file or effect more than a total of two Underwritten Registration Statements within any 12-month period; provided, however, that each Shelf Registration Statement filed during the applicable 12-month period will reduce by one the number of Underwritten Registration Statements the Company is obligated to file during such 12-month period.

(d) The Company may elect to register in any Underwritten Demand Registration any additional shares of Common Stock (including, without limitation, any shares of Common Stock to be distributed in a primary offering made by the Company) so long as the inclusion of such Common Stock by the Company would not (i) be reasonably likely to delay in any material respect the Initiating Holder’s ability timely to sell the Registrable Securities pursuant to the Demand Registration Statement or (ii) cause a reduction in the number of Registrable Securities included in the Underwritten Demand Registration as a result of the Company’s election to so register additional shares of Common Stock. Such election of the Company, if made, shall be made by the Company giving written notice to the Initiating Holder prior to the effectiveness of the Underwritten Registration Statement stating (A) that the Company proposes to include additional shares of Common Stock in such Demand Registration Statement, and (B) the number of shares of Common Stock proposed to be included.

3. Shelf Registration.

(a) At any time or from time to time after the date hereof and so long as the Company is eligible to register Registrable Securities under a Form S-3 Registration Statement, any Initiating Holder shall have the right to request, by delivery of a written notice to the Company (a “Shelf Demand Notice”), that (i) the Company file a shelf registration statement (a “Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act covering all or a portion of the Registrable Securities to enable the resale on a delayed or continuous basis of such Registrable Securities (a “Shelf Demand Registration”) or (ii) if the Company is a WKSI and has an outstanding effective Form S-3 Registration Statement, the Company file a post-effective amendment to such Form S-3 Registration Statement covering all or a portion of the Registrable Securities; provided, however, that in any case the Company shall not be obligated to file or effect any Shelf Registration Statement (A) at any time that the amount of unsold Registrable Securities covered by all then effective Shelf Registration Statements equals or exceeds seventeen percent of the then outstanding shares of Common Stock of the Company or (B) if the requested Shelf Registration Statement covers a number of Registrable Securities that, when added to the amount of unsold Registrable Securities covered by all then effective Shelf Registration Statements would equal or exceed seventeen percent of the then outstanding shares of Common Stock of the Company; and provided, further that no Initiating Holder shall be entitled to demand a Shelf Registration Statement during the period when the Company is exercising its right to defer an Underwritten Demand Registration pursuant to Section 2(b). Subject to Section 6(b)(A), as soon as reasonably practicable, but in no event later than thirty (30) days after receiving a Shelf Demand Notice (or twenty (20) days if the Company is a WKSI and then has an effective Form S-3 Registration Statement), the Company shall file with the Commission a Shelf Registration Statement on Form S-3 of the Commission or, if the Company is a WKSI and has an effective Form S-3 Registration Statement, a post-effective amendment thereto. Subject to Sections 3(b) and 3(c), the Company shall use its commercially reasonable best efforts to cause the Shelf Registration Statement to become effective as expeditiously as possible and to remain effective until the earlier of (x) the time all Registrable Securities subject thereto have been sold and (y) the third anniversary of the initial effective time, including by filing necessary post-effective amendments and prospectus supplements reasonably required by a Holder, subject to any blackout periods described in subparagraph (b) below. If the Company is at any time a WKSI, it shall cause each Shelf

Registration Statement to be, or shall cause any filed Shelf Registration Statement to be amended to be, an Automatic Shelf Registration Statement. The Initiating Holder shall have the right to determine the plan and method of distribution for the Registrable Securities to be reflected in the Shelf Registration Statement in respect of which it is the Initiating Holder.

(b) Notwithstanding the provisions of Section 3(a), if the Company is required to effect a Shelf Registration Statement or make any filing with the Commission pursuant to this Section 3 or if the Company has a Shelf Registration Statement in effect pursuant to this Section 3, and the Company furnishes to the Initiating Holder requesting such registration or filing or to the Holders of Registrable Securities included in such Shelf Registration Statement, as applicable, a certificate signed by an Independent Member of the Board stating that (x) in the good faith judgment of a majority of the Independent Members of the Board it would be detrimental to the Company and its stockholders for a registration statement or other filing to be filed on or before the date such filing would otherwise be required hereunder or (y) sales pursuant to a Shelf Registration Statement would require the disclosure of information not otherwise then required by law (in the absence of a registration or sales thereunder) to be publicly disclosed and that in the good faith judgment of a majority of the Independent Members of the Board such disclosure would be detrimental to the Company and its stockholders, the Company shall have the right to defer such filing or the effectiveness thereof for a period of not more than ninety days after the Company’s receipt of the applicable Shelf Demand Notice or prevent Holders of Registrable Securities from selling Registrable Securities pursuant to an effective Shelf Registration Statement for a period of not more than ninety days after the Company delivers a written request to the applicable Holder demanding that such Holder cease sales of securities under the Shelf Registration Statement (and during such period the Company shall not be obligated to file another Shelf Registration Period during the period such sales under an effective Shelf Registration Statement are not allowed); provided, that the Company may not exercise its rights under this Section 3(b) more than twice in any 18-month period; and provided further, that the Company may not exercise its rights under this Section 2(b) for two consecutive 90-day periods.

(c) Notwithstanding the provisions of Section 3(a), the Company shall not be obligated to file a Shelf Registration Statement within a period of 90 days after the effective date of any Underwritten Registration Statement or an underwritten offering pursuant to a Shelf Registration Statement or (ii) file or effect more than a total of two Shelf Registration Statements within any 12-month period; provided, however, that each filing of an Underwritten Registration Statement during the 12-month period will reduce by one the number of Shelf Registration Statements that the Company is obligated to file during such 12-month period.

(d) Upon the receipt by the Company of a Shelf Demand Notice, the Company shall give prompt written notice to all Holders of Registrable Securities (other than the Initiating Holder) that a Shelf Registration Statement pursuant to this Section 3 is being effected. In the event that any such Holder delivers to the Company a written request within fifteen (15) days after the delivery of such written notice to the Holder by the Company, to include in such Shelf Registration Statement Registrable Securities of the Holder the Company shall include such Registrable Securities in the Shelf Registration Statement, including by means of a pre-effective or post-effective amendment thereto; provided, however, that if the inclusion of the Registrable Securities of such Holders in such registration statement would, in the opinion of the Initiating Holders, be reasonably likely to delay in any material respect the Initiating Holder’s ability timely to sell the Registrable Securities pursuant to the Shelf Registration Statement, the Company shall not include such Holders’ Registrable Securities in the Shelf Registration Statement without the prior written consent of the Initiating Holder.

(e) At any time or from time to time after the date hereof, any Initiating Holder shall have the right to request, by delivery of a written notice to the Company (a “Shelf Underwritten Demand Notice”), that the Company effect an underwritten offering of all or a portion of the Registrable Securities included in an existing Shelf Registration Statement. Any such Shelf Underwritten Demand Notice must request an underwritten offering of Registrable Securities having an aggregate market value, based on the average per share closing price of the Registrable Securities as reported by the NASDAQ National Market (or if the Registrable Securities are not traded on the NASDAQ National Market, the securities exchange or market upon which the Registrable Securities are listed or traded) over the ten (10) consecutive trading days prior to the date of the Shelf Demand Notice, of not less than one hundred million dollars ($100,000,0000). Subject to Section 6(b)(A), as soon as reasonably practicable after receiving an Underwritten Demand Notice, but in no event later than thirty (30) days after receiving a Shelf Underwritten Demand Notice, the Company shall file with the Commission such amendments to the applicable Shelf Registration Statements and such prospectus supplements or other filings as are necessary in connection with the underwritten offering of the Registrable Securities subject to the Shelf Underwritten Demand Notice, subject to Sections 3(b) and Section 4. Any prospectus supplement or other filing with the Commission including a plan or method of distribution of the securities subject to an underwritten offering pursuant to this Section 3 shall reflect the plan or method of distribution of such securities as shall be designated by the managing underwriter of the offering.

(f) The Company may elect to register in any Shelf Registration Statement any additional shares of Common Stock (including, without limitation, any shares of Common Stock to be distributed in a primary offering made by the Company) so long as the inclusion of such Common Stock by the Company would not (i) be reasonably likely to delay in any material respect the Initiating Holder’s ability timely to sell the Registrable Securities pursuant to the Shelf Registration Statement or (ii) cause a reduction in the number of Registrable Securities included in the Shelf Demand Registration as a result of the Company’s election to so register additional shares of Common Stock . Such election of the Company, if made, shall be made by the Company giving written notice to the Initiating Holder stating (A) that the Company proposes to include additional shares of Common Stock in such Shelf Registration Statement, and (B) the number of shares of Common Stock proposed to be included.

4. Underwritten Offerings.

(a) The Initiating Holder shall have the right to select the book-running managers and the co-managers (collectively, the “managing underwriter”) in connection with any underwritten offering pursuant to Section 2 or Section 3; provided, that the selection of the managing underwriter by the Initiating Holder shall be subject to the reasonable approval of the Board. In connection with such underwritten offering, the Company and the Initiating Holder shall enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting, provided, that such underwriting agreement is in customary form, provides for customary compensation, expense reimbursement and indemnification, and otherwise is reasonably acceptable to the Initiating Holder and the Company.

(b) Upon the receipt by the Company of an Underwritten Demand Notice or a Shelf Underwritten Demand Notice, the Company shall give prompt written notice to all Holders of Registrable Securities (other than the Initiating Holder) that an underwritten offering pursuant to Section 2 or Section 3, as applicable is being effected. In the event that any such Holder delivers to the Company, within fifteen (15) days after the delivery of such written notice to the Holder by the Company, a written request to include in such underwritten offering any Registrable Securities of the Holder, the Company shall include such Registrable Securities in the registration statement; provided that the Company need not include in an underwritten offering pursuant to Section 3 any Registrable Securities that are not then included in the applicable Shelf Registration Statement (unless the Company is then a WKSI). The right of any Holder to include Registrable Securities in any underwritten offering shall be conditioned upon such Holder’s willingness to enter into an underwriting agreement with the underwriter or underwriters selected for such offering (in each case, unless otherwise mutually agreed by such Holder, the Initiating Holders and the Company).

(c) Notwithstanding the foregoing, if the managing underwriter of an underwritten offering in connection with any registration pursuant to Section 2 or Section 3 advises the Company and the Holders of Registrable Securities participating in such offering in writing that in its good faith judgment the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold in such offering at a price acceptable to the applicable Initiating Holder, then (i) the number of Registrable Securities so requested to be included in such offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering at such price and (ii) this reduced number of Registrable Securities shall be allocated among all Holders of Registrable Securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities then held by such Holders.

(d) Those Registrable Securities which are excluded from an underwriting in connection with any registration pursuant to Section 2 or Section 3 hereof by reason of the managing underwriter’s marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such offering and shall be withheld from the market by the Holders thereof for a period (not to exceed ninety (90) days) which the managing underwriter reasonably determines is necessary to effect the underwritten offering.

(e) If the managing underwriter has not limited the number of Registrable Securities to be included in an underwritten offering pursuant to Section 2 or Section 3, the Company and, subject to the requirements of Section 8 hereof, the other holders of the Company’s securities may include securities for its (or their) own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such offering will not thereby be limited.

5. Piggyback Registration.

(a) Each time the Company shall determine to file a registration statement under the Securities Act (other than on Form S-4 or Form S-8 or a registration statement on Form S-1 or Form S-3 covering solely an employee benefit plan) in connection with the proposed offer and sale of any of its securities of the same class as the Registrable Securities either for its own account or on behalf of any other security holder (other than a registration pursuant to Section 2 or Section 3), the Company agrees to give prompt written notice of its determination to all Holders of Registrable Securities. In the event that any such Holder delivers to the Company, within fifteen (15) days after the delivery of such written notice to the Holder by the Company, a written request to include in such registration statement any Registrable Securities of the Holder, the Company shall include such Registrable Securities in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

(b) If the registration of which the Company gives written notice pursuant to Section 5(a) is for a public offering involving an underwriting, the Company shall so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with the Company and the other Holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company.

(c) Notwithstanding any other provision of this Section 5, if the managing underwriter of an underwritten offering in connection with the registration pursuant to this Section 5 advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of Registrable Securities and the other securities requested to be registered (i) exceeds the number of Registrable Securities and other securities which can be sold in such offering at a price acceptable to the Company, or (ii) would jeopardize the success of the offering, then (A) the number of Registrable Securities and other securities proposed to be included in the offering shall be reduced to that number which in the good faith judgment of the managing underwriter can be sold in such offering at a price acceptable to the Company and (B) such reduced number shall be allocated:

A.	If the registration is on behalf of the Company:

a.	First, to the Company, such that all securities proposed to be registered by or on behalf of the Company are included in the registration statement;

b.	Next, among all Holders of Registrable Securities in proportion, as nearly as practicable to the respective number of Registrable Securities held by such Holders at the time of the filing of the registration statement; and

c.	Last, among all other participating holders proposing to register securities other than Registrable Securities, in the manner determined by the Company.

B.	If the registration is on behalf of holders of Common Stock other than any Stockholder Party:

a.	First, among all participating holders other than any Stockholder Party in the manner determined by the Company and among all Holders of Registrable Securities in proportion, as nearly as practicable to the respective number of Registrable Securities and other shares of Common Stock held by such persons at the time of the filing of the registration statement; and

b.	Last, to the Company, for such number of shares of Common Stock as may be included in the registration statement.

(d) Those Registrable Securities which are excluded from the underwriting by reason of the managing underwriter’s marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration.

6. Registration Procedures. If and whenever the Company is required by the provisions of Section 2 or 3 to effect the registration of Registrable Securities under the Securities Act,

(a) the Company, at its expense and as expeditiously as possible shall use its reasonable best efforts to effect such registration and agrees to:

(A) in accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for a period of 120 days (unless the registration is a Shelf Registration Statement in which case such period shall extend until the earlier of (x) the time all Registrable Securities subject thereto have been sold and (y) the third anniversary of the initial effectiveness thereof, subject to the Company’s rights to cause Holders of Registrable Securities to cease sales under an effective Shelf Registration Statement pursuant to Section 3(b)), and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete and to permit the Holders of Registrable Securities subject to such registration statement to sell such securities;

(B) if an offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the Company, the managing underwriter of the offering and to the Initiating Holder (in the case of a underwritten offering pursuant to Section 2 or Section 3) or to Holders of a majority of the Registrable Securities participating in such offering (in the case of a registration pursuant to Section 3);

(C) furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus, prospectus supplement and such other documents as such underwriters and Holders may reasonably request;

(D) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders of Registrable Securities and underwriters may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

(E) notify the Holders of Registrable Securities participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed;

(F) notify such Holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(G) prepare and file promptly with the Commission, and promptly notify such Holders of Registrable Securities of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(H) in case any of such Holders of Registrable Securities or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, the Company shall use reasonable best efforts to prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(I) advise such Holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(J) at the request of any Holder of Registrable Securities covered by such registration statement, (i) furnish to such Holder on the effective date of the registration statement, upon the filing of a prospectus supplement with respect to such registration statement or, if such registration includes an underwritten offering, at the closing provided for in the underwriting agreement, an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state, federal and other securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer’s counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal matters with respect to the registration as such requesting Holder or Holders may reasonably request, and (ii) use its reasonable best efforts to furnish to such Holders letters dated each of such effective date, the date of the filing of a prospectus supplement and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such customary matters as the underwriters may request, or if the offering is not underwritten that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other accounting and financial matters as such requesting Holder or Holders may reasonably request;

(K) list the Registrable Securities (and to maintain such listing during the pendency of the relevant registration period) for inclusion on the automated quotation system of the NASD or list such Registrable Securities on any exchange on which the securities of the Company of the same class with Registrable Securities are listed (and to maintain such qualification during the pendency of the relevant registration period);

(L) make senior executives of the Company available, upon reasonable prior notice and subject to reasonable scheduling flexibility, to assist the underwriters with respect to, and to accompany the underwriters on the so-called “road show” in connection with, marketing efforts for the distribution and sale of Registrable Securities pursuant to an underwritten offering so long as the fulfillment of this Section 6(a)(L) shall not materially impair such senior executives’ management of the Company and other activities on behalf of the Company and so long as any related expenses (including, without limitation, expenses of the Company and participating senior executives) not required to be paid by the Company pursuant to Section 7(b) are paid by the Holders requesting such “road show” participation and assistance; and

(M) prepare other offering materials in a form customarily used in similar transactions or on the request of any Holder of Registrable Securities or any managing underwriter.

(b) Each Holder of Registrable Securities included for registration, at its expense and as expeditiously as possible agrees to:

(A) provide the Company with such information and assistance as reasonably requested by the Company to effect such registration under the Securities Act; and

(B) keep confidential that the Company has exercised its rights under Sections 2(b), 3(b) and any other confidential information provided by the Company in connection with this Agreement.

(c) Certain legal consequences arise from being named as a selling securityholder in a registration statement and related prospectus. Accordingly, each Stockholder Party acknowledges that it has been advised to consult its own independent securities law counsel regarding the consequences of demanding or requesting registration of Registrable Securities hereunder or being named or not being named as a selling securityholder in the registration statement and related prospectus.

7. Expenses.

(a) With respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 2 or Section 3, the Company agrees to bear all fees, costs and expenses of such registration and any public offerings in connection therewith; provided, however, that Holders participating in any such registration agree to bear their pro rata share of the underwriting discount and commissions, and any the expenses associated or incurred in connection with “road show” or other marketing efforts the expenses of which are not required to be paid by the Company pursuant to subparagraph (b) below shall be paid by the Holders of Registrable Securities requesting the same.

(b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall consist of (i) all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, (ii) fees and disbursements of counsel for the underwriter(s) of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), (iii) all legal fees and disbursements and other expenses of the Company complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, (iv) reasonable fees and disbursements of one firm of counsel for the selling security holders designated by the Holders of a majority of the Registrable Securities included in such registration, and (v) the expenses associated with the “road show” or other marketing efforts for the distribution and sale of Registrable Securities registered under two underwritten registration statements filed pursuant to either Section 2 or 3 in any eighteen month period.

(c) Notwithstanding the foregoing, the Company shall pay the expenses of a registration statement requested pursuant to Section 2 or Section 3 only with respect to the first eight (8) registration statements so filed (and then only to the extent provided in Section 7) and all expenses related to any additional registration statements, including those fees and expenses set forth in Section 7(b), shall be paid by the Initiating Holder and/or the Holders of Registrable Securities on a pro rata basis; provided that, in the event that a registration pursuant to Section 2 or 3 is requested by an Initiating Holder and such request is withdrawn prior to the filing of a registration statement by the Company, or the Holders of Registrable

Securities cause the Company to withdraw a registration statement prior to its effectiveness, then either (at the election of the Initiating Holder), (i) the Initiating Holder and other Holders of Registrable Securities requesting inclusion of their shares in such registration shall bear pro rata all fees, costs and expenses of the registration and preparation of the registration statement and such requested registration statement shall not be deemed to be one of the registration statements for which the Company is required to pay expenses pursuant to this Section 7, or (ii) such requested registration statement shall be deemed to be one of the registration statements for which the Company is required to pay the expenses pursuant to this Section 7; provided, further, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company as of the date of their request for such registration statement not known to the Initiating Holder or publicly available at the time of its request and have withdrawn their request solely on such basis and with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such requested registration statement shall not be deemed to be one of the registration statements for which the Company is required to pay expenses pursuant to this Section 7.

8. Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder’s officers, directors, partners, members, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors, partners, members, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, members, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter who may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus related thereto, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; provided, however, that the Company will not be liable to any such Person to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission of material fact so made in strict conformity with written information furnished by such Holder or another Holder, such underwriter or such controlling Person specifically for use in the preparation thereof; provided, further, that the Company shall not be liable to any such Person to the extent that such untrue statement or omission of material fact is subsequently corrected by an amendment or supplement to such registration statement (or an amended prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act) and such amendment or supplement (or amended prospectus) is timely delivered to the Holders of Registrable Securities.

(b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees (severally and not jointly) to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus related thereto or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subsection 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided, further, that the total amounts payable in indemnity by a Holder under this subsection 6(b) shall not exceed the net proceeds received by such Holder in the registered sale out of which such claim, action, demand, loss, damage, liability, cost, or expense arises.

(c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefore is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6 and shall not relieve the indemnifying party from liability under this Section 6 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

(d) If the indemnification provided for in subsection (a) or (b) of this Section 8 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).

(e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement and termination of this Agreement.

9. Stockholder Information.

The Company may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement agrees to promptly furnish the Company with such information.

10. Forms.

All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

11. Lockup Agreement.

Each Holder of Registrable Securities agrees in connection with any registration of the Company’s securities that, upon the request of the managing underwriter of any underwritten offering of the Company’s securities (or, if there is no managing underwriter, the Company), it or he or she shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any capital stock of the Company (other than those that included in such registration) without the prior written consent of such managing underwriter for a period not to exceed ninety (90) days. The Company may impose stop transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of the lock-up period.

12. Transfer of Registration Rights.

The rights to cause the Company to register securities granted to the Holders of Registrable Securities pursuant to this Agreement may be transferred or assigned only to (i) an affiliate or immediate family member of a Holder of Registrable Securities or (ii) an immediate or remote transferee of the Holder of Registrable

Securities who, after such transfer, is the Holder of not less than 5% of the number of shares of Registrable Securities outstanding as of the date of this Agreement; provided that the transferee first agrees in writing to be bound by the terms of this Agreement.

13. Representations and Warranties of the Holder.

Each Stockholder Party by execution hereof acknowledges that the Registrable Securities that such Holder may be entitled to receive pursuant to the Merger Agreement are being offered and sold pursuant to an exemption from registration under the Securities Act, based in part upon the representations, warranties, covenants and agreements of the undersigned contained below. Accordingly, he Holder hereby represents and warrants to the Company as follows:

(a) The Holder both:

(i) either (A) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, or (B) is not a “U.S. person” as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act (the definitions of such terms pursuant to such Rule and Regulation are excerpted in Schedule I hereto); and

(ii) is acquiring the Registrable Securities for the undersigned’s own account (or in the case of the undersigned who is not a “U.S. Person” and otherwise is receiving the Registrable Securities pursuant to the requirements of Regulation S, for the undersigned’s own account or the account or benefit of any non-U.S. person), for investment purposes only, and not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein.

(b) The Holder has the capacity to protect his, her or its own interests in connection with the transactions contemplated by the Merger Agreement and is capable of evaluating the merits and risks of his, her or its investment in the Company. The Holder acknowledges that he, she or it must bear the economic risk of the investment in Registrable Securities indefinitely, unless the Registrable Securities are registered pursuant to the Securities Act or an exemption from registration is available, and that, subject to the terms and conditions of this Agreement, the Company has no obligation to register the Company common stock. The undersigned also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the undersigned to transfer all or any portion of the Registrable Securities under the circumstances, in the amounts or at the times the undersigned might propose.

(c) If the Holder is not a “U.S. person,” as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act, the Holder has satisfied himself, herself or itself as to the full observance of the laws of his, her or its jurisdiction in connection with the proposed issuance of the Registrable Securities pursuant to the Merger, and that the Company’s issuance of the Registrable Securities pursuant to the Merger will not violate any applicable securities or other laws of the Holder’s home jurisdiction.

(d) The undersigned acknowledges that the Registrable Securities to be received pursuant to the Merger Agreement will be “restricted securities,” as defined in Rule 144 promulgated under the Securities Act, and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement only subject to the satisfaction of certain conditions. The undersigned will comply with the Securities Act and the rules promulgated thereunder in connection with any sale, transfer, assignment or other disposition of any Registrable Securities.

14. Miscellaneous.

14.1 Waivers and Amendments.

(a) With the written consent of the Holders of a Majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the consent of the Company, when authorized by a majority of the Independent Members of the Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of Registrable Securities and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any wavier or supplemental agreement, without the consent of the Holders of all of the Registrable Securities.

(b) Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give prompt written notice thereof to the Holders of the Registrable Securities who have not previously consented thereto in writing.

(c) Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 14.1; provided, that in the case of the Company, that such change, waiver, discharge or termination has been approved by a majority of the Independent Members of the Board. Specifically, but without limiting the generality of the foregoing, the failure of any party hereunder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

14.2 Effect of Waiver or Amendment. Each Holder of Registrable Securities acknowledges that by operation of Section 14.1 hereof the Holders of a Majority of the Registrable securities will, subject to the limitations contained in Section 14.1(b), have the right and power to diminish or eliminate certain rights of such Holder under this Agreement.

14.3 Rights of Holders Inter Se. Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any Registrable Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder with respect to exercising or refraining from exercising any such right or rights.

14.4 Notices. All notices, requests or consents required or permitted under this Agreement shall be made in writing and shall be given to the other parties by personal delivery, registered or certified mail (with return receipt), overnight air courier (with receipt signature) or facsimile transmission (with “answerback” confirmation of transmission), sent to such party’s addresses or telecopy numbers as are set forth below such party’s signatures to this Agreement, or such other addresses or telecopy numbers of which the parties have given notice pursuant to this Section 14.4. Each such notice, request or consent shall be deemed effective upon the date of actual receipt, receipt signature or confirmation of transmission, as applicable (or if given by registered or certified mail, upon the earlier of (i) actual receipt or (ii) three days after deposit thereof in the United States mail (with respect to addresses within the United States) or ten (10) days after deposit thereof in the United States mail (with respect to addresses outside of the United States).

14.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

14.6 No Third Parties. Subject to Section 8 hereof, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement or, with respect to the Company, any successor thereto.

14.7 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

14.8 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of Delaware should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

14.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

14.10 Arbitration.

(a) Any and all disputes or controversies, whether of law or fact and of any nature whatsoever arising from or respecting this Agreement, shall be decided by binding arbitration in accordance with Title 9 of the United States Code and the Commercial Arbitration Rules of the American Arbitration Association (the “Association”). If the parties are unable to agree upon a single arbitrator, the arbitrator shall be a single, independent arbitrator selected by the Association.

(b) Arbitration shall take place at Los Angeles, California, or any other location mutually agreeable to the parties. The decision of the arbitrator shall be final and binding upon all parties hereto and all persons claiming under and through them and judgment thereon may be entered by any court of competent jurisdiction. The fees and expenses of the arbitrator shall be paid equally by the parties to such arbitration.

14.11 Rule 144. To the extent that the Company is subject to the filing and reporting requirements of the Securities Act and the Exchange Act, and so long as there are Registrable Securities outstanding, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements and with a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

14.12 Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter, including, without limitation, the rights and obligations of the Company, ABI and PSS under the terms of that certain First Amended Registration Rights Agreement, dated as of June 1, 1998, by and among the Company, Premier Purchasing Partners, L.P., ABI and certain Series A Investors set forth therein (except that the Investors’ obligations under any confidentiality agreement with the Company shall continue in full force and effect).

[signature page follows]

[REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

AMERICAN PHARMACEUTICAL PARTNERS, INC.

By:
Name:
Title:

Address:

Patrick Soon-Shiong

Address:

Stockholder Parties:

[to come]

Address for Notices

SCHEDULE I

DEFINITIONS

“Accredited Investor” (as defined in Rule 501) means any person who comes within any of the following categories, at the time of the sale of the securities to that person:

(1)	Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000;

(6)	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)	Any entity in which all of the equity owners are accredited investors.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Regulation S.

Annex E

PERSONAL AND CONFIDENTIAL

November 27, 2005

Special Committee of the Board of Directors

American Pharmaceutical Partners, Inc.

1501 East Woodfield Road, Suite 300 East

Schaumburg, IL 60173

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to American Pharmaceutical Partners, Inc. (the “Company”) of the Share Exchange Ratio (as defined below) determined pursuant to the Agreement and Plan of Merger, dated as of November 27, 2005 (the “Agreement”), by and among the Company, American BioScience, Inc. (“ABI”), Patrick Soon-Shiong (“PSS”) and other holders of ABI Common Stock named therein. Pursuant to the Agreement, ABI shall be merged with and into the Company (the “Merger”), each outstanding share of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company held by ABI will be cancelled, and each outstanding share of common stock, par value $0.001 per share (the “ABI Common Stock”), of ABI will be converted into the right to receive that number of shares of Company Common Stock equal to the Merger Consideration Number multiplied by the ABI Per Share Percentage (the “Share Exchange Ratio”). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors (the “Committee”) of the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We have received and expect to receive fees for our services in connection with the Transaction (depending upon the duration of our services and the occurrence of events specified in our engagement letter with you) and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We also may provide investment banking services to the Company, PSS and their respective affiliates in the future and we may receive compensation in connection with such services.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, PSS and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Corporate Governance Agreement; the Registration Rights Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four fiscal years ended December 31, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; audited financial statements of ABI for the five fiscal years ended December 31, 2004 and unaudited financial statements of ABI for the five months ended May 31, 2005; certain financial

E-1

Special Committee of the Board of Directors

American Pharmaceutical Partners, Inc.

November 27, 2005

analyses and forecasts for the Company and ABI prepared by the management of ABI; and certain financial analyses and forecasts for the Company prepared by its management and for ABI prepared by Strategic Decisions Group (“SDG”), in each case, reviewed, approved and adopted by the Committee ( the “Forecasts”). We also have held discussions with members of the senior managements of the Company and ABI regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and ABI. In addition, we have reviewed the reported price and trading activity for the shares of Company Common Stock, compared certain financial and stock market information for the Company and certain financial information for ABI with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the biotechnology and specialty pharmaceuticals industries specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the Forecasts were reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Special Committee. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or ABI or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion only addresses the fairness from a financial point of view of the Share Exchange Ratio to be paid pursuant to the Agreement, and we are not opining on the indemnification, commercial or other contractual terms contained in the Agreement, the Corporate Governance Agreement or the Registration Rights Agreement. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or ABI or on the expected benefits of the Transaction in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, nor are we expressing any opinion as to the prices at which shares of the Company Common Stock will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Committee in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to any action that any holder of the Company Common Stock should take with respect to such Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Share Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)

E-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in American Pharmaceutical Partners, Inc. Information Statement and to the incorporation by reference therein of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of American Pharmaceutical Partners, Inc., American Pharmaceutical Partners, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of American Pharmaceutical Partners, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 22, 2005 (except Note 18, as to which the date is July 15, 2005) with respect to the consolidated financial statements of American BioScience, Inc. at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, in the American Pharmaceutical Partners, Inc. Information Statement.

/s/    ERNST & YOUNG LLP

Chicago, Illinois

February 13, 2006